                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-85954



The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2002

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 13, 2002)


                          $934,730,000 (APPROXIMATE)

[J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                              JPMORGAN CHASE BANK
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                       LASALLE BANK NATIONAL ASSOCIATION
                             MORTGAGE LOAN SELLERS


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C2
                                ---------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2002-C2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 108 mortgage loans secured by first liens on 132 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2002-C2 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ---------------

              INITIAL CLASS      INITIAL     PASS-THROUGH     ASSUMED FINAL                            RATED FINAL
               CERTIFICATE    PASS-THROUGH       RATE          DISTRIBUTION          RATINGS          DISTRIBUTION
               BALANCE (1)        RATE        DESCRIPTION        DATE (2)       (MOODY'S/S&P) (3)         DATE
             --------------- -------------- -------------- ------------------- ------------------- ------------------
Class A-1 ..  $234,000,000           %         Fixed       January 12, 2012          Aaa/AAA       December 12, 2034
Class A-2 ..  $606,612,000           %         Fixed(8)    November 12, 2012         Aaa/AAA       December 12, 2034
Class B ....  $ 41,257,000           %         Fixed(8)    November 12, 2012          Aa2/AA       December 12, 2034
Class C ....  $ 10,314,000           %         Fixed(8)    November 12, 2012          Aa3/AA-      December 12, 2034
Class D ....  $ 28,364,000           %         Fixed(8)    November 12, 2012           A2/A        December 12, 2034
Class E ....  $ 14,183,000           %      Variable(7)    November 12, 2012           A3/A-       December 12, 2034

---------
(Footnotes to table on page S-6)

YOU SHOULD CAREFULLY CONSIDER      THE SECURITIES AND EXCHANGE COMMISSION AND
THE RISK FACTORS BEGINNING    STATE SECURITIES REGULATORS HAVE NOT APPROVED OR
ON PAGE S-28 OF THIS          DISAPPROVED OF THE OFFERED CERTIFICATES OR
PROSPECTUS SUPPLEMENT AND     DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE
PAGE 9 OF THE PROSPECTUS.     ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.
                              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
Neither the certificates nor  OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE
the underlying mortgage       SECURITIES CORP. WILL NOT LIST THE OFFERED
loans are insured or          CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY
guaranteed by any             AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
governmental agency or        ASSOCIATION.
instrumentality or any other
person or entity.

The certificates will
represent interests in the        THE UNDERWRITERS, J.P. MORGAN SECURITIES INC.,
trust fund only. They will    MERRILL LYNCH, PIERCE, FENNER & SMITH
not represent interests in    INCORPORATED, ABN AMRO INCORPORATED, BANC OF
or obligations of the         AMERICA SECURITIES LLC, GOLDMAN, SACHS & CO. AND
depositor, any of its         SALOMON SMITH BARNEY INC., WILL PURCHASE THE
affiliates or any other       OFFERED CERTIFICATES FROM J.P. MORGAN CHASE
entity.                       COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL
                              OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES,
                              PLUS, IN CERTAIN CASES, ACCRUED INTEREST,
                              DETERMINED AT THE TIME OF SALE. J.P. MORGAN
                              SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER &
                              SMITH INCORPORATED AND ABN AMRO INCORPORATED ARE
                              ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND
                              BANC OF AMERICA SECURITIES LLC, SALOMON SMITH
                              BARNEY INC. AND GOLDMAN, SACHS & CO. ARE ACTING AS
                              CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN
                              SECURITIES INC., AND MERRILL LYNCH, PIERCE, FENNER
                              & SMITH INCORPORATED ARE ACTING AS JOINT
                              BOOKRUNNERS SOLELY WITH RESPECT TO THE CLASS
                              CERTIFICATES. J.P. MORGAN SECURITIES INC., IS
                              ACTING AS SOLE BOOKRUNNER WITH RESPECT TO ALL
                              OTHER CLASSES OF OFFERED CERTIFICATES.


     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND THE EUROCLEAR SYSTEM IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT DECEMBER 10,
2002. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY   % OF THE INITIAL
CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM DECEMBER 1, 2002, BEFORE DEDUCTING EXPENSES PAYABLE BY US.



JPMORGAN                                                   MERRILL LYNCH & CO.
                             ABN AMRO INCORPORATED

BANC OF AMERICA SECURITIES LLC  GOLDMAN, SACHS & CO.  SALOMON SMITH BARNEY INC.

November   , 2002

[J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]

             J.P. MORGAN CHASE COMMERICAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2002-C2

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSES OF EDGAR FILING]

[MAP OF UNITED STATES]

CALIFORNIA
15 properties
$93,580,314
9.1% of total

WASHINGTON
2 properties
$24,062,570
2.3% of total

NEVADA
1 property
$5,382,226
0.5% of total

ARIZONA
2 properties
$16,579,887
1.6% of total

MONTANA
1 property
$2,897,079
0.3% of total

COLORADO
4 properties
$28,797,369
2.8% of total

SOUTH DAKOTA
1 property
$499,027
0.0% of total

NORTH DAKOTA
1 property
$2,202,632
0.2% of total

TEXAS
18 properties
$115,745,614
11.2% of total

IOWA
1 property
$6,697,852
0.6% of total

KANSAS
1 property
$4,353,633
0.4% of total

WISCONSIN
2 properties
$7,548,973
0.7% of total

ILLINOIS
8 properties
$97,887,477
9.5% of total

MISSISSIPPI
3 properties
$11,615,612
1.1% of total

INDIANA
4 properties
$33,740,783
3.3% of total

ALABAMA
2 properties
$11,478,739
1.1% of total

MICHIGAN
7 properties
$28,019,300
2.7% of total

TENNESSEE
5 properties
$14,749,873
1.4% of total

KENTUCKY
2 properties
$8,327,085
0.8% of total

OHIO
5 properties
$37,149,720
3.6% of total

PENNSYLVANIA
6 properties
$95,751,476
9.3% of total

GEORGIA
2 properties
$6,459,343
0.6% of total

MARYLAND
2 properties
$23,509,975
2.3% of total

NORTH CAROLINA
1 property
$7,991,882
0.8% of total

FLORIDA
14 properties
$85,632,327
8.3% of total

NEW YORK
12 properties
$111,452,703
10.8% of total

MASSACHUSETTS
3 properties
$112,705,889
10.9% of total

NEW JERSEY
4 properties
$23,836,863
2.3% of total

DELAWARE
1 property
$5,489,943
0.5% of total

VIRGINIA
1 property
$3,790,222
0.4% of total

SOUTH CAROLINA
1 property
$3,489,273
0.3% of total


[ ] (is less than) 1.0% of Cut-off Date Balance

[ ] 1.0% - 5.0% of Cut-off Date Balance

[ ] 5.1% - 10.0% of Cut-off Date Balance

[ ] (is greater than) 10.0% of Cut-off Date Balance

[PHOTOS OMITTED OF FOLLOWING PROPERTIES]



SIMON PORTFOLIO II              West Mifflin, PA / Orlando, FL / Longview, TX


75/101 FEDERAL STREET           Boston, MA


600 FIFTH AVE                   New York, NY

1400 LAKE SHORE DRIVE                       Chicago, IL


DEERFIELD VILLAGE                           Deerfield, IL


THE CAMEO APARTMENTS                        New York, NY


GREENWICH PARK APARTMENTS                   North Miami, FL


LONG ISLAND INDUSTRIAL PORTFOLIO II         Long Island, NY

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.


     This prospectus supplement begins with several introductory sections describing the Series 2002-C2 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2002-C2 certificates;


     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-C2 certificates and a description of the underlying mortgage loans; and


     Risk Factors, commencing on page S-28 of this prospectus supplement, which describe risks that apply to the Series 2002-C2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-166 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 109 of the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                     PAGE                                                          PAGE
                                                     ----                                                          ----
SUMMARY OF CERTIFICATES ..........................    S-6        Risks Relating to Prepayments and
SUMMARY OF TERMS .................................    S-7           Repurchases ................................   S-43
RISK FACTORS .....................................   S-28        Mortgage Loan Sellers May Not Be Able
   Geographic Concentration Entails Risks.........   S-28           to Make a Required Repurchase or
   Risks to the Mortgaged Properties                                Substitution of a Defective Mortgage
      Relating to Recent Terrorist Attacks .......   S-28           Loan .......................................   S-45
   Risks Relating to Loan Concentrations .........   S-29        Risks Relating to Enforceability of Yield
   Risks Relating to Enforceability of                              Maintenance Charges or Defeasance
      Cross-Collateralization ....................   S-30           Provisions .................................   S-45
   Ability to Incur Other Borrowings                             Risks Relating to Borrower Default ............   S-45
      Entails Risk ...............................   S-30        Risks Relating to Interest on Advances
   Borrower May Be Unable to Repay                                  and Special Servicing Compensation .........   S-46
      Remaining Principal Balance on                             Risks of Limited Liquidity and Market
      Maturity Date or Anticipated                                  Value ......................................   S-46
      Repayment Date .............................   S-32        Different Timing of Mortgage Loan
   Commercial and Multifamily Lending is                            Amortization Poses Certain Risks ...........   S-46
      Dependent Upon Net Operating                               Subordination of Subordinate Offered
      Income .....................................   S-32           Certificates ...............................   S-47
   Tenant Concentration Entails Risk .............   S-34        Environmental Risks Relating to the
   Certain Additional Risks Relating to                             Mortgaged Properties .......................   S-47
      Tenants ....................................   S-34        Tax Considerations Relating to
   Mortgaged Properties Leased to                                   Foreclosure ................................   S-48
      Multiple Tenants Also Have Risks ...........   S-35        Risks Associated with One Action Rules ........   S-48
   Tenant Bankruptcy Entails Risks ...............   S-35        Property Insurance May Not Be
   Mortgage Loans Are Nonrecourse and                               Sufficient .................................   S-48
      Are Not Insured or Guaranteed ..............   S-35        Zoning Compliance and Use Restrictions
   Retail Properties Have Special Risks ..........   S-35           May Adversely Affect Property Value ........   S-49
   Multifamily Properties Have Special                           Risks Relating to Costs of Compliance
      Risks ......................................   S-36           with Applicable Laws and
   Office Properties Have Special Risks ..........   S-37           Regulations ................................   S-50
   Industrial Properties Have Special Risks ......   S-37        No Reunderwriting of the Mortgage
   Manufactured Housing Communities                                 Loans ......................................   S-50
      Have Special Risks .........................   S-38        Litigation Could Adversely Affect the
   Lack of Skillful Property Management                             Mortgage Loans .............................   S-50
      Entails Risks ..............................   S-39        Risks Related to Book-Entry
   Some Mortgaged Properties May Not                                Registration ...............................   S-51
      Be Readily Convertible to Alternative                      Risks of Inspections Relating to
      Uses .......................................   S-39           Properties .................................   S-51
   Mortgage Loans Secured by Leasehold                           Other Risks ...................................   S-51
      Interests May Expose Investors to                       DESCRIPTION OF THE MORTGAGE POOL .................   S-52
      Greater Risks of Default and Loss ..........   S-39        General .......................................   S-52
   Limitations of Appraisals .....................   S-40        Top Ten Mortgage Loans ........................   S-55
   Your Lack of Control Over the Trust                              The Simon Portfolio II Pooled
      Fund Can Create Risks ......................   S-40             Component ................................   S-55
   Potential Conflicts of Interest ...............   S-41           75/101 Federal Street Loan .................   S-59
   Special Servicer May Be Directed to Take                         The ARC Portfolio A Loan ...................   S-61
      Actions ....................................   S-42           Long Island Industrial Portfolio II ........   S-62
   Bankruptcy Proceedings Entail Certain                            The Cameo Apartments .......................   S-65
      Risks ......................................   S-42           The 1400 Lake Shore Drive Loan .............   S-66

                                                 PAGE                                                      PAGE
                                                 ----                                                      ----
      600 Fifth Avenue ........................  S-67        Termination; Retirement of Certificates..... S-130
      Circuit City Distribution Center ........  S-68        The Trustee ................................ S-131
      The Deerfield Village Loan ..............  S-69     SERVICING OF THE MORTGAGE LOANS ............... S-132
      Greenwich Park Apartments ...............  S-71        General .................................... S-132
   ARD Loans ..................................  S-72        Directing Certificateholder ................ S-134
   Certain Terms and Conditions of the                       Limitation on Liability of Directing
      Mortgage Loans ..........................  S-72           Certificateholder ....................... S-136
   AB Mortgage Loans ..........................  S-77        The Master Servicer ........................ S-137
   Additional Mortgage Loan Information........  S-83        The Special Servicer ....................... S-137
   The Mortgage Loan Sellers ..................  S-91        Replacement of the Special Servicer ........ S-138
   JPMorgan Chase .............................  S-91        Servicing and Other Compensation and
   Merrill ....................................  S-92           Payment of Expenses ..................... S-138
   LaSalle ....................................  S-92        Maintenance of Insurance ................... S-141
   Underwriting Guidelines and Processes.......  S-92        Modifications, Waiver and
   Representations and Warranties;                              Amendments .............................. S-142
      Repurchases and Substitutions ...........  S-94        Realization Upon Defaulted Mortgage
   Repurchase or Substitution of                                Loans ................................... S-144
      Cross-Collateralized Mortgage Loans......  S-97        Inspections; Collection of Operating
   Lock Box Accounts ..........................  S-98           Information ............................. S-146
DESCRIPTION OF THE CERTIFICATES ...............  S-99        Certain Matters Regarding the Master
   General ....................................  S-99           Servicer, the Special Servicer and the
   Paying Agent, Certificate Registrar And                      Depositor ............................... S-147
      Authenticating Agent .................... S-101        Events of Default .......................... S-148
   Book-Entry Registration And Definitive                    Rights Upon Event of Default ............... S-149
      Certificates ............................ S-101        Amendment .................................. S-150
   Distributions .............................. S-103     YIELD AND MATURITY CONSIDERATIONS ............. S-152
   Allocation of Yield Maintenance                           Yield Considerations ....................... S-152
      Charges ................................. S-118        Weighted Average Life ...................... S-154
   Assumed Final Distribution Date; Rated                 CERTAIN FEDERAL INCOME TAX
      Final Distribution Date ................. S-118     CONSEQUENCES .................................. S-159
   Subordination; Allocation of Collateral                METHOD OF DISTRIBUTION ........................ S-161
      Support Deficit ......................... S-119     LEGAL MATTERS ................................. S-162
   Advances ................................... S-122     RATINGS ....................................... S-162
   Appraisal Reductions ....................... S-124     LEGAL INVESTMENT .............................. S-162
   Reports To Certificateholders; Certain                 ERISA CONSIDERATIONS .......................... S-163
      Available Information ................... S-126     INDEX OF PRINCIPAL DEFINITIONS ................ S-166
   Voting Rights .............................. S-129

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX B--CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D--SIMON PORTFOLIO II LOAN AMORTIZATION SCHEDULE

ANNEX E--75/101 FEDERAL STREET LOAN AMORTIZATION SCHEDULE

ANNEX F--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES


                      INITIAL CLASS
                       CERTIFICATE
                       BALANCE OR         APPROXIMATE   PASS-THROUGH
                        NOTIONAL             CREDIT         RATE
     CLASS             AMOUNT (1)         SUPPORT (4)    DESCRIPTION
--------------- ------------------------ ------------- --------------
Offered
Certificates
       A-1         $234,000,000              18.500%       Fixed
       A-2         $606,612,000              18.500%       Fixed(8)
        B           $41,257,000              14.500%       Fixed(8)
        C           $10,314,000              13.500%       Fixed(8)
        D           $28,364,000              10.750%       Fixed(8)
        E           $14,183,000               9.375%     Variable(7)
Non-Offered
  Certificates
       X-1       $1,031,425,660(6)             N/A       Variable(6)
       X-2         $986,526,000(6)             N/A       Variable(6)
        F           $19,339,000               7.500%     Variable(7)
        G           $12,893,000               6.250%     Variable(7)
        H           $15,471,000               4.750%       Fixed(8)
        J           $11,603,000               3.625%       Fixed(8)
        K            $3,868,000               3.250%       Fixed(8)
        L            $7,736,000               2.500%       Fixed(8)
        M            $3,868,000               2.125%       Fixed(8)
        N            $5,157,000               1.625%       Fixed(8)
        NR          $16,760,660                N/A         Fixed(8)



                                        INITIAL                         EXPECTED    PRINCIPAL OR
                   ASSUMED FINAL     PASS-THROUGH       WEIGHTED        RATINGS       NOTIONAL
                    DISTRIBUTION         RATE           AVERAGE        (MOODY'S/      PRINCIPAL
     CLASS            DATE (2)         (APPROX.)    LIFE (YRS.) (5)     S&P) (3)     WINDOW (5)
--------------- ------------------- -------------- ----------------- ------------- --------------
Offered
Certificates
       A-1       January 12, 2012            %            5.70           Aaa/AAA      1/03-1/12
       A-2      November 12, 2012            %            9.74           Aaa/AAA      1/12-11/12
        B       November 12, 2012            %            9.92           Aa2/AA     11/12 - 11/12
        C       November 12, 2012            %            9.92            Aa3/AA-   11/12 - 11/12
        D       November 12, 2012            %            9.92             A2/A     11/12 - 11/12
        E       November 12, 2012            %            9.92             A3/A-    11/12 - 11/12
Non-Offered
  Certificates
       X-1             N/A                   %(6)         N/A            Aaa/AAA         N/A
       X-2             N/A                   %(6)         N/A            Aaa/AAA         N/A
        F              N/A                   %            N/A            Baa2/BBB        N/A
        G              N/A                   %            N/A            Baa3/BBB-       N/A
        H              N/A                   %            N/A             Ba1/BB+        N/A
        J              N/A                   %            N/A             Ba2/BB         N/A
        K              N/A                   %            N/A             Ba3/BB-        N/A
        L              N/A                   %            N/A              B1/B+         N/A
        M              N/A                   %            N/A              B2/B          N/A
        N              N/A                   %            N/A              B3/B-         N/A
        NR             N/A                   %            N/A              NR/NR         N/A

--------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is December 12, 2034. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(3) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4) The credit support percentages set forth for the Class A-1 and Class A-2 certificates are represented in the aggregate.

(5) The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(6) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(7) The pass-through rate applicable to the Class E, Class F and Class G certificates on each distribution date will in each case be equal to the weighted average of the net mortgage rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus %, % and %, respectively, per annum.

(8) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class A-2, Class B, Class C, Class D, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate (in the case of the Simon Portfolio II loan, the interest rate on its senior component only).

     The Class R, Class LR and Class SP certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, Merrill Lynch Mortgage Lending,
                                 Inc., a Delaware corporation and LaSalle Bank
                                 National Association, a national banking association. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters.
                                 Merrill Lynch Mortgage Lending, Inc. is an affiliate of Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated, one of the underwriters.
                                 LaSalle Bank National Association is also acting as the paying agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this prospectus supplement.


                                           SELLERS OF THE MORTGAGE LOANS





                                               AGGREGATE
                                  NUMBER       PRINCIPAL        % OF
                                    OF         BALANCE OF      INITIAL
                                 MORTGAGE       MORTGAGE        POOL
             SELLER                LOANS         LOANS         BALANCE
------------------------------- ---------- ----------------- ----------
  Merrill Lynch Mortgage
  Lending, Inc. ...............      37    $  409,957,461        39.7%
  JPMorgan Chase Bank .........      32       391,505,614        38.0
  LaSalle Bank National
  Association .................      39       229,962,586        22.3
                                     --    --------------       -----
  Total .......................     108    $1,031,425,660       100.0%
                                    ===    ==============       =====

Master Servicer...............   Wachovia Bank, National Association, a
                                 national banking association. The master servicer's principal address is NC 1075, 8739
                                 Research Drive URP4, Charlotte, North Carolina
                                 28288. Wachovia Bank, National Association will act as the initial master servicer with respect to the mortgage loans, subject to the discussion under "Description of the Mortgage Pool--AB
                                 Mortgage Loans--75/101 Federal Street Loan".
                                 See "Servicing of the Mortgage Loans--The
                                 Master Servicer" in this prospectus
                                 supplement.

Special Servicer..............   ARCap Special Servicing, Inc., a Delaware
                                 corporation. The special servicer's principal address is 5605 North MacArthur Boulevard,
                                 Suite 950, Irving, Texas 75038. ARCap Special
                                 Servicing, Inc. will act as the initial special servicer with respect to the mortgage loans, subject to the discussion under "Description of the Mortgage Pool--AB Mortgage Loans--75/101
                                 Federal Street Loan". The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association, with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,
                                 Maryland 21045-1951. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2002-C2, and its telephone number is (312) 904-0648. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.


75/101 Federal Street Servicer,
Special Servicer and Other
Noteholder....................   The mortgage loan secured by the mortgaged
                                 real property identified on Annex A-1 to this prospectus supplement as 75/101 Federal Street, and referred to in this prospectus supplement as the 75/101 Federal Street loan, which mortgage loan has an unpaid principal balance of approximately $99,880,850 and represents
                                 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a companion loan, the 75/101 Federal Street companion loan, both of which mortgage loans are secured by a single mortgage instrument on a mortgaged real property. The 75/101 Federal
                                 Street companion loan has an unpaid principal balance of approximately $24,970,213, and has been securitized in another commercial mortgage securitization. Prior to a monetary or a material non-monetary event of default that results in a transfer to special servicing, the 75/101 Federal Street loan in this trust will be entitled to receive payments of principal and interest on a pro rata basis with the 75/101 Federal Street companion loan; and, subsequent to a monetary or a material non-monetary event of default that results in a transfer to special servicing, the 75/101 Federal Street loan in the trust will be senior in right of payment to the 75/101 Federal Street companion loan for so long as the event of default exists.
                                 See "Description of the Mortgage Pool--AB
                                 Mortgage Loans" in this prospectus supplement.
                                 The related intercreditor agreement generally provides that both the 75/101 Federal Street loan and its related companion loan will be serviced and administered pursuant to an existing servicing agreement, which generally provides for servicing arrangements that are similar to, but not identical to, those under the Series 2002-C2 pooling and servicing agreement. The servicer and special servicer for the 75/101 Federal Street loan and its related companion loan is Pacific Life
                                 Insurance Company, a California corporation, pursuant to the 75/101 Federal Street servicing agreement.

                                 References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the Series 2002-C2 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in December 2002 or, with respect to those mortgage loans that have their first due date after December 2002, December 1, 2002.

Closing Date..................   On or about December 10, 2002.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in January
                                 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.


                              OFFERED SECURITIES

General.......................   We are offering the following six classes of
                                 commercial mortgage pass-through certificates as part of Series 2002-C2:

                                  o Class A-1

                                  o Class A-2

                                  o Class B

                                  o Class C

                                  o Class D

                                  o Class E

                                 Series 2002-C2 will consist of a total of 22 classes, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class NR, Class
                                 X-1, Class X-2, Class SP-1, Class SP-2, Class SP-3, Class R and Class LR.

                                 The Series 2002-C2 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 108 mortgage loans secured by first liens on 132 commercial, multifamily and manufactured housing community properties.

                                 The Class SP certificates will represent the interest in one of the two components of a single mortgage loan, the Simon Portfolio II loan, that will not be pooled with the other mortgage loans. The other component in the Simon Portfolio II loan will be pooled with all the other mortgage loans and, together with the other mortgage loans, will back the other classes of certificates. See "Description of the Certificates-- Distributions--Class SP

                                 Certificates and the Simon Portfolio II Loan" in this prospectus supplement.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .....................   $234,000,000
                                 Class A-2 .....................   $606,612,000
                                 Class B .......................   $ 41,257,000
                                 Class C .......................   $ 10,314,000
                                 Class D .......................   $ 28,364,000
                                 Class E .......................   $ 14,183,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class:

                                  Class A-1 ....................            %
                                  Class A-2 ....................            %(1)
                                  Class B ......................            %(1)
                                  Class C ......................            %(1)
                                  Class D ......................            %(1)
                                  Class E ......................            %(2)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).
                                 (2)   The rate shown is the initial
                                       pass-through rate. The pass-through rate applicable to the Class E certificates on each distribution date, will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) less
                                         %.

B.  Interest Rate
    Calculation Convention....   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass-through rates on the Class X-1, Class X-2, Class A-2, Class
                                 B, Class C, Class D, Class E and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. All of the mortgage loans accrue interest based on an actual/360 basis. The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month in accordance with the related mortgage loan documents, subject to certain adjustments as described in "Description of the Certificates--
                                 Distributions--Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates--Distributions--Pass-Through
                                 Rates" and "Description of the Certificates--
                                 Distributions--Interest Distribution Amount" in this prospectus supplement.


DISTRIBUTIONS


A.  Amount and Order of
    Distributions.............   On each distribution date, funds available
                                 for distribution from the mortgage loans (other than amounts payable to the Class SP certificates with respect to the Simon
                                 Portfolio II loan), net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class X-1 and
                                 Class X-2 certificates: To interest on Class
                                 A-1, Class A-2, Class X-1 and Class X-2
                                 certificates, pro rata, in accordance with their interest entitlements.

                                 Second/Class A-1 and Class A-2 certificates:
                                 To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in sequential order, until each of those classes has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1 and Class A-2 certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1 and Class A-2 certificates, pro rata, rather than sequentially.

                                 Third/Class A-1 and Class A-2 certificates: To reimburse Class A-1 and Class A-2 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                 Fourth/Class B certificates: To Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1 and Class A-2 certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                                 On each distribution date, holders of the Class SP certificates will only be entitled to distribution amounts relating to the Simon Portfolio II loan. See "Descriptions of the Certificates--Distributions--Class SP
                                 Certificates and the Simon Portfolio II Loan" in this prospectus supplement.


B. Interest and Principal
   Entitlements...............   description of each class's interest
                                 entitlement can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance
   Charges....................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2002-C2 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to any class of Class SP certificates (other than mortgage loan losses on the Simon Portfolio II loan) or the Class R or Class LR certificates. Mortgage loan losses that are realized on the Simon Portfolio
                                 II loan will be allocated to the classes of Class SP certificates, to the extent of the certificate balance of the Class SP certificates, before being allocated to any other class of certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.

                                                ------------------------------

                                                    Class A-1, Class A-2,
                                                   Class X-1* and Class X-2*

                                                ------------------------------

                                                ------------------------------

                                                            Class B

                                                ------------------------------

                                                ------------------------------

                                                            Class C

                                                ------------------------------

                                                ------------------------------

                                                            Class D

                                                ------------------------------

                                                ------------------------------

                                                            Class E

                                                ------------------------------

                                                ------------------------------

                                                           Non-offered
                                                           certificates**

                                                ------------------------------


                                 ------------
                                 *     Not offered by this prospectus
                                       supplement. The Class X-1 and Class X-2
                                       certificates are interest-only
                                       certificates.


                                 **    Other than the Class X-1 and Class X-2
                                       certificates. The Class SP certificates
                                       will be subordinate only to the offered
                                       certificates with respect to payments
                                       and other collections received on the
                                       Simon Portfolio II loan.



                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.
E. Shortfalls in
   Available Funds.............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 (including a mortgage loan payment on the non-pooled component of the Simon Portfolio II loan) if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. The master servicer also is not required to advance amounts determined to be non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance.
                                 See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

                                 Furthermore, with respect to the 75/101
                                 Federal Street loan, advances of delinquent periodic mortgage loan payments will be made by the servicer under the 75/101 Federal Street servicing agreement. The amount of those advances may be reduced based on an appraisal performed by the 75/101 Federal Street servicer under, and in accordance with, the related servicing agreement, which reduction will be calculated with respect to the 75/101 Federal Street loan in a manner similar but not identical to the calculation described in this prospectus supplement. These advances will be made on generally the same terms and conditions as described above, in accordance with the terms of the 75/101 Federal Street servicing agreement. If the servicer under the 75/101 Federal Street servicing agreement fails to make an advance for a delinquent periodic mortgage loan payment, the master servicer for the Series 2002-C2 transaction and, if it fails to do so, the trustee for the Series 2002-C2 transaction, will be required to make an advance of the delinquent periodic mortgage loan payment with respect to the 75/101 Federal Street loan unless the 75/101 Federal Street servicer has determined that such advance would not be recoverable from collections in respect of the 75/101 Federal Street loan pair. See "Description of the Certificates--Advances" in this prospectus supplement.


B. Property Protection
   Advances...................   The master servicer may be required, and the
                                 special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement.

                                 The 75/101 Federal Street servicer may be required to make property protection advances with respect to the 75/101 Federal Street loan pair on terms similar to those described above. If the 75/101 Federal Street servicer fails to make a required advance of this type, the master servicer for the Series 2002-C2 transaction and, if it fails to do so, the trustee for the Series 2002-C2 transaction, is required to make this advance.

C.  Interest on Advances......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street
                                 Journal as described in this prospectus
                                 supplement, compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--
                                 Advances" and "--Subordination; Allocation of
                                 Collateral Support Deficit" in this prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.

                                 The servicer of the 75/101 Federal Street loan pair will be similarly entitled to interest on advances.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 108 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 132 commercial, multifamily and manufactured housing community properties.

                                 The aggregate principal balance of the Simon
                                 Portfolio II loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $138,757,044. The non-pooled component is represented by the Class SP certificates, which are not being offered by this prospectus supplement. Only the pooled component (with an outstanding principal balance as of the cut-off date of $119,191,303) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" in this prospectus supplement. All principal and interest collections on the Simon Portfolio II loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.


                                 For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Simon Portfolio II loan. Generally, the exclusion of the non-pooled component of the Simon Portfolio II loan decreases the loan-to-value ratio and increases the debt service coverage ratio of, and decreases the percentage of the aggregate principal balance of the mortgage loans, represented by, the Simon Portfolio II loan indicated in such statistical information because that information is based only on the pooled component of the Simon Portfolio II loan. References to the original principal balance of the pooled component of the Simon Portfolio II loan are references to the principal balance of that mortgage loan as of the origination date, less the principal balance of the non-pooled component, as of that date. The mortgage loans will have the following approximate characteristics as of the cut-off date:

                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

Aggregate outstanding principal balance (1) ...............................             $1,031,425,660
Number of mortgage loans ..................................................                        108
Number of mortgaged properties ............................................                        132
Number of crossed loan pools ..............................................                          2
Crossed loan pools as a percentage of the aggregate outstanding
 principal balance ........................................................                       1.4%
Range of mortgage loan principal balances ................................. $1,142,479 to $119,191,303
Average mortgage loan principal balance ...................................                 $9,550,238
Range of mortgage rates ...................................................         4.8593% to 9.0200%
Weighted average mortgage rate ............................................                    6.3894%
Range of original terms to maturity (2) ...................................    60 months to 240 months
Weighted average original term to maturity (2) ............................                 120 months
Range of remaining terms to maturity (2) ..................................    57 months to 239 months
Weighted average remaining term to
 maturity (2) .............................................................                 116 months
Range of original amortization terms (3) ..................................   120 months to 369 months
Weighted average original amortization term (3) ...........................                 349 months
Range of remaining amortization terms (3) .................................   119 months to 368 months
Weighted average remaining amortization
 term (3) .................................................................                 345 months
Range of loan-to-value ratios (4)(5) ......................................             16.5% to 80.2%
Weighted average loan-to-value ratio (4)(5) ...............................                      66.3%
Range of loan-to-value ratios as of the maturity date (2)(5) ..............                0% to 75.5%
Weighted average loan-to-value ratio as of the maturity date (2)(5) .......                      55.8%
Range of debt service coverage ratios(6) ..................................             1.20x to 6.19x
Weighted average debt service coverage ratio (6) ..........................                      1.72x
Percentage of aggregate outstanding principal balance consisting of:
 Anticipated repayment dates mortgage loans ...............................                      16.0%
 Balloon mortgage loans (7) ...............................................                      83.1%
 Interest-only balloon mortgage loans .....................................                       0.2%
 Fully amortizing mortgage loans ..........................................                       0.7%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of 12 mortgage loans, to or as of the anticipated repayment date.

(3)   Excludes the interest-only mortgage loan.

(4) For purposes of determining the loan-to-value ratios as of the cut-off date for 3 mortgage loans (identified as Loan Nos. 27, 51 and 53 on Annex A to this prospectus supplement), representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain income levels by the related mortgaged properties.

(5) The collateral securing the 600 Fifth Avenue mortgage loan does not include the improvements constructed on the mortgaged property. The loan-to-value ratios for the 600 Fifth Avenue mortgage loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The value of the mortgaged property without the improvements as indicated in the appraisal is $52,800,000 and the related cut-off date loan-to-value and balloon loan-to-value ratio are 47.3% and 39.2%, respectively.

(6) The collateral securing the 600 Fifth Avenue mortgage loan does not include the improvements constructed on the related mortgaged property . For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue mortgage loan, the underwritten net cash flow includes the cash flow generated from the improvements on the mortgaged property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x. For purposes of caculating the debt service coverage ratio for the ARC Portfolio A mortgage loan, the annual debt service is calculated based upon 7.3500% mortgage rate plus 0.04% servicing fee rate paid by the related borrower.


(7) Excludes the mortgage loans with anticipated repayment dates and the interest-only mortgage loan.

                                 The mortgage loans accrue interest on an actual/360 basis. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                                  AMORTIZATION TYPES




                                              AGGREGATE
                               NUMBER         PRINCIPAL        % OF
                                 OF           BALANCE OF      INITIAL
                              MORTGAGE         MORTGAGE        POOL
   TYPE OF AMORTIZATION         LOANS           LOANS         BALANCE
--------------------------   ----------   ----------------- ----------
  Balloon mortgage
    loans(1) .............        93       $  856,894,699       83.1%
  ARD mortgage
    loans ................        12          165,108,932       16.0
  Fully amortizing
    mortgage loans .......         2            7,322,029        0.7
  Interest-only
    mortgage loan ........         1            2,100,000        0.2
                                 ---       --------------      -----
  Total ..................       108       $1,031,425,660      100.0%
                                 ===       ==============      =====

                                 ----------

                                 (1)   Excludes the mortgage loans with
                                       anticipated repayment dates, and the
                                       mortgage loan which pays interest-only.



                                 Twelve (12) mortgage loans, representing approximately 16.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will generally be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will generally be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms of these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans".

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and

                                 Conditions of the Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                                          OVERVIEW OF PREPAYMENT PROTECTION




                                                AGGREGATE
                                   NUMBER       PRINCIPAL        % OF
                                     OF         BALANCE OF      INITIAL
                                  MORTGAGE       MORTGAGE        POOL
      PREPAYMENT PROTECTION         LOANS         LOANS         BALANCE
-------------------------------- ---------- ----------------- ----------
  Lockout with defeasance            107    $1,009,573,554        97.9%
  Lockout period followed
    by yield maintenance .......       1        21,852,106         2.1
                                     ---    --------------       -----
  Total ........................     108    $1,031,425,660       100.0%
                                     ===    ==============       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or anticipated repayment date as follows:

                                              PREPAYMENT OPEN PERIODS




                                        AGGREGATE
                           NUMBER       PRINCIPAL        % OF
                             OF         BALANCE OF      INITIAL
                          MORTGAGE       MORTGAGE        POOL
 OPEN PERIOD (PAYMENTS)     LOANS         LOANS         BALANCE
------------------------ ---------- ----------------- ----------
  1 ....................       1    $   45,531,431         4.4%
  2 ....................       6        69,473,874         6.7
  3 ....................      45       289,185,580        28.0
  4 ....................      51       568,839,655        55.2
  7 ....................       1        21,852,106         2.1
  13 ...................       3        32,202,429         3.1
  25 ...................       1         4,340,585         0.4
                             ---    --------------       -----
  TOTAL ................     108    $1,031,425,660       100.0%
                             ===    ==============       =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                                    CURRENT USES OF THE MORTGAGED PROPERTIES




                                            AGGREGATE
                              NUMBER        PRINCIPAL        % OF
                                OF          BALANCE OF      INITIAL
                             MORTGAGE        MORTGAGE        POOL
        CURRENT USE         PROPERTIES        LOANS         BALANCE
-------------------------- ------------ ----------------- ----------
  Retail .................       35     $  299,006,460        29.0%
  Multifamily(1) .........       41        280,223,109        27.2
  Office .................       10        196,367,865        19.0
  Industrial .............       18        149,769,396        14.5
  Manufactured Housing
    Community ............       19         74,070,708         7.2
  Self Storage ...........        7         22,393,191         2.2
  Theater ................        2          9,594,931         0.9
                                ---     --------------       -----
  Total ..................      132     $1,031,425,660       100.0%
                                ===     ==============       =====

                                 ----------
                                 (1)   Includes 1 mortgage loan, representing
                                       approximately 2.2% of the aggregate
                                       principal balance of the mortgage loans
                                       as of the cut-off date which is
                                       multifamily/mixed use.


                                 The mortgaged properties are located in 31 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

                                              GEOGRAPHIC DISTRIBUTION (1)




                                           AGGREGATE
                             NUMBER        PRINCIPAL        % OF
                               OF          BALANCE OF      INITIAL
                            MORTGAGE        MORTGAGE        POOL
          STATE            PROPERTIES        LOANS         BALANCE
------------------------- ------------ ----------------- ----------
  Texas .................       18      $  115,745,614       11.2%
  Massachusetts .........        3         112,705,889       10.9
  New York ..............       12         111,452,703       10.8
  Illinois ..............        8          97,887,477        9.5
  California ............       15          93,580,314        9.1
  Pennsylvania ..........        6          95,751,476        9.3
  Florida ...............       14          85,632,327        8.3
  Other States ..........       56         318,669,861       30.9
                               ---      --------------      -----
  Total .................      132      $1,031,425,660      100.0%
                               ===      ==============      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

AB Mortgage Loans.............   Two (2) of the mortgage loans, the loan
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus supplement as the Long Island Industrial
                                 Portfolio II and the 75/101 Federal Street loan, representing approximately 3.8% and 9.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are, in each case, evidenced by one of two notes secured by a single mortgage and a single assignment of a lease, with the second companion loan not being part of the trust fund. Such mortgage loans, each an AB loan, and their related companion loans are subject to intercreditor agreements. The related intercreditor agreements generally allocate collections in respect of such loans prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the related intercreditor agreements generally allocate collections in respect of such loans first to the mortgage loan in the trust fund and second to the related companion loan. The master servicer and special servicer for the series 2002-C2 will service and administer the Long Island Industrial
                                 Portfolio II loan and its related companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as it is part of the trust fund. Pacific Life Insurance Company will act as the servicer and special servicer for the 75/101 Federal Street loan and its related companion loan pursuant to the 75/101
                                 Federal Street servicing agreement and the related intercreditor agreement for so long as it is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the related companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The holder of the Long Island Industrial
                                 Portfolio II companion loan will have the right to purchase the Long Island Industrial Portfolio II loan, and the holder of the 75/101 Federal Street companion loan will have the right to purchase the 75/101 Federal Street loan, in each case under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.


Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                  o Bloomberg, L.P., Trepp, LLC, Standard &
                                    Poor's Conquest and Intex.

                                  o the paying agent's website at
                                    www.etrustee.net.

                                 In addition, certain information may be
                                 available via the master servicer's website at www.wachovia.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans
                                 (including the non-pooled component of the Simon Portfolio II loan) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans
                                 (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs--a lower-tier REMIC, an upper-tier REMIC and a Simon Portfolio II loan
                                 REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes.
                                 In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    the regular interests represented by your certificates using the accrual method of accounting.

                                  o One or more classes of offered certificates
                                    may be issued with original issue discount.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The Class A-1, Class A-2, Class B and Class C
                                 certificates will constitute "mortgage related securities" within the meaning of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:

                                                         MOODY'S      S&P
                                                        ---------   ------
                                 Class A-1 ..........      Aaa        AAA
                                 Class A-2 ..........      Aaa        AAA
                                 Class B ............      Aa2        AA
                                 Class C ............      Aa3        AA-
                                 Class D ............       A2         A
                                 Class E ............       A3         A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, Massachusetts, New York, Illinois, California, Pennsylvania and Florida represent approximately 11.2%, 10.9%, 10.8%, 9.5%, 9.5%, 9.3% and 8.3%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to the mortgaged properties located in California, 10 of the mortgaged properties representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California, and 6 of the mortgaged properties representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernadino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001, suggest the possibility of an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement.

    o The 2 largest mortgage loans represent, in the aggregate, approximately 21.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o The 10 largest mortgage loans represent, in the aggregate, approximately 43.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents no more than 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                                                        AGGREGATE
                                                                    PRINCIPAL BALANCE
                                            NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
              PROPERTY TYPE                      PROPERTIES               LOANS          POOL BALANCE
----------------------------------------   ---------------------   ------------------   -------------
Retail .................................            35                $299,006,460           29.0%
Multifamily ............................            41                 280,223,109           27.2
Office .................................            10                 196,367,865           19.0
Industrial .............................            18                 149,769,396           14.5
Manufactured Housing Community .........            19                  74,070,708            7.2

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o Seven (7) groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represents more than 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o One (1) group of mortgage loans, comprised of 2 mortgage loans that are cross-collateralized and cross-defaulted, represents, in the aggregate, approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o Five (5) mortgage loans, representing approximately 21.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities". In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 4 of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A to this prospectus supplement, 1 group comprised of 2 mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans (which represent approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date). See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Although the companion loans related to the 2 mortgage loans with related companion loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result; and

    o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" and "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment dates involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     One hundred six (106) of the mortgage loans, representing approximately 99.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest-only until maturity. Ninety-three (93) of these mortgage loans, representing approximately 83.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and 12 of these mortgage loans, representing approximately 16.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. Eighty-nine (89) of the mortgage loans, representing approximately 86.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2012.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences; and

    o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 23 mortgage loans, representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. For example, 6 of the single-tenant mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Walgreens. In addition, 3 of the single-tenant mortgage loans, representing approximately 0.8% of the mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Eckerd. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. In addition, 2 of the single-tenant mortgage loans, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are operated as theaters. These properties are exposed to certain unique risks. In prior years, the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" below. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o tenants were unwilling or unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 33 of the mortgage loans representing approximately 29.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Twenty-five (25) of the mortgage properties, representing approximately 13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant", and 2 of the mortgage properties, representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be a "regional mall." Four
(4) of the mortgage properties, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." Four (4) of the mortgage properties, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the mortgaged property securing 2 mortgage loans (representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. See "--Tenant Concentration Entails Risk" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 39 of the mortgage loans, representing approximately 27.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, appearance and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 10 of the mortgage loans representing approximately 19.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the desirability of the area as a business location; and

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 12 of the mortgage loans representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 9 of the mortgage loans representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing community properties;

    o apartment buildings; and

    o site-built single family homes.

     Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community property;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities it provides;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Mortgaged properties that have been designated as a historic site, such as the mortgaged property which is identified on Annex A to this prospectus supplement as 1400 Lake Shore Drive, which secures a mortgage loan which represents approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, may not be permitted to be converted to alternative uses. In addition, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 1 of the mortgage loans, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

     One of the mortgage loans is being serviced and administered pursuant to a separate servicing arrangement in connection with the securitization of a companion mortgage loan that is secured by the same mortgage instrument that secures the mortgage loan; therefore, you will have limited ability to control the servicing of that mortgage loan and parties with control over the servicing of that mortgage loan may have interests that conflict with your interests.

     The 75/101 Federal Street loan, which mortgage loan has an unpaid principal balance of $99,880,850 and represents approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a companion loan, the 75/101 Federal Street companion loan, both of which are secured by a single mortgage instrument on that mortgaged real property. The 75/101 Federal Street companion loan, which has an unpaid principal balance of $24,970,213, has been separately securitized in another commercial mortgage backed transaction. Both loans are being serviced and administered pursuant to a separate servicing agreement, which provides for servicing arrangements that are similar but not identical to those under the Series 2002-C2 pooling and servicing agreement. Until the principal balance (taking into account any appraisal reduction amount) of the 75/101 Federal Street companion loan is less than 25% of its original principal balance, neither the Series 2002-C2 certificateholders nor the trustee on their behalf will have any right to replace any party servicing the 75/101 Federal Street loan (except in the case of certain defaults by a servicer or special servicer under the servicing agreement relating to the 75/101 Federal Street loan pair, whereby the trustee as holder of the 75/101 Federal Street loan (or the master servicer if such right is delegated to the master servicer) has the right to terminate such servicer or special servicer). The master servicer and special servicer under the Series 2002-C2 pooling and servicing agreement may not independently exercise remedies following a default with respect to the 75/101 Federal Street loan, and the servicing parties under the servicing agreement have authority to exercise any and all rights and take all actions with respect to the 75/101 Federal Street loan. In addition, the legal and/or beneficial owners of the 75/101 Federal Street companion loan, some of whom have certain rights under the 75/101 Federal Street servicing agreement that affect the 75/101 Federal Street loan, including the right to advise the special servicer for the 75/101 Federal Street loan pair in respect of some of the above-referenced rights and actions in respect of the 75/101 Federal Street loan pair, may have interests that conflict with your interests. See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan".

     In the event that the 75/101 Federal Street loan pair become specially serviced loans and any monthly payment is at least 60 days delinquent under the 75/101 Federal Street loan documents, the servicing agreement provides for a purchase option of the 75/101 Federal Street loan pair that is exercisable by certain legal and/or beneficial owners of the 75/101 Federal Street companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement and also "--Potential Conflicts of Interest" below.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2002-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2002-C2 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-C2 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     The 75/101 Federal Street servicing agreement provides for the servicing of the 75/101 Federal Street loan pair in accordance with a servicing standard similar to that described above. However, Pacific Life Insurance Company, the servicer and special servicer under the 75/101

Federal Street servicing agreement, is also the beneficial owner of the Certificates representing the beneficial ownership interest in 75/101 Federal Street companion loan. Therefore, the servicing of the 75/101 Federal Street loan pair will be subject to the potential conflicts of interest described above that may arise when a servicer owns an interest in the loans it is servicing, in addition to the other potential conflicts described above.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Simon Portfolio II operating advisor (provided no change of control event has occurred or is continuing), take actions with respect to the Simon Portfolio II loan (identified as loan number 1 on Annex A attached to this prospectus supplement) that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the Simon Portfolio II operating advisor will be designated by certain holders of the Class SP certificates, either of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the Simon Portfolio II operating advisor, as applicable, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The pass-through rate on the Class E certificates is based on the WAC Rate of the mortgage loans, and will be affected by disproportionate principal payments on the mortgage loans. Because certain mortgage loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such class of certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yield on the Class A-2, Class B, Class C and Class D certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 4 mortgage loans representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 6 months to 12 months prior to the stated maturity date and 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without a yield maintenance charge at any time after the date that is 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Except with respect to certain of the mortgage loans sold to the depositor by LaSalle Bank National Association, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" below.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments prior to the time of origination of the mortgage loans (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     The Simon Portfolio II loan and the Long Island Industrial Portfolio II loan have certain environmental concerns described in "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" and "--Long Island Industrial Portfolio II" in this prospectus supplement.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

     Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the Simon Portfolio II REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the Simon Portfolio II REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delays and expenses in foreclosing on mortgaged properties located in states affected by "one action" rules. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which in some cases is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 11.2%, 9.1% and 8.3% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the terrorist attacks in New York City and the Washington, D.C. area on September 11, 2001, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In response to market uncertainties from a lack of terrorism risk insurance coverage, the United States House of Representatives and the United States Senate each passed legislation relating to terrorism insurance. Before becoming law, the two bills must be reconciled in conference and signed by the President, but the bills contain significant differences. The legislation passed by the United States House of Representatives would create a federal program to lend insurers money to cover losses from future terrorist attacks while the legislation passed by the United States Senate would provide direct government reinsurance of terrorism-related losses. The bills also differ on key triggers as to when the programs would apply and on tort reform issues. In the event that such legislation is not enacted into law, insurance coverage for terrorism-related losses may not be available at commercially reasonable prices. Even if such legislation is passed, it is not clear that all potential terrorism-related losses would be covered. In the event such losses are not covered by standard casualty insurance policies, the mortgage loan documents may not specifically require the borrowers to obtain coverage for acts of terrorism. The mortgage loan documents for some mortgage loans, such as the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as the 1400 Lake Shore Drive, which represents approximately 2.5% of the aggregate principal balance of the mortgage loans as of the cut-off date, expressly do not require coverage for terrorism-related losses.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or

"legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment. With respect to one mortgage loan, representing approximately 1.5% of the aggregate principal balance of the mortgage loans as of the cut-off date, the mortgagor has been named as one of the defendants in a lawsuit filed in September 2002, in which the plaintiffs are seeking to declare that certain transfers including the transfer to the mortgagor of the property securing such mortgage loan are void. We cannot assure you as to the outcome of such litigation or the ownership of, or status of any liens on, the mortgaged property securing such mortgage loan. Notwithstanding, in connection with the origination of such mortgage loan, the originator received a mortgage title insurance policy either containing an endorsement insuring against losses from the exercise of creditors' rights or not containing an exclusion from coverage for losses resulting from the exercise of creditors' rights, in the amount of the initial principal balance of such mortgage loan, insuring that the related mortgage creates a valid first priority lien on the mortgaged property, subject to typical permitted encumbrances, in favor of the mortgagee and its successors and assigns. The related mortgage loan seller has informed the depositor that it expects that any failure of the lien of such mortgage due to such litigation should be covered by such title insurance policy.

RISKS RELATED TO BOOK-ENTRY REGISTRATION


     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties prior to the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented herein (including cut-off date balances, loan-to-value ratios and debt service coverage ratios (each, a "DSCR") with respect to the mortgage loan with a companion loan is calculated without regard to the related companion loan. The trust will consist primarily of 108 mortgage loans secured by 132 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,031,425,660 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date (excluding the Simon Portfolio II Non-Pooled Component), after application of all payments due on or before that date, whether or not received. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and DSCRs) with respect to the Simon Portfolio II Loan is calculated without regard to the Simon Portfolio II Non-Pooled Component. See "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" in this prospectus supplement. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

       (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties; and

       (2) with respect to 1 mortgage loan (as identified on Annex A to this prospectus supplement), representing approximately 2.1% of the Initial Pool Balance, on a leasehold estate in one or more commercial properties (each of clauses (1) and (2), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 10, 2002 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase"), Merrill Lynch Mortgage Lending, Inc. ("Merrill Lynch") and LaSalle Bank National Association ("LaSalle") (each, a "Mortgage Loan Seller") pursuant to three mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between May 2000 and November 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. One (1) mortgage loan (identified as Loan No. 83 on Annex A to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, is subsidized under Section 8 of the United States Housing Act of 1937, as amended ("Section 8").

Under this program, a property must satisfy certain requirements, the borrower must observe certain leasing practices and the tenants must regularly meet certain income tests for the related Mortgaged Property to qualify for inclusion. The borrower may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated. In addition, with respect to 1 mortgage loan (identified as Loan No. 49 on Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, the Resolution Trust Corporation imposed a condition on the related Mortgaged Property that a certain number of units be set aside for rental to low-income tenants. This restriction could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the mortgage loan.

     The terms of certain mortgage loans, including the Long Island Industrial Portfolio II Loan and the 75/101 Federal Street Loan, permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. In addition, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans (other than mortgage loans with Companion Loans):

    o In the case of 2 mortgage loans (identified as Loan Nos. 24 and 30 on Annex A to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance, the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine debt. The lender for this mezzanine debt is an affiliate of the mortgage loan borrower. Upon a default under this mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the borrower.

    o In the case of 1 mortgage loan (identified as Loan No. 74 on Annex A to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, the related borrowers have unsecured indebtedness for borrowed money. In each case, the lender under the indebtedness is an affiliate or a constituent owner of the borrower.

    o In the case of 3 mortgage loans (identified as Loan Nos. 6, 38 and 82 on Annex A to this prospectus supplement), representing approximately 3.5% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio ("LTV Ratio") and
      DSCR tests.

    o In the case of 3 mortgage loans (identified as Loan Nos. 48, 54 and 96 on Annex A to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, the related borrowers are permitted to incur unsecured indebtedness other than in the ordinary course of business and without lender consent.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

TOP TEN MORTGAGE LOANS

     The following tables and summaries describe the 10 largest mortgage loans by Cut-off Date Balance.



                                                   % OF INITIAL
                                   CUT-OFF DATE        POOL
         PROPERTY NAME               BALANCE         BALANCE     UW DSCR   LTV RATIO       PROPERTY TYPE
------------------------------- ----------------- ------------- --------- ----------- ----------------------
Simon Portfolio II ............  $  119,191,303        11.6%       1.97x      53.2%                   Retail
75/101 Federal Street .........      99,880,850         9.7        2.76x      45.8%                   Office
ARC Portfolio A ...............      45,531,431         4.4        1.26x      75.7%     Manufactured Housing
Long Island Industrial
 Portfolio II .................      39,468,411         3.8        1.45x      72.4%               Industrial
The Cameo Apartments ..........      26,374,019         2.6        1.38x      79.9%              Multifamily
1400 Lake Shore Drive .........      26,047,743         2.5        1.45x      57.9%              Multifamily
600 Fifth Avenue ..............      24,971,324         2.4        6.19x      16.5%                   Office
Circuit City Distribution
 Center .......................      22,543,200         2.2        1.41x      73.9%               Industrial
Deerfield Village .............      22,253,381         2.2        1.23x      76.0%    Multifamily/Mixed Use
Greenwich Park Apartments            21,978,099         2.1        1.44x      75.9%              Multifamily
                                 --------------       -----
Top 10 Total/Weighted
 Average ......................  $  448,239,760        43.5%       2.11x      58.6%
                                 ==============       =====
All Loans Total/Weighted
 Average ......................  $1,031,425,660       100.0%       1.72x      66.3%

THE SIMON PORTFOLIO II POOLED COMPONENT

               LOAN INFORMATION                          AGGREGATE PORTFOLIO PROPERTY INFORMATION
-----------------------------------------------   ------------------------------------------------------
Cut-off Date Balance               $119,131,303   Property Type                                   Retail
% of Initial Pool
 Balance                                  11.6%   Location                                       Various
Origination Date             September 16, 2002   Square Footage                               1,047,587
Maturity Date                  October 10, 2012   Year Built/Renovated         1979 -- 1991/1997 -- 1999
Mortgage Rate                           6.2000%   Appraised Value                           $223,950,000
Annual Debt Service                  $8,775,456   Occupancy                                        82.7%
UW DSCR                                   1.97x   Occupancy Date                        October 17, 2002
Cut-off Date LTV                          53.2%   UW NOI                                     $17,702,004
Balloon LTV                               45.5%   UW NCF                                     $17,328,221


     The largest mortgage loan in the pool of mortgage loans (the "Simon Portfolio II Loan") will be split into two components (the "Simon Portfolio II Pooled Component" and the "Simon Portfolio II Non-Pooled Component"). The Simon Portfolio II Pooled Component will represent approximately 11.6% of the Initial Pool Balance. The Certificates (other than the Class SP Certificates) will be entitled to distribution from the Simon Portfolio II Pooled Component. The Class SP Certificates will be entitled to distributions from the Simon Portfolio II Non-Pooled Component. See "Description of the Certificates--Distributions--Class SP Certificates and the Simon Portfolio II Loan" in this prospectus supplement. The Class SP Certificates are not being offered by this prospectus supplement.

     Interest and principal are scheduled to be paid on the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component in accordance with the amortization schedules attached as Annex D to the prospectus supplement.

     The Loan. The Simon Portfolio II Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee and/or ground lease interest in two regional malls and an anchored retail center (collectively, the "Simon Portfolio II Properties"). Two (2) of the Simon Portfolio II Properties securing the Simon Portfolio II Loan are ground leased to the related borrowers, however, the lessors under the related ground leases have also collectively pledged their interest to secure the Simon Portfolio II Loan. The two regional malls included in the portfolio are Century III Mall (the "Century III Mall Property") located at 3075 Clairton Road in West Mifflin, Pennsylvania, and Longview Mall (the "Longview Mall Property") located at 3500 McCann Road in Longview, Texas. The anchored retail center that also secures the Simon Portfolio II Loan is the Highland Lakes Center (the "Highland Lakes Center Property") located at 7307 W. Colonial Drive in Orlando, Florida. The Simon Portfolio II Loan was made to three borrowers (collectively, the "Simon Portfolio II Borrowers"). The borrower for the Century III Mall Property is Century III Mall, L.P. (the "Century III Borrower"). The borrower for the Longview Mall Property is Longview Mall, L.P. (the "Longview Mall Borrower"). The borrower for the Highland Lakes Center Property is Highland Lakes Center, L.L.C. (the "Highland Lakes Borrower"). Each Simon Portfolio II Borrower is a special purpose entity. The Simon Portfolio II Borrowers are indirectly owned by Simon Property Group (NYSE: SPG). The Simon Property Group owns or has an interest in approximately 257 properties, comprised of regional malls, community shopping centers and specialty mixed-use properties. These properties contain approximately 186 million square feet of gross leasable area in 36 states, Europe and Canada.

     The Simon Portfolio II Loan (i) has a remaining term of 118 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid prior to July 10, 2012. The Simon Portfolio II Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Simon Portfolio II Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

     The Simon Portfolio II Loan (including the Simon Portfolio II Non-Pooled Component) has a Cut-off Date Balance of $138,757,044 and accrues interest at a Mortgage Rate of 6.2000%. The Simon Portfolio II Pooled Component has a Cut-off Date Balance of $119,191,303 and accrues interest at a rate of 6.2000%. The Simon Portfolio II Non-Pooled Component has a Cut-off Date Balance of $19,565,741 and accrues interest at a rate of 6.2000%.

     If the Simon Portfolio II Loan becomes a defaulted mortgage loan, the Controlling Holder of the Class SP Certificates will have the option, but not the obligation, to purchase the Simon Portfolio II Loan (including the Simon Portfolio II Non-Pooled Component) from the trust fund at a price equal to the Purchase Price, which will be applied as described under "Description of the Certificates-- Distributions--Class SP Certificates and the Simon Portfolio II Loan" in this prospectus supplement.

     The Properties. The following table presents certain information relating to the Simon Portfolio II Properties:


                                                           COLLATERAL
PROPERTY NAME        LOCATION            SQUARE FEET(1)   SQUARE FEET  ANCHOR TENANTS                             APPRAISED VALUE
-------------------- ------------------ ---------------- ------------- ----------------------------------------- ----------------
Century III Mall     West Mifflin, PA       1,284,465        558,654   JC Penney, Kaufmann's Home Store, Sears     $139,100,000
Longview Mall        Longview, TX             613,849        207,838   Sears, JC Penney, Dillard's                   54,100,000
Highland Lakes Ctr   Orlando, FL              478,014        281,095   Save-Rite, Marshall's, Office                 30,750,000
                                            ---------        -------                                               ------------
                                                                       Max, Bed Bath & Beyond, Ross
                                            2,376,328      1,047,587                                               $223,950,000
                                            =========      =========                                               ============

----------
(1) Includes anchor-owned square footage which is not part of the collateral securing the Simon Portfolio II Loan.

     The Century III Mall Property is a two and three story enclosed regional mall located in the Borough of West Mifflin, Pennsylvania, which is approximately twelve miles southwest of the Pittsburgh central business district. The Century III Mall Property is anchored by Sears, Kaufmann's, Kaufmann's Home Store, and J.C. Penney, along with over 150 inline tenants. Sears, J.C. Penney, and Kaufmann's Home Store are on ground leases while Kaufmann's is anchor-owned. A major renovation of the Century III Mall Property was completed in 1997 which included a remodeled food court, new flooring, new skylights, and expanded restrooms.

     The Longview Mall Property is a one story enclosed regional mall located in Longview, Texas which is approximately 120 miles east of Dallas, Texas. Longview Mall is anchored by Sears, J.C. Penney, and Dillard's, all of which are anchor-owned and excluded from the collateral. Longview Mall is the only enclosed regional mall within a 50-mile radius.

     The Highland Lakes Center Property is a one story power center located in Orange County, Florida, which is near Orlando, Florida. The Highland Lakes Center Property is anchored by Save-Rite, Marshalls, Office Max, Bed Bath & Beyond, and Ross, and is further occupied by approximately 20 inline tenants. The Highland Lakes Center Property also includes two vacant anchor spaces which are not included in the collateral and are not owned by an entity affiliated with the Simon Portfolio II Borrowers. These spaces were previously occupied by
(i) Target which moved to an adjacent center, and (ii) Service Merchandise which declared bankruptcy; the spaces are currently being renovated and marketed to future tenants.

     The following table presents certain information regarding occupancy at the Century III Mall Property, the Longview Mall Property and the Highland Lakes Center Property:


                                            INLINE
PROPERTY NAME           OCCUPANCY(1)     OCCUPANCY     INLINE OCCUPANCY COST     SALES PER SQUARE FOOT
---------------------   --------------   -----------   -----------------------   ----------------------
Century III Mall            78.9%            88.7%             12.8%                      $285
Longview Mall               86.7%            77.8%             10.4%                      $290
Highland Lakes Ctr          87.2%            87.9%              9.1%                      $152

Weighted Average(2)         82.7%            86.3%             11.3%                      $246

----------
(1) Occupancy percentage from October 2002 with respect to owned square feet (excludes occupancies that are not part of the collateral securing the Simon Portfolio II Loan).

(2)   Weighted average based on square footage.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Simon Portfolio II Properties:




                                                                                   CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       SQUARE FEET
-------------------------   -------------   -------------   -------------------   -------------
2002 ....................        20,134            1.9%             20,134              1.9%
2003 ....................       112,637          10.7              132,771             12.6%
2004 ....................       143,066          13.6              275,837             26.2%
2005 ....................        77,376           7.3              353,213             33.5%
2006 ....................        84,835           8.0              438,048             41.5%
2007 ....................        74,453           7.1              512,501             48.6%
2008 ....................       113,427          10.8              625,928             59.3%
2009 ....................        52,649           5.0              678,577             64.3%
2010 ....................        46,644           4.4              725,221             68.8%
2011 ....................        48,162           4.6              773,383             73.3%
2012 ....................        27,358           2.6              800,741             75.9%
Month to Month ..........         4,177           0.4              804,918             76.3%
Thereafter ..............        61,850           5.9              862,591             81.8%
Current Vacancy .........       187,892          17.8            1,050,483            100.0%
                              ---------         ------
Total ...................     1,054,660         100.00%
                              =========         ======

     Property Management.The Simon Portfolio II Properties are managed by Simon Management Associates, L.L.C., which is an affiliate of Simon Property Group.

     Lockbox and Reserves. The Simon Portfolio II Loan documents require that the Simon Portfolio II Borrowers instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account. Funds in the lockbox are required to be allocated monthly to fund a tax reserve account, replacement reserve account, and tenant improvements and leasing commissions reserve account. The Simon Portfolio II Borrowers are required to make monthly cash reserve deposits for (i) real estate taxes in the amount equal to $393,000, (iii) replacement reserves in the amount equal to $14,242 and (ii) tenant improvements and leasing commissions in an amount equal to $30,500. An additional debt service reserve in the amount of $425,666 will be held in escrow as additional collateral for the term of the Simon Portfolio II Loan.

     Environmental. The following environmental conditions were revealed by the Simon Portfolio II loan environmental site assessments:

       (i) Century III Mall: The Century III Borrower is required to deliver evidence showing compliance with applicable environmental laws or have an environmental consultant perform a Phase II environmental site assessment and implement the recommendations thereof with respect to (a) an underground storage tank located at the JC Penney store at the mortgaged property and (b) certain below grade hydraulic lifts and an oil/water separator located at the Sears store at the property. The Century III Borrower is also required to cause delivery of evidence that no further action or remediation is required with respect to (a) an underground storage tank at the Sears site removed in 1998, (b) an environmental release reported at the Sears site in 1999 and (c) certain below grade hydraulic lifts previously removed from the Sears site. Simon Property Group, L.P., which is rated "Baa1/BBB+" by Moody's and S&P, has indemnified the mortgagee for the contamination at the site.

       (ii) Highland Lakes Center: The Simon Portfolio II borrower is required to have an environmental consultant perform a Phase II limited subsurface environmental investigation and implement the recommendations thereof with respect to a former dry cleaner at the property. The Phase I environmental site assessment indicated that the dry cleaning tenant ceased operations in 2000 and that no evidence of associated equipment, hazardous materials or hazardous wastes were identified during the current investigation. Simon Property Group, L.P. which is rated "Baa1/BBB+" by Moody's and S&P, respectively, has indemnified the mortgagee for any potential contamination at the site.

     See "Risk Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.

     Partial Release, Substitution. Additionally, the Simon Portfolio II Borrowers under the Simon Portfolio II Loan may obtain a release of the lien on a Simon Portfolio II Property by substituting another retail property of like kind and quality upon satisfaction of certain conditions, including but not limited to (i) the mortgagee has received an appraisal of the proposed substitute property acceptable to the mortgagee in all respects, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating Agencies, (ii) the fair market value of the proposed substitute property is not less than 110% of the greater of (a) the fair market value of the substituted property as of the date of origination and (b) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for the 12 full calendar months for all of the Simon Portfolio II Property remaining subject to the liens of the related mortgages (excluding the substituted Simon Portfolio II Property and including the proposed substitute property) shall be equal to or greater than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the origination date (including the substituted Simon Portfolio II Property, but not the proposed substitute property) and (b) the debt service coverage ratio for all of the then remaining properties (including the substituted

Simon Portfolio II Property, but not the proposed substitute property) for the 12 full calendar months immediately preceding the substitution, (iv) satisfaction of certain net operating income tests, (v) the mortgagee has received from the Rating Agencies a confirmation that such action would not result in the downgrade, withdrawal or qualification of the then current ratings then assigned to any class of outstanding certificates and (vi) no event of default under the Simon Portfolio II Loan has occurred and is continuing.

75/101 FEDERAL STREET LOAN

              LOAN INFORMATION                               PROPERTY INFORMATION
---------------------------------------------   ----------------------------------------------
Cut-off Date Balance              $99,980,850   Property Type                           Office
% of Initial Pool
 Balance                                 9.7%   Location                            Boston, MA
Origination Date              October 2, 2002   Square Footage                         812,353
Maturity Date                November 1, 2012   Year Built/Renovated --
                                                  75 Federal Street                  1930/1985
Mortgage Rate                         4.8593%     101 Federal Street                      1988
Annual Debt Service                $6,289,096   Appraised Value                   $218,000,000
UW DSCR                                 2.76x   Occupancy                                95.0%
Cut-off Date LTV                        45.8%   Occupancy Date                 October 1, 2002
Balloon LTV                             37.8%   UW NOI                             $19,454,303
                                                UW NCF                             $17,333,892

     The 75/101 Federal Street mortgage loan (the "75/101 Federal Street Loan") has a companion loan (the "75/101 Federal Street Companion Loan") with a principal balance of $24,970,213. See "--AB Mortgage Loans--75/101 Federal Street Loan" below.

     The 75/101 Federal Street Loan will be serviced by Pacific Life Insurance Company pursuant to the 75/101 Federal Street Servicing Agreement. For more information regarding the servicing of the 75/101 Federal Street Loan, certain purchase rights of the holder of the 75/101 Federal Street Companion Loan and the relationship between the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, see "--AB Loans--The 75/101 Federal Street Loan" below.

     The Loan. The 75/101 Federal Street Loan was originated by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in an 812,353 square foot two-tower office building located in Boston, Massachusetts (the "75/101 Federal Street Property").

     The 75/101 Federal Street Loan was made to 75-101 Federal St., L.L.C. (the "75/101 Federal Street Borrower"), which is a single-purpose entity, controlled by Equity Office Properties Trust ("Equity Office"), General Motors Hourly-Rate Employees Pension Trust and General Motors Salaried Employees Pension Trust. According to the October 2002 issue of SNL Real Estate Securities Monthly, Equity Office is the largest real estate investment trust in the United States. As of June 30, 2002, according to information provided by Equity Office, Equity Office had a total capitalization of $26.8 billion.

     The 75/101 Federal Street Loan (i) has a remaining term of 119 months,
(ii) matures on November 1, 2012 and (iii) may not be prepaid prior to August 1, 2012. The 75/101 Federal Street Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The 75/101 Federal Street Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

     The following table presents certain information regarding occupancy at the 75/101 Federal Street Property:




                                                                  % OF               LEASE          RENT PER
TENANT                                     SQUARE FEET     TOTAL SQUARE FEET       EXPIRATION      SQUARE FOOT
---------------------------------------   -------------   -------------------   ---------------   ------------
Nixon, Peabody LLP                           116,858              14.4%         August 2004           $29.48
Hutchins Wheeler and Dittmar LLP              99,491              12.2%         March 2011            $44.47
Edwards and Angell LLP (1)                    67,450               8.3%         March 2008            $44.95
PFPC -- First Data Investors Services         58,572               7.2%         November 2003         $34.78

----------
(1) Includes 11,491 square feet of additional space leased by Edwards and Angell LLP with rent payments commencing on December 1, 2002.

     The following table presents certain information relating to the lease rollover schedule at the 75/101 Federal Street Property:

                                                      CUMULATIVE %
                     SQUARE FEET       % OF TOTAL       OF TOTAL
      YEAR             EXPIRING       SQUARE FEET     SQUARE FEET
----------------   ---------------   -------------   -------------
2002 ...........         9,091             1.1%            1.1%
2003 ...........       151,136            18.6%           19.7%
2004 ...........       204,647            25.2%           44.9%
2005 ...........        68,733             8.5%           53.4%
2006 ...........        85,512            10.5%           63.9%
2007 ...........        84,410            10.4%           74.3%
2008 ...........        68,322(1)          8.4%           82.7%
2011 ...........        99,491            12.2%           95.0%
Vacant .........        41,011             5.0%          100.0%
                       ---------         -----
TOTAL ..........       812,353           100.0%

----------
(1) Includes 11,491 square feet of additional space leased by Edwards and Angell LLP with rent payments commencing on December 1, 2002.

     The related Mortgage Loan Seller has informed the Depositor that the two largest tenants at the 75/101 Federal Street Property, Nixon Peabody LLP (leasing 116,858 square feet, or approximately 14.4% of the net rentable area, pursuant to a lease scheduled to expire in August, 2004) and Hutchins Wheeler & Dittmar LLP (leasing 99,491 square feet, or approximately 12.2% of the net rentable area, pursuant to a lease scheduled to expire in March 2011) recently signed a memorandum of understanding regarding a merger of the two firms. It has been reported that 17 of Hutchins Wheeler's 110 lawyers, including seven partners, left the firm in September.

     The related Mortgage Loan Seller has informed the Depositor that Hutchins Wheeler has offered to buy out the remaining term of its lease for a specified sum, and that Nixon Peabody has proposed to the borrower that a combined Nixon Peabody/Hutchins Wheeler firm execute a new lease for less space in the high-rise portion of the property, if that can be accommodated, or that the borrower consider relocating the tenants to another building in which one of the sponsors, Equity Office, but not the other, GM Salaried Trust, owns an interest. We cannot assure you whether the 75/101 Federal Street Borrower and these tenants will reach any agreement to modify existing lease terms, or, if they do, that Pacific Life Insurance Company, the servicer and the special servicer of the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, which must consent to modifications of leases of this size, will give that consent.

     Property Management. The 75/101 Federal Street Property is managed by EOP Operating Limited Partnership, an affiliate of the 75/101 Federal Street Borrower.

     Lockbox and Reserves. The 75/101 Federal Street Loan documents require that the 75/101 Federal Street Borrower cause the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account. Prior to an event of default under the 75/101 Federal Street Loan documents or a determination that the projected pro forma net operating income over the next 12 months will be less than $14,600,000 (a "75/101 Federal Street Trigger Event") such funds will be released to the 75/101 Federal Street Borrower daily. The 75/101 Federal Street Borrower is required to escrow and reserve funds for taxes and insurance after a 75/101 Federal Street Trigger Event except that, in the case of the requirement that the insurance premium be escrowed, if the 75/101 Federal Street Borrower has provided evidence of insurance satisfying the requirements set forth in the Loan Agreement under any blanket policy paid in full annually in advance then no insurance escrows will be required. The 75/101 Federal Street Borrower is required to fund $24,000 monthly for replacement reserves. Additionally, at origination, the 75/101 Federal Street Borrower was required to reserve $4,000,000 (which may be replaced with a comparable letter of credit) for tenant improvement costs and leasing commissions relating to the renewal and reletting of a portion of the Mortgaged Property under leases which expire by their terms in calendar years 2003 and 2004, consisting of approximately 356,448 rentable square feet, in the aggregate.

THE ARC PORTFOLIO A LOAN


            LOAN INFORMATION                  AGGREGATE PORTFOLIO PROPERTY INFORMATION
-----------------------------------------   --------------------------------------------
Cut-off Date Balance          $45,531,431   Property Type           Manufactured Housing
% of Initial Pool
 Balance                             4.4%   Location                             Various
Origination Date              May 2, 2002   Number of Pads                         2,222
Maturity Date                 May 1, 2012   Year Built                      1950 -- 1986
Mortgage Rate                     7.3500%   Appraised Value               $60,135,000.00
Annual Debt Service            $3,930,838   Occupancy                              95.5%
UW DSCR                             1.26x   Occupancy Date                 June 30, 2002
Cut-off Date LTV                    75.7%   UW NOI                            $5,071,322
Balloon LTV                         67.1%   UW NCF                            $4,959,741

     The Loan. The ARC Portfolio A mortgage loan (the "ARC Portfolio A Loan") was originated by GMAC Commercial Mortgage Corporation ("GMACCM") on May 2, 2002, and subsequently sold to LaSalle. The ARC Portfolio A Loan is secured by 11 cross-collateralized and cross-defaulted mortgages or deeds of trusts encumbering 11 manufactured housing communities in various locations in Texas, California, Illinois, Colorado, and Kansas (collectively, the "ARC Portfolio A Properties"). The ARC Portfolio A Loan was made to ARC Communities 1 LLC, a special purpose entity, affiliated with Affordable Residential Communities ("ARC"). ARC owns and manages 195 manufactured housing communities with approximately 37,500 homesites in 22 states. GMACCM owns a preferred equity interest in an affiliate of ARC that indirectly owns the borrower. The appraised value of the ARC Portfolio A Properties was determined by an appraisal company affiliated with GMACCM.

     The ARC Portfolio A Loan (i) has a remaining term of 113 months, (ii) matures on May 1, 2012 and (iii) may not be prepaid in full or in part prior to its maturity date. The ARC Portfolio A Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     In the event of a default under the ARC Portfolio A Loan, the mortgagee must afford GMACCM an opportunity to cure the default before taking any enforcement action. If the ARC Portfolio A Loan is accelerated, GMACCM has the right to purchase the ARC Portfolio A Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, yield maintenance charges, protective advances and any interest charged on such protection advances and costs and expenses actually incurred by the mortgagee).

     The Properties. The following table presents certain information relating to the ARC Portfolio A Properties:


PROPERTY NAME        LOCATION                TOTAL PADS     OCCUPANCY     APPRAISED VALUE
------------------   --------------------   ------------   -----------   ----------------
Villa West           Greeley, CO                  333          95.2%        $11,280,000
Meridian Terrace     San Bernardino, CA           257          98.8%          7,100,000
Highland Acres       Lewisville, TX               199          97.0%          6,275,000
Eagle Ridge          Lewisville, TX               193          95.9%          6,100,000
Twin Oaks            Wichita, KS                  386          94.6%          5,750,000
Sunset Country       Pueblo, CO                   204          88.2%          5,300,000
Oasis                Pueblo, CO                   161          97.5%          5,000,000
Golden Triangle      Dallas, TX                   138          98.6%          4,750,000
Rolling Hills        Dallas, TX                   183          94.5%          4,300,000
Oak Park Village     Coppell, TX                   95          96.8%          3,300,000
Oak Grove            Godfrey, IL                   73          94.5%            980,000
---------------------------------------------------------------------------------------
TOTAL                                           2,222          95.5%        $60,135,000

     Property Management. The ARC Portfolio A Properties are managed by ARC Management Services Inc., an affiliate of the borrower.

     Lockbox and Reserves. All rents payable by tenants of properties included in the ARC Portfolio A Loan are required to be deposited into a lockbox account within six business days of receipt. Funds in the lockbox are required to be allocated monthly to fund tax and insurance escrows.

LONG ISLAND INDUSTRIAL PORTFOLIO II


                 LOAN INFORMATION                        AGGREGATE PORTFOLIO PROPERTY INFORMATION
-------------------------------------------------- ----------------------------------------------------
Cut-off Date Balance                   $39,468,411 Property Type                             Industrial
% of Initial Pool Balance                     3.8% Location                       Long Island, New York
Origination Date                September 30, 2002 Square Footage                               859,110
Maturity Date                     October 10, 2012 Year Built/Renovated       1955 -- 1977/1990 -- 1999
Mortgage Rate                              6.0440% Appraised Value                          $54,500,000
Annual Debt Service                     $2,858,184 Occupancy                                      98.2%
UW DSCR                                      1.45x Occupancy Date                    September 30, 2002
Cut-off Date LTV                             72.4% UW NOI                                    $4,592,845
Balloon LTV                                  61.6% UW NCF                                    $4,146,558

     The Long Island Industrial Portfolio II mortgage loan (the "Long Island Industrial Portfolio II Loan") has a companion loan (the "Long Island Industrial Portfolio II Companion Loan") with a principal balance of $1,029,701. See "--AB Mortgage Loans" below.

     The Loan. The Long Island Industrial Portfolio II Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in 7 industrial properties located in Long Island, New York (collectively, "Long Island Industrial Portfolio II Properties"). The Long Island Industrial Portfolio II Loan was made to Long Island Industrial Group Two, LLC; 600 West John LLC; 270-280 Duffy LLC; and 290 Duffy LLC, each a special purpose entity (collectively, the "Long Island Industrial Portfolio II Borrowers").

     The Long Island Industrial Portfolio II Loan (i) has a remaining term of 118 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid prior to September 10, 2012. The Long Island Industrial Portfolio II Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Long Island Industrial Portfolio II Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     The Properties. The following table presents certain information regarding the Long Island Industrial Portfolio II Properties:


                                                      SQUARE
PROPERTY NAME                   LOCATION             FOOTAGE        OCCUPANCY       APPRAISED VALUE
-----------------------------   -----------------   ---------   ----------------   ----------------
270, 280 & 290 Duffy Avenue     Hicksville, NY      240,830            95.0%          $16,600,000
511-523 Commack Road            Deer Park, NY        84,146           100.0%            4,400,000
600 West John Street            Hicksville, NY      210,841           100.0%           14,900,000
185 Price Parkway               Farmingdale, NY     100,000           100.0%            5,100,000
200 Finn Court                  Farmingdale, NY     105,573           100.0%            4,900,000
360 Smith Street                Farmingdale, NY      60,000           100.0%            3,800,000
One Fairchild Court             Plainview, NY        57,722            94.8%            4,800,000
                                                    -------                           -----------
TOTAL/WEIGHTED AVERAGE                              859,110            98.2%(1)        54,500,000
                                                    =======                           ===========

----------
(1)   Weighted average based on square footage.


     The following table presents certain information relating to the aggregate lease rollover schedule at the Long Island Industrial Portfolio II Properties:


                              SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
       CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
--------------------------   -------------   -------------   -------------------   -------------
2002 .....................       52,939            6.2%             52,939               6.2%
2003 .....................       77,618            9.0             130,557              15.2%
2004 .....................       32,320            3.8             162,877              19.0%
2005 .....................      182,160           21.2             345,037              40.2%
2006 .....................      133,285           15.5             478,322              55.7%
2007 .....................       42,797            5.0             521,119              60.7%
2008 .....................       70,455            8.2             591,574              68.9%
2009 .....................       26,700            3.1             618,274              72.0%
2010 .....................       66,230            7.7             684,504              79.7%
2011 .....................      113,943           13.3             798,447              93.0%
2012 .....................       33,301            3.9             831,748              96.8%
Thereafter ...............            0           0.00             831,748              96.8%
Current Vacancy ..........       27,101            3.2             858,849             100.0%
                                -------          ------
Total ....................      858,849          100.00%
                                =======          ======

     Property Management. The Long Island Industrial Portfolio II Properties are managed by Long Island Industrial Management, L.L.C., an affiliate of the borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Long Island Industrial Portfolio II Properties are required to be paid directly into a Lockbox Account. Upon (i) an event of default, (ii) the debt service coverage ratio falls below 1.10x for 3 consecutive calendar quarters or (iii) the debt service coverage ratio falls below 1.00x for 2 consecutive calendar quarters, funds in the lockbox account are required to be allocated monthly to fund a tax account and monthly debt service. In lieu of monthly deposits for tenant improvements, leasing commissions, and capital improvements, the Long Island Industrial Portfolio II Properties Borrowers have posted a letter of credit in the amount of $530,000 which is equal to 1 year of estimated, normalized tenant improvements, leasing commissions and capital improvement expenses. The Long Island Industrial Portfolio II borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $160,727.

     Environmental. The following environmental conditions were revealed by the Long Island Industrial Portfolio II loan environmental site assessments:

       (i) 600 West John Street: 600 West John Street is a New York State superfund site which is monitored by the New York State Department of Environmental Conservation ("NYSDEC"). General Semiconductor (a successor of General Instruments) has been identified as the "responsible party" by NYSDEC, responsible for addressing this soil contamination. Impact to groundwater, and remediation of same, if necessary at the Mortgaged Property, has not been determined. However, an environmental agreement is in place from General Semiconductor which covers the related Long Island Industrial Portfolio II Borrower for any environmental claims (either by regulatory agencies or third parties) arising out of the past operations of the site by General Instruments. General Semiconductor was acquired by Vishay Intertechnology (NYSE: VSK) which is rated "BB+/Ba1" by S&P and Moody's, respectively.

       (ii) 270 & 280 Duffy Avenue: 270 & 280 Duffy Avenue have been identified as New York State superfund sites by NYSDEC. An entity unrelated to the Long Island Industrial Portfolio Borrowers has been named as the 'responsible party' for certain groundwater and soil investigation and remediation at the mortgaged properties. However, since the actual remedial activities have not yet been approved, the Long Island Industrial Portfolio II borrower procured a pollution legal liability select insurance policy from American International Group, Inc. with a policy limit of $1,000,000. Additionally, the lender required the Long Island Industrial Portfolio II Borrower to purchase an appropriate supplemental pollution legal liability select insurance policy from American International Group, Inc. with a policy limit of $3,000,000.

       (iii) 290 Duffy Avenue: 290 Duffy Avenue has been identified as a New York State superfund site. NYSDEC has identified Magnusonic Devices, SmithKline Beecham, and Quest Diagnostics Clinical Laboratories as the identified responsible parties with respect to certain soil remediation at the property. Quest Diagnostics Clinical Laboratories (NYSE: DGX), which is rated "Baa3/BBB--" by Moody's and S&P, respectively, has provided an environmental indemnity which indemnifies the related Long Island Industrial Portfolio II Borrower from liability associated with the contamination at the site.

     Partial Releases, Assumptions. Additionally, the Long Island Industrial Portfolio II Borrower has a one time right to obtain a release of the lien on a Long Island Industrial Portfolio II Property by substituting another property of like kind and quality upon satisfaction of certain conditions, including but not limited to (i) the mortgagee has received appraisals of the proposed substitute property and the substituted property acceptable to the mortgagee in all respects, dated no more than sixty (60) days prior to the substitution date, showing an appraised value of the proposed substitute property at least 115% of the appraised value of the substituted property, (ii) the appraised value of the substituted property is no more than 15% of the appraised value of all properties securing the Long Island Industrial Portfolio II Loan, (iii) after giving effect to the substitution, the occupancy level for all properties is at least 90%, (iv) properties with an allocated loan amount of no more than $75,000,000, including the allocated loan amount of the substituted property have previously been or are simultaneously being defeased, substituted or assumed pursuant to the loan documents, (v) satisfaction of certain net operating income tests, (vi) the mortgagee has received from the Rating Agencies a confirmation that such action would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates and (vi) no event of default under the Long Island Industrial Portfolio II Loan has occurred and is continuing.

     Under the terms of the Long Island Industrial Portfolio II Loan, the Long Island Industrial Portfolio II Borrowers have the right to sell or transfer one or more of the Long Island Industrial Portfolio II Properties to a third party (subject to a $15,000,000 total allocated loan amount limitation for all previous or simultaneous collateral substitutions, defeasances or partial assumptions) that assumes, under a severed note, the related portion of the indebtedness under the Long Island Industrial Portfolio II Loan, provided that certain debt service coverage and loan-to-value tests are satisfied. In event of such a sale or transfer, the transferred portion of the Long Island Industrial Portfolio II Properties, while securing a portion of the outstanding indebtedness, will no longer be cross-collateralized with the remaining properties and the severed note will not be cross-defaulted with the Long Island Industrial Portfolio II Loan.

THE CAMEO APARTMENTS


              LOAN INFORMATION                               PROPERTY INFORMATION
---------------------------------------------   -----------------------------------------------
Cut-off Date Balance              $26,374,019   Property Type                       Multifamily
% of Initial Pool
 Balance                                 2.6%   Location                     New York, New York
Origination Date             October 11, 2002   Number of Units                             102
Maturity Date                November 1, 2012   Year Built/Renovated                       2001
Mortgage Rate                         6.0600%   Appraised Value                      33,000,000
Annual Debt Service                $1,911,614   Occupancy                                100.0%
UW DSCR                                 1.38x   Occupancy Date                  August 15, 2002
Cut-off Date LTV                        79.9%   UW NOI                               $2,653,487
Balloon LTV                             68.0%   UW NCF                               $2,633,087


     The Loan. The Cameo Apartments mortgage loan (the "Cameo Apartments Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in a 102-unit multifamily property located in New York, New York. (the "Cameo Apartments Property"). The Cameo Apartments Loan was made to West 50th (DEL) LLC a special purpose entity (the "Cameo Apartments Borrower") owned by Jeffrey Levine.

     The Cameo Apartments Loan (i) has a remaining term of 119 months, (ii) matures on November 1, 2012, and (iii) may not be prepaid prior to August 1, 2012. The Cameo Apartments Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Cameo Apartments Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Cameo Apartments Property is a 102-unit, 7-story multifamily high/mid-rise apartment building built in 2001. The Cameo Apartments Property is located in Manhattan on the north side of 50th Street and is 150 feet west of 8th Avenue. Amenities located at the Cameo Apartments Property include a 24-hour doorman service, an 85 car underground garage, fully equipped fitness center, 2000SF landscaped sundeck, video security and voice and data lines.



             UNIT MIX                NO. OF UNITS     APPROXIMATE UNIT SIZE (SF)     OCCUPIED %     ASKING RENTAL RANGE
---------------------------------   --------------   ----------------------------   ------------   --------------------
Studio ..........................          56                   464-500                 100.0%     $1,872
1-BR/1-BA .......................          25                   638-648                 100.0%     $2,442
2-BR/2/BA .......................          21                  909-1064                 100.0%     $3,762
Total/Weighted Average ..........         102                                           100.0%
                                          ===

     Property Management. The Cameo Apartments Property is managed by Clinton Management. Clinton Management currently operates 529 units in 27 buildings across Manhattan.

     Lockbox and Reserves. The Cameo Apartments Loan documents do not require a lockbox account. The Cameo Apartments Borrower is not required to make monthly payments for taxes and insurance. The Cameo Apartments Borrower has made a deposit of $7,423 in upfront reserves for insurance and a deposit of $71,013 in upfront reserves for real estate tax.

     In addition, the Cameo Apartments Property is subject to a NYC 421(a) tax exemption, which allows for reduced taxes over the first ten years after construction of the Cameo Apartments Property. A reserve methodology was established upon origination of the Cameo Apartments Loan wherein the debt service coverage is tested on or before March 31 of each year that the abatement is reduced. If the debt service coverage falls below 1.00x based on a loan constant of 9.66% or 1.30x on an actual basis (based on the then current 10-year Treasury bill rate plus 1.45%) a reserve will be required to cover the projected shortfall of estimated loan proceeds over the remainder of the Cameo Apartments Loan term. The reserve may not exceed $750,000.

THE 1400 LAKE SHORE DRIVE LOAN


               LOAN INFORMATION                               PROPERTY INFORMATION
----------------------------------------------   ----------------------------------------------
Cut-off Date Balance               $26,047,743   Property Type                      Multifamily
% of Initial Pool
 Balance                                  2.5%   Location                     Chicago, Illinois
Origination Date             September 5, 2002   Number of Units                            400
Maturity Date                  October 1, 2012   Year Built/Renovated                 1928/1995
Mortgage Rate                          5.5880%   Appraised Value                    $45,000,000
Annual Debt Service                 $1,795,646   Occupancy                                92.8%
UW DSCR                                  1.45x   Occupancy Date                 August 30, 2002
Cut-off Date LTV                         57.9%   UW NOI                           $2,702,339.00
Balloon LTV                              48.7%   UW NCF                           $2,602,339.00

     The Loan. The 1400 Lake Shore Drive mortgage loan (the "1400 Lake Shore Drive Loan") was originated by LaSalle Bank National Association and is secured by a first mortgage encumbering the fee interest in an apartment building located at 1400 Lake Shore Drive in Chicago, Illinois (the "1400 Lake Shore Drive Property"). The 1400 Lake Shore Drive Loan was made to 1400 Lake Shore Drive, L.L.C. (the "1400 Lake Shore Drive Borrower").

     The 1400 Lake Shore Drive Loan (i) has a remaining term of 118 months,
(ii) matures on October 1, 2012, and (iii) may not be paid in full or part prior to August 1, 2012. The 1400 Lake Shore Drive Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The 1400 Lake Shore Drive Loan is subject to Defeasance in whole after the second anniversary of the Closing Date.

     The Property. The 1400 Lake Shore Drive Loan is comprised of a 400-unit, 22-story apartment building with 4,080 square feet of supporting retail space on the first floor. The 1400 Lake Shore Drive Property is designated as an historic site by the Landmarks Preservation Council of Illinois.

     Property Management. The 1400 Lake Shore Drive Property is managed by B & A Associates. B & A Associates manages more than 140 apartment properties in the metropolitan Chicago area.

     Lockbox and Reserves. The 1400 Lake Shore Drive Loan has a springing lockbox in place. Upon the occurrence of a monetary event of default, all amounts collected by the 1400 Lake Shore Drive property managers are required to be paid directly into a Lockbox Account. The 1400 Lake Shore Drive Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $69,314, insurance reserves in the amount of $8,646, and capital expenditure reserves in the amount of $8,333. In lieu of terrorism insurance coverage, the sponsors have also jointly and severally guaranteed all costs to restore the building for any damages resulting from terrorism. If there is damage or destruction greater than 50% of the value of the building as a result of terrorism, the sponsors guarantee the repayment of the loan amount until the building is restored.

600 FIFTH AVENUE


                LOAN INFORMATION                                 PROPERTY INFORMATION
------------------------------------------------   ------------------------------------------------
Cut-off Date Balance                 $24,971,324   Property Type                             Office
% of Initial Pool
 Balance                                    2.4%   Location                      New York, New York
Origination Date                October 22, 2002   Square Footage                           354,281
ARD Date                        November 1, 2012   Year Built/Renovated                   1950/1994
Mortgage Rate                              5.25%   Appraised Value                   $151,000,000(2)
Annual Debt Service                   $1,656,611   UW NOI                             $11,042,236(1)
UW DSCR                                 6.19x(1)   UW NCF                             $10,262,547(1)
Cut-off Date LTV                        16.5%(2)
Balloon LTV                             13.7%(2)

----------
(1) The collateral securing the 600 Fifth Avenue Loan does not include the improvements constructed on the 600 Fifth Avenue Property. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the 600 Fifth Avenue Property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x.

(2) The collateral securing the 600 Fifth Avenue Loan does not include the improvements constructed on the 600 Fifth Avenue Property. The loan-to-value ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The value of the mortgaged property without the improvements is $52,800,000 and the related Cut-off Date LTV and ARD LTV are 47.3% and 39.2%, respectively.

     The Loan. The 600 Fifth Avenue mortgage loan (the "600 Fifth Avenue Loan") was originated by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in the land parcel at 600 Fifth Avenue, New York, New York (the "600 Fifth Avenue Property"). The fee interest is encumbered by a ground lease/master lease for the entire property. The 600 Fifth Avenue Loan was made to 600 5th Avenue, LLC, a special purpose entity.

     The 600 Fifth Avenue Loan (i) has a remaining term of 119 months to its Anticipated Repayment Date of November 1, 2012, (ii) matures on November 1, 2032 and (iii) may not be prepaid prior to September 1, 2012. The 600 Fifth Avenue Loan may be voluntarily prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The 600 Fifth Avenue Loan is subject to Defeasance, in whole, on any due date on or after the second anniversary of the Closing Date.

     The Property. The 600 Fifth Avenue Property is an approximately 0.463 acre lot in New York, New York. The 600 Fifth Avenue Property is improved with an office building (the "Office Property"). The Office Property was constructed in 1950. So long as the mortgagee has not foreclosed on the mortgage, the mortgagee is entitled to the ground rent under the ground lease described below, not the rents from the tenants in the Office Property.

     All of the property is currently leased by the Borrower to RCPI Trust (the "Ground Tenant") pursuant to a certain ground lease (the "Ground Lease"), which Ground Tenant is a wholly owned subsidiary of Tishman Speyer Properties. The Ground Tenant is a special purpose bankruptcy remote Delaware limited liability company which owns and/or controls virtually all of Rockefeller Center in New York City. The Ground Lease expires on December 31, 2021. The Ground Lease contains three (3) additional renewal options of 21 years each. In addition, the property was ground leased to the Ground Tenant on a triple-net-basis, whereby Ground Tenant is responsible for the payment of all taxes, operating expenses, utilities and maintenance for the 600 Fifth Avenue Property. There are no termination options contained in the Ground Lease and the Ground Tenant's obligation to pay base rent is not subject to offset, including upon the occurrence of a total casualty or taking of the improvements.

     Lockbox and Reserves. Upon the occurrence of a Sweep Period (as defined below) at any time during the term of the 600 Fifth Avenue Loan, the borrower or lender must notify the Ground Tenant (and if the Ground Lease is no longer in effect, then the space tenants) that any and all tenant payments due under the applicable tenant leases, including the Ground Lease, shall be directly deposited into a mortgagee designated lock box account. "Sweep Period" means the earliest to occur of (i) the date which is three (3) months prior to the Anticipated Repayment Date, (ii) the occurrence of an Event of Default under any of the loan documents and (iii) the occurrence of an Insurance Failure (as defined in the related Mortgage). Since the property is Ground Leased on a triple-net basis, no escrows were required at the time of the origination of the 600 Fifth Avenue Loan, however, upon the termination or expiration of the Ground Lease, the Borrower is required to establish, among other reserves, a rollover reserve, a tenant improvement/leasing commission reserve, a debt service reserve, replacement reserve, deferred maintenance reserve and a tax and insurance reserve if required by the mortgagee to protect the collateral. A tax and insurance reserve must be established upon the occurrence of certain events, including,
(i) the commencement of a Reserve Period, (ii) any failure by the Ground Tenant to pay any taxes or other charges directly to the taxing authority prior to the delinquency thereof, (iii) any failure by the Ground Tenant to pay any insurance premiums directly to the insurer when due, and/or (iv) Taxing Event. A "Taxing Event" means the date upon which (a) the Ground Tenant, or any affiliate of the Ground Tenant, no longer owns in fee simple, title to the portion of Block 1264, Tax Lot 30, not currently owned by mortgagor or (b) the Ground Lease expires or terminates such that the Ground Tenant, or any affiliate of the Ground Tenant, no longer has a leasehold estate in the Office Property.

     Property Management. The 600 Fifth Avenue Property is managed by the Ground Tenant.

     Hyperamoritization. Commencing on the Anticipated Repayment Date of November 1, 2012, in addition to the interest described above, additional interest at the rate of 2% per annum shall also accrue on the outstanding principal balance of the 600 Fifth Avenue Loan. See "--ARD Loans" herein for information regarding ARD Loans.

     Tax Lot. The Borrower does not currently own all of the tax lot (Tax Lot 30, Block 1264) on which the 600 Fifth Avenue Property is located. The Ground Tenant currently owns the remaining portion of said tax lot. The terms of the Ground Lease provide that the Ground Tenant pay all taxes for the entire tax lot. In addition, the 600 Fifth Avenue Loan documents provide that the 600 Fifth Avenue Borrower must legally subdivide the tax lot so that the 600 Fifth Avenue Property shall consist of a single tax lot (i) in the event that any rating agency shall require such subdivision and/or (ii) upon a Taxing Event.

CIRCUIT CITY DISTRIBUTION CENTER


                LOAN INFORMATION                                PROPERTY INFORMATION
------------------------------------------------   ----------------------------------------------
Cut-off Date Balance                 $22,543,200   Property Type           Warehouse/Distribution
% of Initial Pool Balance                   2.2%   Location                      Marion, Illinois
Origination Date                   July 22, 2002   Square Footage                       1,078,450
Maturity Date                     August 1, 2027
ARD Date                          August 1, 2012   Year Built                          2000--2001
Mortgage Rate                              6.85%   Appraised Value                    $30,500,000
Annual Debt Service                   $1,895,096   Occupancy                               100.0%
UW DSCR                                    1.41x   Occupancy Date                   July 15, 2002
Cut-off Date LTV                           73.9%   UW NOI                              $2,835,391
Balloon LTV                                59.1%   UW NCF                              $2,673,624

     The Loan. The Circuit City mortgage loan (the "Circuit City Loan") was originated by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in a warehouse/ distribution center located in Marion, Illinois (the "Circuit City Property"). The Circuit City Loan was made to CCDC Marion Portfolio, L.P., a special purpose entity (the "Circuit City Borrower"), controlled by H&R Real Estate Holdings, Inc. & CCDC Marion, G.P., LLC.

     The Circuit City Loan (i) has a remaining term of 116 months to its Anticipated Repayment Date of August 1, 2012, (ii) matures on August 1, 2027, and (iii) may not be prepaid prior to June

1, 2012. The Circuit City Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Circuit City Loan is subject to Defeasance, in whole, on any due date on or after the second anniversary of the Closing Date.

     The Property. The Circuit City Property is an approximately 1,078,450 square foot warehouse/distribution center situated on approximately 50.5 acres and constructed in 2000-2001. The sole tenant of the Circuit City Property is Circuit City Stores, Inc. ("Circuit City") occupying 100% of the net rentable area. The Circuit City lease expires on November 30, 2021, and is subject to two 10 year extension options. The Circuit City Property is located at 110 Circuit City Road in Marion, Illinois, which is located in Williamson County in southern Illinois. As of July 15, 2002, the Circuit City Property was 100.0% occupied.

     Property Management. The Circuit City Property is managed by H&R Property Management, Ltd. which is an affiliate of the Circuit City Borrower.

     Lockbox and Reserves. The Circuit City Loan documents require that the Circuit City Borrower instruct the tenant that any and all tenant payments due under the lease are to be paid directly into a lockbox account. As the Circuit City lease is structured as a triple net lease, the mortgagee conditionally waived the requirements contained in the Circuit City loan documents providing for certain escrows of taxes, insurance and replacement reserves provided that
(i) no event of default has occurred; (ii) the Circuit City lease is in full force and effect and has not been modified; (iii) no event of default by the Circuit City Borrower or Circuit City has occurred under the Circuit City lease; (iv) the mortgagee has received satisfactory evidence of full payment of all insurance premiums at least thirty days prior to their respective due dates; (v) the mortgagee has received satisfactory evidence of full payment of all taxes at least fifteen days prior to their respective due dates and (vi) Circuit City is maintaining the premises in good condition as required pursuant to the terms of the Circuit City lease and the Circuit City Loan documents and the Circuit City Borrower has no obligation to make repairs or maintain the Circuit City Property. In the event the aforementioned conditions (i) through
(vi) are not met, the Circuit City loan documents provide for escrows of taxes and insurance and replacement reserves. On the origination date, the Circuit City Borrower deposited with the lender $157,925 for a debt service reserve.

THE DEERFIELD VILLAGE LOAN

               LOAN INFORMATION                                 PROPERTY INFORMATION
----------------------------------------------   ---------------------------------------------------
Cut-off Date Balance               $22,253,381   Property Type                 Multifamily/Mixed Use
% of Initial Pool
 Balance                                  2.2%   Location                        Deerfield, Illinois
Origination Date               August 28, 2001   Square Footage                              124,418
Maturity Date                September 1, 2031   Multifamily Units                                56
ARD Date                     September 1, 2011   Square Feet -- Office                        20,216
Mortgage Rate                            7.25%   Square Feet -- Retail                        44,078
Annual Debt Service                 $1,841,876   Year Built                                     2000
UW DSCR                                  1.23x   Appraised Value                         $29,300,000
Cut-off Date LTV                         76.0%   Occupancy                                     94.8%
Balloon LTV                              67.5%   Occupancy Date                      August 31, 2002
                                                 UW NOI                                   $2,360,570
                                                 UW NCF                                   $2,274,478

     The Loan. The Deerfield Village mortgage loan (the "Deerfield Village Loan") was originated by LaSalle and is secured by a first mortgage encumbering a fee interest in a mixed use complex located in Deerfield, Illinois (the "Deerfield Village Property"). The Deerfield Village Loan was made to Deerfield Village Centre, LLC and Deerfield Village Centre II, L.L.C., each a special purpose entity (the "Deerfield Village Borrowers"). The Deerfield Village Borrowers own the Deerfield Village Property as tenants-in-common.

     The Deerfield Village Loan (i) has a remaining term of 105 months to its Anticipated Repayment Date of September 1, 2011, (ii) matures on September 1, 2031, and (iii) may not be prepaid prior to July 1, 2011. The Deerfield Village Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Deerfield Village Loan is subject to Defeasance, in whole, on any due date on or after the second anniversary of the Closing Date.

     The Property. The Deerfield Village Property is a mixed use complex consisting of approximately 44,078 square feet of retail space, approximately 20,216 square feet of office space, 56 multifamily units and a 43,958 square foot parking garage primarily servicing the multifamily units at the Deerfield Village Property. With respect to the Deerfield Village Property, the multifamily units generate approximately 45.2% of total revenue, the retail space generates approximately 39.5% of total revenue, the office space generates and approximately 13.1% of total revenue and the parking garage generates approximately 2.2% of the total revenue. The Deerfield Village Center Property is located at the corner of Deerfield and Waukegan Roads in Deerfield, Illinois.

     The following table presents certain information relating to the lease rollover schedule at the Deerfield Village Property:


                                                        % OF TOTAL     CUMULATIVE SQUARE FEET         CUMULATIVE %
       CALENDAR YEAR          SQUARE FEET EXPIRING     SQUARE FEET            EXPIRING            OF TOTAL SQUARE FEET
--------------------------   ----------------------   -------------   ------------------------   ---------------------
2002 .....................                0                  0                      0                        0%
2003 .....................                0                  0                      0                        0%
2004 .....................                0                  0                      0                        0%
2005 .....................            1,650                2.6                  1,650                      2.6%
2006 .....................           36,593               56.9                 38,243                     59.5%
2007 .....................                0                  0                 38,243                     59.5%
2008 .....................                0                  0                 38,243                     59.5%
2009 .....................                0                  0                 38,243                     59.5%
2010 .....................           17,219               26.8                 55,462                     86.3%
2011 .....................            2,520                3.9                 57,982                     90.2%
Thereafter ...............                0                  0                 57,982                     90.2%
Current Vacancy ..........            6,312                9.8                 64,294                    100.0%
                                     ------               ----
TOTAL ....................           64,294                100%
                                     ======               ====

     Property Management. The Deerfield Village Property is managed by Ludwig and Company.

     Hyperamortization. Commencing on the Anticipated Repayment Date of September 1, 2011, interest shall accrue at the rate of the greater of: (i) the related Mortgage Rate plus 2% per annum or (ii) the "on-the-run" rate of the 10-year U.S. Treasury Note plus 1.45% per annum; provided, that the interest rate shall not exceed 12.25% per annum. All cash flow available from the Deerfield Village Property after monthly operating expenses and tax and insurance reserves is applied in the following priority: (i) to the payment of scheduleod principal and interest, (ii) to escrows and other property expenses,
(iii) to excess interest and (iv) to the remaining principal balance of the Deerfield Village Loan. See "--ARD Loans" herein for information regarding ARD Loans.

     Lockbox and Reserves. The Deerfield Village Loan documents require that the Deerfield Village Borrowers instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. The Deerfield Village Loan documents require reserves for taxes, insurance, debt service, on-going replacements, tenant improvements and leasing commissions.

GREENWICH PARK APARTMENTS


              LOAN INFORMATION                                PROPERTY INFORMATION
---------------------------------------------   -------------------------------------------------
Cut-off Date Balance              $21,978,099   Property Type                         Multifamily
% of Initial Pool                               Location                     North Miami, Florida
 Balance                                 2.1%
Origination Date             October 21, 2002   Number of Units                               402
Maturity Date                November 1, 2012   Year Built/Renovated                         1989
Mortgage Rate                          6.000%   Appraised Value                       $28,950,000
Annual Debt Service                $1,582,813   Occupancy                                   96.3%
UW DSCR                                 1.44x   Occupancy Date                    August 16, 2002
Cut-off Date LTV                        75.9%   UW NOI                                 $2,385,716
Balloon LTV                             64.4%   UW NCF                                 $2,280,392

     The Loan. The Greenwich Park Apartments mortgage loan (the "Greenwich Park Apartments Loan") was originated by Prudential Mortgage Capital Funding, LLC and acquired by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in a multifamily complex located in North Miami, Florida (the "Greenwich Park Apartments Property"). The Greenwich Park Apartments Loan was made to GREC Greenwich, Ltd, a special purpose entity (the "Greenwich Park Apartments Borrower") controlled by Miguel Poyastro, Augustin Herran and James Dorsy.

     The Greenwich Park Apartments Loan (i) has a remaining term of 119 months,
(ii) matures on November 1, 2012, and (iii) may not be prepaid prior to August 1, 2012. The Greenwich Park Apartments Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Greenwich Park Apartments Loan is subject to Defeasance, in whole, on any due date after 25 months after the Closing Date.

     The Property. The Greenwich Park Apartments Property is a 402-unit apartment complex consisting of 6 buildings, situated on approximately 10.2 acres and constructed in 1989. The Greenwich Park Apartments Property is located at 1550 N.E. 123rd Street, North Miami, Florida 33161. Amenities located at the Greenwich Park Apartments Property include a clubhouse with a fitness room, two pools, two saunas, two racquetball courts, two tennis courts, covered balconies, laundry facilities, a convenience store and a gated entrance with a guardhouse.

     The following table presents certain information relating to the unit configuration of the Greenwich Park Apartments Property:


                                AVERAGE UNIT        APPROXIMATE NET       % OF TOTAL     ASKING RENTAL
  UNIT MIX     NO. OF UNITS      SQUARE FEET     RENTABLE SQUARE FEET        UNITS           RANGE
-----------   --------------   --------------   ----------------------   ------------   --------------
Studio                6              550                  3,300               1.5%         $ 550-600
1-BR/1-BA           236              775                182,900              58.7%         $ 649-819
2-BR/2-BA           160              950                152,000              39.8%         $860-1029

     Property Management. The Greenwich Park Apartments Property is managed by Gables Residential Services, Inc.

     At any time during the term of the Greenwich Park Apartments Loan, if an event of default under the Greenwich Park Apartments Loan documents has occurred and is continuing, the Greenwich Park Apartments Borrower must notify the tenants or property manager that any and all payments due under the applicable tenant leases are to be paid directly into a lender-designated lockbox account. The Greenwich Park Apartments Loan documents require reserves for taxes, insurance, ongoing replacements, capital expenditures and deferred maintenance.

ARD LOANS

     Twelve (12) mortgage loans (the "ARD Loans"), representing approximately 16.0% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% or the then current treasury rate plus a fixed margin set forth in the related Mortgage Note. After the Anticipated Repayment Date, these ARD Loans generally further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment (and in the case of the Deerfield Village Loan, payment of the excess interest described below) required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. Except with respect to the Deerfield Village Loan, while interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates. For a description of the provisions of the Deerfield Village Loan, See "--Top Ten Loans -- Deerfield Village Loan" below.

     Additionally, an account was established at the origination of each ARD Loan or is required to be established upon the occurrence of the Anticipated Repayment Date into which the related borrower, property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. One hundred six (106) mortgage loans, representing approximately 84.6% of the Initial Pool Balance, have due dates that occur on the 1st day of each month. Two (2) mortgage loans, representing approximately 15.4% of the Initial Pool Balance, have due dates that occur on the 10th day of each month and provide for no grace periods. Four (4) mortgage loans, representing approximately 29.5% of the Initial Pool Balance, provides for a grace period of zero days. One (1) mortgage loan, representing approximately 2.4% of the Initial Pool Balance, provide for a grace period of three days. Seventy-two (72) mortgage loans, representing approximately 46.3% of the Initial Pool Balance, provide for a grace period of five days. Twenty-eight
(28) mortgage loans representing approximately 19.4% of the Initial Pool Balance, provide for a grace period of seven days. Three (3) mortgage loans, representing approximately 2.3% of the Initial Pool Balance, provide for a grace period of ten days. All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis").

     One hundred five (105) mortgage loans, representing approximately 99.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity (or terms to the Anticipated Repayment Date) of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. Twelve (12) mortgage loans, representing approximately 16.0% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower repays the mortgage loan on that date. One (1) of the mortgage loans, representing approximately 0.2% of the Initial Pool Balance, provides for monthly payments of interest only until maturity. Two (2) mortgage loans, representing approximately 0.7% of the

Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), but interest actually accrues and is applied on all of the mortgage loans on an actual/360 Basis, there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. These higher final payments will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to defeasance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or defeasance in one of the following ways, subject in each case to any described open periods:

       (1) One hundred seven (107) of the mortgage loans, representing approximately 97.9% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

       (2) One (1) of the mortgage loans, representing approximately 2.1% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:

                            PREPAYMENT OPEN PERIODS

                                                  AGGREGATE
                               NUMBER OF         CUT-OFF DATE      % OF INITIAL POOL
 OPEN PERIOD (PAYMENTS)     MORTGAGE LOANS         BALANCE              BALANCE
------------------------   ----------------   -----------------   ------------------
1 ......................            1         $   45,531,431               4.4%
2 ......................            6             69,473,874               6.7
3 ......................           45            289,185,580              28.0
4 ......................           51            568,839,655              55.2
7 ......................            1             21,852,106               2.1
13 .....................            3             32,202,429               3.1
25 .....................            1              4,340,585               0.4
                                   --         --------------             -----
TOTAL ..................          108         $1,031,425,660             100.0%
                                  ===         ==============             =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Except with respect to certain of the mortgage loans sold to the depositor by LaSalle Bank National Association, provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, any obligation to pay a Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 107 of the mortgage loans, representing approximately 97.9% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to, but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct, non-callable obligations of the United States of America or other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require, in the case of a partial defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan. In other cases, the existing borrower will hold the defeasance collateral, subject to the mortgage loan documents, after conveying away the Mortgaged Property.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder, (ii) obtained from S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000, and (iii) obtained from Moody's a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from Moody's and S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if such mortgage loan has (x)(a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% and a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Fifteen (15) of the Mortgaged Properties, securing 9.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California, Washington and Utah. Two (2) of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 15 and 31 on Annex A to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance, have a "probable maximum loss" ("PML") of approximately 29% and 23%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy. None of the remaining Mortgaged Properties has a PML in excess of 20%.

     In the case of 6 mortgage loans representing approximately 1.9% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

AB MORTGAGE LOANS

     Long Island Industrial Portfolio Loan

     General. The Long Island Industrial Portfolio II Loan is evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The Long Island Industrial Portfolio II Loan is represented by the senior of the two notes. The junior companion loan (the "Long Island Industrial Portfolio II Companion Loan") is not part of the trust fund. The Long Island Industrial Portfolio II Loan represents approximately 3.8% of the Initial Pool Balance. An unaffiliated third party is the holder of the Long Island Industrial Portfolio II Companion Loan. The holders of the Long Island Industrial Portfolio II Companion Loan may sell the Long Island Industrial Portfolio II Companion Loan only with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the Long Island Industrial Portfolio II Intercreditor Agreement pursuant to the terms of the Long Island Industrial Portfolio II Intercreditor Agreement.

     With respect to the Long Island Industrial Portfolio II loan, under the terms of an Intercreditor Agreement (the "Long Island Industrial Portfolio II Intercreditor Agreement"), the holder of the Long Island Industrial Portfolio II Companion Loan has agreed to subordinate its interest in certain respects to the related Long Island Industrial Portfolio II Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Long Island Industrial Portfolio II Loan under the Long Island Industrial Portfolio II Intercreditor Agreement.

     Servicing Provisions of the Long Island Industrial Portfolio II Intercreditor Agreement. The Master Servicer and Special Servicer will service and administer the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan pursuant to the Pooling and Servicing Agreement and the Long Island Industrial Portfolio II Intercreditor Agreement for so long as the Long Island Industrial Portfolio II Loan is part of the trust. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Long Island Industrial Portfolio II Companion Loan in a material manner without the consent of the holder of the Long Island Industrial Portfolio II Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan has been accelerated, (iii) the principal balance of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the Long Island Industrial Portfolio II Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Long Island Industrial Portfolio II Companion Loan will be entitled to purchase the Long Island Industrial Portfolio II Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Long Island Industrial Portfolio II Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Long Island Industrial Portfolio II Loan, together with all unpaid interest on the Long Island Industrial Portfolio II Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Long Island Industrial Portfolio II Loan is responsible. Unless the borrower or an affiliate is purchasing the Long Island Industrial Portfolio II Loan, no prepayment consideration will be payable in connection with the purchase of the Long Island Industrial Portfolio II Loan.

     Application of Payments on the Long Island Industrial Portfolio II Loan Pair. Pursuant to the Long Island Industrial Portfolio II Intercreditor Agreement and prior to the occurrence of a (i) the acceleration of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan, (ii)a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Long Island Industrial Portfolio II Companion Loan. Any escrow and reserve payments required in respect of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of a (i) the acceleration of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Long Island Industrial Portfolio II Companion Loan to purchase the Long Island Industrial Portfolio II Loan from the trust, all payments and proceeds (of whatever nature)on the Long Island Industrial Portfolio II Companion Loan will be subordinated to all payments due on the Long Island Industrial Portfolio II Loan and the amounts with respect to the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan will be paid first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the Long Island Industrial Portfolio II Loan; fourth, to the trust, in an amount equal to the principal balance of the Long Island Industrial Portfolio II Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Long Island Industrial Portfolio II Loan; sixth, to the holder of the Long Island Industrial Portfolio II Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Long Island Industrial Portfolio II Companion Loan, seventh, to the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to interest due with respect to the Long Island Industrial Portfolio II Companion Loan; eighth, to the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to the principal balance of the Long Island Industrial Portfolio II Companion Loan until paid in full; ninth, to the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Long Island Industrial Portfolio II Companion Loan; tenth, to the trust and the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to any unpaid default interest accrued on the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan, respectively; and eleventh, any excess, to the trust and the holder of the Long Island Industrial Portfolio II Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in respect of the Long Island Industrial Portfolio II Loan. Amounts payable to the trust as holder of the Long Island Industrial Portfolio II Loan pursuant to the Long Island Industrial Portfolio II Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the Long Island Industrial Portfolio II Companion Loan will be distributed to the holder net of fees and expenses on the Long Island Industrial Portfolio II Companion Loan.

     75/101 Federal Street Loan

     General. The 75/101 Federal Street Loan (together with the Long Island Industrial Portfolio II Loan, the "AB Mortgage Loans") has a companion loan (the "75/101 Federal Street Companion Loan" and together with the Long Island Industrial Portfolio II Companion Loan, the "Companion Loans", and each, a "Companion Loan"), both of which are secured by a single Mortgage. The 75/101 Federal Street Loan represents approximately 9.7% of the Initial Pool Balance and has a principal balance of $99,880,850.

     The 75/101 Federal Street Companion Loan has an unpaid principal balance of $24,970,213 and has been securitized in a separate single loan commercial mortgage securitization. Pacific Life Insurance Company, the 75/101 Federal Street servicer and special servicer, is currently the holder of all the beneficial interests in the 75/101 Federal Street Companion Loan because it owns all the securities issued in the above-referenced commercial loan securitization. Prior to a payment or material non-payment event of default that results in a servicing transfer pair from the 75/101 Federal Street servicer to the 75/101 Federal Street special servicer, the 75/101 Federal Street Loan will be entitled to receive payments of principal and interest on a pro rata basis with the 75/101 Federal Street Companion Loan; and, subsequent to a payment or a material non-payment event of default that causes a servicing transfer of the 75/101 Federal Street Loan Pair, the 75/101 Federal Street Loan will be senior in right of payment to the 75/101 Federal Street Companion Loan.

     The special servicer shall be entitled to a special servicing fee at the rate of 0.25%, a liquidation fee at the rate of 0.25% and a workout fee at the rate of 0.25%.

     Servicing Provisions of the 75/101 Federal Street Servicing Agreement. The 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan (together, the "75/101 Federal Street Loan Pair") are currently being serviced and administered pursuant to a servicing agreement, dated as of October 23, 2002 (the "75/101 Federal Street Servicing Agreement"), among Merrill, as holder of the 75/101 Federal Street Loan (who will be succeeded by the trust fund), LaSalle Bank National Association, as trustee (for the registered holders of the commercial mortgage pass-through certificates issued pursuant to the 75/101 Federal Street Companion Loan securitization transaction) and as custodian, and Pacific Life Insurance Company, as servicer and special servicer, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Pursuant to the 75/101 Federal Street Servicing Agreement, Pacific Life Insurance Company, a California corporation, will act as both the servicer and the special servicer for both the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan and shall be entitled to a servicing fee at a rate of 0.005%.

     The 75/101 Federal Street servicer and special servicer are required to service the 75/101 Federal Street Loan Pair in accordance with a servicing standard that is similar to the Servicing Standards described under "Servicing of the Mortgage Loans--General" in this prospectus supplement, except that the 75/101 Federal Street servicers must take into account (as a collective whole) the interests of the holders of the both loans in the 75/101 Federal Street Loan Pair. The servicers of the 75/101 Federal Street Loan Pair may use their discretion, in most cases without the need to notify or obtain the consent of the Trustee, Master Servicer or Special Servicer with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents (except that no waiver, forgiveness, reduction or deferral of any amounts due in respect of the 75/101 Federal Street Loan may be effected without the consent of the Special Servicer).

     While the 75/101 Federal Street Loan Pair is being serviced by the 75/101 Federal Street servicers, the Master Servicer and Special Servicer may not take any action with respect to the 75/101 Federal Street Borrower or the 75/101 Federal Street Property. Except as described below, the services provided by the Trustee and the Master Servicer with respect to the 75/101 Federal Street Loan will be limited to providing back-up P&I Advances and Servicing Advances with respect to the 75/101 Federal Street Loan to the extent the 75/101 Federal Street servicer does not fulfill its obligations to make those advances (other than because the 75/101 Federal Street servicer has determined that such advance would not be recoverable), and to make available to the Certificateholders reports and financial information received from the 75/101 Federal Street servicers with respect to the 75/101 Federal Street Property and the 75/101 Federal Street Borrower.

     The 75/101 Federal Street servicer is obligated to remit, net of the amounts described in the following sentence, all amounts received on the 75/101 Federal Street Loan Pair to the holders of the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, respectively, according to the terms of the 75/101 Federal Street Servicing Agreement. All remittances will be net of servicing fees, advance reimbursements, interest on advances, servicing-related expenses and costs, amounts required for reserves or escrows under the loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the 75/101 Federal Street Property or released to the 75/101 Federal Street Borrower in accordance with the terms of the 75/101 Federal Street Loan documents and the 75/101 Federal Street Servicing Agreement.

     If the 75/101 Federal Street servicer fails to make a P&I Advance or a Servicing Advance with respect to the 75/101 Federal Street Loan or the 75/101 Federal Street Property, as applicable (other than because the 75/101 Federal Street Servicer has determined that such an advance would not be recoverable), then the Master Servicer or the Trustee will be obligated to make the Advance.

     Significant Aspects of the 75/101 Federal Street Servicing Agreement. A summary description of the servicing of the mortgage loans (other than the 75/101 Federal Street Loan) under the Pooling and Servicing Agreement is presented under "Servicing of the Mortgage Loans" in this prospectus supplement. The servicing arrangements under the 75/101 Federal Street Servicing Agreement are similar but not identical to those under the Pooling and Servicing Agreement. Some material differences are as follows:

     o The representative (the "75/101 Federal Street Companion Loan Certificateholder Representative") of the interests of the certificateholders (the "75/101 Federal Street Companion Loan Certificateholders") of the certificates evidencing interests in the trust fund (the "75/101 Federal Street Companion Loan Trust Fund") comprised primarily of the 75/101 Federal Companion Loan will be different from the Directing Certificateholder under the Pooling and Servicing Agreement. The 75/101 Federal Street Companion Loan Certificateholder Representative will be selected by the 75/101 Federal Street Companion Loan Certificateholder(s) holding a majority of the voting rights. For so long as the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) is at least 25% of the original principal amount of such loan, the 75/101 Federal Street special servicer will be required to consult with the 75/101 Federal Street Companion Loan Certificateholder Representative, and not the Directing Certificateholder, with respect to certain actions, similar but not identical to those described under "Description of the Certificates--Directing Certificateholder" in this prospectus supplement. for which consultation with the Directing Certificateholder would have otherwise been required under the Pooling and Servicing Agreement. Once the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) declines below the 25% threshold referred to above, the Directing Certificateholder will have the consultation rights described above.

     o An "Appraisal Reduction Event" with respect to the 75/101 Federal Street Loan Pair will occur upon the earliest date that:

           1. the 75/101 Federal Street Loan Pair is 90 days delinquent in respect of any Periodic Payment, not including the balloon payment;

           2. the 75/101 Federal Street Loan Pair is delinquent in respect of its balloon payment for (i) 30 days or (ii) if the borrower continues to make the Assumed Scheduled Payment and has delivered a refinancing commitment acceptable to the 75/101 Federal Street servicer (or, if the 75/101 Federal Street Loan Pair is being specially serviced, the 75/101 Federal Street special servicer), such longer period (not to exceed 90 days after the date on which the balloon payment was first due) ending on the date a determination is made that the refinancing could not be reasonably expected to occur;

           3.  the 75/101 Federal Street Property becomes REO Property;

           4. a receiver is appointed and for 60 days continues in such capacity in respect of the 75/101 Federal Street Property;

           5. the borrower becomes the subject of bankruptcy, insolvency or similar proceedings and, if they are involuntary, such proceedings remain undismissed for 60 days;

           6. the Loan Pair remains outstanding five years after any maturity extension; and

           7. the Loan Pair has been modified by the 75/101 Federal Street special servicer in a manner that (a) affects the amount or timing of any Periodic Payment due on it, other than, or in addition to, bringing Periodic Payments current with respect to the 75/101 Federal Street Loan Pair, (b) results in a release, in a manner not contemplated by the related loan documents, of the lien of the mortgage on all or any material portion of the 75/101 Federal Street Property without a corresponding principal prepayment in an amount, or the delivery by the borrower of substitute real property collateral with a fair market value, that is at least equal to the fair market value of the 75/101 Federal Street Property or the portion of the 75/101 Federal Street Property to be released, or (c) in the judgment of the 75/101 Federal Street special servicer, otherwise materially impairs the security for the 75/101 Federal Street Loan Pair or reduces the likelihood of timely payment of amounts due on the 75/101 Federal Street Loan Pair.

      See the definition of "Appraisal Reduction Event" in "Description of the Certificates--Appraisal Reductions" in this prospectus supplement for the relevant definition under the Pooling and Servicing Agreement.

    o So long as the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) is at least equal to 25% of its original principal amount, the 75/101 Federal Street Companion Loan Certificateholders holding a majority of the voting rights may terminate an existing 75/101 Federal Street special servicer without cause and appoint a successor to any such special servicer, subject to, among other things, receipt of written confirmation from the Rating Agencies that such appointment will not result in a qualification, downgrade or withdrawal of the then current ratings of any class of the Certificates or any class of the 75/101 Federal Companion Loan Certificates. Once the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) declines below the 25% threshold referred to above, the Directing Certificateholder will have the right to exercise such rights.

     Certain Rights of the Trust with Respect to the Servicing of the 75/101 Federal Street Loan Pair. As indicated above, in the event that the principal amount (net of any existing appraisal reduction amount) of the 75/101 Federal Street Companion Loan is less that 25% of its original principal amount, the Directing Certificateholder will be able to exercise certain rights with respect to the 75/101 Federal Street Loan Pair and the 75/101 Federal Street Property. However, for the purpose of determining whether or not the principal balance of the 75/101 Federal Street Companion Loan (net of any existing Appraisal Reduction amount) is at least equal to the 25% threshold, the appraisal reduction amount deemed to automatically be in effect if no required appraisal was obtained within the specified time under the 75/101 Federal Street Servicing Agreement will not take effect for an additional period of up to 30 days. See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement for a description of the automatic appraisal reduction calculation, which is similar to that set forth in the 75/101 Federal Street Servicing Agreement, that is required when the relevant appraisal is not received within the specified time frame.

     If an event of default has occurred under the 75/101 Federal Street Servicing Agreement and remains unremedied, the Master Servicer, acting on behalf of the Trustee, will be authorized (and, at the request of the 75/101 Federal Street Companion Loan trustee, will be required) to terminate all of the rights and obligations of the defaulting party under the 75/101 Federal Street Servicing Agreement. Upon any termination, the Master Servicer may succeed to all of the responsibilities, duties and liabilities of the 75/101 Federal Street servicer or special servicer, as the case may be, under the 75/101 Federal Street Servicing Agreement, or the Trustee must appoint an established mortgage loan servicer to act as successor servicer or special servicer, as the case may be. The events of default under the 75/101 Federal Street Servicing Agreement with respect to the 75/101 Federal Street servicer or 75/101 Federal Street special servicer are similar but not identical to those under the Pooling and Servicing Agreement.

     If the 75/101 Federal Street Loan Pair is being specially serviced and any Periodic Payment with respect to the 75/101 Federal Street Loan is at least 60 days delinquent, the majority holder or holders of 75/101 Federal Street Companion Loan Certificates may purchase the 75/101 Federal Street Loan at a price that is generally equal to the aggregate of the outstanding principal balance of the 75/101 Federal Street Loan, together with all accrued and unpaid interest thereon (excluding default interest), all other sums then due and owing under the terms of the 75/101 Federal Street Loan, all expenses associated with such purchase, and various amounts due and owing to the 75/101 Federal Street servicer and special servicer. The purchase option does not extend to REO Property.

     Application of Payments on the 75/101 Federal Street Loan Pair. Pursuant to the terms of the 75/101 Federal Street Servicing Agreement, and provided that no Funding Trigger Event of Default has occurred and is continuing, including following the cure of any Funding Trigger Event of Default, the Periodic Payment and any amounts that represent insurance proceeds or condemnation proceeds) received on the 75/101 Federal Street Loan Pair will be allocated (i) to the payment of all accrued and unpaid interest on the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan; and (ii) to the payment of principal on 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, which in the case of the Periodic Payment, will be in an amount equal to the applicable installment of principal (calculated on a pro rata basis) required to be made with respect to the related due date, and which in the case of insurance proceeds or condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property, will be allocated between 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan pro rata based on their respective principal balances. If a Funding Trigger Event of Default has occurred and is continuing, all collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) with respect to the 75/101 Federal Street Loan Pair, net of any applicable servicing compensation, amounts payable to the trustee (and any amounts payable to the 75/101 Federal Street Loan servicer and the 75/101 Federal Street Loan special servicer and the fiscal agent or trustee with respect to the 75/101 Federal Companion Loan Certificates) in reimbursement of Servicing Advances, and funds applied to maintain and protect the collateral value of the Mortgaged Property will be applied (in each case, to the extent of remaining funds) (i) to the payment of all unpaid interest on the 75/101 Federal Street Loan through the date of such application; (ii) to the payment of principal on the 75/101 Federal Street Loan until paid in full; (iii) to the reimbursement of any costs and expenses incurred by the holder of the 75/101 Federal Street Loan as permitted under the 75/101 Federal Street Servicing Agreement and not yet reimbursed; (iv) to the payment of all unpaid interest on the 75/101 Federal Street Companion Loan through the date of such application; (v) to the payment of principal on the 75/101 Federal Street Companion Loan until paid in full; (vi) to the reimbursement of any costs and expenses incurred by the holder of the 75/101 Federal Street Companion Loan as permitted under the 75/101 Federal Street Servicing Agreement and not yet reimbursed; and (vii) to the payment of accrued and unpaid default interest on the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, pro rata, based on the respective amounts of default interest accrued in respect of such loans.

     A "Funding Trigger Event of Default" means any monetary event of default under the 75/101 Federal Street Loan Pair or any material non-monetary Event of Default that causes a servicing transfer of the 75/101 Federal Street Loan Pair.

     Application of Amounts Paid to Trust Fund. Amounts payable to the trust as holder of the 75/101 Federal Street Loan pursuant to the 75/101 Federal Street Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the 75/101 Federal Street Companion Loan will be distributed to the holder net of fees and expenses on the 75/101 Federal Street Companion Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to any mortgage loan secured by more than one Mortgaged Property, the information presented in this prospectus supplement assumes that the DSCR and LTV Ratio with respect to each such Mortgaged Property is the same as the average DSCR or LTV Ratio presented for such mortgage loan.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan. Generally, the exclusion of the Simon Portfolio II Non-Pooled Component of the Simon Portfolio II Loan decreases the loan-to-value ratio and increases the DSCR of the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan included as a "mortgage loan" in this prospectus supplement because those ratios are based only on the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan. References to the original principal balance of the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan are references to the principal balance of that mortgage loan (including the Simon Portfolio II Non-Pooled Component) as of the origination date, less the Simon Portfolio II Non-Pooled Component.

     All information presented herein (including LTV Ratios and DSCRs) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A, such numerical and statistical information excludes the Companion Loans. The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding.

                       TYPE OF MORTGAGED PROPERTIES (1)


                                                                          % OF
                                      NUMBER OF        AGGREGATE        INITIAL                     WTD. AVG.
                                      MORTGAGED       CUT-OFF DATE        POOL      WTD. AVG.     CUT-OFF DATE     WTD. AVG.
          PROPERTY TYPE              PROPERTIES         BALANCE         BALANCE      UW DSCR        LTV RATIO      OCCUPANCY
---------------------------------   ------------   -----------------   ---------   -----------   --------------   ----------
RETAIL
 Anchored .......................         25        $  137,567,590        13.3%        1.44x           72.2%          96.6%
 Regional Mall ..................          2           105,042,695        10.2         1.97x           53.2%          81.0%
 Shadow Anchored(2) .............          4            45,371,537         4.4         1.29x           76.3%          97.2%
 Unanchored .....................          4            11,024,639         1.1         1.81x           67.1%          98.5%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         35        $  299,006,460        29.0%        1.62x           66.0%          91.3%
MULTIFAMILY:
 Garden .........................         35        $  178,724,417        17.3%        1.41x           74.8%          95.2%
 Mid/High Rise ..................          5            79,245,311         7.7         1.42x           71.3%          96.6%
 Multifamily/Mixed Use ..........          1            22,253,381         2.2         1.23x           76.0%          94.8%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         41        $  280,223,109        27.2%        1.40x           73.9%          95.6%
OFFICE
 CBD ............................          3        $  132,641,261        12.9%        3.32x           41.0%          95.3%
 Office/Retail ..................          2            27,594,123         2.7         1.43x           61.6%          93.0%
 Suburban .......................          5            36,132,481         3.5         1.36x           71.1%          92.8%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         10        $  196,367,865        19.0%        2.69x           49.5%          94.5%
INDUSTRIAL
 Warehouse/Distribution .........         10        $   83,023,108         8.0%        1.40x           70.9%          98.8%
 Flex ...........................          8            66,746,288         6.5         1.56x           71.4%          95.0%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         18        $  149,769,396        14.5%        1.47x           71.1%          97.1%
MANUFACTURED HOUSING
COMMUNITY: ......................         19        $   74,070,708         7.2%        1.31x           75.7%          95.3%
SELF STORAGE: ...................          7        $   22,393,191         2.2%        1.70x           58.2%          87.2
THEATER: ........................          2        $    9,594,931         0.9%        1.30x           67.1%         100.0
                                          --        --------------       -----         ----            ----          -----
TOTAL/WEIGHTED AVERAGE: .........        132        $1,031,425,660       100.0%        1.72x           66.3%          94.2%
                                         ===        ==============       =====

------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgage Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Mortgaged property is classified by the applicable Mortgage Loan Seller as shadow anchored if it is in close proximity to a significant retail property that effectively "anchors" that property.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                             NUMBER OF      AGGREGATE          % OF
          RANGE OF            MORTGAGE     CUT-OFF DATE       INITIAL
       MORTGAGE RATES          LOANS         BALANCE       POOL BALANCE
--------------------------- ----------- ----------------- --------------
4.8593% - 5.9999% .........      10      $  190,903,613         18.5%
6.0000% - 6.2500% .........      28         369,640,237         35.8
6.2501% - 6.4999% .........      13          63,855,978          6.2
6.5000% - 6.9999% .........      25         168,608,542         16.3
7.0000% - 7.4999% .........      24         192,655,690         18.7
7.5000% - 9.0200% .........       8          45,761,600          4.4
                                ---      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ..................     108      $1,031,425,660        100.0%
                                ===      ==============        =====



                                                  WEIGHTED AVERAGES
                            -------------------------------------------------------------
                                            STATED
                                          REMAINING               CUT-OFF
          RANGE OF            MORTGAGE       TERM        UW         DATE     LTV RATIO AT
       MORTGAGE RATES           RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
--------------------------- ------------ ----------- ---------- ----------- -------------
4.8593% - 5.9999% .........     5.2188%      119         2.76x      48.7%        40.2%
6.0000% - 6.2500% .........     6.1175%      118         1.60x      66.9%        56.1%
6.2501% - 6.4999% .........     6.3684%      107         1.48x      75.3%        65.1%
6.5000% - 6.9999% .........     6.8097%      126         1.42x      74.9%        59.8%
7.0000% - 7.4999% .........     7.2703%      111         1.32x      72.2%        63.9%
7.5000% - 9.0200% .........     8.2404%      102         1.47x      64.6%        56.3%
TOTAL/WEIGHTED
 AVERAGE ..................     6.3894%      116         1.72x      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                       MORTGAGED PROPERTIES BY STATE (1)

                           NUMBER OF      AGGREGATE          % OF
                           MORTGAGED     CUT-OFF DATE       INITIAL
          STATE           PROPERTIES       BALANCE       POOL BALANCE
------------------------ ------------ ----------------- --------------
Texas ..................       18      $  115,745,614         11.2%
Massachusetts ..........        3         112,705,889         10.9
New York ...............       12         111,452,703         10.8
Illinois ...............        8          97,887,477          9.5
Pennsylvania ...........        6          95,751,476          9.3
California .............       15          93,580,314          9.1
Florida ................       14          85,632,327          8.3
Ohio ...................        5          37,149,720          3.6
Indiana ................        4          33,740,783          3.3
Colorado ...............        4          28,797,369          2.8
Michigan ...............        7          28,019,300          2.7
Washington .............        2          24,062,570          2.3
New Jersey .............        4          23,836,863          2.3
Maryland ...............        2          23,509,975          2.3
Arizona ................        2          16,579,887          1.6
Tennessee ..............        5          14,749,873          1.4
Mississippi ............        3          11,615,612          1.1
Alabama ................        2          11,478,739          1.1
Kentucky ...............        2           8,327,085          0.8
North Carolina .........        1           7,991,882          0.8
Wisconsin ..............        2           7,548,973          0.7
Iowa ...................        1           6,697,852          0.6
Georgia ................        2           6,459,343          0.6
Delaware ...............        1           5,489,943          0.5
Nevada .................        1           5,382,226          0.5
Kansas .................        1           4,353,633          0.4
Virginia ...............        1           3,790,222          0.4
South Carolina .........        1           3,489,273          0.3
Montana ................        1           2,897,079          0.3
North Dakota ...........        1           2,202,632          0.2
South Dakota ...........        1             499,027          0.0
                               --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...............      132      $1,031,425,660        100.0%
                              ===      ==============        =====



                                               WEIGHTED AVERAGES
                         -------------------------------------------------------------
                                         STATED
                                       REMAINING               CUT-OFF
                           MORTGAGE       TERM        UW         DATE     LTV RATIO AT
          STATE              RATE      (MOS.)(2)     DSCR     LTV RATIO   MATURITY (2)
------------------------ ------------ ----------- ---------- ----------- -------------
Texas ..................     6.6804%      118         1.49x      70.5%        57.8%
Massachusetts ..........     5.1119%      119         2.60x      48.0%        39.9%
New York ...............     5.9332%      118         2.49x      62.3%        53.0%
Illinois ...............     6.5321%      115         1.36x      69.5%        58.7%
Pennsylvania ...........     6.2500%      118         1.89x      56.8%        48.7%
California .............     6.7277%      115         1.42x      67.5%        56.7%
Florida ................     6.6003%      115         1.51x      70.9%        61.1%
Ohio ...................     6.6588%      121         1.39x      69.7%        52.7%
Indiana ................     6.7312%      133         1.32x      76.7%        57.7%
Colorado ...............     7.2938%      114         1.32x      73.8%        65.2%
Michigan ...............     6.2733%      118         1.55x      74.6%        64.0%
Washington .............     6.1083%      118         1.36x      77.1%        65.7%
New Jersey .............     6.8720%      115         1.86x      70.0%        56.1%
Maryland ...............     7.3820%      110         1.44x      59.8%        52.7%
Arizona ................     6.0000%       98         1.35x      72.9%        63.9%
Tennessee ..............     7.1839%      115         1.30x      76.1%        68.4%
Mississippi ............     6.9648%      116         1.29x      78.2%        68.4%
Alabama ................     6.0824%      119         1.43x      78.5%        66.8%
Kentucky ...............     6.2500%       75         1.36x      78.6%        71.5%
North Carolina .........     5.9000%      119         1.37x      75.4%        63.8%
Wisconsin ..............     6.8334%      109         1.31x      73.4%        64.4%
Iowa ...................     9.0200%       90         1.30x      68.3%        59.6%
Georgia ................     6.2100%      118         1.45x      79.7%        68.2%
Delaware ...............     6.0000%      118         1.89x      60.3%        51.3%
Nevada .................     7.3000%      115         1.44x      74.8%        65.9%
Kansas .................     7.3500%      113         1.26x      75.7%        67.1%
Virginia ...............     6.4500%      117         1.42x      74.7%        64.3%
South Carolina .........     6.7900%      116         1.35x      79.3%        69.0%
Montana ................     9.0200%       90         1.30x      64.4%        56.2%
North Dakota ...........     5.6000%      119         1.76x      59.1%        49.6%
South Dakota ...........     7.8700%      112         1.81x      52.8%        43.7%
TOTAL/WEIGHTED
 AVERAGE ...............     6.3894%      116         1.72X      66.3%        55.8%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

            RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS (1)



                                                                                        WEIGHTED AVERAGES
                                                                  -------------------------------------------------------------
                                                                                  STATED
      RANGE OF        NUMBER OF      AGGREGATE          % OF                    REMAINING               CUT-OFF
   REMAINING TERMS     MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE       TERM        UW         DATE     LTV RATIO AT
      (MOS.)(1)         LOANS         BALANCE       POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
-------------------- ----------- ----------------- -------------- ------------ ----------- ---------- ----------- -------------
57 -- 99 ...........      11      $   66,504,047          6.4%        7.2440%       71         1.37x      73.6%        67.9%
100 -- 109 .........       4          54,441,074          5.3         7.3577%      107         1.32x      68.2%        60.6%
110 -- 119 .........      81         838,837,022         81.3         6.2524%      118         1.80x      65.1%        55.2%
120 -- 149 .........       8          35,100,502          3.4         6.2083%      121         1.45x      66.9%        54.5%
150 -- 199 .........       3          32,202,429          3.1         6.8049%      176         1.25x      77.8%        45.6%
200 -- 239 .........       1           4,340,585          0.4         6.0000%      239         1.20x      72.3%         1.7%
                          --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...........     108      $1,031,425,660        100.0%        6.3894%      116         1.72x      66.3%        55.8%
                         ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                             YEARS OF MATURITY (1)


                                                                                          WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                                                                    STATED
                        NUMBER OF      AGGREGATE          % OF                    REMAINING               CUT-OFF
                         MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE       TERM        UW         DATE     LTV RATIO AT
 YEARS OF MATURITY(1)     LOANS         BALANCE       POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
---------------------- ----------- ----------------- -------------- ------------ ----------- ---------- ----------- -------------
2007 .................       5      $   39,342,318          3.8%        6.5240%       58         1.41x      75.8%        71.4%
2009 .................       1           4,292,569          0.4         6.2500%       82         1.32x      74.0%        67.3%
2010 .................       4          20,944,857          2.0         8.6923%       91         1.31x      70.7%        63.5%
2011 .................       4          34,513,271          3.3         7.3712%      105         1.24x      73.8%        65.1%
2012 .................      89         893,395,129         86.6         6.2775%      117         1.78x      65.0%        55.1%
2013 .................       1           2,394,502          0.2         6.9750%      129         1.42x      70.9%        60.8%
2017 .................       3          32,202,429          3.1         6.8049%      176         1.25x      77.8%        45.6%
2022 .................       1           4,340,585          0.4         6.0000%      239         1.20x      72.3%         1.7%
                            --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE .............     108      $1,031,425,660        100.0%        6.3894%      116         1.72x      66.3%        55.8%
                           ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. In addition, the Net Operating Income (excluding ground lease debt service payments, if any) of the improvements constructed on 1 Mortgaged Property (identified as Loan No. 7 on Annex A to this prospectus supplement), representing 2.4% of the Initial Pool Balance, was included in the computation of the UW DSCR although the improvements are not subject to the lien of the related Mortgage. With respect to 1 mortgage loan (loan no. 3), for purposes of calculating UW DSCR, annual debt service is calculated based upon a 7.3500% Mortgage Rate plus 0.04% servicing fee rate paid by the related borrower.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented and Annex A attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIO


                          NUMBER OF      AGGREGATE          % OF
                           MORTGAGE     CUT-OFF DATE       INITIAL
     RANGE OF DSCRS         LOANS         BALANCE       POOL BALANCE
------------------------ ----------- ----------------- --------------
1.20x -- 1.24x .........       6      $   41,259,211          4.0%
1.25x - 1.29x ..........      14         128,805,083         12.5
1.30x - 1.39x ..........      43         256,230,489         24.8
1.40x - 1.49x ..........      30         283,421,352         27.5
1.50x - 1.99x ..........      11         182,772,400         17.7
2.00x - 2.49x ..........       1          11,984,950          1.2
2.50x - 6.19x ..........       3         126,952,174         12.3
                              --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...............     108      $1,031,425,660        100.0%
                             ===      ==============        =====

                                               WEIGHTED AVERAGES
                         -------------------------------------------------------------
                                         STATED
                                       REMAINING               CUT-OFF
                           MORTGAGE       TERM        UW         DATE     LTV RATIO AT
     RANGE OF DSCRS          RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
------------------------ ------------ ----------- ---------- ----------- -------------
1.20x -- 1.24x .........     7.1489%      127         1.22x      75.5%        57.4%
1.25x - 1.29x ..........     7.1147%      127         1.26x      75.0%        60.9%
1.30x - 1.39x ..........     6.6702%      110         1.35x      75.4%        65.2%
1.40x - 1.49x ..........     6.3708%      114         1.43x      71.1%        60.9%
1.50x - 1.99x ..........     6.3013%      118         1.87x      56.2%        46.8%
2.00x - 2.49x ..........     6.9000%      119         2.34x      64.8%        51.7%
2.50x - 6.19x ..........     4.9597%      119         3.44x      39.8%        33.0%
TOTAL/WEIGHTED
 AVERAGE ...............     6.3894%      116         1.72x      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans.

     An "LTV Ratio" for any mortgage loan, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date or, in the 4 cases described below, an adjusted principal balance (assuming no defaults or prepayments on the mortgage loans prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the anticipated principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. For purposes of determining the LTV Ratios as of the cut-off date for 3 mortgage loans (identified as Loan Nos. 27, 51 and 53 on Annex A to this prospectus supplement), representing 2.0% of the Initial Pool Balance, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain income levels by the related Mortgaged Properties. In addition, the appraised value of the improvements constructed on 1 Mortgaged Property (identified as Loan No. 7 on Annex A to this prospectus supplement), representing 2.4% of the Initial Pool Balance, was included in the computation of the LTV Ratios although the improvements are not subject to the lien of the related Mortgage.

     In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the tables below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE



        RANGE OF          NUMBER OF      AGGREGATE          % OF
    LTV RATIOS AS OF       MORTGAGE     CUT-OFF DATE       INITIAL
    THE CUT-OFF DATE        LOANS         BALANCE       POOL BALANCE
------------------------ ----------- ----------------- --------------
16.5% -- 49.9% .........       4      $  129,933,619         12.6%
50.0% - 59.9% ..........       7         194,482,950         18.9
60.0% - 69.9% ..........      18         105,625,361         10.2
70.0% - 74.9% ..........      31         216,499,465         21.0
75.0% - 79.9% ..........      46         380,117,401         36.9
80.0% - 80.2% ..........       2           4,766,865          0.5
                              --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...............     108      $1,031,425,660        100.0%
                             ===      ==============        =====



                                               WEIGHTED AVERAGES
                         -------------------------------------------------------------
                                         STATED
        RANGE OF                       REMAINING               CUT-OFF
    LTV RATIOS AS OF       MORTGAGE       TERM        UW         DATE     LTV RATIO AT
    THE CUT-OFF DATE         RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
------------------------ ------------ ----------- ---------- ----------- -------------
16.5% -- 49.9% .........     4.9778%      119         3.41x      39.6%        32.2%
50.0% - 59.9% ..........     6.4043%      116         1.79x      54.7%        46.6%
60.0% - 69.9% ..........     6.7592%      112         1.54x      65.0%        55.1%
70.0% - 74.9% ..........     6.6793%      116         1.40x      73.1%        61.1%
75.0% - 79.9% ..........     6.5974%      117         1.34x      77.6%        65.6%
80.0% - 80.2% ..........     6.3021%      119         1.35x      80.1%        69.1%
TOTAL/WEIGHTED
 AVERAGE ...............     6.3894%      116         1.72X      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


        RANGE OF LTV RATIOS AS OF THE MORTGAGE LOAN MATURITY DATES (1)



                                                                                           WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
        RANGE OF                                                                     STATED
    LTV RATIOS AS OF     NUMBER OF      AGGREGATE          % OF                    REMAINING               CUT-OFF
   THE MORTGAGE LOAN      MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE       TERM        UW         DATE     LTV RATIO AT
   MATURITY DATES(1)       LOANS         BALANCE       POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
----------------------- ----------- ----------------- -------------- ------------ ----------- ---------- ----------- -------------
 0.0% - 29.9% .........       3      $   32,293,354          3.1%        5.3970%      135         5.12x      25.3%        10.8%
30.0% - 49.9% .........      12         320,730,123         31.1         5.8773%      124         2.06x      54.1%        43.3%
50.0% - 59.9% .........      23         151,619,904         14.7         6.8820%      115         1.49x      67.3%        55.8%
60.0% - 64.9% .........      24         187,093,433         18.1         6.3720%      116         1.40x      73.2%        62.8%
65.0% - 69.9% .........      41         304,804,049         29.6         6.7715%      114         1.34x      77.4%        67.5%
70.0% - 75.5% .........       5          34,884,797          3.4         6.6286%       60         1.40x      77.2%        72.7%
                             --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ..............     108      $1,031,425,660        100.0%        6.3894%      116       1.72X        66.3%        55.8%
                            ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                        RANGE OF CUT-OFF DATE BALANCES



                              NUMBER OF      AGGREGATE          % OF
          RANGE OF             MORTGAGE     CUT-OFF DATE       INITIAL
    CUT-OFF DATE BALANCES       LOANS         BALANCE       POOL BALANCE
---------------------------- ----------- ----------------- --------------
$ 1,142,479 - $  1,999,999        12      $   19,504,606          1.9%
$ 2,000,000 - $  4,999,999        44         153,854,788         14.9
$ 3,000,000 - $  9,999,999        25         170,833,279         16.6
$10,000,000 - $ 14,999,999        11         133,162,068         12.9
$15,000,000 - $ 24,999,999        10         197,577,163         19.2
$25,000,000 - $ 49,999,999         4         137,421,603         13.3
$50,000,000 - $119,191,303         2         219,072,153         21.2
                                  --      --------------        -----
TOTAL/WEIGHTED AVERAGE .....     108      $1,031,425,660        100.0%
                                 ===      ==============        =====



                                                   WEIGHTED AVERAGES
                             -------------------------------------------------------------
                                             STATED
                                           REMAINING               CUT-OFF
          RANGE OF             MORTGAGE       TERM        UW         DATE     LTV RATIO AT
    CUT-OFF DATE BALANCES        RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
---------------------------- ------------ ----------- ---------- ----------- -------------
$ 1,142,479 - $  1,999,999       6.8826%      116         1.35x      73.2%        61.0%
$ 2,000,000 - $  4,999,999       6.6968%      120         1.42x      72.8%        59.8%
$ 3,000,000 - $  9,999,999       6.6347%      106         1.40x      73.2%        63.3%
$10,000,000 - $ 14,999,999       6.5723%      117         1.46x      72.4%        60.1%
$15,000,000 - $ 24,999,999       6.6507%      120         2.00x      64.5%        53.6%
$25,000,000 - $ 49,999,999       6.3934%      117         1.37x      72.2%        62.2%
$50,000,000 - $119,191,303       5.5887%      118         2.33x      49.8%        42.0%
TOTAL/WEIGHTED AVERAGE .....     6.3894%      116         1.72X      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                    RANGE OF CURRENT OCCUPANCY RATES (1)(2)



                            NUMBER OF      AGGREGATE          % OF
         RANGE OF           MORTGAGE      CUT-OFF DATE       INITIAL
 CURRENT OCCUPANCY RATES   PROPERTIES       BALANCE       POOL BALANCE
------------------------- ------------ ----------------- --------------
74.5% -  84.9% ..........        5      $   85,991,961          8.3%
85.0% -  89.9% ..........        6          68,707,975          6.7
90.0% -  94.9% ..........       32         279,998,629         27.1
95.0% - 100.0% ..........       89         596,727,096         57.9
                                --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ................      132      $1,031,425,660        100.0%
                               ===      ==============        =====



                                                WEIGHTED AVERAGES
                          -------------------------------------------------------------
                                          STATED
                                        REMAINING               CUT-OFF
         RANGE OF           MORTGAGE       TERM        UW         DATE     LTV RATIO AT
 CURRENT OCCUPANCY RATES      RATE      (MOS.)(3)     DSCR     LTV RATIO   MATURITY (3)
------------------------- ------------ ----------- ---------- ----------- -------------
74.5% -  84.9% ..........     6.2847%      118         1.92x      54.9%        46.5%
85.0% -  89.9% ..........     6.2229%      126         1.74x      61.1%        48.5%
90.0% -  94.9% ..........     6.7215%      112         1.42x      71.1%        60.6%
95.0% - 100.0% ..........     6.2678%      117         1.83x      66.2%        55.7%
                              ------       ---         ----       ----         ----
TOTAL/WEIGHTED
 AVERAGE ................     6.3894%      116         1.72X      66.3%        55.8%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                     RANGE OF YEARS BUILT/RENOVATED(1)(2)



                             NUMBER OF      AGGREGATE          % OF
         RANGE OF            MORTGAGE      CUT-OFF DATE       INITIAL
 YEARS BUILT/RENOVATED(1)   PROPERTIES       BALANCE       POOL BALANCE
-------------------------- ------------ ----------------- --------------
1918 -- 1970 .............       15      $   53,115,373          5.1%
1971 -- 1980 .............       14          73,940,482          7.2
1981 -- 1985 .............       10         154,451,419         15.0
1986 -- 1990 .............        9          74,806,668          7.3
1991 -- 1995 .............       14         123,172,310         11.9
1996 -- 2000 .............       40         348,481,073         33.8
2001 -- 2002 .............       30         203,458,336         19.7
                                 --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE .................      132      $1,031,425,660        100.0%
                                ===      ==============        =====



                                                 WEIGHTED AVERAGES
                           -------------------------------------------------------------
                                           STATED
                                         REMAINING               CUT-OFF
         RANGE OF            MORTGAGE       TERM        UW         DATE     LTV RATIO AT
 YEARS BUILT/RENOVATED(1)      RATE      (MOS.)(3)     DSCR     LTV RATIO   MATURITY(3)
-------------------------- ------------ ----------- ---------- ----------- -------------
1918 -- 1970 .............     6.9798%      115         1.48x      69.2%        59.5%
1971 -- 1980 .............     6.4753%      116         1.41x      72.9%        60.9%
1981 -- 1985 .............     5.4839%      116         2.29x      56.3%        47.8%
1986 -- 1990 .............     6.4185%      112         1.40x      73.8%        63.9%
1991 -- 1995 .............     6.1532%      112         2.46x      54.4%        46.4%
1996 -- 2000 .............     6.5915%      120         1.54x      67.9%        56.4%
2001 -- 2002 .............     6.6774%      116         1.44x      72.3%        60.7%
TOTAL/WEIGHTED
 AVERAGE .................     6.3894%      116         1.72X      66.3%        55.8%

----------
(1) Range of Years Built/Renovated references the earlier of the year built or, with respect to renovated properties, the year of the most recent renovation with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                 PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE



                                                                                                           STATED
                                                                                               STATED    REMAINING    STATED
                                   NUMBER OF      AGGREGATE          % OF                    REMAINING    LOCKOUT    REMAINING
                                    MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE     LOCKOUT     PLUS DEF     TERM
       PREPAYMENT PROVISION          LOANS         BALANCE       POOL BALANCE      RATE        (MOS.)      (MOS.)    (MOS.)(1)
--------------------------------- ----------- ----------------- -------------- ------------ ----------- ----------- ----------
Lockout with defeasance .........     107      $1,009,573,554         97.9%        6.3668%  25              113         117
Lockout period followed by
 yield maintenance ..............       1          21,852,106          2.1         7.4300   12               12         109
                                      ---      --------------        -----
TOTAL/WEIGHTED AVERAGE ..........     108      $1,031,425,660        100.0%        6.3894%  25              111         116
                                      ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                              AMORTIZATION TYPES

                           NUMBER OF      AGGREGATE          % OF
                            MORTGAGE     CUT-OFF DATE       INITIAL
    AMORTIZATION TYPES       LOANS         BALANCE       POOL BALANCE
------------------------- ----------- ----------------- --------------
Balloon Mortgage
 Loans(1) ...............      93      $  856,894,699         83.1%
ARD Loans ...............      12         165,108,932         16.0
Fully Amortizing
 Mortgage Loans .........       2           7,322,029          0.7
Interest-only, Balloon
 Mortgage Loan ..........       1           2,100,000          0.2
                               --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ................     108      $1,031,425,660        100.0%
                              ===      ==============        =====

                                                WEIGHTED AVERAGES
                          -------------------------------------------------------------
                                          STATED
                                        REMAINING               CUT-OFF
                            MORTGAGE       TERM        UW         DATE     LTV RATIO AT
    AMORTIZATION TYPES        RATE      (MOS.)(2)     DSCR     LTV RATIO   MATURITY (2)
------------------------- ------------ ----------- ---------- ----------- -------------
Balloon Mortgage
 Loans(1) ...............     6.3523%      116         1.64x      67.1%        57.1%
ARD Loans ...............     6.6049%      118         2.13x      62.9%        51.6%
Fully Amortizing
 Mortgage Loans .........     5.8982%      190         1.46x      55.1%         1.0%
Interest-only, Balloon
 Mortgage Loan ..........     6.2800%      115         3.37x      34.4%        34.4%
TOTAL/WEIGHTED
 AVERAGE ................     6.3894%      116         1.72X      66.3%        55.8%

----------
(1) Excludes the mortgage loans with Anticipated Repayment Dates and the mortgage loan which is paid interest-only until maturity.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase, Merrill and LaSalle. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. Merrill is an affiliate of one of the Underwriters. LaSalle is the paying agent and is also an affiliate of one of the Underwriters.

JPMORGAN CHASE

     JPMorgan Chase is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of June 30, 2002, JPMorgan Chase Bank had total assets of $581.4 billion, total net loans of $176.6 billion, total deposits of $287.8 billion, and total stockholder's equity of $35.1 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation), the 2001 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge upon written request to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

     JPMorgan Chase is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

MERRILL

     Merrill Lynch Mortgage Lending, Inc. is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an Underwriter and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and Federal regulatory authorities. As of September 30, 2002, Merrill Lynch Mortgage Capital Inc. had total assets of approximately $7 billion.

LASALLE

     LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of September 30, 2002, LaSalle had total assets of $60.2 billion. LaSalle is acting as the paying agent, authenticating agent and certificate registrar for this transaction and is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. 2 of the mortgage loans (identified as loan No. 10 and 24 on Annex A attached to this prospectus supplement) sold to the depositor by Merrill Lynch were originated by Prudential Mortgage Capital Funding, LLC and 1 mortgage loan (identified as loan No. 3 on Annex A attached to this prospectus supplement) sold to the depositor by LaSalle was originated by GMAC Commercial Mortgage Corporation. In addition, 3 of the mortgage loans (identified as loan nos. 86, 94 and 100 on Annex A attached to this prospectus supplement) sold to the Depositor by LaSalle were originated by Collateral Mortgage Capital, LLC. In each case, the related mortgage loan seller re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the mortgagor and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm; provided, however, that in certain cases a PAR is not obtained if the Mortgaged Property is new construction. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related mortgage loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property where self-insurance is not permitted. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy;
(3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (a) the mortgage loan is not delinquent in payment of principal and interest (after giving affect to any applicable grace period) and has not been more than 30 days past due (after giving affect to any applicable grace period);

       (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

       (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

       (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

       (e) to the Mortgage Loan Seller's knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

       (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

       (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

       (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

       (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

       (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

       (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

       (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (o) none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense;

       (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

       (r) to the Mortgage Loan Seller's knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (2) no condemnation proceedings are pending;

       (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

       (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage

Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or
(b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, S&P, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, the actions specified in
(a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan which is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the Closing Date, and a current DSCR of not less than the current DSCR of the deleted mortgage loan;
(j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by Moody's or S&P to any class of Certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Simon Portfolio II REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (d) and (f) through (p), and (z) the remaining term to stated maturity referred to in clause (e) above is required to be determined on a weighted average basis, provided that no individual Mortgage Rate shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any Class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (in its discretion) (1) repurchase or substitute for all such Crossed Loans which are materially and adversely affected by such document defect or omission or breach of a representation or warranty unless each such Crossed Loan is released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the trust fund or (2) repurchase or substitute each Crossed Loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions", unless, (i) the DSCR for all the remaining Crossed

Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the DSCR for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x and
(ii) the loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, determined at the time of repurchase or substitution is not greater than the lesser of (a) the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution and (b) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related mortgage loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

LOCK BOX ACCOUNTS

     With respect to 57 mortgage loans (the "Lock Box Loans"), representing approximately 65.0% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 12 Lock Box Loans, representing approximately 23.4% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 2 Lock Box Loans, representing approximately 5.5% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 42 Lock Box Loans, representing approximately 31.7% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lock Box Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) required DSCR levels not being maintained, (iii) the date 24 months prior to the Anticipated Repayment Date or (iv) the related Anticipated Repayment Date). With respect to 1 Lock Box Loan, representing approximately 4.4% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Simon Portfolio II Non-Pooled Component of the Simon Portfolio II Loan) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date);
(2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") will consist of the following 22 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class SP-1, Class SP-2, Class SP-3, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates". The Class SP-1, Class SP-2 and Class SP-3 Certificates are referred to collectively in this prospectus supplement as the "Class SP Certificates".

     Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class SP-1, Class SP-2, Class SP-3, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (or in the case of the Class SP Certificates, any Simon Portfolio II Collateral Support Deficit) actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class X-1, Class X-2, Class SP, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,031,425,660.

   The Notional Amount of the Class X-2 Certificates will equal:

       (1) up to and including the Distribution Date in December 2003, the sum of (a) the lesser of $222,622,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

       (2) after the Distribution Date in December 2003 through and including the Distribution Date in December 2004, the sum of (a) the lesser of $170,225,000 and the Certificate Balance of the Class A-1 Certificates and
   (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

       (3) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $117,039,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2 Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

       (4) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $66,797,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2 Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (c) the lesser of $4,570,000 and the Certificate Balance of the Class J Certificates;

       (5) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $600,921,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $6,968,000 and the Certificate Balance of the Class H Certificates;

       (6) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $553,694,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $8,253,000 and the Certificate Balance of the Class G Certificates;

       (7) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $510,095,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E Certificates and (c) the lesser of $16,875,000 and the Certificate Balance of the Class F Certificates; and

       (8) after the Distribution Date in December 2009, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $986,526,000.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $96,695,660. The Class SP Certificates have an aggregate initial Certificate Balance of approximately $19,565,741.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive

Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2002-C2 and its telephone number is
(312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in January 2003 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any

Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") under the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Simon Portfolio II Loan, the Paying Agent is required to establish and maintain an account (the "Simon Portfolio II Distribution Account"), which may be a subaccount of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the Simon Portfolio II Loan, the Paying Agent will deposit the same into the Simon Portfolio II Distribution Account. See "--Class SP Certificates and the Simon Portfolio II Loan" below.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Simon Portfolio II Non-Pooled Component), an amount equal to one day's interest at the Net Mortgage Rate for each Mortgage Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and S&P ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class SP Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans (excluding the portion of amounts received on the Simon Portfolio II Loan that are allocable to the Simon Portfolio II Non-Pooled Component) and any REO Properties that is on deposit in the Certificate Account as described below under "--Class SP Certificates and the Simon Portfolio II Loan," the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal for each mortgage loan with a due date occurring after the related Determination Date, the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each mortgage loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Master Servicer (or the 75/101 Federal Street servicer with respect to the 75/101 Federal Street Loan) or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (in the case of a P&I Advance made on the Simon Portfolio II Loan, the portion allocated to the Simon Portfolio II Pooled Component). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

       (z) on the Distribution Date occurring in each March, the related Withheld Amounts (in the case of the Simon Portfolio II Loan, the portion of the related Withheld Amount relating to the Simon Portfolio II Pooled Component) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to a mortgage loan for the related Due Period on the business day immediately following that day will be deemed to have been received during the related Due Period and not during any other Due Period.

     Class SP Certificates and the Simon Portfolio II Loan. The aggregate amount available for distribution on each Distribution Date from the Simon Portfolio II Loan ("Simon Portfolio II Available Funds") will, in general, be equal to all amounts received or advanced on the Simon Portfolio II Loan (including the Simon Portfolio II Non-Pooled Component) that is on deposit in the Certificate Account as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

   (i) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to the Simon Portfolio II Loan;

   (ii) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period with respect to the Simon Portfolio II Loan;

   (iii) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to the Simon Portfolio II Loan;

   (iv) with respect to the Simon Portfolio II Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Simon Portfolio II Distribution Account;

   (v) all amounts deposited in the Simon Portfolio II Distribution Account in error; and

   (vi) any accrued interest on the Simon Portfolio II Loan allocable to the default interest rate for the Simon Portfolio II Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Simon Portfolio II Loan.

     So long as no monetary or material non-monetary event of default under the Simon Portfolio II Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Simon Portfolio II Loan, the Simon Portfolio II Available Funds will be distributed in the following order of priority (the "Simon Portfolio II Non-Default Distribution
Priority"):

   (i) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Simon Portfolio II Pooled Component through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls related to the Simon Portfolio II Loan that are not otherwise allocated to the Class SP Certificates (as described in this prospectus supplement);

   (ii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Simon Portfolio II Principal Distribution Amount for such Distribution Date and (y) the Simon Portfolio II Pooled Percentage (as defined below) for such Distribution Date;

   (iii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all Simon Portfolio II Collateral Support Deficits, if any, previously allocated to Simon Portfolio II Pooled Components and for which no reimbursement has previously been received;

   (iv) to make distributions of interest to the holders of the Class SP Certificates up to an amount equal to all accrued and unpaid interest in respect of the Simon Non-Pooled Component through the end of the related Interest Accrual Period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the Class SP Certificates (as described below);

   (v) to the Class SP Certificates, up to an amount equal to the product of (x) the Simon Portfolio II Principal Distribution Amount for such Distribution Date and (y) the Simon Portfolio II Non-Pooled Percentage (as defined below) for such Distribution Date; and

   (vi) to the holders of the Class SP Certificates, to reimburse the Class SP Certificates for all Collateral Support Deficits, if any, previously allocated to the Class SP Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below "--Priority" to make distributions on the Certificates (other than the Class SP Certificates).

     If a monetary or material non-monetary event of default under the Simon Portfolio II Loan has occurred and is continuing or if there are outstanding unreimbursed Advances, the Simon Portfolio II Available Funds will be distributed in the following order of priority (the "Simon Portfolio II Default Distribution Priority"):

   (i) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Simon Portfolio II Pooled Component through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls related to the Simon Portfolio II Loan that are not otherwise allocated to the Class SP Certificates (as described below);

   (ii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, until the principal balance of the Simon Portfolio II Pooled Component is reduced to zero;

   (iii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates (other than the Class SP Certificates) for all Simon Portfolio II Collateral Support Deficits, if any, previously allocated to the Simon Portfolio II Pooled Component and for which no reimbursement has previously been received;

   (iv) to make distributions of interest to the holders of the Class SP Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Simon Portfolio II Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls that are allocated to the Class SP Certificates (as described below);

   (v) after the principal balance of the Simon Portfolio II Pooled Component has been reduced to zero, to make distributions of principal to the holders of the Class SP Certificates until the principal balance of the Simon Portfolio II Non-Pooled Component is reduced to zero; and

   (vi) to the holders of the Class SP Certificates, to reimburse the Class SP Certificates for all Simon Portfolio II Collateral Support Deficits, if any, previously allocated to the Class SP Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class SP Certificates).

     Any Net Aggregate Prepayment Interest Shortfalls with respect to the Simon Portfolio II Loan will be allocated to reduce the amount of interest distributable, first to the Simon Portfolio II Non-Pooled Component (and as a result, to the Class SP Certificates) and then to the Simon Portfolio II Pooled Component and as a result to the other Classes of Certificates as described herein.

     "Simon Portfolio II Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Simon Portfolio II Pooled Component and the denominator of which is (y) the sum of (a) the principal balance of the Simon Portfolio II Pooled Component and (b) the principal balance of the Simon Portfolio II Non-Pooled Component, in each case as of the day prior to such Distribution Date.

     "Simon Portfolio II Non-Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Simon Portfolio II Non-Pooled Component and the denominator of which is (y) the sum of (a) the Simon Portfolio II Pooled Component and (b) the principal balance of the Simon Portfolio II Non-Pooled Component, in each case as of the day prior to such Distribution Date.

     For purposes of calculating the allocation of collections on the Simon Portfolio II Loan between the Simon Portfolio II Pooled Component, on the one hand, and the Simon Portfolio II Non-Pooled Component on the other hand, the Simon Portfolio II Pooled Component will be deemed to have a principal balance (the "Simon Portfolio II Pooled Balance") and the Simon Portfolio II Non-Pooled Component will be deemed to have a principal balance (the "Simon Portfolio II Non-Pooled Balance") equal to the amounts described under "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" in this prospectus supplement.

     The Simon Portfolio II Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Simon Portfolio II Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 6.200%. The Simon Portfolio II Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Simon Portfolio II Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 6.200%. The Simon Portfolio II Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the Simon Portfolio II Pooled Component on such Distribution Date pursuant to either clause (ii) of the Simon Portfolio II Non-Default Distribution Priority or clause (ii) of the Simon

Portfolio II Default Distribution Priority, as applicable, and any Simon Portfolio II Collateral Support Deficits allocated to the Simon Portfolio II Pooled Component on such Distribution Date. The Simon Portfolio II Non-Pooled Balance will be reduced on each Distribution Date by all distributions of principal made to the Class SP Certificates (in respect of the Simon Portfolio II Non-Pooled Component) on such Distribution Date pursuant to either clause
(v) of the Simon Portfolio II Non-Default Distribution Priority or clause (v) of the Simon Default Distribution Priority, as applicable, and any Simon Portfolio II Collateral Support Deficits allocated to the Class SP Certificates on such Distribution Date.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     Second, (1) to the Class A-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero and (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero;

     Third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A-1 and Class A-2 Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-third, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to Class R Certificates) and the Lower-Tier Distribution Account (as to Class LR Certificates) and the Simon Portfolio II Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1 and Class A-2 Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to      %,

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to      %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to      %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to      %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to      %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to the WAC Rate less      %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to the WAC Rate less      %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to the WAC Rate less      %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to      %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately    %
and    % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more other separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2009, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (1) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

       (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

       (3) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates; and

       (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in December 2009, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate Class X-1 Component, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in December 2009, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in December 2009, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:

       (1) the Class X-2 Fixed Strip Rate set forth below, and

       (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component and
   (y)   %.



CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
   A-1 ..................................            %
   A-2 ..................................            %
   B ....................................            %
   C ....................................            %
   D ....................................            %
   E ....................................            %
   F ....................................            %
   G ....................................            %
   H ....................................            %
   J ....................................            %
   K ....................................            %

     After the Distribution Date in December 2009, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (or the Simon Portfolio II Pooled Component only with respect to the Simon Portfolio II Loan) weighted on the basis of their respective Stated Principal Balances as of the Closing Date (or the Stated Principal Balance of the Simon Portfolio II Pooled Component only with respect to the Simon Portfolio II
Loan), in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan (or the Simon Portfolio II Pooled Component only with respect to the Simon Portfolio II Loan) is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each mortgage loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates, the Class SP

Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates, the Class SP Certificates and the Class X Certificates) for the related Distribution Date.

     All Net Aggregate Prepayment Interest Shortfalls with respect to the Simon Portfolio II Loan will be allocated first to the Simon Portfolio II Non-Pooled Component and then to the Simon Portfolio II Pooled Component. Any Net Prepayment Interest Shortfall, to the extent not allocated to the Simon Portfolio II Non-Pooled Component, will be allocated to the Certificates (other than the Residual Certificates, the Class SP Certificates and the Class X Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to (1) the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date, less (2) (a) in the event that the Simon Portfolio II Default Distribution Priority is not in effect, an amount equal to the product of (x) the Simon Portfolio II Principal Distribution Amount for that Distribution Date and (y) the Non-Pooled Percentage for that Distribution Date or (b) in the event that the Simon Portfolio II Default Distribution Priority is in effect and if the Simon Portfolio II Pooled Component has been reduced to zero, any amounts required to be distributed to the Class SP Certificates pursuant to the Simon Portfolio II Default Distribution Priority for that Distribution Date.

     The "Simon Portfolio II Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Simon Portfolio II Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Portfolio II Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Portfolio II Loan.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or, last day of such grace period) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount and Simon Portfolio II Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. The term "Simon Portfolio II Principal Shortfall" for any Distribution Date means, the amount, if any, by which (a) the Simon Portfolio II Principal Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the Simon Portfolio II Pooled Component and the Class SP Certificates on the preceding Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (without regard to the proviso in the definition of that term) for that date that is attributable to that mortgage loan or, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Principal Distribution Amount (without regard to proviso in the definition of that term) for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit or Simon Portfolio II Collateral Support Deficit, as applicable, to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Paying Agent on the classes of Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                             ASSUMED FINAL
CLASS DESIGNATION          DISTRIBUTION DATE
-----------------------   -------------------
   Class A-1 ..........   January 12, 2012
   Class A-2 ..........   November 12, 2012
   Class B ............   November 12, 2012
   Class C ............   November 12, 2012
   Class D ............   November 12, 2012
   Class E ............   November 12, 2012

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be December 12, 2034, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates, and

     o the rights of the holders of the Class SP Certificates will be subordinated to the rights of the holders of the Offered Certificates and the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates with respect to distributions and the allocation of losses and Simon Portfolio II Collateral Support Deficit on the Simon Portfolio II Loan only, to the extent described in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of those classes of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1 and Class A-2 Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first to the Class A-1 Certificates

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until their Certificate Balance has been reduced to zero and then to the Class
A-2 Certificates until their Certificate Balance has been reduced to zero. Allocation to the Class A-1 and Class A-2 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A-1 and Class A-2 Certificates, the percentage interest in the trust fund evidenced by the Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1 and Class A-2 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class SP, Class X and Residual Certificates) with later alphabetical Class designations and the classes of Class SP Certificates with respect to the Simon Portfolio II Principal Distribution Amount.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans (or in the case of the Simon Portfolio II Loan, only the Simon Portfolio II Pooled Balance of the Simon Portfolio II Pooled Component after giving effect to any allocations of Simon Portfolio II Collateral Support Deficit on such Distribution Date) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class SP Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the classes of Class A-1 and Class A-2 Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficit will not be allocated to the Class SP Certificates (other than mortgage loan losses on the Simon Portfolio II Loan) or Class R, Class LR or Class X Certificates. On each Distribution Date, immediately following the distributions to be made to the Class SP Certificates and the Simon Portfolio II Pooled Component on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the Simon Portfolio II Loan expected to be outstanding immediately following that Distribution Date is less than (2) the Simon Portfolio II Pooled Balance of the Simon Portfolio II Pooled Component and the aggregate Certificate Balance of the Class SP Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, a "Simon Portfolio II Collateral Support Deficit"). The Paying Agent will be required to allocate any Simon Portfolio II Collateral Support Deficit, first, to reduce the Certificate Balance of the Class SP-3 Certificates to zero, second, to reduce the Certificate Balance of the Class SP-2 Certificates to zero, third, to reduce the Certificate Balance of the Class SP-1 Certificates to zero and then to reduce the Simon Portfolio II Pooled Balance of the Simon Portfolio II Pooled Component to zero.

     In general, Collateral Support Deficits and Simon Portfolio II Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage

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loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit and Simon Portfolio II Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Simon Portfolio II Non-Pooled Component of the Simon Portfolio II Loan) during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer will be required to make P&I Advances with respect to the 75/101 Federal Street Loan only to the extent that the servicer under the 75/101 Federal Street servicing agreement has failed to make a required P&I Advance under such servicing agreement. For more information regarding the obligations of the Master Servicer and Trustee to make P&I Advances with respect to the 75/101 Federal Street Loan, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

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     Except with respect to the 75/101 Federal Street Loan, if an Appraisal
Reduction has been made with respect to any Mortgage Loan and such Mortgage Loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its maturity date.

     In addition to P&I Advances, the Master Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer will be required to make Servicing Advances with respect to the 75/101 Federal Street Loan only to the extent that the Servicer under the 75/101 Federal Street Servicing Agreement has failed to make a required Servicing Advance. For more information regarding the obligations of the Master Servicer and Trustee to make Servicing Advances with respect to the 75/101 Federal Street Loan, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance (including Advances made with respect to 75/101 Federal Street Loan and the 75/101 Federal Street Property but not the 75/101 Federal Street Companion Loan) out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest, compounded annually, at the Prime Rate (the "Reimbursement Rate") (or with respect to any AB Mortgage Loan or Companion Loan, the rate provided in the

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related Intercreditor Agreement) accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. Except with respect to the 75/101 Federal Street Loan, an "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 150 days; and

       (7) immediately after a mortgage loan becomes an REO Loan.

See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement for more information regarding Appraisal Reduction Events with respect to the 75/101 Federal Street Loan.

     Except for the 75/101 Federal Street Loan, no Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal, equal to the excess of
(a) the Stated Principal Balance of that mortgage loan (including the Simon Portfolio II Non-Pooled Component) over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal

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balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over
(2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Simon Portfolio II Non-Pooled Component) until the MAI appraisal is received. The Determination Date for each Distribution Date is the 4th business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates; provided that with respect to an Appraisal Reduction on the Simon Portfolio II Loan, such Appraisal Reduction will be applied to the Class SP Certificates prior to any application of such Appraisal Reduction to the Simon Portfolio II Pooled Component (and as a result to the Offered Certificates). See "--Advances" above. Appraisal Reductions on the 75/101 Federal Street Loan will be applied to the related companion loan prior to being applied to reduce P&I Advances on the 75/101 Federal Street Loan.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, (except with respect to the 75/101 Federal Street Loan) the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the

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Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

     For more information with respect to appraisal reductions on the 75/101 Federal Street Loan, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan".

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the holder of the Mortgage Note of a Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), Moody's, S&P, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

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       (11) the Pass-Through Rate for each class of Certificates for the
   Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and related principal balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and Simon Portfolio II Available Funds and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);


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       (26) the aggregate amount of interest on Servicing Advances paid to the
   Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then current credit support levels for each class of Certificates;

       (28) the original and then current ratings for each class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, beginning in February 2003, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, DSCR based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), Moody's, S&P, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;


                                     S-128
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       (4) all accountants' reports delivered to the Trustee and the Paying
   Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Class SP Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution

Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class SP Certificates), each determined as of the prior Distribution Date. None of the Class SP, Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class (other than the Class SP Certificates) will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Simon Portfolio II Non-Pooled Component). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Simon Portfolio II Non-Pooled Component) be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because


                                     S-130
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a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, ATTN:
Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0021% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


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                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties (except with respect to the 75/101 Federal Street Loan to the extent discussed under "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement) will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and, to the extent applicable, the 75/101 Federal Street Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Simon Portfolio II Non-Pooled Component) for which it is responsible (except with respect to the 75/101 Federal Street Loan to the extent discussed in this prospectus supplement). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The 75/101 Federal Street Loan Pair are currently being serviced and administered pursuant to the 75/101 Federal Street Servicing Agreement, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement. Accordingly, except to the extent specifically provided otherwise, the discussion below regarding servicing of the mortgage loans and REO Properties relates solely to the servicing of the pooled mortgage loans other than the 75/101 Federal Street loan. For information regarding certain differences between the servicing of the pooled mortgage loans under the Pooling and Servicing Agreement and the servicing of the 75/101 Federal Street loan pair under the 75/101 Federal Street Servicing Agreement, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan".

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and, if applicable, the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

       (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate or, if applicable, any Companion Loan, by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

       (C) the Master Servicer's obligation to make Advances;

       (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer;

       (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans, except for the 75/101 Federal Street Loan. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and to its related Companion Loan):

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 150-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice (other than a payment default) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan, except for the 75/101 Federal Street Loan, which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor (each as defined below), the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent, Moody's and S&P. If the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (or 60 days with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and with respect to the Simon Portfolio II Loan, so long as a Control Change Event with respect to the Class SP Certificates has not occurred, the Simon

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Portfolio II Operating Advisor) will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) has objected in writing within ten business days (or with respect to clause (x) below, 30 days) of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten-day period, the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) will be deemed to have approved such action):

       (i) any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

       (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan or consent to Pacific Life Insurance Company's modification or extension of the 75/101 Federal Street Loan;

       (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement or sale pursuant to any purchase option pursuant to an intercreditor agreement or the Pooling and Servicing Agreement) for less than the applicable Purchase Price;

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

       (v) any release of collateral or acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;


       (vi) certain waivers of "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or consent to such waiver;

       (vii) any franchise changes or certain management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

       (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents;

       (ix) any acceptance or consent to the acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents;

       (x)        any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor's) response.

     See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement for a description of the circumstances in which the Directing Certificateholder will have rights to advise the Special Servicer with respect to actions similar, but not identical, to those described above with respect to the 75/101 Federal Street Loan.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing

Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     In addition, the Pooling and Servicing Agreement permits the Controlling Holder of the Class SP Certificates to appoint a representative (the "Simon Portfolio II Operating Advisor") who may advise the Special Servicer with respect to the Simon Portfolio II Loan. The "Controlling Holder" of the Class SP Certificates will be, to the extent then outstanding, the most subordinate class of Class SP Certificates outstanding for which a Control Change Event has not occurred with respect to such class. Upon the occurrence of a Control Change Event with respect to all of the Class SP Certificates, no holder of a Class SP Certificate will be permitted to exercise any of the rights of the Controlling Holder of the Class SP Certificates to advise the Special Servicer through a Simon Portfolio II Operating Advisor. A "Control Change Event" has occurred with respect to any class of Class SP Certificates if and for so long as either (i) the initial Certificate Balance of such class minus all Appraisal Reduction Amounts and Collateral Support Deficits allocated to such class as of the date of determination is less than 25% of the initial Certificate Balance of such class of Class SP Certificates; or (ii) the outstanding Certificate Balance of such class of Class SP Certificates, after giving effect to all principal distributions, Appraisal Reduction Amounts and Collateral Support Deficits allocated to such class as of the date of determination has been reduced to zero.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor):

     (a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     (b) may act solely in the interests of the holders of the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates),

     (c) does not have any duties to the holders of any class of certificates other than the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates),

     (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates) over the interests of the holders of one or more other classes of certificates,

     (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates), and

     (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) for having so acted.

THE MASTER SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the mortgage loans (other than the 75/101 Federal Street Loan and the Specially Serviced Mortgage Loans). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly-owned subsidiary of Wachovia Corporation. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28288.

     As of September 30, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 7,534 commercial and multifamily loans, totaling approximately $56.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     ARCap Special Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement, will be responsible for servicing the Specially Serviced Mortgage Loans (the "Special Servicer"). The Special Servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial Directing Certificateholder. As of September 30, 2002, ARCap was the named special servicer on 21 CMBS transactions encompassing 3681 loans with a legal balance of $21.72 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and S&P confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.025% to 0.145%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.045% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain (in each case to the extent not paid to the Special Servicer as compensation), as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification, assumption and defeasance fees and (2) late payment charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will not be entitled to receive a separate fee with respect to any Companion Loan. Otherwise, all references in this section to "mortgage loans" will include any Companion Loan.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (except for the 75/101 Federal Street Loan and the Long Island Industrial Portfolio II Companion Loan if the Long Island Industrial Portfolio II Companion Loan or the Long Island Industrial Portfolio II Loan are Specially Serviced Mortgage Loans) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.


     The Special Servicer will also be entitled to additional servicing compensation (to the extent not required to be paid to the Master Servicer) in the form of (1) all application fees with respect to assumptions, extensions and modifications, all consent, waiver, modification, assumption and all defeasance fees, and (2) late payments charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan, in connection with the related Mortgage Loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date), in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Except with respect to the 75/101 Federal Street Loan, Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan (except the 75/101 Federal Street Loan) and REO Loan (except for any REO Loan relating to the 75/101 Federal Street Loan) for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses received in respect of the mortgage loans for the related Distribution Date and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer for the related Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standards; provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of such policies will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. If the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to
(2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that it is an Acceptable Insurance Default, the Special Servicer shall inform S&P and Moody's as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of November 1, 2002, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).


     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

       (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X and Class SP Certificates) of Certificates with the latest alphabetical designation then outstanding (provided that any such amounts with respect to the Simon Portfolio II Loan will first be applied to the Class SP Certificates), and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, Moody's, S&P, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any

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term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates-- Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (except for the 75/101 Federal Street
Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (in the case of the Simon Portfolio II Loan, subject to the purchase right of the Simon Portfolio II Operating Advisor to purchase the Simon Portfolio II Loan, as described below, and in the case of the 75/101 Federal Street Loan, subject of the right of the majority holder or holders of the 75/101 Federal Street Companion Certificates to purchase the 75/101 Federal Street Loan as described under "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan--Certain Rights of the Trust with Respect to the Servicing of the 75/101 Federal Street Loan Pair" in this prospectus supplement) at a price (the "Option Price") equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d), except to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.


     In the event the Simon Portfolio II Loan is in default, the Simon Portfolio II Operating Advisor will have the first option (the "Simon Portfolio II Purchase Option") to purchase the Simon Portfolio II Loan (both the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component) from the trust fund at a price (the "Simon Portfolio II Option Price") generally equal to (i) the unpaid principal balance of the Simon Portfolio II Loan (both the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component), plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Simon Portfolio II Loan (both the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component) whether paid or unpaid or (ii) the fair value of the Simon Portfolio II Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination as described above. If the Simon Portfolio II Operating Advisor fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, the parties described in the preceding paragraph will have the option to purchase the Simon Portfolio II Loan.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

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     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out of pocket costs and expenses.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property", within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC, or if applicable, the Simon Portfolio II REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Simon Portfolio II REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2003 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and S&P that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or S&P to any class of certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 90 days of such removal;

       (g) Moody's places its ratings on any class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

       (h) Moody's downgrades the then current ratings of any class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder;

       (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or to correct any material error to the extent it does not materially and adversly affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, as evidenced by a letter from each of Moody's and S&P;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P; and

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of

   Moody's and S&P, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.


     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, amend the Servicing Standards.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Since the Pass-Through Rate on the Class E Certificates is based on the WAC Rate, principal payments on the mortgage loans that reduce the WAC Rate will reduce the Pass-Through Rate on the Class E Certificates, and therefore adversely affect the yield on the Class E Certificates.

     Principal payments on the mortgage loans would also affect the yield on the Class A-2, Class B, Class C and Class D Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Simon Portfolio II Portfolio Loan, the classes of Class SP Certificates and then to the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in January 2003;

       (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated
   Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

       (c) the periodic principal and/or interest payment due for each mortgage loan (other than the 75/101 Federal Street Loan) on the first due date following the cut-off date will continue to be due on each due date until the maturity date or the Anticipated Repayment Date, as the case may be and the periodic payment due on the 75/101 Federal Street Loan is the payment of principal and interest due on such loan based on the amortization schedule attached as Annex E to this prospectus supplement;

       (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

       (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

       (f) no Yield Maintenance Charges are included in any allocations or calculations;

       (g) the Closing Date is December 10, 2002;

       (h) the ARD Loans prepay on their Anticipated Repayment Dates;

       (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

       (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



DATE                                               0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------------   -----------   -----------   -----------   -----------   -----------
Initial Percentage ..........................         100           100           100           100           100
December 12, 2003 ...........................          95            95            95            95            95
December 12, 2004 ...........................          89            89            89            88            88
December 12, 2005 ...........................          83            83            82            82            81
December 12, 2006 ...........................          77            76            75            75            74
December 12, 2007 ...........................          54            53            52            51            51
December 12, 2008 ...........................          47            46            45            44            43
December 12, 2009 ...........................          38            37            36            34            34
December 12, 2010 ...........................          22            21            19            18            17
December 12, 2011 ...........................           1             0             0             0             0
Weighted Average Life (Years) (1) ...........        5.70          5.62          5.55          5.49          5.44
Estimated Month of First Principal ..........     1/12/03       1/12/03       1/12/03       1/12/03       1/12/03
Estimated Month of Maturity .................     1/12/12      12/12/11      11/12/11      11/12/11      10/12/11

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



DATE                                               0% CPR        3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   -----------   ------------   ------------   ------------   ------------
Initial Percentage ..........................         100            100            100            100            100
December 12, 2003 ...........................         100            100            100            100            100
December 12, 2004 ...........................         100            100            100            100            100
December 12, 2005 ...........................         100            100            100            100            100
December 12, 2006 ...........................         100            100            100            100            100
December 12, 2007 ...........................         100            100            100            100            100
December 12, 2008 ...........................         100            100            100            100            100
December 12, 2009 ...........................         100            100            100            100            100
December 12, 2010 ...........................         100            100            100            100            100
December 12, 2011 ...........................         100            100             99             99             98
December 12, 2012 ...........................           0              0              0              0              0
Weighted Average Life (Years) (1) ...........        9.74           9.74           9.74           9.74           9.74
Estimated Month of First Principal ..........     1/12/12       12/12/11       11/12/11       11/12/11       10/12/11
Estimated Month of Maturity .................    11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC", the "Lower-Tier REMIC" and the "Simon Portfolio II REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR and Class SP Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC, and the Class LR Certificates will represent the sole classes of residual interests in the Lower-Tier REMIC and Simon Portfolio II REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans (other than the Simon Portfolio II Loan) and their proceeds, the uncertificated regular interests in the Simon Portfolio II REMIC and their proceeds, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (other than the property securing the Simon Portfolio II
Loan), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Simon Portfolio II REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that the Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered

Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A)of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 48 mortgage loans representing approximately 34.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of Merrill Lynch, Fenner, Pierce & Smith Incorporated ("Merrill Lynch"), ABN AMRO Incorporated ("ABN AMRO"), Banc of America Securities LLC ("Banc of America"), Goldman, Sachs & Co. ("Goldman") and Salomon Smith Barney Inc. ("Salomon") and together with JPMSI, Merrill Lynch, ABN AMRO, Banc of America, Salomon and Goldman, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.



CLASS                   JPMSI     MERRILL LYNCH     ABN AMRO     BANC OF AMERICA     SALOMON     GOLDMAN
--------------------   -------   ---------------   ----------   -----------------   ---------   --------
Class A-1 ..........      $             $               $               $               $           $
Class A-2 ..........      $             $               $               $               $           $
Class B ............      $             $               $               $               $           $
Class C ............      $             $               $               $               $           $
Class D ............      $             $               $               $               $           $
Class E ............      $             $               $               $               $           $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $________, will be __% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft and for the Underwriters by Sidley Austin Brown & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):



CLASS      MOODY'S      S&P
-------   ---------   ------
  A-1        Aaa        AAA
  A-2        Aaa        AAA
  B          Aa2        AA
  C          Aa3        AA-
  D           A2         A
  E           A3         A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch Ratings, Inc. ("Fitch"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE                                                PAGE
                                        ------                                              ------
1400 Lake Shore Drive Borrower ......     S-66      Banc of America .....................    S-161
1400 Lake Shore Drive Loan ..........     S-66      Base Interest Fraction ..............    S-118
1400 Lake Shore Drive Property ......     S-66      CMSA Investor Reporting Package......    S-128
30/360 Basis ........................     S-73      CPR .................................    S-154
600 Fifth Avenue Loan ...............     S-67      Cameo Apartments Borrower ...........     S-65
600 Fifth Avenue Property ...........     S-67      Cameo Apartments Loan ...............     S-65
75/101 Federal Street Borrower ......     S-59      Cameo Apartments Property ...........     S-65
75/101 Federal Street Companion                     Century III Borrower ................     S-56
Loan ................................     S-59      Century III Mall Property ...........     S-56
75/101 Federal Street Companion                     Certificate Account .................    S-104
Loan Certificateholder                              Certificate Balance .................     S-99
Representative ......................     S-80      Certificate Owner ...................    S-100
75/101 Federal Street Companion                     Certificate Registrar ...............    S-101
Loan Certificateholders .............     S-80      Certificateholders ..................     S-52
75/101 Federal Street Companion                     Certificates ........................     S-99
Loan Trust Fund .....................     S-80      Circuit City ........................     S-69
75/101 Federal Street Loan ..........     S-59      Circuit City Borrower ...............     S-68
75/101 Federal Street Loan Pair .....     S-79      Circuit City Loan ...................     S-68
75/101 Federal Street Property ......     S-59      Circuit City Property ...............     S-68
75/101 Federal Street Servicing                     Class A Certificates ................     S-99
Agreement ...........................     S-79      Class SP Certificates ...............     S-99
75/101 Federal Street Trigger                       Class X Certificates ................     S-99
Event ...............................     S-61      Class X-1 Components ................    S-113
AB Mortgage Loans ...................     S-79      Class X-1 Strip Rate ................    S-113
ABN AMRO ............................    S-161      Class X-2 Component .................    S-114
ARC .................................     S-61      Class X-2 Strip Rate ................    S-114
ARC Portfolio A Loan ................     S-61      Clearstream, Luxembourg .............    S-101
ARC Portfolio A Properties ..........     S-61      Closing Date ........................     S-52
ARD Loans ...........................     S-72      Code ................................    S-159
Acceptable Insurance Default ........    S-141      Collateral Support Deficit ..........    S-121
Actual/360 Basis ....................     S-72      Companion Loan ......................     S-79
Additional Exclusions ...............    S-141      Companion Loans .....................     S-79
Administrative Cost Rate ............    S-115      Compensating Interest Payment .......    S-140
Advances ............................    S-123      Constant Prepayment Rate ............    S-154
All Risk of Physical Loss ...........     S-94      Controlling Class ...................    S-136
Anticipated Repayment Date ..........     S-72      Controlling Class
Appraisal Reduction .................    S-124      Certificateholder ...................    S-136
Appraisal Reduction Event ...........    S-124      Controlling Holder ..................    S-136
Asset Status Report .................    S-134      Corrected Mortgage Loan .............    S-134
Assumed Final Distribution Date .....    S-118      Cross-Over Date .....................    S-112
Assumed Scheduled Payment ...........    S-117      Crossed Loan ........................     S-97
Authenticating Agent ................    S-101      Cut-off Date Balance ................     S-52
Available Distribution Amount .......    S-105

                                            PAGE                                                  PAGE
                                           ------                                                ------
DSCR ...................................     S-52     Highland Lakes Borrower ................     S-56
DTC ....................................    S-100     Highland Lakes Center Property .........     S-56
Deerfield Village Borrowers ............     S-69     IRS ....................................    S-145
Deerfield Village Loan .................     S-69     Indirect Participants ..................    S-102
Deerfield Village Property .............     S-69     Initial Pool Balance ...................     S-52
Defeasance .............................     S-74     Initial Rate ...........................     S-72
Defeasance Lockout Period ..............     S-74     Initial Resolution Period ..............     S-95
Depositor ..............................     S-52     Insurance and Condemnation
Depositories ...........................    S-101     Proceeds ...............................    S-104
Determination Date .....................    S-103     Interest Distribution Amount ...........    S-115
Direct Participants ....................    S-101     Interest Reserve Account ...............    S-104
Directing Certificateholder ............    S-136     JPMSI ..................................    S-161
Discount Rate ..........................     S-73     JPMorgan Chase .........................     S-52
Distributable Certificate Interest .....    S-115     LTV Ratio ..............................     S-53
Distribution Account ...................    S-104     LaSalle ................................     S-52
Distribution Date ......................    S-103     Liquidation Fee ........................    S-139
Due Period .............................    S-106     Liquidation Fee Rate ...................    S-139
ERISA ..................................    S-163     Liquidation Proceeds ...................    S-104
ERISA Plan .............................    S-163     Lock Box Accounts ......................     S-98
ESA ....................................     S-93     Lock Box Loans .........................     S-98
Effective Gross Income .................     S-87     Lockout Period .........................     S-73
Equity Office ..........................     S-59     Long Island Industrial Portfolio II
Euroclear ..............................    S-101     Borrowers ..............................     S-62
Events of Default ......................    S-148     Long Island Industrial Portfolio II
Excess Interest ........................    S-115     Companion Loan .........................     S-77
Excess Interest Distribution                          Long Island Industrial Portfolio II
Account ................................    S-105     Intercreditor Agreement ................     S-77
Excluded Plan ..........................    S-164     Long Island Industrial Portfolio II
Exemption ..............................    S-163     Loan ...................................     S-62
FIRREA .................................     S-93     Long Island Industrial Portfolio II
Fitch ..................................    S-163     Properties .............................     S-62
Form 8-K ...............................     S-84     Longview Mall Borrower .................     S-56
Funding Trigger Event of Default .......     S-83     Longview Mall Property .................     S-56
GMACCM .................................     S-61     Lower-Tier Distribution Account ........    S-104
Gain on Sale Reserve Account ...........    S-105     Lower-Tier REMIC .......................    S-159
Goldman ................................    S-161     Lower-Tier REMIC Regular
Greenwich Park Apartments                             Interests ..............................    S-159
Borrower ...............................     S-71     MAI ....................................     S-96
Greenwich Park Apartments Loan..........     S-71     Master Servicer ........................    S-137
Greenwich Park Apartments                             Master Servicer Remittance Date ........    S-122
Property ...............................     S-71     Merrill Lynch ..........................     S-52
Ground Lease ...........................     S-67     Moody's ................................    S-162
Ground Tenant ..........................     S-67     Mortgage ...............................     S-52
                                                      Mortgage Asset Seller ..................     S-52


                                           PAGE                                                 PAGE
                                          ------                                               ------
Mortgage Loan Seller ..................     S-52     Purchase Price ........................     S-96
Mortgage Note .........................     S-52     Qualified Substitute Mortgage
Mortgage Rate .........................    S-115     Loan ..................................     S-96
Mortgaged Property ....................     S-52     REMIC .................................    S-159
NOI ...................................     S-87     REMIC Provisions ......................    S-159
NYSDEC ................................     S-64     REO Account ...........................    S-142
Net Aggregate Prepayment                             REO Loan ..............................    S-117
Interest Shortfall ....................    S-115     REO Property ..........................    S-134
Net Mortgage Rate .....................    S-115     Rated Final Distribution Date .........    S-119
Net Operating Income ..................     S-87     Record Date ...........................    S-104
Non-Offered Certificates ..............     S-99     Regular Certificates ..................    S-159
Non-Offered Subordinate                              Reimbursement Rate ....................    S-123
Certificates ..........................    S-120     Related Proceeds ......................    S-123
Nonrecoverable Advance ................    S-123     Release Date ..........................     S-74
Notional Amount .......................     S-99     Release H.15 ..........................     S-73
OID ...................................    S-159     Residual Certificates .................     S-99
Offered Certificates ..................     S-99     Restricted Group ......................    S-163
Office Property .......................     S-67     Revised Rate ..........................     S-72
Operating Statements ..................     S-87     Rules .................................    S-102
Option Price ..........................    S-144     S&P ...................................    S-162
PAR ...................................     S-93     Salomon ...............................    S-161
P&I Advance ...........................    S-122     Scheduled Principal Distribution
PML ...................................     S-76     Amount ................................    S-116
Participants ..........................    S-101     Section 8 .............................     S-52
Pass-Through Rate .....................    S-112     Senior Certificates ...................     S-99
Paying Agent ..........................    S-101     Servicing Advances ....................    S-123
Paying Agent Fee ......................    S-101     Servicing Fee .........................    S-138
Paying Agent Fee Rate .................    S-101     Servicing Fee Rate ....................    S-138
Percentage Interest ...................    S-100     Servicing Standards ...................    S-133
Periodic Payments .....................    S-105     Similar Law ...........................    S-163
Permitted Investments .................    S-105     Simon Portfolio II Available Funds.....    S-106
Plan ..................................    S-163     Simon Portfolio II Borrowers ..........     S-56
Pooling and Servicing Agreement........     S-99     Simon Portfolio II Collateral
Prepayment Assumption .................    S-159     Support Deficit .......................    S-121
Prepayment Interest Excess ............    S-140     Simon Portfolio II Default
Prepayment Interest Shortfall .........    S-140     Distribution Priority .................    S-107
Primary Collateral ....................     S-98     Simon Portfolio II Distribution
Prime Rate ............................    S-124     Account ...............................    S-104
Principal Balance Certificates ........     S-99     Simon Portfolio II Loan ...............     S-55
Principal Distribution Amount .........    S-116     Simon Portfolio II Non-Default
Principal Shortfall ...................    S-117     Distribution Priority .................    S-106
Purchase Agreements ...................     S-52     Simon Portfolio II Non-Pooled
Purchase Option .......................    S-144     Balance ...............................    S-108



                                          PAGE                                                PAGE
                                         ------                                              ------
Simon Portfolio II Non-Pooled                       Terms and Conditions .................    S-103
Component ............................     S-55     Treasury Rate ........................     S-73
Simon Portfolio II Non-Pooled                       Trustee ..............................     S-52
Percentage ...........................    S-108     Trustee Fee ..........................    S-131
Simon Portfolio II Operating                        Trustee Fee Rate .....................    S-131
Advisor ..............................    S-136     UW DSCR ..............................     S-86
Simon Portfolio II Option Price ......    S-144     UW NCF ...............................     S-86
Simon Portfolio II Pooled Balance.....    S-108     UW NOI ...............................     S-87
Simon Portfolio II Pooled                           Underwriters .........................    S-161
Component ............................     S-55     Underwriting Agreement ...............    S-161
Simon Portfolio II Pooled                           Underwritten Cash Flow ...............     S-86
Percentage ...........................    S-108     Underwritten Cash Flow Debt
Simon Portfolio II Principal                        Service Coverage Ratio ...............     S-86
Distribution Amount ..................    S-116     Underwritten NOI .....................     S-87
Simon Portfolio II Principal                        Unscheduled Principal Distribution
Shortfall ............................    S-117     Amount ...............................    S-116
Simon Portfolio II Properties ........     S-55     Upper-Tier Distribution Account ......    S-104
Simon Portfolio II REMIC .............    S-159     Upper-Tier REMIC .....................    S-159
Simon Portfolio II Purchase                         Voting Rights ........................    S-129
Option ...............................    S-144     WAC Rate .............................    S-115
Special Servicer .....................    S-137     Withheld Amounts .....................    S-104
Special Servicing Fee ................    S-138     Workout Fee ..........................    S-138
Special Servicing Fee Rate ...........    S-138     Workout Fee Rate .....................    S-138
Specially Serviced Mortgage                         Yield Maintenance Charge .............     S-73
Loans ................................    S-134     Yield Maintenance Period .............     S-73
Stated Principal Balance .............    S-117     qualified mortgage ...................     S-96
Statement to Certificateholders ......    S-126     regular interests ....................    S-159
Subordinate Certificates .............     S-99     residual interests ...................    S-159
Subordinate Offered Certificates .....     S-99
Sweep Period .........................     S-68
Taxing Event .........................     S-68


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #   ORIGINATOR    PROPERTY NAME                                STREET ADDRESS
------   ----------    -------------                                --------------
     1      JPMCB      Simon Portfolio II                           Various
   1.1                 Century III Mall                             3075 Clairton Road
   1.2                 Longview Mall                                3500 McCann Road
   1.3                 Highland Lakes Center                        7307 W. Colonial Drive
     2  Merrill Lynch  75/101 Federal Street                        75/101 Federal Street
     3     LaSalle     ARC Portfolio A                              Various
   3.1                 Villa West                                   2700 C Street
   3.2                 Meridian Terrace                             243 N. Meridian Ave
   3.3                 Highland Acres                               1708 Bunker Hill Ln
   3.4                 Eagle Ridge                                  617 Holford Prarie Rd.
   3.5                 Twin Oaks                                    1915 W. MacArthur Rd. & 3825 S. Seneca Rd
   3.6                 Sunset Country                               5000 Red Creek Springs Rd
   3.7                 Oasis                                        2221 S. Prairie Ave
   3.8                 Golden Triangle                              301 South Coppell Rd.
   3.9                 Rolling Hills                                1322 South Beltline Rd.
  3.10                 Oak Park Village                             550 Ruby Rd.
  3.11                 Oak Grove                                    2716 West Delmar Ave
     4      JPMCB      Long Island Industrial Portfolio II          Various
   4.1                 270, 280 & 290 Duffy Avenue                  270, 280 & 290 Duffy Avenue
   4.2                 600 West John Street                         600 West John Street
   4.3                 200 Finn Court                               200 Finn Court
   4.4                 One Fairchild Court                          One Fairchild Court
   4.5                 185 Price Parkway                            185 Price Parkway
   4.6                 360 Smith Street                             360 Smith Street
   4.7                 511-523 Commack Road                         511-523 Commack Road
     5      JPMCB      The Cameo Apartments                         311 West 50th Street
     6     LaSalle     1400 Lake Shore Drive                        1400 Lake Shore Drive
     7  Merrill Lynch  600 Fifth Avenue (13)                        600 Fifth Avenue
     8  Merrill Lynch  Circuit City Distribution Center             110 Circuit City Road
     9     LaSalle     Deerfield Village                            625 Deerfield Road
    10  Merrill Lynch  Greenwich Park Apartments                    1550 N.E. 123rd Street
    11  Merrill Lynch  Power Plant Live (14)                        34 Market Place
    12     LaSalle     Coventry Green Apartments                    4045 Coventry Green Circle
    13      JPMCB      Avon Commons                                 10101 East US Highway 36
    14      JPMCB      West Valley Business Park                    6601 South 190th Street, and 9200-66th Avenue South
    15  Merrill Lynch  Richmond Distribution Center                 3151 Regatta Blvd.
    16  Merrill Lynch  U-Haul Portfolio                             Various
  16.1                 708066 U-Haul San Francisco                  1575 Bayshore Boulevard
  16.2                 786069 U-Haul Clearwater                     23917 US 19 North
  16.3                 785057 U-Haul Orlando                        3500 S Orange Avenue
  16.4                 716024 U-Haul Pomona                         2190 North Garey Avenue
  16.5                 725069 U-Haul Rapid City                     20 Deadwood Avenue
    17      JPMCB      The Barrington Apts.                         9960 South Wayne Road
    18  Merrill Lynch  4676 Erie Ave. SW                            4676 Erie Ave. SW
    19      JPMCB      Biscayne Center                              11900 Biscayne Boulevard
    20      JPMCB      Cub Square                                   8055 Sheridan Boulevard
    21  Merrill Lynch  Wolf Pen Plaza                               1901 - 1913 Texas Avenue South
    22  Merrill Lynch  Supor Industrial Park                        500 Supor Boulevard
    23      JPMCB      Willowbrook II Shopping Center               17335 Tomball Highway
    24  Merrill Lynch  Acapella Apartments                          3302 North 7th Street
    25      JPMCB      Orland Town Center                           9231-9263 & 9275-9277 West 159th Street
    26      JPMCB      Plaza on Legacy                              4130, 4140, 4200 Legacy Drive, 6905 and 6909 Coit Road
    27  Merrill Lynch  Southborough Place                           136 Turnpike Road
    28      JPMCB      Martin Brower Distribution                   4704 Fite Court
    29  Merrill Lynch  Lowe's Home Improvement                      1701 Frederick Road
    30  Merrill Lynch  Arbor Green Apartments                       3836 Arbor Green Lane
    31     LaSalle     2145 Market Street                           2145 Market Street
    32      JPMCB      Ashbrook Pointe Apartments                   2826 Vanstory Street
    33      JPMCB      200 North Michigan Avenue                    200 North Michigan Avenue
    34  Merrill Lynch  Miramar Parkway Plaza                        3100-3372 South University Drive
    35  Merrill Lynch  Indian Footprint Apartments                  216-218, 220-222, 232-242 Lyness Avenue
    36     LaSalle     Advantages Apartments                        4901 Mcwillie Circle
    37      JPMCB      Cadena Creek Mobile Home Park                2851 South La Cadena Drive
    38     LaSalle     Wynnsong 16 Theatre (Johnson)                5233 NW 84th Street
    39      JPMCB      Richland MHP                                 60 Compton Lane
    40  Merrill Lynch  Ashberry Village Apartments                  1112 Ashberry Drive
    41  Merrill Lynch  Belair Shopping Center                       9855-9869 Bustleton Avenue
    42     LaSalle     Kalamazoo Apt. Portfolio                     Various
  42.1                 West Campus Apartments                       2712-2816 Westbrook Street & 1504, 1514 Layfayette Avenue
  42.2                 Redwood Apartments                           2725 & 2805 Redwood Ave
  42.3                 Oak Forest Apartments                        1400-1410 Greenwood Ave
    43  Merrill Lynch  Andover Club Apartments                      4824 East Busch Boulevard
    44      JPMCB      Heritage Hill                                201 Heritage Hill Trail
    45  Merrill Lynch  Inwood Plaza                                 13615 - 13621 Inwood Road
    46  Merrill Lynch  Las Brisas Apartments                        2001 N. Rancho Ave
    47      JPMCB      Fiesta Grande                                1511 East Florence Boulevard
    48  Merrill Lynch  Spring Run Apartments                        142 Greenbridge Drive
    49     LaSalle     SpringHill Apartments                        6495 Piping Rock Lane
    50  Merrill Lynch  Northwood Domit Apartments                   201 East Quamasia
    51  Merrill Lynch  Riverside General Plaza                      9867 - 9931 Magnolia Avenue
    52  Merrill Lynch  North Reno Plaza                             1901 Silverada Blvd
    53  Merrill Lynch  Access Self Storage                          360 Central Avenue
    54  Merrill Lynch  Shaminy Brook Apartments                     2900 Knights Road
    55     LaSalle     2000 Regency                                 2000 Regency Court
    56     LaSalle     Hartford Center                              729, 755, & 765 N. Route 83
    57     LaSalle     Walgreens Knoxville                          5320 Clinton Highway
    58      JPMCB      Wellington Place Apartments                  10803 Greencreek Drive
    59     LaSalle     Sports Authority                             3350 Northlake Blvd
    60     LaSalle     Raymour & Flanigan                           65 Baltimore Pike
    61      JPMCB      Seneca Lake                                  1445 Seneca Boulevard
    62  Merrill Lynch  Regency Place Apartments                     9855 Regency Square Blvd
    63      JPMCB      Santa Ana Business Center                    1800-1856 Carnegie Avenue
    64     LaSalle     Glendale Industrial                          6575-6693 N Sidney Place
    65      JPMCB      Plaza on Legacy - Rainbow                    4100 Legacy Drive
    66  Merrill Lynch  Marina Corporate Center                      2401 Merced Street
    67      JPMCB      Arroyo Vista Apts                            1444 Orange Avenue
    68      JPMCB      1680 West Winton Avenue                      1680 West Winton Avenue
    69  Merrill Lynch  Royal Timbers Apartments                     111 Wild Oaks Court
    70  Merrill Lynch  Apple Valley Shopping Center                 800-822 Berryville Avenue
    71      JPMCB      King George Apartments - Phase II            100 Prince Royal Lane
    72     LaSalle     Southbrook Villa                             429-457 E. Edgewood Blvd
    73     LaSalle     Bluegrass Meadows                            Calumet Drive, Jockey Drive & Tiny Town Rd
    74      JPMCB      Twin City Crossing                           249 West Columbia Avenue
    75      JPMCB      Olde English Village                         3400 - 3502 South Broadway
    76  Merrill Lynch  Valley Ranch Plaza Shopping Center (15)      813-817 South MacArthur Blvd.
    77     LaSalle     Walgreens North Richland Hills               6350 Davis Blvd
    78      JPMCB      Dayton House                                 1001 West Dayton Street
    79  Merrill Lynch  Eckerds Drug Store                           228 Route 35
    80  Merrill Lynch  South Coast Paularino Apartments             801 Paularino Avenue
    81  Merrill Lynch  Hillside Terrace Apartments                  25930 Rolling Hills Road
    82     LaSalle     Carmike 10 Missoula                          3640 Mullan Road
    83     LaSalle     Cardinal Court                               10545 Seminole Blvd
    84     LaSalle     Walgreens Dolton                             1150 East Sibley Blvd.
    85     LaSalle     Walgreens Cookeville                         500 S. Willow Ave
    86     LaSalle     Madison Square Apartments                    1095 Micha Way
    87     LaSalle     Eckerds-Brighton Heights                     3730 Brighton Raoad
    88     LaSalle     Westgate Apartments                          2300 Westbrook Street
    89     LaSalle     Walgreens Winter Springs                     5205 Red Bug Lake Rd
    90      JPMCB      Oak Tree Villas                              2101 Pin Oak Drive
    91     LaSalle     Landmark Office Building                     1545-1555 Hancock Street
    92     LaSalle     Eckerds-Naples                               2375 Vanderbilt Beach Rd
    93     LaSalle     Walgreens Memphis                            6980 E. Holmes Road
    94     LaSalle     CVS Tuscalloosa                              4260 University Blvd East
    95  Merrill Lynch  Somerset Apartments                          4910-4930 15th Avenue SW
    96      JPMCB      Sugar Tree Shopping Center                   6203-6263 Orchard Lake Road
    97     LaSalle     Metro Junction                               4880 Highway 18 West
    98     LaSalle     PVM Industrial Building                      2215 Tradeport Drive
    99     LaSalle     Sports Shed                                  5255 South Highway 146
   100     LaSalle     Blue Ridge MHC                               6775 East U.S. Route 33
   101     LaSalle     CVS Oakland                                  218 North Third Street
   102  Merrill Lynch  Cedarwood Domit Apartments                   3100 North J Street
   103     LaSalle     Twin Pines MHP                               6815 East 11 Mile Road
   104      JPMCB      441 West 22nd Street                         441 West 22nd Street
   105     LaSalle     Sun Village MHP                              12300 Seminole Blvd.
   106     LaSalle     Spalding Cove Apartments                     5207-5224 Spalding Road
   107      JPMCB      Pioneer Village Mobile Home Park             305 Watkins Road
   108     LaSalle     C & F Apts                                   5040 Derry Street  & 5000, 5011. 5021. 5031-5041 Lancaster St.

                                                                                                                     NUMBER OF
LOAN #   CITY                         STATE           ZIP CODE      COUNTY                                          PROPERTIES
------   ----                         -----           --------      ------                                          ----------
     1   Various                     Various          Various       Various                                              3
   1.1   West Mifflin                  PA              15123        Allegheny                                            1
   1.2   Longview                      TX              75605        Greg                                                 1
   1.3   Orlando                       FL              32818        Orange                                               1
     2   Boston                        MA              02110        Suffolk                                              1
     3   Various                     Various          Various       Various                                             11
   3.1   Greeley                       CO              80631        Weld                                                 1
   3.2   San Bernardino                CA              92410        San Bernardino                                       1
   3.3   Lewisville                    TX              75056        Denton                                               1
   3.4   Lewisville                    TX              75066        Denton                                               1
   3.5   Wichita                       KS              67217        Sedgwick                                             1
   3.6   Pueblo                        CA              81005        Pueblo                                               1
   3.7   Pueblo                        CO              81005        Pueblo                                               1
   3.8   Dallas                        TX              75019        Dallas                                               1
   3.9   Dallas                        TX              75253        Dallas                                               1
  3.10   Coppell                       TX              75019        Dallas                                               1
  3.11   Godfrey                       IL              62035        Madison                                              1
     4   Various                       NY             Various       Various                                              7
   4.1   Hicksville                    NY              11801        Nassau                                               1
   4.2   Hicksville                    NY              11801        Nassau                                               1
   4.3   Farmingdale                   NY              11735        Suffolk                                              1
   4.4   Plainview                     NY              31453        Nassau                                               1
   4.5   Farmingdale                   NY              11735        Suffolk                                              1
   4.6   Farmingdale                   NY              11735        Suffolk                                              1
   4.7   Deer Park                     NY              11729        Suffolk                                              1
     5   New York                      NY              10019        New York                                             1
     6   Chicago                       IL              60610        Cook                                                 1
     7   New York                      NY              10020        New York                                             1
     8   Marion                        IL              62959        Williamson                                           1
     9   Deerfield                     IL              60015        Lake                                                 1
    10   North Miami                   FL              33161        Miami-Dade                                           1
    11   Baltimore                     MD              21202        Baltimore City                                       1
    12   Clarence                      NY              14221        Erie                                                 1
    13   Avon                          IN              46123        Hendricks                                            1
    14   Kent                          WA              98032        King                                                 1
    15   Richmond                      CA              94804        Contra Costa                                         1
    16   Various                     Various          Various       Various                                              5
  16.1   San Francisco                 CA              94124        San Francisco                                        1
  16.2   Clearwater                    FL              34623        Pinellas                                             1
  16.3   Orlando                       FL              32807        Orange                                               1
  16.4   Pomona                        CA              91767        Los Angeles                                          1
  16.5   Rapid City                    SD              57702        Pennington                                           1
    17   Romulus                       MI              48174        Wayne                                                1
    18   Massillon                     OH              44662        Stark                                                1
    19   Miami                         FL              33181        Miami-Dade                                           1
    20   Arvada                        CO              80003        Jefferson                                            1
    21   College Station               TX              77840        Brazos                                               1
    22   Harrison                      NJ              07029        Hudson                                               1
    23   Houston                       TX              77064        Harris                                               1
    24   Phoenix                       AZ              85014        Maricopa                                             1
    25   Orland Hills                  IL              60477        Cook                                                 1
    26   Plano                         TX              75024        Collin                                               1
    27   Southborough                  MA              01772        Worcester                                            1
    28   Stockton                      CA              95215        San Joaquin                                          1
    29   Opelika                       AL              36801        Lee                                                  1
    30   Indianapolis                  IN              46220        Marion                                               1
    31   San Francisco                 CA              94115        San Francisco                                        1
    32   Greensboro                    NC              27407        Guilford                                             1
    33   Chicago                       IL              60601        Cook                                                 1
    34   Miramar                       FL              33025        Broward                                              1
    35   Harrison                      OH              45030        Hamilton                                             1
    36   Jackson                       MS              39110        Hinds                                                1
    37   Colton                        CA              92324        San Bernandino & Unincorporated Riverside            1
    38   Johnston                      IA              50131        Polk                                                 1
    39   Richland                      WA              99352        Benton                                               1
    40   Columbus                      OH              43228        Franklin                                             1
    41   Philadelphia                  PA              19115        Philadelphia                                         1
    42   Kalamazoo                     MI              49006        Kalamazoo                                            3
  42.1   Kalamazoo                     MI              49006        Kalamazoo                                            1
  42.2   Kalamazoo                     MI              49006        Kalamazoo                                            1
  42.3   Kalamazoo                     MI              49006        Kalamazoo                                            1
    43   Tampa                         FL              33617        Hillsborough                                         1
    44   Louisville                    KY              40223        Jefferson                                            1
    45   Farmers Branch                TX              75244        Dallas                                               1
    46   Colton                        CA              92324        San Bernardino                                       1
    47   Casa Grande                   AZ              85222        Pinal                                                1
    48   White Clay Creek Hundred      DE              19713        New Castle                                           1
    49   Indianapolis                  IN              46254        Marion                                               1
    50   McAllen                       TX              78504        Hidalgo                                              1
    51   Riverside                     CA              92503        Riverside                                            1
    52   Reno                          NV              89511        Washoe                                               1
    53   Clark                         NJ              07066        Union                                                1
    54   Bensalem                      PA              19020        Bucks                                                1
    55   Toledo                        OH              43623        Lucas                                                1
    56   Bensenville                   IL              60106        DuPage                                               1
    57   Knoxville                     TN              37912        Knox                                                 1
    58   Houston                       TX              77070        Harris                                               1
    59   Palm Beach Gardens            FL              33403        Palm Beach                                           1
    60   Springfield                   PA              19064        Delaware                                             1
    61   Broadview Heights             OH              44147        Cuyahoga                                             1
    62   Jacksonville                  FL              32225        Duval                                                1
    63   Santa Ana                     CA              92705        Orange                                               1
    64   Glendale                      WI              53209        Milwaukee                                            1
    65   Plano                         TX              75024        Collin                                               1
    66   San Leandro                   CA              94577        Alameda                                              1
    67   Redlands                      CA              92373        San Bernardino                                       1
    68   Hayward                       CA              94545        Alameda                                              1
    69   Little Egg Harbor             NJ              08087        Ocean County                                         1
    70   Winchester                    VA              22601        Frederick                                            1
    71   Savannah                      GA              31419        Chatham                                              1
    72   Lansing                       MI              48911        Ingham                                               1
    73   Clarksville                   TN              37042        Montgomery                                           1
    74   Batesburg-Leesville           SC              29070        Lexington                                            1
    75   Tyler                         TX              75706        Smith                                                1
    76   Valley Ranch (Coppell)        TX              75019        Dallas                                               1
    77   North Richland Hills          TX              76180        Tarrant                                              1
    78   Madison                       WI              53703        Dane                                                 1
    79   Cliffwood                     NJ              07721        Monmouth                                             1
    80   Costa Mesa                    CA              92626        Orange                                               1
    81   Torrance                      CA              90505        Los Angeles                                          1
    82   Missoula                      MT              59808        Missoula                                             1
    83   Largo                         FL              33778        Pinellas                                             1
    84   Dolton                        IL              60419        Cook                                                 1
    85   Cookeville                    TN              38501        Putnam                                               1
    86   Madison                       GA              30650        Morgan                                               1
    87   Pittsburgh                    PA              15212        Allegheny                                            1
    88   Ocean Springs                 MS              39564        Jackson                                              1
    89   Winter Springs                FL              32708        Seminole                                             1
    90   Hopkinsville                  KY              42240        Christian                                            1
    91   Quincy                        MA              02169        Norfolk                                              1
    92   Naples                        FL              34109        Collier                                              1
    93   Memphis                       TN              38141        Shelby                                               1
    94   Tuscaloosa                    AL              35404        Tuscaloosa                                           1
    95   Fargo                         ND              58124        Cass                                                 1
    96   West Bloomfield               MI              48322        Oakland                                              1
    97   Jackson                       MS              39202        Hinds                                                1
    98   Orlando                       FL              32824        Orange                                               1
    99   SeaBrook                      TX              77586        Harris                                               1
   100   Churubusco                    IN              46723        Whitley                                              1
   101   Oakland                       MD              21550        Garrett                                              1
   102   McAllen                       TX              78501        Hidalgo                                              1
   103   Warren                        MI              48092        Wayne                                                1
   104   New York                      NY              10011        New York                                             1
   105   Largo                         FL              33778        Pinellas                                             1
   106   Collegedale                   TN              37315        Hamilton                                             1
   107   Horseheads                    NY              14845        Chemung                                              1
   108   Swatara                       PA              17055        Dauphin                                              1

                                                                                                   YEAR
LOAN #     PROPERTY TYPE                  PROPERTY SUBTYPE                      YEAR BUILT       RENOVATED
------     -------------                  ----------------                      ----------       ---------
     1     Retail                         Various                                Various          Various
   1.1     Retail                         Regional Mall                            1979            1997
   1.2     Retail                         Regional Mall                            1978            1999
   1.3     Retail                         Anchored                                 1991
     2     Office                         CBD                                      1930            1985
     3     Manufactured Housing           Manufactured Housing                   Various
   3.1     Manufactured Housing           Manufactured Housing                     1972
   3.2     Manufactured Housing           Manufactured Housing                     1986
   3.3     Manufactured Housing           Manufactured Housing                     1984
   3.4     Manufactured Housing           Manufactured Housing                     1984
   3.5     Manufactured Housing           Manufactured Housing                     1956
   3.6     Manufactured Housing           Manufactured Housing                     1969
   3.7     Manufactured Housing           Manufactured Housing                     1966
   3.8     Manufactured Housing           Manufactured Housing                     1969
   3.9     Manufactured Housing           Manufactured Housing                     1972
  3.10     Manufactured Housing           Manufactured Housing                     1967
  3.11     Manufactured Housing           Manufactured Housing                     1950
     4     Industrial                     Various                                Various          Various
   4.1     Industrial                     Flex                                     1956            1996
   4.2     Industrial                     Flex                                     1955            1999
   4.3     Industrial                     Warehouse/Distribution                   1965            1995
   4.4     Industrial                     Flex                                     1959            1990
   4.5     Industrial                     Warehouse/Distribution                   1969            1996
   4.6     Industrial                     Warehouse/Distribution                   1965            1999
   4.7     Industrial                     Warehouse/Distribution                   1977            1999
     5     Multifamily                    Mid/High Rise                            2001
     6     Multifamily                    Mid/High Rise                            1928            1995
     7     Office                         CBD                                      1950            1994
     8     Industrial                     Warehouse/Distribution                   2000
     9     Multifamily                    Multifamily/Mixed Use                    2000
    10     Multifamily                    Mid/High Rise                            1989
    11     Office                         Office/Retail                            1980            2001
    12     Multifamily                    Garden                                   2000
    13     Retail                         Shadow Anchored                          1999
    14     Industrial                     Flex                                     1982
    15     Industrial                     Warehouse/Distribution                   1957            2002
    16     Self Storage                   Self Storage                           Various          Various
  16.1     Self Storage                   Self Storage                             1943
  16.2     Self Storage                   Self Storage                             1950            1996
  16.3     Self Storage                   Self Storage                             1957
  16.4     Self Storage                   Self Storage                             1958            1985
  16.5     Self Storage                   Self Storage                             1980            1991
    17     Multifamily                    Garden                                   1971
    18     Industrial                     Warehouse/Distribution                   1956            1994
    19     Office                         Suburban                                 1986
    20     Retail                         Anchored                                 1986
    21     Retail                         Anchored                                 2001
    22     Industrial                     Flex                                     1903            2002
    23     Retail                         Shadow Anchored                          2001
    24     Multifamily                    Garden                                   1999
    25     Retail                         Shadow Anchored                          1993
    26     Retail                         Anchored                                 1998
    27     Office                         Suburban                                 2001
    28     Industrial                     Warehouse/Distribution                   2002
    29     Retail                         Anchored                                 1999
    30     Multifamily                    Garden                                   1989            2000
    31     Retail                         Anchored                                 1923            1999
    32     Multifamily                    Garden                                   2002
    33     Office                         CBD                                      1926            1999
    34     Retail                         Anchored                                 1974            1993
    35     Multifamily                    Garden                                   1984
    36     Multifamily                    Garden                                   1985
    37     Manufactured Housing           Manufactured Housing                     1971
    38     Theater                        Theater                                  1998
    39     Manufactured Housing           Manufactured Housing                     1960
    40     Multifamily                    Garden                                   1987
    41     Retail                         Anchored                                 1967            2002
    42     Multifamily                    Garden                                 Various
  42.1     Multifamily                    Garden                                   1965
  42.2     Multifamily                    Garden                                   1966
  42.3     Multifamily                    Garden                                   2000
    43     Multifamily                    Garden                                   1957            1999
    44     Multifamily                    Garden                                   1981
    45     Office                         Office/Retail                            1980
    46     Multifamily                    Garden                                   1966            1999
    47     Manufactured Housing           Manufactured Housing                     1992
    48     Multifamily                    Garden                                   1974
    49     Multifamily                    Garden                                   1973
    50     Multifamily                    Garden                                   2001
    51     Retail                         Shadow Anchored                          2001
    52     Retail                         Anchored                                 1964            1995
    53     Self Storage                   Self Storage                             1999            2002
    54     Multifamily                    Garden                                   1968
    55     Office                         Suburban                                 1987            1998
    56     Office                         Suburban                                 1978            2002
    57     Retail                         Anchored                                 2000
    58     Multifamily                    Garden                                   1980
    59     Retail                         Anchored                                 1997
    60     Retail                         Anchored                                 1997            2002
    61     Multifamily                    Garden                                   1963            2001
    62     Multifamily                    Garden                                   1982
    63     Industrial                     Warehouse/Distribution                   1976            1995
    64     Industrial                     Flex                                     1971
    65     Retail                         Anchored                                 1997
    66     Industrial                     Flex                                     2001
    67     Multifamily                    Garden                                   1989
    68     Industrial                     Warehouse/Distribution                   1988
    69     Multifamily                    Garden                                   1998
    70     Retail                         Anchored                                 1980
    71     Multifamily                    Garden                                   2002            2002
    72     Multifamily                    Garden                                   1979
    73     Multifamily                    Garden                                   2001
    74     Retail                         Anchored                                 1998            2002
    75     Retail                         Unanchored                               1978
    76     Retail                         Unanchored                               1997
    77     Retail                         Anchored                                 2002
    78     Multifamily                    Mid/High Rise                            1999
    79     Retail                         Anchored                                 2001
    80     Multifamily                    Garden                                   1987
    81     Multifamily                    Garden                                   1971
    82     Theater                        Theater                                  1997
    83     Manufactured Housing           Manufactured Housing                     1957            2001
    84     Retail                         Anchored                                 2001
    85     Retail                         Anchored                                 2000
    86     Multifamily                    Garden                                   2000
    87     Retail                         Anchored                                 2000
    88     Multifamily                    Garden                                   1970            2001
    89     Retail                         Anchored                                 2000
    90     Multifamily                    Garden                                   1981            2002
    91     Office                         Suburban                                 1935            2001
    92     Retail                         Anchored                                 1999
    93     Retail                         Anchored                                 2000
    94     Retail                         Anchored                                 2000
    95     Multifamily                    Garden                                   1995
    96     Retail                         Unanchored                               1984
    97     Retail                         Unanchored                               2001
    98     Industrial                     Flex                                     1994
    99     Self Storage                   Self Storage                             1993
   100     Manufactured Housing           Manufactured Housing                     1978            1998
   101     Retail                         Anchored                                 2001
   102     Multifamily                    Garden                                   1997
   103     Manufactured Housing           Manufactured Housing                     1975            1999
   104     Multifamily                    Mid/High Rise                            1854            1960
   105     Manufactured Housing           Manufactured Housing                     1960
   106     Multifamily                    Garden                                   2001
   107     Manufactured Housing           Manufactured Housing                     1940
   108     Multifamily                    Garden                                   1963            1980

                                        UNIT OF                                           OCCUPANCY                  APPRAISED
LOAN #      TOTAL SF/UNITS(17)          MEASURE            OCCUPANCY (1)                     DATE                     VALUE ($)
------      -------------------         --------           -------------                     ----                     ---------
     1              1,047,587         Square Feet              82.7%                       10/17/02                  223,950,000
   1.1                558,654         Square Feet              78.9%                       10/17/02                  139,100,000
   1.2                207,838         Square Feet              86.7%                       10/17/02                   54,100,000
   1.3                281,095         Square Feet              87.2%                       10/17/02                   30,750,000
     2                812,353         Square Feet              95.0%                       10/01/02                  218,000,000
     3                  2,222             Pads                 95.5%                       06/30/02                   60,135,000
   3.1                    333             Pads                 95.2%                       06/30/02                   11,280,000
   3.2                    257             Pads                 98.8%                       06/30/02                    7,100,000
   3.3                    199             Pads                 97.0%                       06/30/02                    6,275,000
   3.4                    193             Pads                 95.9%                       06/30/02                    6,100,000
   3.5                    386             Pads                 94.6%                       06/30/02                    5,750,000
   3.6                    204             Pads                 88.2%                       06/30/02                    5,300,000
   3.7                    161             Pads                 97.5%                       06/30/02                    5,000,000
   3.8                    138             Pads                 98.6%                       06/30/02                    4,750,000
   3.9                    183             Pads                 94.5%                       06/30/02                    4,300,000
  3.10                     95             Pads                 96.8%                       06/30/02                    3,300,000
  3.11                     73             Pads                 94.5%                       06/30/02                      980,000
     4                859,110         Square Feet              98.2%                       09/30/02                   54,500,000
   4.1                240,830         Square Feet              95.0%                       09/30/02                   16,600,000
   4.2                210,841         Square Feet              100.0%                      09/30/02                   14,900,000
   4.3                105,573         Square Feet              100.0%                      09/30/02                    4,900,000
   4.4                 57,720         Square Feet              94.8%                       09/30/02                    4,800,000
   4.5                100,000         Square Feet              100.0%                      09/30/02                    5,100,000
   4.6                 60,000         Square Feet              100.0%                      09/30/02                    3,800,000
   4.7                 84,146         Square Feet              100.0%                      09/30/02                    4,400,000
     5                    102            Units                 100.0%                      08/15/02                   33,000,000
     6                    400            units                 92.8%                       08/13/02                   45,000,000
     7                354,281         Square Feet              97.1%                       09/06/02                  151,000,000
     8              1,078,450         Square Feet              100.0%                      07/15/02                   30,500,000
     9                124,418         Square Feet              94.8%                       08/31/02                   29,300,000
    10                    402            Units                 96.3%                       08/16/02                   28,950,000
    11                248,770         Square Feet              93.0%                       06/01/02                   37,340,000
    12                    216            Units                 93.6%                       08/30/02                   22,900,000
    13                172,605         Square Feet              100.0%                      08/05/02                   22,100,000
    14                205,655         Square Feet              92.1%                       08/31/02                   22,700,000
    15                425,676         Square Feet              97.1%                       07/31/02                   22,300,000
    16                209,007         Square Feet              88.6%                        Various                   29,300,000
  16.1                113,949         Square Feet              90.5%                       09/02/02                   21,200,000
  16.2                 23,525         Square Feet              80.1%                       09/04/02                    2,150,000
  16.3                 25,580         Square Feet              74.5%                       09/04/02                    1,860,000
  16.4                 19,316         Square Feet              98.5%                       09/04/02                    2,670,000
  16.5                 26,637         Square Feet              94.5%                       09/04/02                    1,420,000
    17                    336            Units                 92.3%                       08/31/02                   18,200,000
    18                843,632         Square Feet              100.0%                      07/01/02                   23,000,000
    19                156,289         Square Feet              87.5%                       08/01/02                   18,200,000
    20                187,980         Square Feet              94.6%                       09/11/02                   17,500,000
    21                170,202         Square Feet              95.3%                       09/09/02                   16,250,000
    22                406,200         Square Feet              90.2%                       07/31/02                   18,500,000
    23                 66,547         Square Feet              91.2%                       07/08/02                   15,000,000
    24                    195            Units                 90.8%                       09/04/02                   14,500,000
    25                147,018         Square Feet              99.2%                       07/31/02                   13,900,000
    26                106,511         Square Feet              94.0%                       06/21/02                   14,000,000
    27                 81,860         Square Feet              96.4%                       05/31/02                   14,800,000
    28                157,300         Square Feet              100.0%                      08/20/02                   13,500,000
    29                135,197         Square Feet              100.0%                      09/11/02                   11,800,000
    30                    208            Units                 94.7%                       06/30/02                   11,350,000
    31                 29,369         Square Feet              100.0%                      06/30/02                   13,100,000
    32                    168            Units                 95.2%                       10/01/02                   10,600,000
    33                132,611         Square Feet              93.8%                       10/02/02                   13,300,000
    34                144,120         Square Feet              93.1%                       08/27/02                   10,300,000
    35                    204            Units                 96.6%                       04/24/02                    9,350,000
    36                    252            Units                 97.2%                       10/15/02                    9,000,000
    37                    281             Pads                 91.5%                       08/01/02                    8,950,000
    38                 70,562         Square Feet              100.0%                      06/30/02                    9,800,000
    39                    314             Pads                 94.3%                       08/21/02                    8,500,000
    40                    172            Units                 93.6%                       06/25/02                    8,700,000
    41                 40,246         Square Feet              96.6%                       10/29/02                    8,600,000
    42                    237            Units                 95.8%                       09/12/02                    8,400,000
  42.1                    139            Units                 92.8%                       09/12/02                    5,390,000
  42.2                     46            Units                 100.0%                      09/12/02                    1,780,000
  42.3                     52            Units                 100.0%                      09/12/02                    1,230,000
    43                    186            Units                 92.5%                       08/31/02                    8,225,000
    44                    163            Units                 92.0%                       09/12/02                    7,500,000
    45                 98,198         Square Feet              93.0%                       08/28/02                    7,800,000
    46                    209            Units                 98.1%                       08/01/02                    8,000,000
    47                    581             Pads                 97.8%                       09/26/02                    8,300,000
    48                    184            Units                 97.3%                       09/12/02                    9,100,000
    49                    304            Units                 98.7%                       07/17/02                    8,400,000
    50                    125            Units                 100.0%                      07/31/02                    6,750,000
    51                 44,630         Square Feet              97.1%                       08/22/02                    7,192,000
    52                129,960         Square Feet              97.6%                       10/21/02                    7,200,000
    53                 78,313         Square Feet              79.3%                       08/20/02                    5,600,000
    54                    160            Units                 100.0%                      08/15/02                    7,600,000
    55                 42,996         Square Feet              100.0%                      08/30/01                    6,900,000
    56                 66,657         Square Feet              97.2%                       06/01/02                    6,300,000
    57                 20,112         Square Feet              100.0%                      12/01/02                    6,100,000
    58                    143            Units                 97.2%                       07/25/02                    5,825,000
    59                 42,968         Square Feet              100.0%                      12/01/02                    6,200,000
    60                 40,800         Square Feet              100.0%                      09/04/02                    6,400,000
    61                    151            Units                 85.4%                       10/15/02                    6,000,000
    62                    120            Units                 92.5%                       08/06/02                    5,700,000
    63                 56,800         Square Feet              100.0%                      07/31/02                    5,800,000
    64                136,800         Square Feet              100.0%                      06/30/02                    6,200,000
    65                 68,982         Square Feet              100.0%                      08/21/02                    5,300,000
    66                 51,136         Square Feet              100.0%                      08/31/02                    6,440,000
    67                     68            Units                 97.1%                       09/10/02                    6,025,000
    68                 69,840         Square Feet              86.3%                       09/23/02                    5,320,000
    69                    104            Units                 96.2%                       08/21/02                    5,100,000
    70                 74,903         Square Feet              100.0%                      07/09/02                    5,075,000
    71                     80            Units                 96.3%                       08/21/02                    4,700,000
    72                    129            Units                 100.0%                      07/09/02                    4,500,000
    73                    104            Units                 100.0%                      05/29/02                    4,375,000
    74                 47,680         Square Feet              96.9%                       06/17/02                    4,400,000
    75                 79,831         Square Feet              96.3%                       08/31/02                    4,590,000
    76                 19,200         Square Feet              100.0%                      10/17/02                    4,675,000
    77                 14,490         Square Feet              100.0%                      12/01/02                    4,300,000
    78                     24            Units                 100.0%                      08/28/02                    4,150,000
    79                 10,908         Square Feet              100.0%                      10/02/02                    4,000,000
    80                     46            Units                 100.0%                      08/31/02                    4,400,000
    81                     77            Units                 100.0%                      09/30/02                    9,900,000
    82                 31,924         Square Feet              100.0%                      06/30/02                    4,500,000
    83                    159         units & pads             96.3%                       08/22/02                    3,600,000
    84                 15,120         Square Feet              100.0%                      12/01/02                    3,900,000
    85                 15,120         Square Feet              100.0%                      12/01/02                    3,680,000
    86                     58            Units                 96.7%                       08/28/02                    3,400,000
    87                 10,908         Square Feet              100.0%                      12/01/02                    3,460,000
    88                     90            Units                 95.6%                       09/30/02                    3,200,000
    89                 15,120         Square Feet              100.0%                      12/01/02                    3,375,000
    90                    120            Units                 93.3%                       10/01/02                    3,100,000
    91                 34,520         Square Feet              82.9%                       04/10/02                    3,300,000
    92                 10,908         Square Feet              100.0%                      06/30/02                    2,940,000
    93                 15,120         Square Feet              100.0%                      06/30/02                    3,530,000
    94                 10,195         Square Feet              100.0%                      12/01/02                    2,825,000
    95                     75            Units                 97.3%                       09/01/02                    3,725,000
    96                 36,972         Square Feet              98.3%                       10/16/02                    6,100,000
    97                 23,980         Square Feet              100.0%                      07/01/02                    2,675,000
    98                 30,300         Square Feet              100.0%                      06/30/02                    2,700,000
    99                    528            Units                 91.5%                       08/20/02                    3,270,000
   100                    113             Pads                 97.4%                       08/31/02                    2,370,000
   101                 10,125         Square Feet              100.0%                      12/01/02                    2,140,000
   102                     40            Units                 100.0%                      07/31/02                    2,000,000
   103                    118             Pads                 97.0%                       08/16/02                    2,250,000
   104                      9            Units                 100.0%                      08/22/02                    2,400,000
   105                     91          Pads/Units              90.1%                       09/04/02                    1,930,000
   106                     28            Units                 92.9%                       10/01/02                    1,800,000
   107                     87             Pads                 95.4%                       10/03/02                    1,900,000
   108                     41            Units                 100.0%                      06/30/02                    1,435,000

              APPRAISAL                                  ORIGINAL              ORIGINAL LOAN           CURRENT         % OF INITIAL
 LOAN #         DATE          CURRENT LTV(2,18)          BAL ($)(3)             PSF/UNIT ($)           BAL ($)(3)      POOL BALANCE
 ------         ----          -----------------          ----------             ------------           ----------      ------------
      1        Various              53.2%                119,400,000                   114             119,191,303          11.6%
    1.1       08/01/02              53.2%                 76,450,360                   137              76,316,733
    1.2       08/01/02              53.2%                 28,776,259                   138              28,725,961
    1.3       07/23/02              53.2%                 14,173,381                    50              14,148,608
      2       08/15/02              45.8%                100,000,000                   123              99,880,850           9.7%
      3        Various              75.7%                 45,716,015                20,574              45,531,431           4.4%
    3.1       01/18/02              75.7%                  8,575,316                25,752               8,540,692
    3.2       02/04/02              75.7%                  5,397,584                21,002               5,375,790
    3.3       01/24/02              75.7%                  4,770,400                23,972               4,751,139
    3.4       01/24/02              75.7%                  4,637,361                24,028               4,618,637
    3.5       01/23/02              75.7%                  4,371,283                11,325               4,353,633
    3.6       01/29/02              75.7%                  4,029,182                19,751               4,012,914
    3.7       01/29/02              75.7%                  3,801,115                23,609               3,785,768
    3.8       01/24/02              75.7%                  3,611,060                26,167               3,596,480
    3.9       12/11/01              75.7%                  3,268,959                17,863               3,255,760
   3.10       01/24/02              75.7%                  2,508,736                26,408               2,498,607
   3.11       01/29/02              75.7%                    745,019                10,206                 742,011
      4       07/01/02              72.4%                 39,540,000                    46              39,468,411           3.8%
    4.1       07/01/02              72.4%                 12,300,000                    51              12,277,730
    4.2       07/01/02              72.4%                 10,890,000                    52              10,870,283
    4.3       07/01/02              72.4%                  3,840,000                    36               3,833,047
    4.4       07/01/02              72.4%                  3,840,000                    67               3,833,047
    4.5       07/01/02              72.4%                  3,490,000                    35               3,483,681
    4.6       07/01/02              72.4%                  3,000,000                    50               2,994,568
    4.7       07/01/02              72.4%                  2,180,000                    26               2,176,053
      5       08/09/02              79.9%                 26,400,000               258,824              26,374,019           2.6%
      6       07/01/02              57.9%                 26,100,000                65,250              26,047,743           2.5%
      7       09/05/02              16.5%                 25,000,000                    71              24,971,324           2.4%
      8       06/27/02              73.9%                 22,650,000                    21              22,543,200           2.2%
      9       06/13/01              76.0%                 22,500,000                   181              22,253,381           2.2%
     10       08/16/02              75.9%                 22,000,000                54,726              21,978,099           2.1%
     11       09/14/01              58.5%                 21,882,734                    88              21,852,106           2.1%
     12       07/31/02              77.4%                 17,750,000                82,176              17,720,364           1.7%
     13       07/01/02              78.9%                 17,500,000                   101              17,437,474           1.7%
     14       07/12/02              76.5%                 17,400,000                    85              17,369,240           1.7%
     15       04/12/02              71.6%                 16,000,000                    38              15,976,198           1.5%
     16        Various              52.8%                 15,599,000                    75              15,475,777           1.5%
   16.1       02/01/02              52.8%                 11,856,000                                    11,762,344
   16.2       01/29/02              52.8%                  1,448,000                                     1,436,562
   16.3       01/30/02              52.8%                    897,000                                       889,914
   16.4       02/06/02              52.8%                    895,000                                       887,930
   16.5       02/01/02              52.8%                    503,000                                       499,027
     17       07/17/02              79.9%                 14,560,000                43,333              14,533,968           1.4%
     18       07/01/02              60.5%                 13,916,000                    16              13,916,000           1.3%
     19       08/28/02              74.1%                 13,500,000                    86              13,486,432           1.3%
     20       04/08/02              71.2%                 12,500,000                    66              12,457,995           1.2%
     21       07/16/02              75.4%                 12,265,000                    72              12,244,522           1.2%
     22       08/21/02              64.8%                 12,000,000                    30              11,984,950           1.2%
     23       04/20/02              78.1%                 11,750,000                   177              11,718,659           1.1%
     24       08/29/02              75.7%                 11,000,000                56,410              10,979,887           1.1%
     25       05/06/02              77.9%                 10,850,000                    74              10,824,778           1.0%
     26       04/01/02              75.3%                 10,625,000                   100              10,545,479           1.0%
     27       06/12/02              64.0%                 10,500,000                   128              10,469,399           1.0%
     28       09/01/02              72.7%                  9,850,000                    63               9,814,316           1.0%
     29       08/23/02              78.4%                  9,260,000                    68               9,250,834           0.9%
     30       07/18/02              79.9%                  9,080,000                43,654               9,072,067           0.9%
     31       07/08/02              67.8%                  8,900,000                   303               8,879,726           0.9%
     32       09/04/02              75.4%                  8,000,000                47,619               7,991,882           0.8%
     33       08/01/02              58.6%                  7,800,000                    59               7,789,087           0.8%
     34       05/03/00              73.2%                  7,660,000                    53               7,541,124           0.7%
     35       06/21/02              79.4%                  7,450,000                36,520               7,428,024           0.7%
     36       06/01/02              79.8%                  7,200,000                28,571               7,182,654           0.7%
     37       07/10/02              79.7%                  7,150,000                25,445               7,130,077           0.7%
     38       04/06/00              68.3%                  6,878,000                    97               6,697,852           0.6%
     39       08/27/02              78.7%                  6,700,000                21,338               6,693,330           0.6%
     40       06/06/02              74.6%                  6,500,000                37,791               6,486,012           0.6%
     41       10/02/02              73.8%                  6,350,000                   158               6,343,679           0.6%
     42       07/25/02              74.9%                  6,300,000                26,582               6,294,022           0.6%
   42.1       07/25/02              74.9%                  4,042,500                29,083               4,038,622
   42.2       07/25/02              74.9%                  1,335,000                29,022               1,333,703
   42.3       07/25/02              74.9%                    922,500                17,740                 921,697
     43       08/29/01              74.3%                  6,170,000                33,172               6,113,480           0.6%
     44       08/30/02              79.2%                  5,950,000                36,503               5,939,718           0.6%
     45       08/20/02              73.6%                  5,750,000                    59               5,742,017           0.6%
     46       09/23/02              71.3%                  5,700,000                27,273               5,700,000           0.6%
     47       09/19/02              67.5%                  5,600,000                 9,639               5,600,000           0.5%
     48       09/27/02              60.3%                  5,500,000                29,891               5,489,943           0.5%
     49       08/05/02              65.3%                  5,500,000                18,092               5,485,648           0.5%
     50       08/01/02              79.9%                  5,400,000                43,200               5,394,935           0.5%
     51       08/21/02              61.0%                  5,400,000                   121               5,390,626           0.5%
     52       05/17/02              74.8%                  5,400,000                    42               5,382,226           0.5%
     53       09/13/02              74.9%                  5,000,000                    64               4,993,112           0.5%
     54       08/26/02              65.7%                  5,000,000                31,250               4,990,858           0.5%
     55       10/01/01              72.2%                  5,000,000                   116               4,979,099           0.5%
     56       08/06/02              76.9%                  4,850,000                    73               4,841,912           0.5%
     57       01/04/02              78.2%                  4,800,000                   239               4,772,096           0.5%
     58       07/16/02              79.7%                  4,650,000                32,517               4,641,306           0.4%
     59       06/14/02              74.8%                  4,650,000                   108               4,636,934           0.4%
     60       05/08/02              68.9%                  4,425,000                   108               4,409,860           0.4%
     61       08/22/02              72.3%                  4,350,000                28,808               4,340,585           0.4%
     62       08/13/02              75.3%                  4,300,000                35,833               4,293,227           0.4%
     63       08/08/02              74.0%                  4,300,000                    76               4,292,569           0.4%
     64       03/20/01              68.1%                  4,275,000                    31               4,222,108           0.4%
     65       07/01/02              79.6%                  4,240,000                    61               4,219,477           0.4%
     66       06/18/02              65.2%                  4,200,000                    82               4,200,000           0.4%
     67       08/07/02              69.6%                  4,200,000                61,765               4,195,819           0.4%
     68       07/03/02              75.1%                  4,000,000                    57               3,993,474           0.4%
     69       08/30/00              74.7%                  3,870,000                37,212               3,808,801           0.4%
     70       07/18/02              74.7%                  3,800,000                    51               3,790,222           0.4%
     71       09/09/02              79.7%                  3,750,000                46,875               3,746,267           0.4%
     72       08/09/02              77.7%                  3,500,000                27,132               3,496,957           0.3%
     73       05/16/02              79.9%                  3,500,000                33,654               3,494,930           0.3%
     74       06/01/02              79.3%                  3,500,000                    73               3,489,273           0.3%
     75       07/17/02              76.0%                  3,500,000                    44               3,487,860           0.3%
     76       07/25/02              73.6%                  3,450,000                   180               3,441,387           0.3%
     77       06/11/02              77.7%                  3,350,000                   231               3,340,587           0.3%
     78       08/12/02              80.2%                  3,330,000               138,750               3,326,865           0.3%
     79       10/02/02              76.3%                  3,050,000                   280               3,050,000           0.3%
     80       09/26/02              68.2%                  3,000,000                65,217               3,000,000           0.3%
     81       10/01/02              30.1%                  3,000,000                38,961               2,981,444           0.3%
     82       04/03/00              64.4%                  2,975,000                    93               2,897,079           0.3%
     83       08/06/02              79.9%                  2,880,000                18,113               2,877,320           0.3%
     84       09/01/02              73.0%                  2,850,000                   188               2,845,367           0.3%
     85       07/17/02              75.2%                  2,770,000                   183               2,765,939           0.3%
     86       06/03/02              79.8%                  2,720,000                46,897               2,713,077           0.3%
     87       07/05/02              73.6%                  2,550,000                   234               2,547,868           0.2%
     88       12/28/01              76.2%                  2,450,000                27,222               2,437,565           0.2%
     89       07/10/02              70.9%                  2,400,000                   159               2,394,502           0.2%
     90       07/31/02              77.0%                  2,390,000                19,917               2,387,367           0.2%
     91       02/21/02              71.4%                  2,365,000                    69               2,355,640           0.2%
     92       08/01/02              79.9%                  2,352,000                   216               2,348,593           0.2%
     93       05/10/02              64.5%                  2,625,000                   174               2,276,909           0.2%
     94       09/04/02              78.9%                  2,230,000                   219               2,227,904           0.2%
     95       10/04/02              59.1%                  2,205,000                29,400               2,202,632           0.2%
     96       05/25/02              34.4%                  2,100,000                    57               2,100,000           0.2%
     97       05/09/02              74.6%                  2,000,000                    83               1,995,392           0.2%
     98       05/29/02              73.7%                  2,000,000                    66               1,988,928           0.2%
     99       09/15/00              58.8%                  2,000,000                 3,788               1,924,303           0.2%
    100       06/24/02              73.7%                  1,750,000                15,487               1,745,594           0.2%
    101       08/06/02              77.5%                  1,660,000                   164               1,657,868           0.2%
    102       08/01/02              79.9%                  1,600,000                40,000               1,598,499           0.2%
    103       02/14/02              70.9%                  1,600,000                13,559               1,594,353           0.2%
    104       08/22/02              63.3%                  1,520,000               168,889               1,518,585           0.1%
    105       08/06/02              77.6%                  1,500,000                16,484               1,498,604           0.1%
    106       08/20/02              80.0%                  1,440,000                51,429               1,440,000           0.1%
    107       06/19/02              73.7%                  1,400,000                16,092               1,400,000           0.1%
    108       06/03/02              79.6%                  1,145,000                27,927               1,142,479           0.1%

                                                                                                          NET
           CURRENT BAL.        CROSSED              RELATED          INTEREST                           MORTGAGE
LOAN #     PSF/UNIT ($)        LOAN (4)           BORROWER (5)        RATE %         ADMIN. FEE %      RATE % (6)      ACCRUAL TYPE
------     ------------        --------           ------------        ------         ------------      ----------      ------------
     1              114                                               6.2000           0.04210           6.1579         Actual/360
   1.1              137
   1.2              138
   1.3               50
     2              123                                               4.8593           0.02710           4.8322         Actual/360
     3           20,491                                               7.3500           0.06210           7.2879         Actual/360
   3.1           25,648
   3.2           20,917
   3.3           23,875
   3.4           23,931
   3.5           11,279
   3.6           19,671
   3.7           23,514
   3.8           26,061
   3.9           17,791
  3.10           26,301
  3.11           10,165
     4               46                                               6.0440           0.04210           6.0019         Actual/360
   4.1               51
   4.2               52
   4.3               36
   4.4               66
   4.5               35
   4.6               50
   4.7               26
     5          258,569                                               6.0600           0.04210           6.0179         Actual/360
     6           65,119                                               5.5880           0.04210           5.5459         Actual/360
     7               70                                               5.2500           0.04210           5.2079         Actual/360
     8               21                                1              6.8500           0.04210           6.8079         Actual/360
     9              179                                               7.2500           0.04210           7.2079         Actual/360
    10           54,672                                               6.0000           0.04210           5.9579         Actual/360
    11               88                                               7.4300           0.04210           7.3879         Actual/360
    12           82,039                                               6.4000           0.04210           6.3579         Actual/360
    13              101                                               6.9300           0.09210           6.8379         Actual/360
    14               84                                               6.1500           0.04210           6.1079         Actual/360
    15               38                                               6.8900           0.04210           6.8479         Actual/360
    16               74                                               7.8700           0.04210           7.8279         Actual/360
  16.1
  16.2
  16.3
  16.4
  16.5
    17           43,256                                               6.1000           0.12210           5.9779         Actual/360
    18               16                                               6.0500           0.04210           6.0079         Actual/360
    19               86                                               5.9500           0.04210           5.9079         Actual/360
    20               66                                               7.2200           0.04210           7.1779         Actual/360
    21               72                                3              6.4000           0.04210           6.3579         Actual/360
    22               30                                               6.9000           0.04210           6.8579         Actual/360
    23              176                                               7.3600           0.04210           7.3179         Actual/360
    24           56,307                                               6.0000           0.04210           5.9579         Actual/360
    25               74                                               6.9100           0.04210           6.8679         Actual/360
    26               99           1                                   6.7200           0.04210           6.6779         Actual/360
    27              128                                               7.0000           0.04210           6.9579         Actual/360
    28               62                                               6.8500           0.04210           6.8079         Actual/360
    29               68                                1              6.0300           0.04210           5.9879         Actual/360
    30           43,616                                               6.6750           0.07210           6.6029         Actual/360
    31              302                                               7.0000           0.04210           6.9579         Actual/360
    32           47,571                                               5.9000           0.04210           5.8579         Actual/360
    33               59                                               6.2000           0.04210           6.1579         Actual/360
    34               52                                               8.6250           0.04210           8.5829         Actual/360
    35           36,412                                               6.9500           0.04210           6.9079         Actual/360
    36           28,503                                               6.7500           0.04210           6.7079         Actual/360
    37           25,374                                               6.0800           0.04210           6.0379         Actual/360
    38               95                                2              9.0200           0.04210           8.9779         Actual/360
    39           21,316                                               6.0000           0.09210           5.9079         Actual/360
    40           37,709                                               7.2500           0.04210           7.2079         Actual/360
    41              158                                               6.0000           0.04210           5.9579         Actual/360
    42           26,557                                               6.2500           0.04210           6.2079         Actual/360
  42.1           29,055
  42.2           28,994
  42.3           17,725
    43           32,868                                               7.4000           0.04210           7.3579         Actual/360
    44           36,440                                               6.2500           0.09210           6.1579         Actual/360
    45               58                                               6.2500           0.04210           6.2079         Actual/360
    46           27,273                                               5.7500           0.04210           5.7079         Actual/360
    47            9,639                                               6.0000           0.09210           5.9079         Actual/360
    48           29,837                                5              6.0000           0.04210           5.9579         Actual/360
    49           18,045                                               6.2500           0.04210           6.2079         Actual/360
    50           43,159                                4              6.3100           0.04210           6.2679         Actual/360
    51              121                                               6.2300           0.04210           6.1879         Actual/360
    52               41                                3              7.3000           0.04210           7.2579         Actual/360
    53               64                                               6.3000           0.04210           6.2579         Actual/360
    54           31,193                                5              6.0000           0.04210           5.9579         Actual/360
    55              116                                               7.7300           0.04210           7.6879         Actual/360
    56               73                                               6.4050           0.04210           6.3629         Actual/360
    57              237                                               7.4780           0.04210           7.4359         Actual/360
    58           32,457                                               5.9000           0.04210           5.8579         Actual/360
    59              108                                               7.1500           0.04210           7.1079         Actual/360
    60              108                                               7.1500           0.04210           7.1079         Actual/360
    61           28,746                                               6.0000           0.09210           5.9079         Actual/360
    62           35,777                                               6.6500           0.04210           6.6079         Actual/360
    63               76                                               6.2500           0.04210           6.2079         Actual/360
    64               31                                               7.4900           0.04210           7.4479         Actual/360
    65               61           1                                   6.5000           0.04210           6.4579         Actual/360
    66               82                                               6.9000           0.04210           6.8579         Actual/360
    67           61,703                                               6.0000           0.09210           5.9079         Actual/360
    68               57                                               6.5000           0.09210           6.4079         Actual/360
    69           36,623                                               8.0000           0.04210           7.9579         Actual/360
    70               51                                               6.4500           0.04210           6.4079         Actual/360
    71           46,828                                               6.0000           0.04210           5.9579         Actual/360
    72           27,108                                               6.7000           0.04210           6.6579         Actual/360
    73           33,605                                               7.0000           0.04210           6.9579         Actual/360
    74               73                                               6.7900           0.04210           6.7479         Actual/360
    75               44                                               7.1000           0.04210           7.0579         Actual/360
    76              179                                               6.5000           0.04210           6.4579         Actual/360
    77              231                                               7.1500           0.04210           7.1079         Actual/360
    78          138,619                                               6.0000           0.09210           5.9079         Actual/360
    79              280                                               6.2900           0.04210           6.2479         Actual/360
    80           65,217                                               5.7500           0.04210           5.7079         Actual/360
    81           38,720                                               5.7500           0.04210           5.7079         Actual/360
    82               91                                2              9.0200           0.04210           8.9779         Actual/360
    83           18,096                                3              6.3500           0.04210           6.3079         Actual/360
    84              188                                               6.5150           0.04210           6.4729         Actual/360
    85              183                                               6.9500           0.04210           6.9079         Actual/360
    86           46,777                                               6.5000           0.12210           6.3779         Actual/360
    87              234                                               6.9000           0.10210           6.7979         Actual/360
    88           27,084                                               7.6100           0.04210           7.5679         Actual/360
    89              158                                               6.9750           0.14710           6.8279         Actual/360
    90           19,895                                               6.2500           0.09210           6.1579         Actual/360
    91               68                                               7.4300           0.04210           7.3879         Actual/360
    92              215                                               7.0000           0.14710           6.8529         Actual/360
    93              151                                               7.2500           0.04210           7.2079         Actual/360
    94              219                                               6.3000           0.12210           6.1779         Actual/360
    95           29,368                                               5.6000           0.04210           5.5579         Actual/360
    96               57                                               6.2800           0.12210           6.1579         Actual/360
    97               83                                               6.9500           0.04210           6.9079         Actual/360
    98               66                                               7.1110           0.04210           7.0689         Actual/360
    99            3,645                                               8.4200           0.04210           8.3779         Actual/360
   100           15,448                                               6.5500           0.10210           6.4479         Actual/360
   101              164                                               6.7500           0.04210           6.7079         Actual/360
   102           39,962                                4              6.3100           0.04210           6.2679         Actual/360
   103           13,511                                               7.0000           0.04210           6.9579         Actual/360
   104          168,732                                               6.3500           0.04210           6.3079         Actual/360
   105           16,468                                3              6.3500           0.04210           6.3079         Actual/360
   106           51,429                                               7.0000           0.04210           6.9579         Actual/360
   107           16,092                                               6.2500           0.04210           6.2079         Actual/360
   108           27,865                                               7.1500           0.04210           7.1079         Actual/360

                  MONTHLY DEBT               ANNUAL DEBT                                       FIRST
LOAN #          SERVICE ($)(7,16)         SERVICE ($) (8,16)          NOTE DATE            PAYMENT DATE            REM. TERM (9)
------          -----------------         ------------------          ---------            ------------            -------------
     1              731,287.96                 8,775,456               09/16/02               11/10/02                   118
   1.1
   1.2
   1.3
     2              524,091.36                 6,289,096               10/02/02               12/01/02                   119
     3              314,971.00                 3,930,838               05/02/02               07/01/02                   113
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
     4              238,181.96                 2,858,184               09/30/02               11/10/02                   118
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
     5              159,301.16                 1,911,614               10/11/02               12/01/02                   119
     6              149,637.18                 1,795,646               09/05/02               11/01/02                   118
     7              138,050.93                 1,656,611               10/22/02               12/01/02                   119
     8              157,924.67                 1,895,096               07/22/02               09/01/02                   116
     9              153,489.66                 1,841,876               08/28/01               10/01/01                   105
    10              131,901.12                 1,582,813               10/21/02               12/01/02                   119
    11              153,022.26                 1,836,267               12/10/01               02/01/02                   109
    12              111,027.30                 1,332,328               09/25/02               11/01/02                   118
    13              122,906.00                 1,474,872               08/19/02               10/01/02                   177
    14              106,005.70                 1,272,068               10/01/02               11/01/02                   118
    15              105,269.02                 1,263,228               09/05/02               11/01/02                   118
    16              119,055.35                 1,428,664               03/28/02               05/01/02                   112
  16.1
  16.2
  16.3
  16.4
  16.5
    17               88,232.84                 1,058,794               09/25/02               11/01/02                   118
    18               90,086.79                 1,081,041               11/08/02               01/01/03                   120
    19               80,505.86                   966,070               10/21/02               12/01/02                   119
    20               85,017.83                 1,020,214               06/03/02               08/01/02                   115
    21               76,718.30                   920,620               09/24/02               11/01/02                   58
    22               84,049.53                 1,008,594               10/31/02               12/01/02                   119
    23               81,034.24                   972,411               07/24/02               09/01/02                   116
    24               65,950.56                   791,407               09/26/02               11/01/02                   118
    25               71,530.70                   858,368               08/02/02               10/01/02                   117
    26               76,419.26                   917,031               06/28/02               08/01/02                   175
    27               69,856.76                   838,281               07/10/02               09/01/02                   116
    28               68,678.06                   824,137               08/23/02               10/01/02                   117
    29               55,697.11                   668,365               10/24/02               12/01/02                   119
    30               58,440.75                   701,289               10/11/02               12/01/02                   59
    31               59,211.92                   710,543               08/15/02               10/01/02                   117
    32               47,450.92                   569,411               10/18/02               12/01/02                   119
    33               51,213.40                   614,561               10/11/02               12/01/02                   119
    34               59,578.69                   714,944               06/28/00               08/01/00                   91
    35               49,315.12                   591,781               07/18/02               09/01/02                   116
    36               46,699.06                   560,389               08/08/02               10/01/02                   117
    37               43,236.30                   518,836               08/26/02               10/01/02                   117
    38               57,814.15                   693,770               05/31/00               07/01/00                   90
    39               40,169.89                   482,039               10/07/02               12/01/02                   119
    40               44,341.46                   532,098               08/06/02               10/01/02                   57
    41               38,071.46                   456,858               10/31/02               12/01/02                   119
    42               38,790.18                   465,482               10/07/02               12/01/02                   119
  42.1
  42.2
  42.3
    43               42,719.83                   512,638               10/10/01               12/01/01                   107
    44               36,635.17                   439,622               09/20/02               11/01/02                   58
    45               37,930.99                   455,172               10/31/02               12/01/02                   119
    46               33,263.65                   399,164               11/05/02               01/01/03                   120
    47               33,574.83                   402,898               11/04/02               01/01/03                   60
    48               32,975.28                   395,703               10/01/02               11/01/02                   118
    49               36,281.82                   435,382               09/20/02               11/01/02                   118
    50               33,459.74                   401,517               10/10/02               12/01/02                   119
    51               33,178.52                   398,142               09/30/02               11/01/02                   118
    52               37,020.83                   444,250               06/19/02               08/01/02                   115
    53               33,138.17                   397,658               10/22/02               12/01/02                   119
    54               29,977.53                   359,730               10/01/02               11/01/02                   118
    55               35,751.53                   429,018               04/02/02               06/01/02                   113
    56               30,352.92                   364,235               09/23/02               11/01/02                   118
    57               33,490.02                   401,880               02/12/02               04/01/02                   111
    58               27,580.85                   330,970               09/09/02               11/01/02                   118
    59               31,406.41                   376,877               07/26/02               09/01/02                   116
    60               29,886.75                   358,641               06/18/02               08/01/02                   115
    61               31,164.75                   373,977               10/22/02               12/01/02                   239
    62               27,604.49                   331,254               09/13/02               11/01/02                   118
    63               26,475.84                   317,710               09/17/02               11/01/02                   82
    64               29,862.15                   358,346               05/07/01               07/01/01                   102
    65               30,025.67                   360,308               08/28/02               10/01/02                   175
    66               27,661.21                   331,935               11/08/02               01/01/03                   120
    67               25,181.12                   302,173               10/02/02               12/01/02                   119
    68               25,282.72                   303,393               09/24/02               11/01/02                   118
    69               28,396.69                   340,760               10/23/00               12/01/00                   95
    70               23,893.77                   286,725               08/23/02               10/01/02                   117
    71               22,483.14                   269,798               10/18/02               12/01/02                   119
    72               22,584.73                   271,017               10/04/02               12/01/02                   119
    73               23,285.59                   279,427               09/30/02               11/01/02                   118
    74               22,794.07                   273,529               07/11/02               09/01/02                   116
    75               24,960.99                   299,532               08/22/02               10/01/02                   117
    76               23,294.65                   279,536               09/19/02               11/01/02                   118
    77               22,626.13                   271,514               07/29/02               09/01/02                   116
    78               19,785.17                   237,422               10/04/02               12/01/02                   119
    79               20,195.39                   242,345               11/08/02               01/01/03                   120
    80               17,507.19                   210,086               11/06/02               01/01/03                   120
    81               32,930.77                   395,169               10/31/02               12/01/02                   119
    82               25,006.85                   300,082               05/01/00               07/01/00                   90
    83               17,920.39                   215,045               10/04/02               12/01/02                   119
    84               18,042.06                   216,505               09/26/02               11/01/02                   118
    85               18,335.96                   220,032               09/10/02               11/01/02                   118
    86               17,192.25                   206,307               08/30/02               10/01/02                   117
    87               16,794.30                   201,532               10/16/02               12/01/02                   119
    88               17,315.67                   207,788               03/11/02               05/01/02                   112
    89               15,926.98                   191,124               08/26/02               10/01/02                   129
    90               15,080.43                   180,965               10/30/02               12/01/02                   119
    91               16,423.21                   197,079               05/31/02               07/01/02                   114
    92               15,647.91                   187,775               09/10/02               11/01/02                   118
    93               18,091.31                   217,096               06/28/02               08/01/02                   115
    94               13,803.09                   165,637               10/23/02               12/01/02                   119
    95               12,658.44                   151,901               10/31/02               12/01/02                   119
    96               11,142.64                   133,712               06/28/02               08/01/02                   115
    97               13,238.96                   158,868               08/22/02               10/01/02                   117
    98               14,277.52                   171,330               06/28/02               08/01/02                   115
    99               17,255.33                   207,064               12/08/00               02/01/01                   97
   100               11,118.80                   133,426               08/23/02               10/01/02                   117
   101               11,469.13                   137,630               10/04/02               12/01/02                   119
   102                9,914.00                   118,968               10/10/02               12/01/02                   119
   103               11,308.47                   135,702               08/27/02               10/01/02                   117
   104                9,457.98                   113,496               10/18/02               12/01/02                   119
   105                9,333.54                   112,002               10/04/02               12/01/02                   119
   106                9,580.36                   114,964               11/07/02               01/01/03                   120
   107                9,235.37                   110,824               11/05/02               01/01/03                   120
   108                7,733.41                    92,801               08/15/02               10/01/02                   117

                                            PAYMENT       GRACE         MATURITY/                         FINAL
LOAN #    REM. AMORT        SEASONING      DUE DATE      PERIOD       ARD DATE (10)       ARD LOAN       MAT DATE
------    ----------        ---------      --------      ------       -------------       --------       --------
     1        358               2             10            0           10/10/12             No
   1.1
   1.2
   1.3
     2        359               1              1            0           11/01/12             No
     3        354               6              1            0           05/01/12             No
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
     4        358               2             10            0           10/10/12             No
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
     5        359               1              1            5           11/01/12             No
     6        358               2              1            5           10/01/12             No
     7        359               1              1            3           11/01/12            Yes          11/01/32
     8        296               4              1            5           08/01/12            Yes          08/01/27
     9        345              15              1            5           09/01/11            Yes          09/01/31
    10        359               1              1            5           11/01/12             No
    11        349              11              1            5           01/01/12             No
    12        358               2              1            5           10/01/12             No
    13        297               3              1            7           09/01/17            Yes          09/01/27
    14        358               2              1            7           10/01/12             No
    15        358               2              1            5           10/01/12            Yes          10/01/32
    16        292               8              1            5           04/01/12            Yes          04/01/27
  16.1
  16.2
  16.3
  16.4
  16.5
    17        358               2              1            7           10/01/12             No
    18        300               0              1            5           12/01/12            Yes          12/01/27
    19        359               1              1            7           11/01/12             No
    20        355               5              1            7           07/01/12             No
    21        358               2              1           10           10/01/07            Yes          10/01/32
    22        299               1              1            5           11/01/12             No
    23        356               4              1            7           08/01/12             No
    24        358               2              1            5           10/01/12             No
    25        357               3              1            7           09/01/12             No
    26        265               5              1            7           07/01/17             No
    27        356               4              1            5           08/01/12             No
    28        297               3              1            7           09/01/12             No
    29        359               1              1            5           11/01/12            Yes          11/01/32
    30        359               1              1            5           11/01/07             No
    31        357               3              1            5           09/01/12             No
    32        359               1              1            7           11/01/12             No
    33        299               1              1            7           11/01/12             No
    34        331              29              1            5           07/01/10             No
    35        356               4              1            5           08/01/12             No
    36        357               3              1            5           09/01/12             No
    37        357               3              1            7           09/01/12             No
    38        270              30              1            5           06/01/10             No
    39        359               1              1            7           11/01/12             No
    40        357               3              1            5           09/01/07             No
    41        359               1              1            5           11/01/12             No
    42        359               1              1            5           11/01/12             No
  42.1
  42.2
  42.3
    43        347              13              1            5           11/01/11             No
    44        358               2              1           10           10/01/07             No
    45        299               1              1           10           11/01/12             No
    46        360               0              1            5           12/01/12             No
    47        360               0              1            7           12/01/07             No
    48        358               2              1            5           10/01/12             No
    49        298               2              1            5           10/01/12             No
    50        359               1              1            5           11/01/12             No
    51        358               2              1            5           10/01/12             No
    52        355               5              1            5           07/01/12             No
    53        299               1              1            5           11/01/12             No
    54        358               2              1            5           10/01/12             No
    55        353               7              1            5           05/01/12             No
    56        358               2              1            5           10/01/12             No
    57        351               9              1            5           03/01/12             No
    58        358               2              1            7           10/01/12             No
    59        356               4              1            5           08/01/12             No
    60        355               5              1            5           07/01/12             No
    61        239               1              1            7           11/01/22             No
    62        358               2              1            5           10/01/12             No
    63        358               2              1            7           10/01/09             No
    64        342              18              1            5           06/01/11             No
    65        265               3              1            7           07/01/17             No
    66        360               0              1            5           12/01/12            Yes          12/01/32
    67        359               1              1            7           11/01/12             No
    68        358               2              1            7           10/01/12             No
    69        335              25              1            5           11/01/10             No
    70        357               3              1            5           09/01/12            Yes          09/01/32
    71        359               1              1            7           11/01/12             No
    72        359               1              1            5           11/01/12             No
    73        358               2              1            5           10/01/12             No
    74        356               4              1            7           08/01/12             No
    75        297               3              1            7           09/01/12             No
    76        298               2              1            5           10/01/12             No
    77        356               4              1            5           08/01/12             No
    78        368               1              1            7           11/01/12             No
    79        300               0              1            5           12/01/12            Yes          12/01/27
    80        360               0              1            5           12/01/12             No
    81        119               1              1            5           11/01/12             No
    82        270              30              1            5           06/01/10             No
    83        359               1              1            5           11/01/12             No
    84        358               2              1            5           10/01/12             No
    85        358               2              1            5           10/01/12             No
    86        357               3              1            5           09/01/12             No
    87        359               1              1            5           11/01/12             No
    88        352               8              1            5           04/01/12             No
    89        357               3              1            5           09/01/13             No
    90        335               1              1            7           11/01/12             No
    91        354               6              1            5           06/01/12             No
    92        358               2              1            5           10/01/12             No
    93        342               5              1            5           07/01/12             No
    94        359               1              1            5           11/01/12             No
    95        359               1              1            5           11/01/12             No
    96                          5              1            7           07/01/12             No
    97        357               3              1            5           09/01/12             No
    98        295               5              1            5           07/01/12             No
    99        217              23              1            5           01/01/11             No
   100        357               3              1            5           09/01/12             No
   101        299               1              1            5           11/01/12             No
   102        359               1              1            5           11/01/12             No
   103        297               3              1            5           09/01/12             No
   104        359               1              1            7           11/01/12             No
   105        359               1              1            5           11/01/12             No
   106        360               0              1            5           12/01/12             No
   107        300               0              1            7           12/01/12             No
   108        357               3              1            5           09/01/12             No

                                                                            REMAINING
                 MATURITY/ARD                                               PREPAYMENT
OAN #           BAL. ($) (3,9)    MATURITY LTV (2,9,18)             PROVISION (PAYMENTS) (11)            2000 NOI ($)
-----           --------------    ---------------------             -------------------------            ------------
    1            101,864,173               45.5%                        LO(24),Def(90),O(4)                18,846,711
  1.1             65,222,384                                                                               11,057,653
  1.2             24,549,998                                                                                4,440,923
  1.3             12,091,790                                                                                3,348,135
    2             82,338,327               37.8%                        LO(24),Def(91),O(4)                18,553,798
    3             40,370,430               67.1%                        LO(24),Def(88),O(1)                 4,349,938
  3.1              7,572,603                                                                                  959,293
  3.2              4,766,443
  3.3              4,212,596                                                                                  484,599
  3.4              4,095,113                                                                                  488,596
  3.5              3,860,148                                                                                  471,578
  3.6              3,558,049                                                                                  466,795
  3.7              3,356,650                                                                                  439,847
  3.8              3,188,818                                                                                  368,415
  3.9              2,886,719                                                                                  343,893
 3.10              2,215,389                                                                                  245,044
 3.11                657,903                                                                                   81,878
    4             33,580,129               61.6%                        LO(24),Def(92),O(2)                 4,209,247
  4.1             10,446,019                                                                                1,461,258
  4.2              9,248,548                                                                                  897,616
  4.3              3,261,196                                                                                  442,792
  4.4              3,261,196                                                                                  351,802
  4.5              2,963,952                                                                                  395,090
  4.6              2,547,809                                                                                  353,950
  4.7              1,851,408                                                                                  306,740
    5             22,428,764               68.0%                        LO(24),Def(91),O(4)
    6             21,911,897               48.7%                        LO(33),Def(82),O(3)                 2,657,913
    7             20,720,540               13.7%                        LO(24),Def(92),O(3)                 5,325,661
    8             18,036,316               59.1%                        LO(24),Def(89),O(3)
    9             19,776,465               67.5%                        LO(24),Def(78),O(3)
   10             18,657,753               64.4%                        LO(25),Def(90),O(4)                 2,235,244
   11             19,398,858               52.0%                     LO(12),YM or 1 %(90),O(7)              1,310,833
   12             15,259,513               66.6%                        LO(33),Def(82),O(3)
   13             11,024,144               49.9%                       LO(24),Def(140),O(13)
   14             14,823,065               65.3%                        LO(24),Def(90),O(4)                 1,680,335
   15             13,914,869               62.4%                        LO(24),Def(91),O(3)                   402,589
   16             12,813,067               43.7%                        LO(24),Def(85),O(3)                 2,125,871
 16.1                      0                                                                                1,459,163
 16.2                      0                                                                                  200,175
 16.3                      0                                                                                  205,540
 16.4                      0                                                                                  164,291
 16.5                      0                                                                                   96,702
   17             12,385,641               68.1%                        LO(24),Def(90),O(4)
   18             10,795,535               46.9%                        LO(24),Def(92),O(4)
   19             11,432,191               62.8%                        LO(24),Def(91),O(4)                 1,632,136
   20             10,968,050               62.7%                        LO(24),Def(87),O(4)                 1,511,413
   21             11,533,118               71.0%                        LO(24),Def(31),O(3)
   22              9,568,841               51.7%                        LO(24),Def(91),O(4)                 1,741,300
   23             10,345,608               69.0%                        LO(24),Def(88),O(4)
   24              9,329,889               64.3%                        LO(25),Def(89),O(4)                 1,005,789
   25              9,440,038               67.9%                        LO(24),Def(89),O(4)                 1,143,800
   26              5,620,742               40.1%                       LO(24),Def(138),O(13)                1,153,110
   27              9,158,757               55.1%                        LO(24),Def(88),O(4)
   28              7,842,348               58.1%                        LO(24),Def(89),O(4)
   29              7,860,146               66.6%                        LO(24),Def(92),O(3)
   30              8,567,002               75.5%                        LO(24),Def(33),O(2)                   920,997
   31              7,774,368               59.3%                        LO(32),Def(82),O(3)
   32              6,764,588               63.8%                        LO(24),Def(91),O(4)
   33              6,080,727               45.7%                        LO(24),Def(91),O(4)                   983,930
   34              6,950,344               67.5%                        LO(24),Def(63),O(4)                   780,527
   35              6,489,717               69.4%                        LO(24),Def(88),O(4)                   680,632
   36              6,247,759               69.4%                        LO(32),Def(82),O(3)                   852,333
   37              6,078,154               67.9%                        LO(24),Def(89),O(4)                   533,999
   38              5,843,134               59.6%                        LO(24),Def(63),O(3)
   39              5,682,133               66.8%                        LO(24),Def(91),O(4)                   621,843
   40              6,174,444               71.0%                        LO(24),Def(29),O(4)                   714,632
   41              5,385,306               62.6%                        LO(24),Def(93),O(2)
   42              5,391,628               64.2%                        LO(34),Def(82),O(3)                   595,231
 42.1              3,459,629
 42.2              1,142,512
 42.3                789,489
   43              5,435,497               66.1%                        LO(24),Def(79),O(4)                   700,227
   44              5,584,226               74.5%                        LO(24),Def(32),O(2)                   640,912
   45              4,490,019               57.6%                        LO(24),Def(91),O(4)                   698,420
   46              4,798,517               60.0%                        LO(24),Def(92),O(4)                   275,711
   47              5,238,472               63.1%                        LO(24),Def(34),O(2)                   653,115
   48              4,664,944               51.3%                        LO(24),Def(90),O(4)                   623,477
   49              4,309,226               51.3%                        LO(33),Def(82),O(3)                   627,559
   50              4,620,937               68.5%                        LO(24),Def(91),O(4)
   51              4,610,907               50.2%                        LO(24),Def(90),O(4)
   52              4,748,010               65.9%                        LO(24),Def(87),O(4)                   636,823
   53              3,910,812               55.6%                        LO(24),Def(91),O(4)                   268,467
   54              4,240,858               55.8%                        LO(24),Def(90),O(4)                   507,745
   55              4,451,392               64.5%                        LO(28),Def(82),O(3)                   741,770
   56              4,170,084               66.2%                        LO(33),Def(82),O(3)                   549,370
   57              4,247,839               69.6%                        LO(26),Def(82),O(3)
   58              3,932,331               67.5%                        LO(24),Def(90),O(4)                   466,626
   59              4,078,366               65.8%                        LO(31),Def(82),O(3)
   60              3,882,367               60.7%                        LO(30),Def(82),O(3)
   61                101,595                1.7%                       LO(24),Def(190),O(25)                  416,668
   62              3,715,306               65.2%                        LO(24),Def(90),O(4)                   451,926
   63              3,904,640               67.3%                        LO(24),Def(55),O(3)                    83,322
   64              3,781,038               61.0%                        LO(24),Def(75),O(3)                   472,590
   65              2,217,083               41.8%                       LO(24),Def(138),O(13)
   66              3,653,521               56.7%                        LO(24),Def(92),O(4)
   67              3,561,935               59.1%                        LO(24),Def(91),O(4)                   332,205
   68              3,441,745               64.7%                        LO(24),Def(90),O(4)
   69              3,459,653               67.8%                        LO(24),Def(67),O(4)                   415,965
   70              3,264,760               64.3%                        LO(24),Def(89),O(4)                   417,729
   71              3,180,299               67.7%                        LO(24),Def(91),O(4)
   72              3,032,924               67.4%                        LO(34),Def(82),O(3)                   486,924
   73              3,058,270               69.9%                        LO(33),Def(82),O(3)
   74              3,035,765               69.0%                        LO(24),Def(88),O(4)                   357,019
   75              2,808,462               61.2%                        LO(24),Def(89),O(4)                   498,806
   76              2,716,550               58.1%                        LO(24),Def(90),O(4)                   439,811
   77              2,938,178               68.3%                        LO(31),Def(82),O(3)
   78              2,853,726               68.8%                        LO(24),Def(91),O(4)                   284,803
   79              2,385,069               59.6%                        LO(24),Def(94),O(2)
   80              2,525,534               57.4%                        LO(24),Def(92),O(4)                   311,008
   81                      0                0.0%                        LO(24),Def(91),O(4)                   678,281
   82              2,527,380               56.2%                        LO(24),Def(63),O(3)
   83              2,471,709               68.7%                        LO(34),Def(82),O(3)                   291,101
   84              2,457,969               63.0%                        LO(33),Def(82),O(3)
   85              2,417,218               65.7%                        LO(33),Def(82),O(3)
   86              2,344,227               68.9%                        LO(32),Def(82),O(3)
   87              2,221,560               64.2%                        LO(34),Def(82),O(3)
   88              2,174,026               67.9%                        LO(27),Def(82),O(3)                   307,644
   89              2,050,707               60.8%                        LO(32),Def(94),O(3)
   90              1,980,777               63.9%                        LO(24),Def(91),O(4)                   259,128
   91              2,089,167               63.3%                        LO(29),Def(82),O(3)
   92              2,055,157               69.9%                        LO(33),Def(82),O(3)
   93              2,332,790               66.1%                        LO(30),Def(82),O(3)
   94              1,911,167               67.7%                        LO(34),Def(82),O(3)                   152,085
   95              1,847,661               49.6%                        LO(24),Def(91),O(4)                   305,000
   96              2,100,000               34.4%                        LO(24),Def(87),O(4)                   554,720
   97              1,744,755               65.2%                        LO(32),Def(82),O(3)
   98              1,610,664               59.7%                        LO(30),Def(82),O(3)
   99              1,436,807               43.9%                        LO(24),Def(70),O(3)                   267,834
  100              1,510,314               63.7%                        LO(32),Def(82),O(3)                   151,485
  101              1,321,221               61.7%                        LO(34),Def(82),O(3)
  102              1,369,166               68.5%                        LO(24),Def(91),O(4)                   214,852
  103              1,283,461               57.0%                        LO(32),Def(82),O(3)                   182,085
  104              1,302,189               54.3%                        LO(24),Def(91),O(4)                   151,993
  105              1,287,348               66.7%                        LO(34),Def(82),O(3)
  106              1,255,979               69.8%                        LO(35),Def(82),O(3)                     3,176
  107              1,093,340               57.5%                        LO(24),Def(92),O(4)                   146,726
  108              1,004,093               70.0%                        LO(32),Def(82),O(3)                   147,574

                                  MOST RECENT       MOST RECENT                                                         UW
LOAN #       2001 NOI ($)            NOI ($)       NOI DATE (19)               UW NOI ($)           UW NCF ($)    DSCR (2,12,18)
------       ------------            -------       -------------               ----------           ----------    --------------
     1        18,020,493         17,568,036           06/30/02                17,702,004           17,328,221          1.97
   1.1        10,954,014         10,700,684           06/30/02                11,078,647           10,900,437          1.97
   1.2         4,239,884          4,334,776           06/30/02                 4,324,102            4,240,967          1.97
   1.3         2,826,595          2,532,576           06/30/02                 2,299,255            2,186,817          1.97
     2        18,700,236         19,756,060           06/30/02                19,454,303           17,333,892          2.76
     3         5,113,855          5,667,570           06/30/02                 5,071,322            4,959,741          1.26
   3.1         1,006,467          1,063,986           05/31/02                   972,120              955,470          1.26
   3.2           308,617            519,585           05/31/02                   586,258              573,408          1.26
   3.3           546,336            604,497           05/31/02                   524,153              514,203          1.26
   3.4           588,559            630,735           05/31/02                   510,680              501,030          1.26
   3.5           509,341            604,365           05/31/02                   451,493              431,843          1.26
   3.6           445,098            486,009           06/30/02                   422,395              412,195          1.26
   3.7           460,121            491,645           05/31/02                   439,673              431,623          1.26
   3.8           497,043            454,113           06/30/02                   454,113              447,263          1.26
   3.9           365,839            372,804           05/31/02                   335,841              326,610          1.26
  3.10           298,947            320,123           05/31/02                   288,368              283,518          1.26
  3.11            87,487            119,708           05/31/02                    86,228               82,578          1.26
     4         4,243,771          4,309,302                                    4,592,845            4,146,558          1.45
   4.1         1,397,354          1,257,624           03/31/02                 1,415,432            1,258,873          1.45
   4.2           965,844            990,368           06/30/02                 1,228,128            1,123,087          1.45
   4.3           449,921            455,134           06/30/02                   440,762              400,287          1.45
   4.4           355,586            459,141           06/30/02                   450,400              406,743          1.45
   4.5           391,035            424,722           06/30/02                   386,079              351,198          1.45
   4.6           356,038            376,687           06/30/02                   354,493              326,799          1.45
   4.7           327,993            345,627           06/30/02                   317,552              279,572          1.45
     5                              916,736           07/31/03                 2,653,487            2,633,087          1.38
     6         2,469,463          2,667,915           06/30/02                 2,702,339            2,602,339          1.45
     7         5,104,214                                                      11,042,236           10,262,547          6.19
     8                                                                         2,835,391            2,673,624          1.41
     9                            1,566,871           07/31/02                 2,360,570            2,274,478          1.23
    10         2,573,631          2,384,899           07/31/02                 2,385,716            2,280,392          1.44
    11         1,798,557          2,351,204           06/30/02                 2,835,757            2,669,979          1.45
    12                            1,639,533           06/30/02                 1,914,341            1,860,341          1.40
    13                            1,645,422           06/30/02                 1,978,811            1,844,179          1.25
    14         1,946,790          1,982,894           07/31/02                 1,904,516            1,699,375          1.34
    15         1,532,898          1,689,504           02/28/02                 1,830,101            1,657,466          1.31
    16         2,178,744          2,589,480           07/31/02                 2,630,453            2,587,923          1.81
  16.1         1,525,599          1,740,465           07/31/02                 2,017,873            1,997,519          1.81
  16.2           190,223            171,803           07/31/02                   184,761              181,262          1.81
  16.3           172,822            222,248           07/31/02                   157,985              151,433          1.81
  16.4           155,873            251,166           07/31/02                   166,455              163,120          1.81
  16.5           134,227            203,798           07/31/02                   103,379               94,589          1.81
    17         1,319,356          1,378,239           07/31/02                 1,539,856            1,455,856          1.38
    18                                                                         1,904,647            1,651,556          1.53
    19         1,557,807          1,596,653           09/30/02                 1,604,390            1,377,070          1.43
    20         1,566,129          1,633,832           06/30/02                 1,572,612            1,426,643          1.40
    21           426,277            793,507           08/31/02                 1,464,252            1,344,736          1.46
    22         1,466,700          1,739,234           07/31/02                 2,553,176            2,362,770          2.34
    23           100,561            536,227           07/31/02                 1,313,374            1,236,179          1.27
    24         1,073,541          1,091,448           09/30/02                 1,069,917            1,035,792          1.31
    25         1,424,312          1,356,802           05/31/02                 1,258,968            1,123,718          1.31
    26         1,315,858                                                       1,247,824            1,167,229          1.27
    27                              816,243           08/31/02                 1,242,244            1,096,316          1.31
    28                                                                         1,200,608            1,093,644          1.33
    29                                                                           975,657              955,377          1.43
    30           972,221          1,031,745           06/30/02                 1,039,250              976,642          1.39
    31                            1,120,054           06/30/02                   954,004              944,508          1.33
    32                              769,644           09/30/02                   817,595              779,795          1.37
    33         1,017,354          1,189,223           06/30/02                   923,962              790,076          1.29
    34         1,103,337          1,011,486           08/31/02                 1,053,975              975,276          1.36
    35           809,646            892,393           08/31/02                   878,798              820,658          1.39
    36           875,085            781,277           06/30/02                   778,443              715,443          1.28
    37           628,604            656,532           06/30/02                   690,214              676,164          1.30
    38         1,039,635          1,039,635           12/31/01                   947,091              898,509          1.30
    39           675,859            746,030           07/31/02                   700,897              682,217          1.42
    40           776,237            786,408           05/31/02                   798,539              721,139          1.36
    41                              459,410           09/30/02                   784,846              747,673          1.64
    42           768,584            823,203           06/30/02                   747,862              664,912          1.43
  42.1                                                                                                                 1.43
  42.2                                                                                                                 1.43
  42.3                                                                                                                 1.43
    43           718,957            650,600           08/31/02                   702,287              639,847          1.25
    44           650,732            653,408           08/31/02                   653,749              607,668          1.38
    45           672,095            630,227           06/30/02                   687,735              603,820          1.33
    46           553,815            607,430           08/31/02                   626,867              574,617          1.44
    47                              692,869           06/30/02                   600,588              571,538          1.42
    48           747,046            792,893           06/30/02                   794,639              748,639          1.89
    49           766,721            755,829           05/31/02                   686,529              610,529          1.40
    50                              660,745           06/30/02                   613,538              582,288          1.45
    51                              297,256           06/30/02                   621,792              581,056          1.46
    52           655,096            598,910           04/30/02                   701,888              639,894          1.44
    53           342,911            388,349           07/31/02                   625,305              613,562          1.54
    54           633,145            672,945           06/30/02                   670,331              630,331          1.75
    55           701,627            627,448           06/30/02                   587,486              533,402          1.24
    56           630,278            607,857           06/30/02                   563,611              502,146          1.38
    57                                                                           511,553              508,536          1.27
    58           452,187            540,586           06/30/02                   509,488              472,793          1.43
    59                                                                           584,948              550,356          1.46
    60                                                                           536,024              504,200          1.41
    61           529,541            561,811           09/30/02                   494,084              448,784          1.20
    62           475,978            475,627           06/30/02                   522,979              492,979          1.49
    63           424,765            427,341           06/30/02                   461,924              420,460          1.32
    64           402,685            703,932           08/31/02                   505,990              450,111          1.26
    65                                                                           432,881              432,881          1.20
    66                              558,133           08/31/02                   519,828              468,471          1.41
    67           358,995            406,877           08/31/02                   401,009              386,865          1.28
    68           355,523            377,442           07/31/02                   453,018              409,577          1.35
    69           383,205            402,672           07/31/02                   441,891              415,891          1.22
    70           443,033            469,248           04/30/02                   431,513              408,453          1.42
    71                              498,166           09/30/02                   428,331              412,331          1.53
    72           338,289            503,748           07/31/02                   428,659              396,409          1.46
    73           182,966            295,668           04/30/02                   382,379              356,379          1.28
    74           359,290            356,880           05/31/02                   377,925              368,389          1.35
    75           557,170            570,282           04/30/02                   510,833              415,834          1.39
    76           484,291            461,553           06/30/02                   451,948              426,724          1.53
    77                              358,398           06/30/02                   358,398              356,224          1.31
    78           338,689            341,115           06/30/03                   335,914              328,714          1.38
    79                                                                           323,295              321,659          1.33
    80           311,812            309,802           08/31/02                   319,359              305,421          1.45
    81           722,315            698,663           09/30/02                   757,930              732,905          1.85
    82           460,231            460,231           12/31/01                   413,562              389,332          1.30
    83           304,034            316,989           07/31/02                   305,397              293,247          1.36
    84                                                                           299,500              297,232          1.37
    85                                                                           304,994              302,726          1.38
    86           248,733            284,910           06/30/02                   292,131              277,381          1.34
    87                                                                           283,400              272,062          1.35
    88                              291,058           12/31/01                   283,462              260,962          1.26
    89                              273,504           05/31/02                   273,504              271,236          1.42
    90                              281,752           09/30/02                   265,830              235,830          1.30
    91                              340,044           09/30/02                   307,982              265,142          1.35
    92                              251,955           06/30/02                   251,955              249,883          1.33
    93                                                                           293,850              291,582          1.34
    94           243,548            244,120           07/31/02                   234,618              233,089          1.41
    95           345,483            341,361           09/30/02                   292,143              267,018          1.76
    96           546,832            592,137           04/30/02                   518,842              450,349          3.37
    97            20,760                                                         233,683              216,968          1.37
    98                                                                           244,486              224,485          1.31
    99           240,450            252,547           08/31/02                   291,848              264,186          1.28
   100           179,212            207,953           06/02/02                   195,736              190,086          1.42
   101                                                                           172,664              171,145          1.24
   102           203,420            198,388           06/30/02                   174,974              164,974          1.39
   103           209,734            120,350           05/31/02                   204,371              198,471          1.46
   104           164,631            174,440           07/31/02                   159,630              157,380          1.39
   105           128,111            132,415           07/31/02                   158,336              152,386          1.36
   106            59,663            146,857           07/31/02                   153,099              146,099          1.27
   107           138,663            180,640           09/30/02                   155,798              151,648          1.37
   108           134,589            131,083           06/30/02                   131,083              120,833          1.30

                                                                         UPFRONT ESCROW
                                       -------------------------------------------------------------------------   -----------------
                                       UPFRONT CAPEX   UPFRONT ENG.      UPFRONT ENVIR.       UPFRONT TI/LC         UPFRONT RE TAX
   LOAN #      TITLE TYPE       PML      RESERVE ($)    RESERVE ($)         RESERVE ($)         RESERVE ($)           RESERVE ($)
   ------      ---------        ---      -----------    -----------         -----------         -----------           -----------
        1    Fee/Leasehold                                                                                             1,760,531
      1.1    Fee/Leasehold
      1.2         Fee
      1.3    Fee/Leasehold
        2         Fee                                                                            4,000,000
        3         Fee
      3.1         Fee
      3.2         Fee          18.0%
      3.3         Fee
      3.4         Fee
      3.5         Fee
      3.6         Fee
      3.7         Fee
      3.8         Fee
      3.9         Fee
     3.10         Fee
     3.11         Fee
        4         Fee                        48,981                            350,000                                   719,229
      4.1         Fee
      4.2         Fee
      4.3         Fee
      4.4         Fee                                                          350,000
      4.5         Fee                        48,981
      4.6         Fee
      4.7         Fee
        5         Fee                                                                              144,993                71,013
        6         Fee                        25,000                                                                      554,512
        7         Fee
        8         Fee
        9         Fee                                                                               40,000                24,956
       10         Fee                       108,636                                                                      431,978
       11      Leasehold                     39,500                                                                       60,515
       12         Fee                                                                                                     18,553
       13         Fee                                                                                                     25,000
       14         Fee          17.0%         30,000                                                100,000                30,000
       15         Fee          29.0%        313,375                                                                       68,101
       16         Fee                        13,125                            141,000                                   132,739
     16.1         Fee          19.0%
     16.2         Fee
     16.3         Fee
     16.4         Fee          16.0%
     16.5         Fee
       17         Fee                                                                                                    141,998
       18         Fee
       19         Fee                        37,069                                                                      261,203
       20         Fee                         2,500                                                                       62,602
       21         Fee                                                                              204,000                79,707
       22         Fee                                                                                                    105,307
       23         Fee                                                                                                    111,075
       24         Fee                                                                                                     19,380
       25         Fee                                                                                                    398,153
       26         Fee                                                                                                    158,667
       27         Fee                                                                                                     48,686
       28         Fee           9.0%          6,250                                                 41,600                84,933
       29         Fee                         8,750
       30         Fee                                                                                                     11,621
       31         Fee          23.0%                                                                                       8,568
       32         Fee                                                                                                     10,850
       33         Fee                       230,875
       34         Fee                        37,500                             10,000             378,000               125,741
       35         Fee                        46,506                                                                       41,713
       36         Fee                        24,500                                                                       98,142
       37         Fee                        50,000                                                                       62,153
       38         Fee                                                                                                    148,296
       39         Fee                                                                                                     31,812
       40         Fee                                                                                                     32,951
       41         Fee                        21,313                                                                       60,393
       42         Fee                        29,813                             83,500                                    61,211
     42.1         Fee
     42.2         Fee
     42.3         Fee
       43         Fee                                                                                                      6,900
       44         Fee                         6,628                                                                       54,224
       45         Fee                        25,625                                625                                   127,605
       46         Fee          18.0%        102,031                                                                       10,669
       47         Fee                        19,367                                                                       40,699
       48         Fee                        10,813                                                                        9,695
       49         Fee                       189,969                                                                       63,196
       50         Fee                        78,120                                                                      111,915
       51         Fee          14.0%                                                                17,500                13,610
       52         Fee          19.0%                                                                                      23,912
       53         Fee                                                                                                     12,448
       54         Fee                         7,500                                                                       20,415
       55         Fee
       56         Fee                                                                                                     10,420
       57         Fee
       58         Fee                        20,750                                                                      102,493
       59         Fee
       60         Fee                                                                                                      4,328
       61         Fee                                                                                                     46,942
       62         Fee                       200,000                                                                       74,113
       63         Fee          17.0%         19,375                                                                       32,545
       64         Fee                                                                              450,000                48,289
       65         Fee                                                                                                     37,382
       66         Fee          19.0%                                                                80,000                17,523
       67         Fee          15.0%          9,625                                                                       28,983
       68         Fee          19.0%         19,250                                                                       37,083
       69         Fee                                                                                                     28,415
       70         Fee                        39,375                                                                       11,334
       71         Fee                                                                                                      4,019
       72         Fee                       100,000                                                                       21,612
       73         Fee                                                                                                     57,765
       74         Fee                                                                                                     26,856
       75         Fee                        30,000                                                                       54,596
       76         Fee                                                            4,375                                    94,973
       77         Fee                         7,500
       78         Fee                                                                                                     46,903
       79         Fee
       80         Fee          13.0%                                                                                       7,889
       81         Fee          17.0%                                                                                       2,972
       82         Fee                                                                                                     54,235
       83         Fee                                                                                                     50,443
       84         Fee                         3,750
       85         Fee
       86         Fee                                                                                                     23,306
       87         Fee
       88         Fee                        91,250                                                                       10,902
       89         Fee
       90         Fee                        60,000                                                                        1,389
       91         Fee                                                                              100,000                 9,486
       92         Fee
       93         Fee
       94         Fee
       95         Fee                                                                                                     12,061
       96         Fee                       162,188
       97         Fee                                                                                                      7,831
       98         Fee                         5,000                                                                        6,877
       99         Fee
      100         Fee                         5,125
      101         Fee
      102         Fee                        25,020                                                                       30,699
      103         Fee                         6,813                                                                       10,004
      104         Fee                                                                                                      9,378
      105         Fee                                                                                                     30,394
      106         Fee                                                                                                      7,522
      107         Fee                         2,500                                                                       19,324
      108         Fee                         1,500                                                                       11,964

                  UPFRONT ESCROW                                                             MONTHLY ESCROW
          ------------------------------  -----------------------------------------------------------------------------------------
            UPFRONT INS.  UPFRONT OTHER   MONTHLY CAPEX  MONTHLY ENVIR. MONTHLY TI/LC  MONTHLY RE TAX   MONTHLY INS.  MONTHLY OTHER
LOAN #      RESERVE ($)    RESERVE ($)     RESERVE ($)     RESERVE ($)   RESERVE ($)     RESERVE ($)    RESERVE ($)    RESERVE ($)
------      -----------    -----------     -----------     -----------   -----------     -----------    -----------   ------------

     1                        425,666          14,242                        30,500         393,000
   1.1
   1.2
   1.3
     2                                         24,000
     3                                                                                       26,476          7,938
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
     4                                                                                      160,727
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
     5           7,423                                                                       11,836          3,711
     6          17,292         25,000           8,333                                        69,314          8,646
     7
     8                        157,925
     9          13,486                          2,318                         5,335          24,956          2,697
    10         100,119                          8,777                                        33,229         13,964
    11                                          3,062                                         8,645
    12           5,608                          4,500                                        18,553          2,804
    13          11,285                          1,424                         5,000          17,467          1,612
    14                                          4,500                        13,000          10,500          3,000
    15          36,827                          5,321                         5,000          17,025         36,827
    16          12,534          4,950           4,300                                        29,134          4,178
  16.1
  16.2
  16.3
  16.4
  16.5
    17          27,250                          6,160                                        30,328          4,875
    18                         65,542           7,030
    19          30,334                          2,963                         5,000          20,093          7,651
    20          22,744                          4,786                         3,333          20,867          3,249
    21          17,672        135,087           2,128                                         7,971          2,122
    22           3,125                          5,105                                        26,327          3,125
    23          22,399                            832                         4,436          12,342          2,240
    24          16,943                          1,920                                         9,690          1,883
    25           9,189                          2,324                         8,943          66,359
    26           7,442                                                        5,292          19,833
    27                                          1,705                        10,000          10,428            775
    28           5,267                            348                         5,200          12,133          1,756
    29                         57,387           1,690
    30           5,077                          5,217                                        11,621          5,077
    31          58,122                            367                           425             779          6,458
    32          13,120                          3,150                                        10,850          1,312
    33                                          1,424                        10,000
    34           6,880      1,680,000           2,522                         6,000          17,963          2,293
    35           5,924                          4,845                                        10,428          2,962
    36          21,614                          5,250                                         9,814          4,323
    37                                          1,171                                         6,906
    38                                            758                         3,167
    39           7,030                          1,570                                         7,953            502
    40           6,667                          6,450                                         8,238          3,333
    41           8,770         15,840             838                         2,482           6,710          2,923
    42          29,969                          6,193                                        10,202          5,994
  42.1
  42.2
  42.3
    43                                          3,655                         2,000           6,900
    44          16,344        150,000           3,840                                         4,469          1,167
    45          13,588        200,000           1,229                         7,692          12,578
    46           9,280                          4,354                                         5,334          3,093
    47          10,735        411,280           2,421                                         5,087          1,342
    48           8,958                          3,833                                         4,848          4,479
    49          40,947                          6,334                                        10,533          5,118
    50           5,133                                                                       10,174          5,133
    51                                            557                                         6,805
    52           7,842                          1,625                         2,500           7,971          1,120
    53          16,938                            979                                        12,448          1,882
    54           9,549                          3,333                                         6,805          4,774
    55                                            708                         6,417
    56           3,751                          1,111                         4,011           5,210            714
    57                                            251
    58          31,266                          2,979                                        10,249          4,467
    59           6,059                            537                         2,346           7,419          3,029
    60           2,155                            680                         2,135           4,328            539
    61          22,458                          3,756                                         9,388          2,246
    62          12,081                          2,250                                         6,738          2,416
    63           8,750                            974                         2,461           4,068            625
    64           1,595                          1,710                         3,990           8,048            797
    65           1,700
    66          17,775        371,280             662                         3,333           5,814          1,875
    67           4,134                          1,179                                         3,220          1,616
    68           7,328                          1,267                         2,500           4,635            611
    69          17,050                          2,167                                         4,203          2,842
    70           5,282                          1,186                         2,083           2,833            528
    71           6,337                          1,060                                         4,019            905
    72          31,054                          2,688                                         4,322          2,588
    73           6,067                          2,167                                         8,004          1,011
    74           2,802                            397                                         3,837            934
    75           3,706                          1,325                         4,167           6,066          1,235
    76                         35,690             298                         1,755           9,497            845
    77           2,169                            181                                                        1,085
    78           1,547                            600                                         7,817            380
    79                                            136                           473
    80           9,365                          1,162                                         3,945          1,873
    81          23,082         15,000                                                         2,972          2,099
    82                                            468                         1,498
    83           2,717                          1,017                                         4,204          1,358
    84                                            189
    85             496                            189                                                          248
    86           1,351             42           1,230                                         2,119            675             42
    87                                            136
    88           8,918                          1,875                                         2,726          1,274
    89             442                            189                                                          221
    90          11,157        235,000           2,418                                         1,389          3,719
    91                         50,000             575                         2,083           3,162            748          8,334
    92                                            176
    93             211                            189                                                          105
    94                                            127                                                                          42
    95           9,618                          2,094                                         6,031            874
    96                                                                                        6,910
    97           3,931                            300                         1,094             979            357
    98          15,253                            621                         1,045           1,719          1,907
    99           1,624                          2,305                                         2,829            812
   100                             42             471                                           613            396             83
   101                                            127
   102           1,882                                                                        2,791          1,882
   103           3,847                            124                                         1,250            550
   104                                            188                                         1,880            326
   105          10,266                            496                                         2,533            593
   106           2,157                            584                                         1,881            719
   107           1,081                            346                                         2,547            180
   108           3,942                            854                                         2,393          1,314

                                           LARGEST TENANT
                      -----------------------------------------------------------------------------------------------
             SINGLE                                                                                    LEASE
   LOAN #    TENANT   LARGEST TENANT                                                  UNIT SIZE      EXPIRATION
   ------    ------   --------------                                                  ---------      ----------
        1             Various
      1.1             Sears (Ground Lease)                                              231,004       10/31/20
      1.2             Sears (Anchor Owned)                                              142,120
      1.3             Save-Rite                                                          56,640       11/30/13
        2             Nixon Peabody LLP                                                 116,858       08/31/04
        3
      3.1
      3.2
      3.3
      3.4
      3.5
      3.6
      3.7
      3.8
      3.9
     3.10
     3.11
        4             Various
      4.1             Sam Ash Music Corp.                                                57,530       07/31/10
      4.2             Newsday Inc                                                       108,560       04/30/05
      4.3             Ultimate Precision Metal                                           75,573       09/30/06
      4.4             Lancer Insurance Co                                                16,000       09/30/05
      4.5     Yes     J.C. Penny                                                        100,000       07/31/11
      4.6             Newsday Inc.                                                       38,600       03/31/06
      4.7             Preferred Logistics                                                23,154       12/31/02
        5
        6
        7
        8     Yes     Circuit City Stores, Inc.                                       1,078,450       11/30/21
        9             Prime Source                                                       20,216       12/01/11
       10
       11             Empowerment Baltimore Management Corp.                             17,173       12/31/03
       12
       13             Jo Ann Etc                                                         42,203       08/31/11
       14             Diagnos-Techs Inc.                                                  6,240       04/30/05
       15             Dreisbach                                                         249,315       12/31/16
       16
     16.1
     16.2
     16.3
     16.4
     16.5
       17
       18     Yes     Fleming Foods                                                     843,632       06/30/17
       19             iDine Rewards Network                                              25,898       06/30/05
       20             Cub Foods                                                          76,486       09/30/11
       21             Hobby Lobby #65R                                                   60,000       08/31/21
       22             Machinery Values Inc.                                             140,000       08/31/06
       23             Storehouse Furniture                                               12,100       05/31/12
       24
       25             Circuit City (Store #3126)                                         33,008       01/31/11
       26             Hobby Lobby                                                        51,516       09/30/19
       27             ACMI Corporation                                                   54,350       01/31/07
       28     Yes     Martin Brower Distribution                                        157,300       07/31/14
       29     Yes     Lowe's Companies, Inc                                             135,197       07/26/19
       30
       31             24 Hour Fitness                                                    15,127       08/18/24
       32
       33             Taylor Business Institute                                          17,200       06/30/07
       34             Winn Dixie Stores, Inc                                             42,400       08/20/09
       35
       36
       37
       38     Yes     Carmike Theaters                                                   70,562       03/01/20
       39
       40
       41             Belair CVS                                                         12,150       07/31/24
       42
     42.1
     42.2
     42.3
       43             B & W Laundromat Express                                            3,900       10/31/03
       44
       45             J.F. Piper Enterprises dba The Wooden Swing                         7,970       08/31/06
       46
       47
       48
       49
       50
       51             99 Cents Only                                                      20,000       01/31/17
       52             Sak N' Save                                                        77,852       12/31/22
       53
       54
       55     Yes     St. Vincents Medical Center                                        42,996       03/31/08
       56             Scanwell Freight Exports                                            5,308       08/31/02
       57     Yes     Walgreens                                                          20,112       05/01/61
       58
       59     Yes     Sports Authority                                                   42,968       06/02/22
       60     Yes     Raymour & Flanigan                                                 40,800       05/31/17
       61
       62
       63             Irvine Scientific Sales                                            28,260       11/30/07
       64             Industrial Gypsum                                                  32,400       03/31/07
       65     Yes     Rainbow Foods                                                      68,982       05/01/17
       66             Alpha Innotech                                                     36,473       11/30/11
       67
       68             Hattons Crane and Rigging, Inc.                                    12,240       12/31/05
       69
       70             Giant/Martin Supermarket                                           38,738       09/30/14
       71
       72
       73
       74             BI-LO (Store #58)                                                  41,980       12/31/21
       75             Sunday School Board of T (incomlete)                               16,472       07/31/05
       76             McDonald's Corporation                                              4,638       02/28/17
       77     Yes     Walgreens                                                          14,490       03/31/62
       78
       79     Yes     Eckerd Drugs                                                       10,908       01/31/21
       80
       81
       82     Yes     Carmike Theaters                                                   31,924       03/01/20
       83
       84     Yes     Walgreens                                                          15,120       02/01/22
       85     Yes     Walgreens                                                          15,120       12/31/20
       86
       87     Yes     Eckerd Corporation                                                 10,908       02/01/20
       88
       89     Yes     Walgreens                                                          15,120       08/31/60
       90
       91             Landmark Education Corp                                            19,300       05/31/11
       92     Yes     Eckerd Corporation                                                 10,908       06/19/19
       93     Yes     Walgreens                                                          15,120       02/28/61
       94     Yes     CVS Drug Store                                                     10,195       01/31/21
       95
       96             Outback Steakhouse                                                  6,194       11/30/07
       97             Dollar Tree                                                         6,000       11/30/11
       98     Yes     Chef Creations, Inc.                                               30,300       05/01/22
       99
      100
      101     Yes     CVS Drug Store                                                     10,125       06/30/23
      102
      103
      104
      105
      106
      107
      108

                                         2ND LARGEST TENANT
          -----------------------------------------------------------------------------------------------------------
                                                                                                       LEASE
LOAN #    2ND LARGEST TENANT                                                     UNIT SIZE           EXPIRATION
------    ------------------                                                     ---------           ----------
     1    Various
   1.1    J.C. Penney (Ground Lease)                                               173,276            10/31/09
   1.2    Dillard's (Anchor Owned)                                                 126,996
   1.3    Bed Bath & Beyond                                                         42,017            01/31/08
     2    Hutchins Wheeler and Dittmar LLP                                          99,491            03/31/11
     3
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
     4    Various
   4.1    Willmac Warehouse                                                         25,000            04/30/04
   4.2    Air Techniques Inc                                                        67,855            09/30/08
   4.3    American Eco-Board                                                        30,000            12/01/03
   4.4    TXX Services, Inc                                                          9,000            10/31/02
   4.5
   4.6    Power Jam                                                                 21,400            07/31/09
   4.7    Pioneer Carpet Inc.                                                       14,262            11/30/03
     5
     6
     7
     8
     9    Orvis                                                                      6,844            05/01/10
    10
    11    Saiontz & Kirk, P.A.                                                      14,709            03/31/05
    12
    13    Linens N Things                                                           35,119            07/31/17
    14    Willis of Seattle                                                          5,600            05/31/05
    15    NorCal Pottery                                                           126,131            12/31/06
    16
  16.1
  16.2
  16.3
  16.4
  16.5
    17
    18
    19    Abarta Metro Publishing, Ltd.                                             10,861            09/14/07
    20    Family Fitness Center                                                     32,516            11/30/11
    21    Goody's #326                                                              40,000            01/31/13
    22    J. Supor & Son Trucking & Rigging Co.                                     86,000            06/30/12
    23    Champps Americana                                                          9,824            06/30/21
    24
    25    Petsmart (Store #425)                                                     25,876            11/30/09
    26    Walgreens                                                                 13,905            08/31/18
    27    Hub Group Boston                                                          12,487            08/31/09
    28
    29
    30
    31    Walgreens                                                                 14,242            05/31/59
    32
    33    Allred Mosner                                                             14,600            11/30/12
    34    Technion Communications                                                   21,000            07/31/05
    35
    36
    37
    38
    39
    40
    41    La Mirage, Inc                                                             6,620            11/30/02
    42
  42.1
  42.2
  42.3
    43    Deli Plus Grocery                                                          3,000            10/31/05
    44
    45    Park Infusion                                                              7,450            09/30/07
    46
    47
    48
    49
    50
    51    Hollywood Video                                                            6,300            11/30/12
    52    Scolari's Market Storage / Scolari's Warehouse Const.                     15,631            12/31/07
    53
    54
    55
    56    CAC/Rolly's Convenient Foods                                               4,575            03/31/03
    57
    58
    59
    60
    61
    62
    63    Golda & I, Inc.                                                           12,480            07/25/03
    64    Chef Craft                                                                24,060            03/31/05
    65
    66    Smart Therapeutics                                                        10,625            02/28/12
    67
    68    Integrated Semiconductor Services, Inc.                                    9,600            04/30/06
    69
    70    Center for Figures                                                         8,650            09/30/04
    71
    72
    73
    74    Subway                                                                     1,800            05/31/12
    75    Want Ads of Tyler, Inc.                                                    9,200            03/31/05
    76    Guero's Mexican Grill                                                      4,500            09/30/07
    77
    78
    79
    80
    81
    82
    83
    84
    85
    86
    87
    88
    89
    90
    91    Young World, Inc                                                           6,500            09/30/06
    92
    93
    94
    95
    96    Golden Phoenix Restaurant                                                  3,202            09/30/06
    97    Catos                                                                      4,640            01/31/07
    98
    99
   100
   101
   102
   103
   104
   105
   106
   107
   108

                                             3RD LARGEST TENANT
             -----------------------------------------------------------------------------
                                                                          LEASE
LOAN #       3RD LARGEST TENANT                             UNIT SIZE   EXPIRATION
------       ------------------                             ---------   ----------
     1       Various
   1.1       Kaufmann's Home Store (Ground Lease)             168,132    10/31/19
   1.2       J.C. Penney (Anchor Owned)                        93,277
   1.3       Marshalls                                         27,000    01/31/09
     2       Edwards and Angell LLP                            67,450    03/31/08
     3
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
     4       Various
   4.1       American Office Interiors                         24,600    07/31/05
   4.2       National Financial Systems                        25,250    12/31/10
   4.3
   4.4       HJS Distributors Inc                               5,300    03/31/09
   4.5
   4.6
   4.7       Cable Plus                                        13,000    09/20/05
     5
     6
     7
     8
     9       Leather Creations                                  6,219    06/01/10
    10
    11       The Martin Pollak Project, Inc.                   14,689    07/31/05
    12
    13       Marshall's                                        30,142    07/31/11
    14       Bluecurrant LLC                                    4,200    05/31/04
    15       Del Monte                                         38,090    06/30/12
    16
  16.1
  16.2
  16.3
  16.4
  16.5
    17
    18
    19       Savoncalling, LLC                                  8,785    09/30/06
    20       Pentair Tool & Equipment Sales                     5,672    04/30/07
    21       Ross Dress for Less #488                          30,187    01/31/12
    22       KMM Telecommunications                            40,000    05/31/05
    23       Boudreaux Cajun Kitchen                            6,800    05/31/12
    24
    25       Office Max (Store #178)                           23,500    01/31/11
    26       Legacy Salon                                       6,834    04/30/11
    27       VerdantArch                                        9,572    01/31/08
    28
    29
    30
    31
    32
    33       Chicago Assn. Realtors                            13,902    12/31/05
    34       Walgreen Company                                  13,382    11/30/03
    35
    36
    37
    38
    39
    40
    41       Bustleton Aquatherapy                              4,400    09/30/07
    42
  42.1
  42.2
  42.3
    43       Sunshine Cleaners                                  2,591    04/30/03
    44
    45       GJC                                                6,950    07/31/04
    46
    47
    48
    49
    50
    51       CSK Auto (Kragen)                                  6,000    01/31/17
    52       Rock Sport                                         8,489    12/31/06
    53
    54
    55
    56       W.E.S.T. Forwarding Services                       3,704    07/31/04
    57
    58
    59
    60
    61
    62
    63       A-1 All American Roofing                           3,260    05/31/04
    64       Conflex                                           14,400    09/01/02
    65
    66       CCKX (owner/occupied)                              4,038    07/31/07
    67
    68       California Hi-Tec Finishing, LLC                   9,600    04/30/05
    69
    70       Fashion Bug                                        8,600    02/28/05
    71
    72
    73
    74       Advance America                                    1,200    04/12/07
    75       Honey Cut Hams                                     6,156    12/31/03
    76       Palm Beach Tan                                     4,280    09/30/07
    77
    78
    79
    80
    81
    82
    83
    84
    85
    86
    87
    88
    89
    90
    91       ACS                                                2,825    08/31/04
    92
    93
    94
    95
    96       Me Ne Sushi                                        3,177    08/31/04
    97       It's Fashion                                       3,040    01/31/07
    98
    99
   100
   101
   102
   103
   104
   105
   106
   107
   108

                              FOOTNOTES TO ANNEX A

  (1) With respect to mortgage loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

  (2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Maturity LTV, and Current LTV are calculated on an aggregate basis.

  (3) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Original Balance and Current Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

  (4) Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

  (5)   Each number identifies a group of related borrowers.

  (6) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

  (7) The Simon Mall Portfolio (Loan Number 1) debt service reflects the first principal and interest payment made on the senior component. Please refer to Annex B for a complete amortization schedule.

        With respect to The 75/101 Federal Street Loan (Loan Number 2) the loan is being amortized on a fixed principal principal payment schedule as set forth in Annex B. The monthly debt service represents the monthly payment as of the cut-off date, however all future debt service payments will vary.

  (8) Loan Number 109 is an interest only loan for it's full term with no amortization.

  (9)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

 (10)   For ARD Loans, the related Anticipated Repayment Date.

 (11) The "LO" component of the prepayment provision represents remaining lockout payments.

 (12)   Calculated as the ratio of UW NCF to the Annual Debt Service.

        The UW DSCR for the Simon Portfolio II was calculated based on the first principal and interest payment made during the term of the Loan.

 (13) The loan-to-value ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The mortgaged property securing the mortgaged loan does not include the improvements thereon. The value of the mortgaged property without the improvements is $52,800,000 and the related Cut-off Date LTV and ARD LTV are 47.3% and 39.2%, respectively.

        The mortgaged property securing the mortgaged loan does not include the improvements thereon. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the mortgaged property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x.

        With respect to the 600 Fifth Avenue Loan (Loan Number 7) the fee interest is encumbered by a ground lease/master lease for the entire property. The property specific information are the improvements on the mortgage property totaling approximately 354,281 square feet. An adjacent building shares the common areas of the mortgage property's improvements and is run as one building by the ground lessee totaling approximately 437,982 square feet per a rent roll provided by the ground lessee dated September 6, 2002. The occupancy percentage shown in this Annex A was calculated based on 437,982 square feet.

 (14) The Power Plant Live Loan (Loan Number 11) was originally funded on 12-10-2001 for $18,560,000. The respective debt service payment was $128,885.75 beginning on the first payment date. On 9-23-2002 and an additional $3,440,000 was funded and the monthly debt service payment increased to $153,022.26 beginning with the November 1, 2002 payment.

 (15) With respect to The Valley Ranch Plaza Loan (Loan Number 76) the largest tenant McDonald's Corporation's square footage represents the improvements made on the land which is leased from the borrower. Such square footage is not represented in the total square footage of the property.

 (16) With respect to The ARC Portfolio A (Loan Number 3), Monthly Debt Service and Annual Debt Service is calculated based upon 7.35% coupon rate plus 0.04% servicing fee rate paid by borrower.

 (17) With respect to the Simon Portfolio II (Loan Number 1), the total square footage does not include anchor owned space as well as spaces operating under a ground lease.

 (18) For purposes of determining the LTV Ratio for 3 mortgage loans, representing 2.0% of the Initial Pool Balance (Loan Numbers 27, 51, and
        53), the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties. In addition, the principal balance of each such mortgage loan was reduced by such reserved amount in determining the UW DSCR of such mortgage loan.

 (19) With respect to Loan Numbers 10, 27, 41, 50, 51, and 66, the Most Recent NOI Date represents the date listed on an annualized basis.

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

                % OF INITIAL
   LOAN #       POOL BALANCE     ORIGINATOR        PROPERTY NAME
   ------       ------------     ----------        -------------
     3              4.4%         LaSalle           ARC Portfolio A
    3.1                                            Villa West
    3.2                                            Meridian Terrace
    3.3                                            Highland Acres
    3.4                                            Eagle Ridge
    3.5                                            Twin Oaks
    3.6                                            Sunset Country
    3.7                                            Oasis
    3.8                                            Golden Triangle
    3.9                                            Rolling Hills
    3.10                                           Oak Park Village
    3.11                                           Oak Grove
     5              2.6%         JPMCB             The Cameo Apartments
     6              2.5%         LaSalle           1400 Lake Shore Drive
     9              2.2%         LaSalle           Deerfield Village
     10             2.1%         Merrill Lynch     Greenwich Park Apartments
     12             1.7%         LaSalle           Coventry Green Apartments
     17             1.4%         JPMCB             The Barrington Apts.
     24             1.1%         Merrill Lynch     Acapella Apartments
     30             0.9%         Merrill Lynch     Arbor Green Apartments
     32             0.8%         JPMCB             Ashbrook Pointe Apartments
     35             0.7%         Merrill Lynch     Indian Footprint Apartments
     36             0.7%         LaSalle           Advantages Apartments
     37             0.7%         JPMCB             Cadena Creek Mobile Home Park
     39             0.6%         JPMCB             Richland MHP
     40             0.6%         Merrill Lynch     Ashberry Village Apartments
     42             0.6%         LaSalle           Kalamazoo Apt. Portfolio
    42.1                                           West Campus Apartments
    42.2                                           Redwood Apartments
    42.3                                           Oak Forest Apartments
     43             0.6%         Merrill Lynch     Andover Club Apartments
     44             0.6%         JPMCB             Heritage Hill
     46             0.6%         Merrill Lynch     Las Brisas Apartments
     47             0.5%         JPMCB             Fiesta Grande
     48             0.5%         Merrill Lynch     Spring Run Apartments
     49             0.5%         LaSalle           SpringHill Apartments
     50             0.5%         Merrill Lynch     Northwood Domit Apartments
     54             0.5%         Merrill Lynch     Shaminy Brook Apartments
     58             0.4%         JPMCB             Wellington Place Apartments
     61             0.4%         JPMCB             Seneca Lake
     62             0.4%         Merrill Lynch     Regency Place Apartments
     67             0.4%         JPMCB             Arroyo Vista Apts
     69             0.4%         Merrill Lynch     Royal Timbers Apartments
     71             0.4%         JPMCB             King George Apartments - Phase II
     72             0.3%         LaSalle           Southbrook Villa
     73             0.3%         LaSalle           Bluegrass Meadows
     78             0.3%         JPMCB             Dayton House
     80             0.3%         Merrill Lynch     South Coast Paularino Apartments
     81             0.3%         Merrill Lynch     Hillside Terrace Apartments
     83             0.3%         LaSalle           Cardinal Court
     86             0.3%         LaSalle           Madison Square Apartments
     88             0.2%         LaSalle           Westgate Apartments
     90             0.2%         JPMCB             Oak Tree Villas
     95             0.2%         Merrill Lynch     Somerset Apartments
    100             0.2%         LaSalle           Blue Ridge MHC
    102             0.2%         Merrill Lynch     Cedarwood Domit Apartments
    103             0.2%         LaSalle           Twin Pines MHP
    104             0.1%         JPMCB             441 West 22nd Street
    105             0.1%         LaSalle           Sun Village MHP
    106             0.1%         LaSalle           Spalding Cove Apartments
    107             0.1%         JPMCB             Pioneer Village Mobile Home Park
    108             0.1%         LaSalle           C & F Apts

   LOAN #   STREET ADDRESS                                                   CITY                           STATE         ZIP CODE
   ------   --------------                                                   ----                           -----         -------
     3      Various                                                          Various                       Various        Various
    3.1     2700 C Street                                                    Greeley                         CO           80631
    3.2     243 N. Meridian Ave                                              San Bernardino                  CA           92410
    3.3     1708 Bunker Hill Ln                                              Lewisville                      TX           75056
    3.4     617 Holford Prarie Rd.                                           Lewisville                      TX           75066
    3.5     1915 W. MacArthur Rd. & 3825 S. Seneca Rd                        Wichita                         KS           67217
    3.6     5000 Red Creek Springs Rd                                        Pueblo                          CA           81005
    3.7     2221 S. Prairie Ave                                              Pueblo                          CO           81005
    3.8     301 South Coppell Rd.                                            Dallas                          TX           75019
    3.9     1322 South Beltline Rd.                                          Dallas                          TX           75253
    3.10    550 Ruby Rd.                                                     Coppell                         TX           75019
    3.11    2716 West Delmar Ave                                             Godfrey                         IL           62035
     5      311 West 50th Street                                             New York                        NY           10019
     6      1400 Lake Shore Drive                                            Chicago                         IL           60610
     9      625 Deerfield Road                                               Deerfield                       IL           60015
     10     1550 N.E. 123rd Street                                           North Miami                     FL           33161
     12     4045 Coventry Green Circle                                       Clarence                        NY           14221
     17     9960 South Wayne Road                                            Romulus                         MI           48174
     24     3302 North 7th Street                                            Phoenix                         AZ           85014
     30     3836 Arbor Green Lane                                            Indianapolis                    IN           46220
     32     2826 Vanstory Street                                             Greensboro                      NC           27407
     35     216-218, 220-222, 232-242 Lyness Avenue                          Harrison                        OH           45030
     36     4901 Mcwillie Circle                                             Jackson                         MS           39110
     37     2851 South La Cadena Drive                                       Colton                          CA           92324
     39     60 Compton Lane                                                  Richland                        WA           99352
     40     1112 Ashberry Drive                                              Columbus                        OH           43228
     42     Various                                                          Kalamazoo                       MI           49006
    42.1    2712-2816 Westbrook Street & 1504, 1514 Layfayette Avenue        Kalamazoo                       MI           49006
    42.2    2725 & 2805 Redwood Ave                                          Kalamazoo                       MI           49006
    42.3    1400-1410 Greenwood Ave                                          Kalamazoo                       MI           49006
     43     4824 East Busch Boulevard                                        Tampa                           FL           33617
     44     201 Heritage Hill Trail                                          Louisville                      KY           40223
     46     2001 N. Rancho Ave                                               Colton                          CA           92324
     47     1511 East Florence Boulevard                                     Casa Grande                     AZ           85222
     48     142 Greenbridge Drive                                            White Clay Creek Hundred        DE           19713
     49     6495 Piping Rock Lane                                            Indianapolis                    IN           46254
     50     201 East Quamasia                                                McAllen                         TX           78504
     54     2900 Knights Road                                                Bensalem                        PA           19020
     58     10803 Greencreek Drive                                           Houston                         TX           77070
     61     1445 Seneca Boulevard                                            Broadview Heights               OH           44147
     62     9855 Regency Square Blvd                                         Jacksonville                    FL           32225
     67     1444 Orange Avenue                                               Redlands                        CA           92373
     69     111 Wild Oaks Court                                              Little Egg Harbor               NJ            8087
     71     100 Prince Royal Lane                                            Savannah                        GA           31419
     72     429-457 E. Edgewood Blvd                                         Lansing                         MI           48911
     73     Calumet Drive, Jockey Drive & Tiny Town Rd                       Clarksville                     TN           37042
     78     1001 West Dayton Street                                          Madison                         WI           53703
     80     801 Paularino Avenue                                             Costa Mesa                      CA           92626
     81     25930 Rolling Hills Road                                         Torrance                        CA           90505
     83     10545 Seminole Blvd                                              Largo                           FL           33778
     86     1095 Micha Way                                                   Madison                         GA           30650
     88     2300 Westbrook Street                                            Ocean Springs                   MS           39564
     90     2101 Pin Oak Drive                                               Hopkinsville                    KY           42240
     95     4910-4930 15th Avenue SW                                         Fargo                           ND           58124
    100     6775 East U.S. Route 33                                          Churubusco                      IN           46723
    102     3100 North J Street                                              McAllen                         TX           78501
    103     6815 East 11 Mile Road                                           Warren                          MI           48092
    104     441 West 22nd Street                                             New York                        NY           10011
    105     12300 Seminole Blvd.                                             Largo                           FL           33778
    106     5207-5224 Spalding Road                                          Collegedale                     TN           37315
    107     305 Watkins Road                                                 Horseheads                      NY           14845
    108     5040 Derry Street  & 5000, 5011. 5021. 5031-5041 Lancaster St.   Swatara                         PA           17055


   LOAN #   COUNTY                                           PROPERTY TYPE                PROPERTY SUBTYPE              LOAN #
   ------   ------                                           -------------                ----------------              ------
     3      Various                                          Manufactured Housing         Manufactured Housing             3
    3.1     Weld                                             Manufactured Housing         Manufactured Housing            3.1
    3.2     San Bernardino                                   Manufactured Housing         Manufactured Housing            3.2
    3.3     Denton                                           Manufactured Housing         Manufactured Housing            3.3
    3.4     Denton                                           Manufactured Housing         Manufactured Housing            3.4
    3.5     Sedgwick                                         Manufactured Housing         Manufactured Housing            3.5
    3.6     Pueblo                                           Manufactured Housing         Manufactured Housing            3.6
    3.7     Pueblo                                           Manufactured Housing         Manufactured Housing            3.7
    3.8     Dallas                                           Manufactured Housing         Manufactured Housing            3.8
    3.9     Dallas                                           Manufactured Housing         Manufactured Housing            3.9
    3.10    Dallas                                           Manufactured Housing         Manufactured Housing           3.10
    3.11    Madison                                          Manufactured Housing         Manufactured Housing           3.11
     5      New York                                         Multifamily                  Mid/High Rise                    5
     6      Cook                                             Multifamily                  Mid/High Rise                    6
     9      Lake                                             Multifamily                  Multifamily/Mixed Use            9
     10     Miami-Dade                                       Multifamily                  Mid/High Rise                   10
     12     Erie                                             Multifamily                  Garden                          12
     17     Wayne                                            Multifamily                  Garden                          17
     24     Maricopa                                         Multifamily                  Garden                          24
     30     Marion                                           Multifamily                  Garden                          30
     32     Guilford                                         Multifamily                  Garden                          32
     35     Hamilton                                         Multifamily                  Garden                          35
     36     Hinds                                            Multifamily                  Garden                          36
     37     San Bernandino & Unincorporated Riverside        Manufactured Housing         Manufactured Housing            37
     39     Benton                                           Manufactured Housing         Manufactured Housing            39
     40     Franklin                                         Multifamily                  Garden                          40
     42     Kalamazoo                                        Multifamily                  Garden                          42
    42.1    Kalamazoo                                        Multifamily                  Garden                         42.1
    42.2    Kalamazoo                                        Multifamily                  Garden                         42.2
    42.3    Kalamazoo                                        Multifamily                  Garden                         42.3
     43     Hillsborough                                     Multifamily                  Garden                          43
     44     Jefferson                                        Multifamily                  Garden                          44
     46     San Bernardino                                   Multifamily                  Garden                          46
     47     Pinal                                            Manufactured Housing         Manufactured Housing            47
     48     New Castle                                       Multifamily                  Garden                          48
     49     Marion                                           Multifamily                  Garden                          49
     50     Hidalgo                                          Multifamily                  Garden                          50
     54     Bucks                                            Multifamily                  Garden                          54
     58     Harris                                           Multifamily                  Garden                          58
     61     Cuyahoga                                         Multifamily                  Garden                          61
     62     Duval                                            Multifamily                  Garden                          62
     67     San Bernardino                                   Multifamily                  Garden                          67
     69     Ocean County                                     Multifamily                  Garden                          69
     71     Chatham                                          Multifamily                  Garden                          71
     72     Ingham                                           Multifamily                  Garden                          72
     73     Montgomery                                       Multifamily                  Garden                          73
     78     Dane                                             Multifamily                  Mid/High Rise                   78
     80     Orange                                           Multifamily                  Garden                          80
     81     Los Angeles                                      Multifamily                  Garden                          81
     83     Pinellas                                         Manufactured Housing         Manufactured Housing            83
     86     Morgan                                           Multifamily                  Garden                          86
     88     Jackson                                          Multifamily                  Garden                          88
     90     Christian                                        Multifamily                  Garden                          90
     95     Cass                                             Multifamily                  Garden                          95
    100     Whitley                                          Manufactured Housing         Manufactured Housing            100
    102     Hidalgo                                          Multifamily                  Garden                          102
    103     Wayne                                            Manufactured Housing         Manufactured Housing            103
    104     New York                                         Multifamily                  Mid/High Rise                   104
    105     Pinellas                                         Manufactured Housing         Manufactured Housing            105
    106     Hamilton                                         Multifamily                  Garden                          106
    107     Chemung                                          Manufactured Housing         Manufactured Housing            107
    108     Dauphin                                          Multifamily                  Garden                          108


ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

                % OF INITIAL                                                                       CURRENT
   LOAN #       POOL BALANCE     ORIGINATOR        PROPERTY NAME                                BALANCE ($)      TOTAL UNITS
   ------       ------------     ----------        -------------                                -----------      -----------
     3              4.4%         LaSalle           ARC Portfolio A                           45,531,430.70             2,222
    3.1                                            Villa West                                 8,540,692.41               333
    3.2                                            Meridian Terrace                           5,375,790.44               257
    3.3                                            Highland Acres                             4,751,138.73               199
    3.4                                            Eagle Ridge                                4,618,636.85               193
    3.5                                            Twin Oaks                                  4,353,633.10               386
    3.6                                            Sunset Country                             4,012,913.99               204
    3.7                                            Oasis                                      3,785,767.91               161
    3.8                                            Golden Triangle                            3,596,479.52               138
    3.9                                            Rolling Hills                              3,255,760.41               183
    3.10                                           Oak Park Village                           2,498,606.82                95
    3.11                                           Oak Grove                                    742,010.51                73
     5              2.6%         JPMCB             The Cameo Apartments                      26,374,018.84               102
     6              2.5%         LaSalle           1400 Lake Shore Drive                     26,047,742.97               400
     9              2.2%         LaSalle           Deerfield Village                         22,253,380.81                56
     10             2.1%         Merrill Lynch     Greenwich Park Apartments                 21,978,098.88               402
     12             1.7%         LaSalle           Coventry Green Apartments                 17,720,363.86               216
     17             1.4%         JPMCB             The Barrington Apts.                      14,533,968.35               336
     24             1.1%         Merrill Lynch     Acapella Apartments                       10,979,886.63               195
     30             0.9%         Merrill Lynch     Arbor Green Apartments                     9,072,066.75               208
     32             0.8%         JPMCB             Ashbrook Pointe Apartments                 7,991,882.41               168
     35             0.7%         Merrill Lynch     Indian Footprint Apartments                7,428,023.92               204
     36             0.7%         LaSalle           Advantages Apartments                      7,182,654.43               252
     37             0.7%         JPMCB             Cadena Creek Mobile Home Park              7,130,076.85               281
     39             0.6%         JPMCB             Richland MHP                               6,693,330.11               314
     40             0.6%         Merrill Lynch     Ashberry Village Apartments                6,486,011.94               172
     42             0.6%         LaSalle           Kalamazoo Apt. Portfolio                   6,294,022.32               237
    42.1                                           West Campus Apartments                     4,038,622.36               139
    42.2                                           Redwood Apartments                         1,333,703.33                46
    42.3                                           Oak Forest Apartments                        921,696.63                52
     43             0.6%         Merrill Lynch     Andover Club Apartments                    6,113,479.54               186
     44             0.6%         JPMCB             Heritage Hill                              5,939,717.78               163
     46             0.6%         Merrill Lynch     Las Brisas Apartments                      5,700,000.00               209
     47             0.5%         JPMCB             Fiesta Grande                              5,600,000.00               581
     48             0.5%         Merrill Lynch     Spring Run Apartments                      5,489,943.31               184
     49             0.5%         LaSalle           SpringHill Apartments                      5,485,648.10               304
     50             0.5%         Merrill Lynch     Northwood Domit Apartments                 5,394,935.26               125
     54             0.5%         Merrill Lynch     Shaminy Brook Apartments                   4,990,857.55               160
     58             0.4%         JPMCB             Wellington Place Apartments                4,641,305.94               143
     61             0.4%         JPMCB             Seneca Lake                                4,340,585.25               151
     62             0.4%         Merrill Lynch     Regency Place Apartments                   4,293,227.14               120
     67             0.4%         JPMCB             Arroyo Vista Apts                          4,195,818.88                68
     69             0.4%         Merrill Lynch     Royal Timbers Apartments                   3,808,800.99               104
     71             0.4%         JPMCB             King George Apartments - Phase II          3,746,266.86                80
     72             0.3%         LaSalle           Southbrook Villa                           3,496,956.94               129
     73             0.3%         LaSalle           Bluegrass Meadows                          3,494,929.95               104
     78             0.3%         JPMCB             Dayton House                               3,326,864.83                24
     80             0.3%         Merrill Lynch     South Coast Paularino Apartments           3,000,000.00                46
     81             0.3%         Merrill Lynch     Hillside Terrace Apartments                2,981,444.23                77
     83             0.3%         LaSalle           Cardinal Court                             2,877,319.61               159
     86             0.3%         LaSalle           Madison Square Apartments                  2,713,076.54                58
     88             0.2%         LaSalle           Westgate Apartments                        2,437,564.79                90
     90             0.2%         JPMCB             Oak Tree Villas                            2,387,367.49               120
     95             0.2%         Merrill Lynch     Somerset Apartments                        2,202,631.56                75
    100             0.2%         LaSalle           Blue Ridge MHC                             1,745,594.01               113
    102             0.2%         Merrill Lynch     Cedarwood Domit Apartments                 1,598,499.23                40
    103             0.2%         LaSalle           Twin Pines MHP                             1,594,352.51               118
    104             0.1%         JPMCB             441 West 22nd Street                       1,518,585.35                 9
    105             0.1%         LaSalle           Sun Village MHP                            1,498,603.96                91
    106             0.1%         LaSalle           Spalding Cove Apartments                   1,440,000.00                28
    107             0.1%         JPMCB             Pioneer Village Mobile Home Park           1,400,000.00                87
    108             0.1%         LaSalle           C & F Apts                                 1,142,478.92                41


                     STUDIO/PAD                     ONE BEDROOM                 TWO BEDROOM                    THREE BEDROOM
            ------------------------------  ----------------------------  -----------------------------  --------------------------
                No. of            Average        No. of         Average       No. of           Average        No. of       Average
   LOAN #   Studio/Pad    Studio/Pad Rent    1-BR Units       1-BR Rent   2-BR Units         2-BR Rent    3-BR Units     3-BR Rent
   ------   ----------    ---------------    ----------       ---------   ----------         ---------    ----------     ---------
     3               0                  0             0               0            0                 0             0             0
    3.1            333                331             0               0            0                 0             0             0
    3.2            257                369             0               0            0                 0             0             0
    3.3            199                314             0               0            0                 0             0             0
    3.4            193                318             0               0            0                 0             0             0
    3.5            386                194             0               0            0                 0             0             0
    3.6            204                265             0               0            0                 0             0             0
    3.7            161                265             0               0            0                 0             0             0
    3.8            138                372             0               0            0                 0             0             0
    3.9            183                241             0               0            0                 0             0             0
    3.10            95                347             0               0            0                 0             0             0
    3.11            73                200             0               0            0                 0             0             0
     5              56              1,872            25           2,442           21             3,762             0             0
     6             139                875           188           1,170           56             1,842            17         2,141
     9               0                  0            25           1,650           31             2,200             0             0
     10              6                575           236             738          160               954             0             0
     12              0                  0            32             870          140             1,020            44         1,300
     17              9                575           118             675          209               805             0             0
     24              0                  0           102             703           93               895             0             0
     30              0                  0           104             581           88               722            16           890
     32              0                  0            84             583           84               678             0             0
     35              0                  0            78             474          126               617             0             0
     36              0                  0           140             481          112               564             0             0
     37            281                410             0               0            0                 0             0             0
     39            314                319             0               0            0                 0             0             0
     40              0                  0             0               0          172               552             0             0
     42             12                390            40             475          185               750             0             0
    42.1             0                  0             0               0          139               750             0             0
    42.2             0                  0             0               0           46               932             0             0
    42.3            12                390            40             475            0                 0             0             0
     43             25                416           118             490           15               633             0             0
     44              0                  0            68             575           86               716             9           993
     46            163                464            44             563            2               600             0             0
     47            581                412             0               0            0                 0             0             0
     48              0                  0            66             595          118               660             0             0
     49              0                  0           144             415          160               520             0             0
     50              0                  0            44             708           81               888             0             0
     54              0                  0            96             652           64               774             0             0
     58              0                  0            29             573          114               675             0             0
     61              0                  0             0               0            0                 0           151           670
     62              0                  0            12             596          108               728             0             0
     67              0                  0            28             787           40               927             0             0
     69              0                  0            52             560           52               692             0             0
     71              0                  0             0               0           80               680             0             0
     72              0                  0            65             593           44               609            20           671
     73              0                  0            20             430           44               482            40           517
     78              0                  0             0               0            4             1,472             4         1,659
     80              0                  0            10             839           36               992             0             0
     81              0                  0            52           1,075           18             1,432             7         1,713
     83            159                297             0               0            0                 0             0             0
     86              0                  0             1             495           49               594             9           695
     88              0                  0            30             435           60               525             0             0
     90              0                  0            48             375           72               475             0             0
     95             15                408            12             523           36               650            12           760
    100            113                200             0               0            0                 0             0             0
    102              0                  0             0               0           40               676             0             0
    103            118                265             0               0            0                 0             0             0
    104              1              1,500             7           2,250            1             4,400             0             0
    105             91                290             0               0            0                 0             0             0
    106              0                  0             0               0           28               665             0             0
    107             87                270             0               0            0                 0             0             0
    108              0                  0            15             433           24               485             2           535

                         FOUR BEDROOM
                ----------------------------

                    No. of           Average      Utilities                                 Elevator
   LOAN #       4-BR Units         4-BR Rent      Tenant Pays                               Present
   ------       ----------         ---------      -----------                               -------
     3                   0                 0                                                   No
    3.1                  0                 0                                                   No
    3.2                  0                 0                                                   No
    3.3                  0                 0                                                   No
    3.4                  0                 0                                                   No
    3.5                  0                 0                                                   No
    3.6                  0                 0                                                   No
    3.7                  0                 0                                                   No
    3.8                  0                 0                                                   No
    3.9                  0                 0                                                   No
    3.10                 0                 0                                                   No
    3.11                 0                 0                                                   No
     5                   0                 0                                                  Yes
     6                   0                 0      Electric                                    Yes
     9                   0                 0                                                  Yes
     10                  0                 0      Electric                                    Yes
     12                  0                 0      Electric                                     No
     17                  0                 0      Electric, Water                              No
     24                  0                 0      Electric, Water                              No
     30                  0                 0      Electric                                     No
     32                  0                 0      Electric, Water, Sewer                       No
     35                  0                 0      Electric                                     No
     36                  0                 0      Electric                                     No
     37                  0                 0      Electric, Gas, Water, Trash, Sewer
     39                  0                 0
     40                  0                 0      Electric                                     No
     42                  0                 0      Various                                      No
    42.1                 0                 0      Electric                                     No
    42.2                 0                 0      Electric                                     No
    42.3                 0                 0      Gas, Electric                                No
     43                  0                 0      Electric                                     No
     44                  0                 0      Electric                                     No
     46                  0                 0      Electric                                     No
     47                  0                 0
     48                  0                 0      Electric, Heat                               No
     49                  0                 0      Electric, Gas                                No
     50                  0                 0      Electric                                     No
     54                  0                 0      Electric                                     No
     58                  0                 0      Electric, Gas, Water, Sewer                  No
     61                  0                 0      Electric, Heat                               No
     62                  0                 0      Electric, Water                              No
     67                  0                 0                                                   No
     69                  0                 0      Gas, Electric                                No
     71                  0                 0      Electric, Water, Sewer                       No
     72                  0                 0      Electric                                    Yes
     73                  0                 0      Gas, Electric, Water, & Sewer                No
     78                 16             2,138      Electric, Gas, Water                        Yes
     80                  0                 0      Electric, Gas                                No
     81                  0                 0      Electric, Heat, Hot Water, Gas              Yes
     83                  0                 0      Gas, Electric, Water, & Sewer                No
     86                  0                 0      Electric, Gas                                No
     88                  0                 0      Electric, Gas                                No
     90                  0                 0      Electric                                     No
     95                  0                 0      Electric                                     No
    100                  0                 0      Gas, Electric, Water, & Sewer                No
    102                  0                 0      Electric                                     No
    103                  0                 0      Gas/Electric, Water & Sewer                  No
    104                  0                 0      Electric                                     No
    105                  0                 0      Gas/Electric, Water & Sewer                  No
    106                  0                 0      Electric, Water                              No
    107                  0                 0
    108                  0                 0      Electric & Gas                               No

                                                                         ANNEX C

    ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY
YOU BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED
    IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND
     PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                   ----------

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C2

                                  $934,730,000
                                  (Approximate)

                                   ----------

                               JPMORGAN CHASE BANK
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                          ARCAP SPECIAL SERVICING, INC.
                                Special Servicer


                        FOR FURTHER INFORMATION CONTACT:
                        --------------------------------
                           J.P. MORGAN SECURITIES INC.

        Brian J. Baker             Glenn Riis              Andy Taylor
        (212) 834-3813           (212) 834-3813           (212) 834-3813

                               MERRILL LYNCH & CO.

        John Mulligan              Rich Sigg              Carolyn Hubach
        (212) 449-3860           (212) 449-3860           (212) 449-3860

                              ABN AMRO INCORPORATED

       Frank C. Forelle          Gerald Sneider            Steven Adang
    (212) 409-7587 / 7221        (212) 409-7587           (212) 409-6206

          JPMORGAN                                       MERRILL LYNCH & CO.
                              ABN AMRO INCORPORATED

BANC OF AMERICA SECURITIES LLC    GOLDMAN, SACHS & CO.    SALOMON SMITH BARNEY

The analyses in this report are based upon information provided by JPMorgan Chase Bank, Merrill Lynch Mortgage Lending, Inc. and LaSalle Bank National Association (the "Sellers"). J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, , Banc of America Securities LLC, Goldman, Sachs and Co., and Salomon Smith Barney Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------


                                    1 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

APPROXIMATE SECURITIES STRUCTURE
--------------------------------

                            APPROX.      CREDIT   EXPECTED    EXPECTED
                             FACE/      SUPPORT   WEIGHTED    PAYMENT
             RATINGS BY    NOTIONAL      (% OF   AVG. LIFE    WINDOW
  CLASS      MOODY'S/S&P  AMOUNT ($)    BALANCE) (YEARS)(A)  (MONTHS)(a)
--------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES(c)
   A-1       Aaa / AAA    234,000,000   18.500     5.70      1/03 - 1/12
   A-2       Aaa / AAA    606,612,000   18.500     9.74      1/12 - 11/12
    B         Aa2 / AA     41,257,000   14.500     9.92     11/12 - 11/12
    C        Aa3 / AA-     10,314,000   13.500     9.92     11/12 - 11/12
    D          A2 / A      28,364,000   10.750     9.92     11/12 - 11/12
    E          A3/A-       14,183,000    9.375     9.92     11/12 - 11/12

PRIVATELY OFFERED CLASSES (d)
--------------------------------------------------------------------------------
   X-1       Aaa / AAA    1,031,425,660(b)N/A      N/A        N/A
   X-2       Aaa / AAA    986,526,000(b)  N/A      N/A        N/A
    F        Baa2 / BBB    19,339,000     7.500    N/A        N/A
    G       Baa3 / BBB-    12,893,000     6.250    N/A        N/A
    H         Ba1/BB+      15,471,000     4.750    N/A        N/A
    J         Ba2 / BB     11,603,000     3.625    N/A        N/A
    K        Ba3 / BB-      3,868,000     3.250    N/A        N/A
    L         B1 / B+       7,736,000     2.500    N/A        N/A
    M          B2 / B       3,868,000     2.125    N/A        N/A
    N         B3 / B-       5,157,000     1.625    N/A        N/A
    NR        NR / NR      16,760,660     N/A      N/A        N/A
--------------------------------------------------------------------------------
Note:     (a)  Calculated at 0% CPR, assuming no balloon extensions, ARD loans pay in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults
          (b)  Notional amount
          (c)  Classes A-1, A-2, B and C will constitute "mortgage related securities" for purposes of SMMEA; Classes A-1, A-2, B, C, D and
               E will constitute ERISA eligible securities
          (d)  Does not include the Class SP Certificates

KEY FEATURES
------------
Lead Managers:            J.P. Morgan Securities Inc. (Joint Bookrunner)
                          Merrill Lynch Pierce, Fenner & Smith
                            Incorporated (Joint Bookrunner)
                          ABN AMRO Incorporated

Co-Managers:              Banc of America Securities LLC
                          Goldman Sachs & Co.
                          Salomon Smith Barney Inc.

Mortgage Loan Sellers:    Merrill Lynch Mortgage Lending, Inc. (39.7%)
                          JPMorgan Chase Bank (38.0%)
                          LaSalle Bank National Association (22.3%)

Master Servicer:          Wachovia Bank, National Association

Special Servicer:         ARCap Special Servicing, Inc.

Trustee:                  Wells Fargo Bank, Minnesota, N.A.

Paying Agent:             LaSalle Bank National Association

Rating Agencies:          Moody's Investors Service, Inc.
                          Standard & Poor's Ratings Services

Pricing:                  On or about November 25, 2002

Delivery Date:            On or about December 10, 2002

Cut-off Date:             The due date for each mortgage loan
                          in December, or, for mortgage loans
                          with first due dates after December,
                          December 1, 2002

Distribution Date:        12th of each month, or if the 12th
                          day is not
                          a business day, on the next
                          succeeding
                          business day, beginning in January
                          2003

Payment Delay:            11 days

Structure / Day Count:    Sequential pay, 30/360

Tax Treatment:            REMIC

Rated Final
Distribution Date:        December 12, 2034

Clean-up Call:            1%

Minimum Denomination:     $10,000 (among the publicly offered classes)

Delivery:                 DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------

COLLATERAL FACTS
----------------

Initial Pool Balance ("IPB"):                       $1,031,425,660
Number of Mortgage Loans:                                      108
Number of Mortgaged Properties:                                132
Average Cut-off Date Balance per Loan:                  $9,550,238
Average Cut-off Date Balance per Property:              $7,813,831
Weighted Average Current Mortgage Rate:                    6.3894%
Weighted Average UW DSCR(3):                                 1.72x
Weighted Average Cut-off Date LTV Ratio(2):                  66.3%
Weighted Average Remaining Term to Maturity (months):          116
Weighted Average Remaining Amortization Term (months):         345
Weighted Average Seasoning (months):                             3
10 Largest Loans or Cross Collateralized Groups
  as % of IPB:                                               43.5%
% of Cutoff Balance of IPB with Mezzanine Debt                3.2%
% of Cutoff Balance of IPB with B-Notes                      25.1%
% of IPB with single tenants                                 11.5%
% of IPB shadow rated investment grade                       25.2%

TEN LARGEST LOANS
------------------
                                               % OF       UW
Loan                              ($MM)        IPB       DSCR      LTV(1)
--------------------------------------------------------------------------------
Simon Portfolio II            $119,191,303    11.6%     1.97x      53.2%
75 / 101 Federal Street        $99,880,850     9.7%     2.76 x     45.8%
ARC Portfolio A                $45,531,431     4.4%     1.26 x     75.7%
LI Industrial Portfolio II     $39,468,411     3.8%     1.45 x     72.4%
The Cameo Apartments           $26,374,019     2.6%     1.38 x     79.9%
1400 Lake Shore Drive          $26,047,743     2.5%     1.45 x     57.9%
600 Fifth Avenue               $24,971,324     2.4%     6.19 x (3) 16.5% (2)
Circuit City Dist. Center      $22,543,200     2.2%     1.41 x     73.9%
Deerfield Village              $22,253,381     2.2%     1.23 x     76.0%
Greenwich Park Apartments      $21,978,099     2.1%     1.44 x     75.9%
--------------------------------------------------------------------------------
Total/Wtd. Avg.               $448,239,760    43.5%     2.11x      58.6%

(1) Calculated with Cut Off Date principal balance and Appraised Value used for origination

(2) See footnote 1 in "Top 10 Mortgage Loans" section of this Structural and Collateral Termsheet

(3) See footnote 2 in "Top 10 Mortgage Loans" section of this Structural and Collateral Termsheet

GEOGRAPHIC DISTRIBUTION
-----------------------

                   NO OF                       % OF       WA        WA
STATE               PROP         ($MM)         IPB        LTV      DSCR
--------------------------------------------------------------------------------
Texas                18     $115,745,614     11.2%      70.5%      1.49x
Massachusetts         3      112,705,889     10.9       48.0%      2.60x
New York             12      111,452,703     10.8       62.3%      2.49x
Illinois              8       97,887,477      9.5       69.5%      1.36x
Pennsylvania          6       95,751,476      9.3       56.8%      1.89x
California           15       93,580,314      9.1       67.5%      1.42x
Florida              14       85,632,327      8.3       70.9%      1.51x
Other                56      318,669,861     30.9       72.8%      1.43x
--------------------------------------------------------------------------------
TOTAL/WTD. AVG.     132   $1,031,425,660    100.0%      66.3%      1.72X


PROPERTY TYPE DISTRIBUTION
--------------------------

                          NO. OF                      % OF    WA       WA
    PROPERTY TYPE          PROP         ($MM)         IPB    LTV      DSCR

Retail                      35      $299,006,460     29.0%   66.0%   1.62x
   Anchored                 25       137,567,590     13.3    72.2%   1.44x
   Regional Mall             2       105,042,695     10.2    53.2%   1.97x
   Shadow Anchored           4        45,371,537      4.4    76.3%   1.29x
   Unanchored                4        11,024,639      1.1    67.1%   1.81x
Multifamily                 41       280,223,109     27.2    73.9%   1.40x
Office                      10       196,367,865     19.0    49.5%   2.69x
   CBD                       3       132,641,261     12.9    41.0%   3.32x
   Office/Retail             2        27,594,123      2.7    61.6%   1.43x
   Suburban                  5        36,132,481      3.5    71.1%   1.36x
Industrial                  18       149,769,396     14.5    71.1%   1.47x
   Warehouse/Distribution   10        83,023,108      8.0    70.9%   1.40x
   Flex                      8        66,746,288      6.5    71.4%   1.56x
Manufactured Housing        19        74,070,708      7.2    75.7%   1.31x
Storage                      7        22,393,191      2.2    58.2%   1.70x
Theater                      2         9,594,931      0.9    67.1%   1.30x
--------------------------------------------------------------------------------
TOTAL/WTD. AVG.            132    $1,031,425,660    100.0%   66.3%   1.72X


                                    2 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                       WA CUT-OFF
                                                   PRINCIPAL          % OF INITIAL       WA UW            DATE
PRINCIPAL BALANCE($)           NO. OF LOANS        BALANCE ($)         POOL BALANCE      DSCR(2)         LTV(1,3)
-------------------------------------------------------------------------------------------------------------------
$1,142,479 - $1,999,999                  12        $19,504,606             1.9%           1.35x             73.2%

$2,000,000 - $4,999,999                  44        153,854,788             14.9           1.42x             72.8%

$5,000,000 - $9,999,999                  25        170,833,279             16.6           1.40x             73.2%

$10,000,000 - $14,999,999                11        133,162,068             12.9           1.46x             72.4%

$15,000,000 - $24,999,999                10        197,577,163             19.2           2.00x             64.5%

$25,000,000 - $49,999,999                 4        137,421,603             13.3           1.37x             72.2%

$50,000,000 - $119,191,303                2        219,072,153             21.2           2.33x             49.8%
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                  108     $1,031,425,660             100.0%         1.72X             66.3%
-------------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:         $ 9,550,238
AVERAGE PER PROPERTY:     $ 7,813,831

                            MORTGAGE INTEREST RATES

                                                                                                       WA CUT-OFF
                                                   PRINCIPAL          % OF INITIAL       WA UW            DATE
MORTGAGE INTEREST RATE (%)     NO. OF LOANS        BALANCE ($)         POOL BALANCE      DSCR(2)         LTV(1,3)
-------------------------------------------------------------------------------------------------------------------
4.8593% - 5.9999%                        10       $190,903,613            18.5%           2.76x             48.7%

6.000% - 6.499%                          41        433,496,215             42.0           1.58x             68.2%

6.500% - 6.999%                          25        168,608,542             16.3           1.42x             74.9%

7.000% - 7.499%                          24        192,655,690             18.7           1.32x             72.2%

7.500% - 7.999%                           3         22,892,441              2.2           1.63x             59.5%

7.5000% - 9.0200%                         5         22,869,159              2.2           1.30x             69.7%
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                  108     $1,031,425,660             100.0%         1.72X             66.3%
-------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MORTGAGE INTEREST RATE: 6.3894%

                                  UW DSCR (2)

                                                                                                      WA CUT-OFF
                                                    PRINCIPAL           % OF INITIAL      WA UW          DATE
UW DSCR                        NO. OF LOANS        BALANCE ($)          POOL BALANCE      DSCR(2)       LTV(1,3)
-------------------------------------------------------------------------------------------------------------------
1.20x - 1.24x                             6        $41,259,211             4.0%         1.22x           75.5%

1.25x - 1.29x                            14        128,805,083             12.5         1.26x           75.0%

1.30x - 1.39x                            43        256,230,489             24.8         1.35x           75.4%

1.40x - 1.49x                            30        283,421,352             27.5         1.43x           71.1%

1.50x - 1.99x                            11        182,772,400             17.7         1.87x            56.2%

2.00x - 2.49x                             1         11,984,950              1.2         2.34x            64.8%

2.50x - 6.19x                             3        126,952,174             12.3         3.44x            39.8%
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                  108     $1,031,425,660             100.0%       1.72X            66.3%
-------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 1.72X

(1) See footnote 1 in "Top 10 Mortgage loans" section of this Structural and Collateral Termsheet

(2) See footnote 2 in "Top 10 Mortgage loans" section of this Structural and Collateral Termsheet

(3) For purposes of determining the LTV ratios for 3 mortgage loans, representing 2.0% of the Initial Pool Balance (Loan Nos. 27, 51 and 53 on Annex A), the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties.

                                    3 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                                      WA CUT-OFF
                                                  PRINCIPAL          % OF INITIAL       WA UW            DATE
LTV (%)                      NO. OF  LOANS       BALANCE ($)         POOL BALANCE      DSCR(2)         LTV(1,3)
-------------------------------------------------------------------------------------------------------------------
16.5% - 49.9%                         4           $129,933,619            12.6%           3.41x             39.6%

50.0% - 59.9%                         7            194,482,950             18.9           1.79x             54.7%

60.0% - 69.9%                        18            105,625,361             10.2           1.54x             65.0%

70.0% - 74.9%                        31            216,499,465             21.0           1.40x             73.1%

75.0% - 79.9%                        46            380,117,401             36.9           1.34x             77.6%

80.0% - 80.2%                         2              4,766,865              0.5           1.35x             80.1%
---------------------- -- -- --- ------- --- -- --------------- --- ------------ -- -- --------- --- -------------
TOTAL:                              108         $1,031,425,660             100.0%         1.72X             66.3%
---------------------- -- -- --- ------- --- -- --------------- --- ------------ -- -- --------- --- -------------
WEIGHTED AVERAGE: 66.3%

                RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

                                                                                                        WA CUT-OFF
REMAINING TERM TO                                   PRINCIPAL          % OF INITIAL       WA UW            DATE
MATURITY/ARD (MONTHS)         NO. OF LOANS         BALANCE ($)         POOL BALANCE      DSCR(2)         LTV(1,3)
-------------------------------------------------------------------------------------------------------------------

57 - 99                              11            $66,504,047             6.4%           1.37x             73.6%

100 - 109                             4             54,441,074              5.3           1.32x             68.2%

110 - 119                            81            838,837,022             81.3           1.80x             65.1%

120 - 149                             8             35,100,502              3.4           1.45x             66.9%

150 - 199                             3             32,202,429              3.1           1.25x             77.8%

200 - 239                             1              4,340,585              0.4           1.20x             72.3%
-------------------------------------------------------------------------------------------------------------------
TOTAL                               108         $1,031,425,660             100.0%         1.72X             66.3%
-------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:  116 MONTHS

                               AMORTIZATION TYPES

                                                                                                        WA CUT-OFF
                                                    PRINCIPAL          % OF INITIAL       WA UW            DATE
TYPE OF AMORTIZATION         NO. OF  LOANS         BALANCE ($)         POOL BALANCE      DSCR(2)         LTV(1,3)
-------------------------------------------------------------------------------------------------------------------
Balloon Loans                        93           $856,894,699            83.1%           1.64x             67.1%

ARD Loans                            12            165,108,932             16.0           2.13x             62.9%

Fully Amortizing Loans                2              7,322,029              0.7           1.46x             55.1%

Interest-only Loans                   1              2,100,000              0.2           3.37x             34.4%
-------------------------------------------------------------------------------------------------------------------
TOTAL:                              108         $1,031,425,660             100.0%         1.72X             66.3%
-------------------------------------------------------------------------------------------------------------------

(1) See footnote 1 in "Top 10 Mortgage loans" section of this Structural and Collateral Termsheet

(2) See footnote 2 in "Top 10 Mortgage loans" section of this Structural and Collateral Termsheet

(3) For purposes of determining the LTV ratios for 3 mortgage loans, representing 2.0% of the Initial Pool Balance (Loan Nos. 27, 51 and 53 on Annex A), the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties.


                                    4 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A-1 and A-2 (the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates.

o The pass-through rate for the Class A, B, C, D, E, F, G, H, J, K, L, M, N and NR certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o    All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 certificates) in reverse sequential order, from the Class NR certificates up to the Class B certificates and then pro-rata to the Class A-1 and A-2 certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A certificates, principal distributions will be allocated pro-rata to the Class A-1 and A-2 certificates.

o Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates and the Class F and G certificates, according to a specified formula, with any remaining amount payable to the Class X-1 certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                        Principal Paid      (Pass-Through Rate on Class
                          to Class               - Discount Rate)
Prepayment Premium X -------------------- X ---------------------------
                     Total Principal Paid     (Mortgage Rate on Loan
                                                 - Discount Rate)

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment (except in the case of the mortgage loan secured by 75/101 Federal Street, in which case the reduction of the P & I Advance will not be limited to only the interest portion of the P & I Advance).


                                     5 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                        SIMON PORTFOLIO II LOAN STRUCTURE

o The ownership interest in the largest mortgage loan in the pool will be split into a senior interest and subordinate interest. The senior component will represent approximately 11.6% of the initial pool balance. All distributions of principal and interest with respect to the senior component will be distributed to the certificates as represented below.

o The holders of the subordinate component, represented by the class SP certificates, are only entitled to distributions of interest after all accrued and unpaid interest on the senior component has been paid. Distributions of principal prior to a monetary default or other material default on the mortgage loan will be pro-rata, based on the respective principal balances of the senior component and the subordinate component. After a monetary default or other material default on the mortgage loan principal will be distributed first to the senior component until its principal balance has been reduced to zero, and then to the subordinate component.


[GRAPHICAL REPRESENTATION OF DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND ALLOCATIONS OF LOSSES OMITTED.]


                    75/101 FEDERAL STREET A/B LOAN STRUCTURE

o The second largest mortgage loan in the pool is evidenced by one of two promissory notes (the "A-Note") secured by a single mortgage, with the second companion note (the "B-Note") securitized in a separate trust. An intercreditor agreement is in place which, among other things, generally allocates collections, absent material default, pro-rata between the A-Note and the B-Note. For so long as a payment default or other material non-payment default is continuing, collections will be generally allocated first to the A-Note, until the A-Note is paid in full and then to the B-Note. The A-Note will represent approximately 9.7% of the Initial Pool Balance. The holder of the B-Note will have the right to purchase the A-note mortgage loan under certain limited circumstances.

o Both the A-Note and B-Note for the 75/101 Federal Street loan are and will continue to be serviced and administered pursuant to a separate servicing agreement, dated October 23, 2002, among Merrill Lynch Mortgage Lending, Inc., as holder of the 75/101 Federal Street Mortgage Loan (who will be succeeded by the Series 2002-C2 trust fund), LaSalle Bank National Association, as trustee for the B-Note securitization, Pacific Life Insurance Company, which is also the benefical owner of all the certificates issued in the B-Note securitization, as servicer and special servicer, and LaSalle Bank National Association as a document custodian for the holders of both the A-note and the B-Note. This separate servicing agreement provides for servicing arrangements that, while generally similar to those under the Series 2002-C2 pooling and servicing agreement, differ in certain respects.

See "Description of the Mortgage Pool--AB Mortgage Loans" in the prospectus supplement for information regarding 75/101 Federal Street Loan and the servicing of the A-Note and B-Notes for 75/101 Federal Street.


                                    6 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              TOP 10 MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
LOAN    LOAN NAME                              CUT-OFF    % OF     UNITS/     LOAN PER  CUTOFF    DATE LTV  BALLOON  PROPERTY
SELLER  (LOCATION)                             BALANCE    IPB        SF       UNIT/SF   UW DSCR    RATIO      LTV      TYPE
------------------------------------------------------------------------------------------------------------------------------------
JPM     Simon Portfolio II Pooled Component $119,191,303  11.6% 1,047,587 SF      $114    1.97x     53.2%     45.5%  Regional Mall/
        (Various)                                                                                                    Anchored Retail

Merrill 75 / 101 Federal Street               99,880,850   9.7    812,353 SF      $123    2.76x     45.8%     37.8%  CBD Office
        (Boston, Massachusetts)

LaSalle ARC Portfolio A                       45,531,431   4.4    2,222 Pads   $20,491    1.26x (3) 75.7%     67.1%  Manufactured
        (Various)                                                                                                    Housing

JPM     Long Island Industrial Portfolio II   39,468,411   3.8    859,110 SF       $46    1.45x     72.4%     61.6%  Industrial -
        (Long Island, New York)                                                                                      Flex

JPM     The Cameo Apartments                  26,374,019   2.6     102 Units  $258,569    1.38x     79.9%     68.0%  Multifamily
        (New York, New York)

LaSalle 1400 Lake Shore Drive                 26,047,743   2.5     400 Units   $65,119    1.45x     57.9%      48.7% Multifamily
        (Chicago, Illinois)

Merrill 600 Fifth Avenue                      24,971,324   2.4    354,281 SF       $70    6.19x (2) 16.5% (1)  13.7% CBD Office
        (New York, New York)

Merrill Circuit City Distribution Center      22,543,200   2.2  1,078,450 SF       $21    1.41x     73.9%      59.1% Warehouse
        (Marion, Illinois)                                                                                           Distribution

LaSalle Deerfield Village                     22,253,381   2.2    124,418 SF      $179    1.23x     76.0%      67.5% Multifamily/
        (Deerfield, Illinois)                                                                                        Mixed use

Merrill Greenwich Park Apartments             21,978,099   2.1     402 Units   $54,672    1.44x     75.9%      64.4% Multifamily
        (North Miami, Florida)
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE              $448,239,760  43.5%                           2.11X     58.6%      49.8%
------------------------------------------------------------------------------------------------------------------------------------

1. The LTV ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The mortgaged property securing the mortgaged loan does not include the improvements thereon. The value of the mortgaged property without the improvements is $52,800,000 and the related Cut-off Date LTV and ARD LTV are 47.3% and 39.2%, respectively.

2. The mortgaged property securing the mortgaged loan does not include the improvements thereon. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the mortgaged property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x

3. For purposes of calculating the debt service coverage ratio for the ARC Portfolio A mortgage loan the annual debt service is calculated based upon 7.35% coupon rate plus 0.04% servicing fee paid by the borrower.


                                    7 of 17

        THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

   THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH
             A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                     SIMON PORTFOLIO II POOLED COMPONENT(1)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ----------------    ---------------
PRINCIPAL BALANCE:              $ 119,400,000       $119,191,303

% OF POOL BY IPB:               11.6%

ADDITIONAL DEBT (TYPE):         $ 19,565,741 (Non-Pooled Component)

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/16/2002

INTEREST RATE:                  6.2000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Simon Property Group, L.P. (BBB+/Baa1) (NYSE: SPG). Simon Property Group owns or has an interest in 257 properties comprising regional malls, community shopping centers and specialty and mixed-use properties containing 186 million square feet of gross leasable area in 36 states, Europe and Canada.

MATURITY DATE:                  10/10/12

REMAINING AMORTIZATION:         358


CALL PROTECTION:                LO(24),Def(90),O(4)


CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                           Upfront      Monthly
                                           ----------- ------------
                                Taxes      $1,760,531     $393,000
                                TI/LC               0       30,500
                                CapEx               0       14,242
                                Other         425,666            0
                                           ----------- ------------
                                TOTAL      $2,186,197     $437,742

                               Pooled            Non-Pooled
                               ------            ----------
CUT-OFF DATE LOAN/SF:           $114                $132

CUT-OFF DATE LTV:              53.2%               62.0%

MATURITY LTV:                  45.5%               53.1%

UW DSCR:                       1.97x               1.70x

--------------------------------------------------------------------------------
(1) Moody's and Standard & Poor's have indicated that the credit characteristics of the Simon Portfolio II Pooled Component are consistent with the characteristics of an investment grade obligation


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:    Portfolio

TITLE:                       Fee

PROPERTY TYPE:               Regional Mall and Anchored Retail

SQUARE FEET:                 1,047,587

LOCATION:                    PA, TX, and FL

YEAR BUILT/RENOVATED:        Century III Mall:       1979/1997
                             Longview Mall:          1978/1999
                             Highland Lakes Center:       1991

COLLATERAL:

The subject properties consists of 2 enclosed regional malls, Century III Mall and Longview Mall, and 1 anchored retail center, Highland Lakes Center. The anchor tenants for these properties include Sears, J.C. Penney, Marshall's, Bed, Bath & Beyond, and Dillard's. 2001 inline sales for each of the malls was:
Century III Mall -- $297 psf; Longview Mall -- $295 psf; and Highland Lakes Shopping Center -- $216 psf.

PORTFOLIO PROPERTIES:

                                             INLINE     INLINE   INLINE
PROPERTY                     LOCATION           OCC   OCC COST  SALES/SF
--------                     --------           ---   --------  --------
Century III Mall          West Mifflin, PA    78.9%      12.8%      $297
Longview Mall             Longview, TX        86.7%      10.4%      $295
Highland Lakes Center(2)  Orlando, FL         NAP        NAP        NAP
                                              ---        ---        ---
TOTAL/WEIGHTED AVERAGE

OCCUPANCY:                   82.7%  (10/17/02)

HISTORICAL NOI:     2000:     $ 18,846,711
                    2001:     $ 18,020,493
                    2002:     $ 17,568,036

UW NOI:                       $ 17,702,004

UW NET CASH FLOW:             $ 17,328,221

APPRAISED VALUE (AS OF):      $ 223,950,000 (July/August 2002)

LOAN PURPOSE:                 Refinance

--------------------------------------------------------------------------------
(2) Occupancy represents collateral Square Feet


        [PICTURE OF THE MORTGAGED                  [PICTURE OF THE MORTGAGED
            PROPERTY OMITTED]                           PROPERTY OMITTED]



                                    8 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
              DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                            75/101 FEDERAL STREET(1)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ----------------    ---------------
PRINCIPAL BALANCE:              $100,000,000        $99,880,850

% OF POOL BY IPB:               9.7%

ADDITIONAL DEBT (TYPE):         $24,970,213 (B-Note)

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               10/02/02

INTEREST RATE:                  4.8593%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Indirectly controlled and sponsored by Equity Office Properties Trust, General Motors Hourly-Rate Employees Pension Trust and General Motors Salaried Employees Pension Trust. Equity Office is the largest REIT and publicly held owner of office properties in the US, with a total capitalization of approximately $27 billion as of June 30, 2002. Equity Office owns and manages 127.5 million sf of commercial office space in 766 buildings in 34 major metropolitan areas and 146 sub-markets across the US.

MATURITY DATE:                11/1/12

REMAINING AMORTIZATION:       359

CALL PROTECTION:              LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:      NAP

LOCK BOX:                     Springing

ESCROWS / RESERVES:                        Upfront      Monthly
                                          ----------- -------------
                              TILC        $4,000,000            $0
                              CapEx                0        24,000
                                          ----------- -------------
                              TOTAL       $4,000,000       $24,000

CUT-OFF DATE LOAN/SF:         $123

CUT-OFF DATE LTV:             45.8%

MATURITY LTV:                 37.8%

UW DSCR:                      2.76x

--------------------------------------------------------------------------------
(1) Moody's and Standard & Poor's have indicated that the credit characteristics of the 75/101 Federal Street Loan are consistent with the characteristics of an investment grade obligation.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Single Asset

TITLE:                        Fee

PROPERTY TYPE:                CBD Office

SQUARE FEET:                  812,353

LOCATION:                     Boston, Massachusetts

YEAR BUILT:                   75 Federal Street:  1930
                              101 Federal Street: 1988

COLLATERAL:

The subject property is a two-tower office building located at 75 and 101 Federal Street, totaling 812,353 sf. The property is located in the heart of Boston's financial district at the intersection of Federal, Franklin and Devonshire Streets. The Mortgaged Property consists of two adjacent buildings, one a 21-story office building built in 1930 (and renovated in 1985) and the other a 31-story office building built in 1988, that share a common ground floor lobby. The three largest tenants are law firms, which comprise 35% of the total net rentable area.




MAJOR TENANTS(TOTAL = 69):
                                                  % SF PER    RENT     LEASE
TENANTS(BUILDING)                              SF BUILDING     PSF START/EXP. YR
-------                                        -- --------     --- -------------
Nixon Peabody LLP (101)(2)                116,858      21%  $29.48 1989/2004
Hutchins Wheeler and Dittmar LLP (101) (2) 99,491      18%  $44.47 1988/2011
Edwards and Angell LLP (101)               67,450      12%  $44.95 1992/2008

BUILDING:                          AVERAGE RENT      MARKET AVERAGE
---------                          ------------      --------------
101 Federal St.                        $ 40         Class A Office:    $45
75 Federal St.                         $ 34         Class B Office:    $40
                                -------------------
TOTAL:                                 $ 38

OCCUPANCY:                      95.0% (as of 10/01/02)

HISTORICAL NOI:      2000:      $18,553,798
                     2001:      $18,700,236

UW NOI:                         $19,454,303

UW NET CASH FLOW:               $17,333,892

APPRAISED VALUE (AS OF):        $218,000,000 (8/15/02)

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------
(2) Nixon Peabody LLP and Hutchins Wheeler and Ditmar LLP are in merger and lease modification discussions. See "Description of the Mortgage Pool -- Top Ten Mortgage Loans -- 75/101 Federal Street Loan" in the Prospectus Supplement


            [PICTURE OF THE MORTGAGED             [PICTURE OF THE MORTGAGED
                PROPERTY OMITTED]                     PROPERTY OMITTED]


                                    9 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
              DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                 ARC PORTFOLIO A

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ---------------     ---------------
PRINCIPAL BALANCE:              $45,716,015         $45,531,431

% OF POOL BY IPB:               4.4%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               05/02/02

INTEREST RATE:                  7.3500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Affordable Residential Communities ("ARC"). The properties are owned by ARC Communities 1 LLC. The properties are managed by ARC Management Services Inc. an affiliate of the borrower. ARC is one of the largest private companies in the manufactured housing community business. ARC owns 195 manufactured housing communities with approximately 37,500 homesites in 22 states.


MATURITY DATE:                  05/01/12

REMAINING AMORTIZATION:         354

CALL PROTECTION:                LO(24),Def(88),O(1)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Soft

ESCROWS / RESERVES:                          Upfront    Monthly
                                             -------- -------------
                                Taxes             $0       $26,476
                                Insurance          0         7,938
                                             -------- -------------
                                TOTAL             $0       $34,414

CUT-OFF DATE LOAN/UNIT:         $20,491

CUT-OFF DATE LTV:               75.7%

MATURITY LTV:                   67.1%

UW DSCR:                        1.26x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Mobile Home Park

UNITS:                          2,222 Pads

LOCATION:                       Various

YEAR BUILT:                     1950 - 1986

COLLATERAL:

The assets within this loan consist of 11 manufactured housing communities which are cross-collateralized and cross-defaulted. All of the properties included in this portfolio are 3 star-rated manufactured housing facilities.

PORTFOLIO PROPERTIES (YEAR BUILT):

                                                MARKET         #   AVE RENT
                          MARKET             RENT RANGE      PADS   PER PAD
                          ------             ----------      ----   -------
Villa West (1972)         Greeley, CO         $255 - $330     333    $331
Meridian Terrace (1986)   San Bernadino, CA   $242 - $375     257     $369
Highland Acres (1984)     Lewisville, TX      $307 - $340     199     $314
Eagle Ridge (1984)        Lewisville, TX      $307 - $375     193     $318
Twin Oaks (1956)          Wichita, KS         $165 - $210     386     $194
Sunset Country (1969)     Pueblo, CO          $230 - $297     204     $265
Oasis (1966)              Pueblo, CO          $230 - $297     161     $265
Golden Triangle (1969)    Dallas, TX          $307 - $375     138     $372
Rolling Hills (1972)      Dallas, TX          $190 - $265     183     $241
Oak Park Village (1967)   Coppell, TX         $307 - $375      95     $347
Oak Grove (1950)          Godfrey, IL         $180 - $283      73     $200

OCCUPANCY:                    95.5% (6/30/02)

HISTORICAL NOI:
                    2000:     $ 4,349,938
                    2001:     $ 5,113,855
                    2002:     $ 5,667,570 (TTM as of 6/30/02)

UW NOI:                       $ 5,071,322

UW NET CASH FLOW:             $ 4,959,741

APPRAISED VALUE (AS OF):      $ 60,135,000 (Dec 2001 to Feb 2002)

ADDITIONAL DEBT (TYPE):       NAP

LOAN PURPOSE:                 Refinance
--------------------------------------------------------------------------------


           [PICTURE OF THE MORTGAGED            [PICTURE OF THE MORTGAGED
                PROPERTY OMITTED]                     PROPERTY OMITTED]


                                    10 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                       LONG ISLAND INDUSTRIAL PORTFOLIO II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ----------------    ---------------
PRINCIPAL BALANCE:              $ 39,540,000        $ 39,468,411

% OF POOL BY IPB:               3.8%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/30/2002

INTEREST RATE:                  6.0440 %

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Long Island Group One LLC, 717-725 Broadway LLC. Long Island Group LLC and 717-725 Broadway LLC are both owned by Mr. Ruby Schron (45%), Mr. Abraham Fruchthandler (45%), Mr. Joshua Safran (7.5%), and Mr. Bruce Federman (2.5%). Mr. Ruby Schron is the founder and main principal of Cammeby's International, Ltd. Cammeby's International owns and manages over 14,000 residential units and over 10,000,000 square feet of commercial and industrial space. Mr. Abraham Fruchthandler is the principal of FBE Limited, which has investments in office, commercial, industrial and residential properties

MATURITY DATE:                  10/10/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(24),Def(92),O(2)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       CMA

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes        $719,229     $160,727
                                CapEx          48,981            0
                                Other         350,000            0
                                           ----------- ------------
                                TOTAL      $1,118,210     $160,727

CUT-OFF DATE LOAN/SF:              $46

CUT-OFF DATE LTV:                72.4%

       MATURITY LTV:             61.6%

         UW DSCR:                1.45x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Portfolio

TITLE:                        Fee

PROPERTY TYPE:                Industrial -- Flex

SQUARE FEET:                  859,110

LOCATION:                     Long Island, New York

YEAR BUILT:                   1955 - 1977

COLLATERAL:

The subject collateral consists of 7 industrial properties located in Long Island, New York. Long Island is the sixteenth largest industrial market in the United States. The subject collateral is 859,110 square feet. The seven subject properties are: 270, 280 & 290 Duffy Avenue (240,830 square feet; 24 tenants), 511-523 Commack Road (84,146 square feet; 5 tenants), 600 West John Street (210,841 square feet; 8 tenants), 185 Price Parkway (100,000 square feet; 1 tenants), 200 Finn Court (105,573 square feet; 3 tenants), 360 Smith Street (60,000 square feet; 2 tenants), One Fairchild Court (57,720 square feet; 18 tenants).

PORTFOLIO PROPERTIES:
                                                                  APPRAISED
                            LOCATION             SF        OCC      VALUE
                            --------             --        ---      -----
270, 280 & 290 Duffy Ave.   Hicksville, NY     240,830    95.0%   16,600,000
600 W. John St.             Hicksville, NY     210,841   100.0%   14,900,000
185 Price Pkwy.             Farmingdale, NY    100,000   100.0%    5,100,000
200 Finn Court              Farmingdale, NY    105,573   100.0%    4,900,000
One Fairchild Court         Plainview, NY       57,720    94.8%    4,800,000
511 - 523 Commack Rd.       Deer Park, NY       84,146   100.0%    4,400,000
360 Smith St.               Farmingdale, NY     60,000   100.0%    3,800,000

OCCUPANCY:                                                98.2%  (9/30/02)

HISTORICAL NOI:     2000:     $4,209,247
                    2001:     $4,243,771
                    2002:     $4,309,302 (TTM 2002)

UW NOI:                       $4,592,845

UW NET CASH FLOW:             $4,146,558

APPRAISED VALUE (AS OF):      $54,500,000 (7/1/02)

ADDITIONAL DEBT (TYPE):       $1,029,701 (B Note)

LOAN PURPOSE:                 Refinance

--------------------------------------------------------------------------------


           [PICTURE OF THE MORTGAGED             [PICTURE OF THE MORTGAGED
                PROPERTY OMITTED]                     PROPERTY OMITTED]


                                    11 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              THE CAMEO APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ---------------     ---------------
PRINCIPAL BALANCE:              $26,400,000         $26,374,019

% OF POOL BY IPB:               2.6%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               10/11/02

INTEREST RATE:                  6.0600%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Mr. Jeffrey E. Levine. Mr. Levine is president of Levine Builders and has directed new construction rehabilitation of thousands of residential units and built or renovated millions of square feet of commercial space.

MATURITY DATE:                  11/1/2012

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       NAP

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes         $71,013      $11,836
                                Insurance       7,423        3,711
                                TI/LC         144,993(1)         0
                                           ----------- -- ---------
                                TOTAL        $223,429      $15,547

CUT-OFF DATE LOAN/UNIT:         $258,569

CUT-OFF DATE LTV:               79.9%

MATURITY LTV:                   68.0%

UW DSCR:                        1.38x

--------------------------------------------------------------------------------
(1) For the Office/Retail space on the 1st floor of the building


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Single Asset

TITLE:                        Fee

PROPERTY TYPE:                Multifamily

UNITS:                        102

LOCATION:                     New York, New York

YEAR BUILT:                   2001

COLLATERAL:

The subject property is a 102-residential unit, 7-story apartment complex located on at 311 West 50th street, in the Clinton section of mid-Manhattan. The property was constructed in 2001, has 79,050+ gross square feet and a net residential area of 66,663 square feet. Amenities include 24-hour doorman, fully equipped fitness center, laundry room, 2000 square feet landscaped sundeck, video security and state of the art voice and data lines. In addition, the building has central A/C and heat.

APARTMENT TYPES:
                                                          MARKET
                                             AVERAGE      AVERAGE
SIZE                              NUMBER        RENT       RENT
----                              ------        ----       ----
Studio                                56      $1,872     $2,024
1 Bedroom                             25       2,442      2,871
2 Bedroom                             21       3,762      4,294
                                     ---      ------    -------
TOTAL/WEIGHTED AVERAGE               102      $2,401     $3,268

OCCUPANCY:                    100.0% (as of 8/15/02)

DATE OF FIRST OCCUPANCY:      3/2001

UW NOI:                       $  2,653,487

UW NET CASH FLOW:             $  2,633,087

APPRAISED VALUE (AS OF):      $  33,000,000 (8/9/02)

ADDITIONAL DEBT (TYPE):       NAP

LOAN PURPOSE:                 Construction Take Out

--------------------------------------------------------------------------------


           [PICTURE OF THE MORTGAGED             [PICTURE OF THE MORTGAGED
                PROPERTY OMITTED]                     PROPERTY OMITTED]



                                    12 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              1400 LAKE SHORE DRIVE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                -----------------    ---------------
PRINCIPAL BALANCE:              $ 26,100,000         $ 26,047,743

% OF POOL BY IPB:               2.5%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               09/05/02

INTEREST RATE:                  5.5880%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Michael V. Barry, Michael D. Aufrecht, David R. Barnes, and Donal Barry. Michael Barry and Donal Barry started Barry Realty in 1977 and currently own and manage more then 20 properties containing 826 apartment and retail units throughout the Chicago metropolitan area. Michael Aufrecht owns properties with Michael and Donal Barry. Mr. Aufrecht has 35 years of real estate experience and currently owns 118 properties with 2,245 apartment units and 800,000 SF of retail/commercial/industrial space. David Barnes, who lives in the building, is a real estate consultant and investment advisor specializing in financial planning and leasing.

MATURITY DATE:                  10/01/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(33),Def(82),O(3)


CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

ESCROWS / RESERVES:                          Upfront      Monthly
                                           ------------ ------------
                                Taxes        $ 554,512     $ 69,314
                                Insurance       17,292        8,646
                                CapEx                0        8,333
                                Other (1)       25,000            0
                                           ------------ ------------
                                TOTAL        $ 596,803     $ 86,293
                                (1) Upfront reserve for terrorism coverage in the amount of $25,000.00

CUT-OFF DATE LOAN/UNIT:         $ 65,119

CUT-OFF DATE LTV:               57.9%

MATURITY LTV:                   48.7%

UW DSCR:                        1.45x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:      Single Asset

TITLE:                         Fee

PROPERTY TYPE:                 Multifamily

UNITS:                         400

LOCATION:                      Chicago, Illinois

YEAR BUILT/RENOVATED:          1928 / 1995

COLLATERAL:

1400 Lake Shore Drive is a 400-unit, 22-story apartment building with 4,080 square feet of supporting retail space on the first floor. Located in the Gold Coast neighborhood of Chicago, Illinois, and only 1.5 miles from the central business district, the subject offers the tenants unparalleled views of Lake Michigan and the Chicago skyline. The subject was originally built in 1928 and in 1933. The sponsors have spent over $6.7 million in renovation costs and capital improvements since acquiring the property in 1993. The building is designated as a historic site by the Landmark Preservation Council of Illinois.




APARTMENT TYPES:
                                                            MARKET
                                                  AVERAGE   AVERAGE
TYPE                                 NUMBER        RENT      RENT
----                                 ------        ----      ----
Studio                                  139         $875       NAV
1 bedroom                               188       $1,170    $1,464
2 bedroom                                56       $1,842    $2,628
3 bedroom                                17       $2,141    $3,889
                                         --       ------    ------
TOTAL/WEIGHTED AVERAGE                  400       $1,203

OCCUPANCY:                     92.8% (as of 8/13/02)

HISTORICAL NOI:

                    2000:      $ 2,657,913
                    2001:      $ 2,469,463
                    2002:      $ 2,667,915 (TTM 6/30/02)

UW NOI:                        $ 2,702,339

UW NET CASH FLOW:              $ 2,602,339

APPRAISED VALUE (AS OF):       $ 45,000,000 (7/01/02)

ADDITIONAL DEBT (TYPE):        NAP

LOAN PURPOSE:                  Refinance

--------------------------------------------------------------------------------


            [PICTURE OF THE MORTGAGED             [PICTURE OF THE MORTGAGED
                PROPERTY OMITTED]                     PROPERTY OMITTED]



                                    13 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                         600 FIFTH AVENUE (FEE ONLY)(1)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                                ------------       --------------
PRINCIPAL BALANCE:              $25,000,000         $24,971,324

% OF POOL BY IPB:               2.4%

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               10/22/02

INTEREST RATE:                  5.2500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

The Collegiate Properties Corporation. The Collegiate Properties Corporation handles the business entities of the Collegiate Church Corporation, the oldest corporation in America. The Collegiate Church Corporation is the oldest Protestant Church in North America with continuous ministry (est. 1628).

ARD DATE:                       11/1/12

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(24),Def(92),O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

CUT-OFF DATE LOAN/SF:           $70

CUT-OFF DATE LTV:               16.5%(2)

ARD LTV:                        13.7%(2)

UW DSCR:                        6.19x(3)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Single Asset

TITLE:                        Fee

PROPERTY TYPE:                CBD Office

SQUARE FEET:                  354,281

LOCATION:                     New York, New York

YEAR BUILT/RENOVATED:         1950 / 1994

COLLATERAL:

The subject loan is secured by a first mortgage on the fee interest in the land parcel at 600 Fifth Avenue, New York, New York. The fee interest is encumbered by a ground lease/master lease for the entire property. The mortgaged property securing the mortgaged loan does not include the improvements thereon. The improvements on the mortgaged property consist of a 28-story 354,281 square foot office building that is part of Rockefeller Center. The leasehold interest is subject to the ground lease and runs through 2021 with renewal options extending the term to 2084. The ground lessee is RCPI Trust, a trust affiliated with Tishman/Speyer Properties.

OCCUPANCY:                    N/A

HISTORICAL NOI:
                              $5,325,661(4)
                              $5,104,214(4)

UW NOI:                       $11,042,236(3)

UW NET CASH FLOW:             $10,262,547(3)

APPRAISED VALUE (AS OF):      $151,000,000 (9/5/02) (2)

ADDITIONAL DEBT (TYPE):       NAP

LOAN PURPOSE:                 Refinance


--------------------------------------------------------------------------------




(1) Moody's and Standard and Poor's have indicated that the credit characteristics of the 600 Fifth Avenue loan are consistent with the characteristics of an investment grade obligation

(2) See footnote 1 on page titled "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Term Sheet

(3) See footnote 2 on page titled "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Term Sheet

(4) Includes the cash flow generated from the improvements made to the mortgaged property


                   [PICTURE OF THE MORTGAGED PROPERTY OMITTED]



                                    14 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                        CIRCUIT CITY DISTRIBUTION CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ---------------     ---------------
PRINCIPAL BALANCE:              $22,650,000         $22,543,200

% OF POOL BY IPB:               2.2%

SELLER:                         Merrill Lynch Mortgage Lending,
                                Inc.

ORIGINATION DATE:               7/22/02

INTEREST RATE:                  6.8500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

H&R Real Estate Holdings, Inc. ("H&R") and CCDC Marion G.P. LLC. H&R owns and manages a portfolio of properties, in addition to providing mezzanine financing for development projects. H&R's portfolio is valued at approximately $1.9 billion, consists of 106 properties, of which 71 are industrial properties, totaling approximately 17.6 million square feet. The majority of the trust's properties are located in Canada.

ARD DATE:                       8/1/12

REMAINING AMORTIZATION:         296

CALL PROTECTION:                LO(24),Def(89),O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                             Debt Service    $157,925           $0
                                           ----------- ------------
                             TOTAL           $157,925           $0
                             The Tenant is responsible for taxes,
                             insurance, and capital expenditures

CUT-OFF DATE LOAN/SF:           $21

CUT-OFF DATE LTV:               73.9%

ARD LTV:                        59.1%

UW DSCR:                        1.41x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Single Asset

TITLE:                        Fee

PROPERTY TYPE:                Warehouse Distribution

SQUARE FEET:                  1,078,450

LOCATION:                     Marion, Illinois

YEAR BUILT:                   2000 - 2001

COLLATERAL:

The subject property is an approximately 1,078,450 square foot warehouse/distribution center located in Marion, Illinois. The mortgaged property was built in 2000-2001 by Circuit City Stores, Inc. to be a regional distribution center for the upper and middle Mid-Western United States. The facility has 35 foot clear ceiling height and 103 dock doors. Circuit City currently pays $2.62 per square foot on a triple net basis and is responsible for all operating costs and structural repairs including repairs to the parking lot.

MAJOR TENANTS:

                                                         RENT   LEASE
TENANT                           SF            % SF       PSF  EXP. YR
------                           --            ----       ---  -------
Circuit City Stores, Inc.     1,078,450        100%     $2.62    2021

OCCUPANCY:                    100.0% (as of 07/15/02)

UW NOI:                       $2,835,391


UW NET CASH FLOW:             $2,673,624

APPRAISED VALUE (AS OF):      $30,500,000 (6/27/02)

ADDITIONAL DEBT:              NAP

LOAN PURPOSE:                 Acquisition

--------------------------------------------------------------------------------


                   [PICTURE OF THE MORTGAGED PROPERTY OMITTED]



                                    15 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
             DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                DEERFIELD VILLAGE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL              CUT-OFF
                                ------------------    ----------------
PRINCIPAL BALANCE:              $22,500,000           $22,253,381

% OF POOL BY IPB:               2.2%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               08/28/01

INTEREST RATE:                  7.2500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

Mesirow Realty Services, Inc. & Northern Realty Group, Ltd. Mesirow Realty Services, Inc. is a division of Mesirow Financial, a financial services firm with 700 employees and $3 billion in assets. Meisrow Realty Services, Inc. has over 27 years of industry experience. Northern Realty Group, Ltd. has represented building owners in leasing retail space since 1987. They have served as the exclusive regional real estate representative for Starbucks Coffee, Krispy Kreme, Chipotle Mexican Grill and Corner Bakery. Since 1997, the company has been involved in real estate development and acquisition.

ARD DATE:                       09/01/11

REMAINING AMORTIZATION:         345


CALL PROTECTION:                LO(24), Def(78), O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                          Upfront       Monthly
                                           ------------- -------------
                                Taxes          $ 24,956       $24,956
                                Insurance        13,486         2,697
                                TI/LC            40,000         5,335
                                CapEx                 0         2,318
                                           ------------- -------------
                                TOTAL           $78,442       $35,306

CUT-OFF DATE LOAN/SF:           $179

CUT-OFF DATE LTV:               76.0%

ARD LTV:                        67.5%

UW DSCR:                        1.23x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Single Asset

TITLE:                        Fee

PROPERTY TYPE:                Multifamily/Mixed Use

SF/UNITS:                     56 Units/44,078 SF retail/20,216 SF office

LOCATION:                     Deerfield, Illinois

YEAR BUILT:                   2000

COLLATERAL:

The subject property is a Class A, property consisting of four high-end components: residential, retail, office, and a parking deck attached to the residential space. 1) The property has 56 high-end rental apartment units. Amenities of the residential space including concierge service, exercise room and a hospitality suite. Unit amenities include full-size washer/dryers, walk-in closets, and marble vanity tops in the bathrooms. 2) The 44,078 square feet of retail space. Tenants include Pearle Vision, Sprint Communications, Starbucks and Blockbuster Video. 3) The 20,216 square feet office component is 100% leased to Primesource. 4) The property has a two-story, 92 space, parking deck.




APARTMENT TYPES:
                                                         MARKET
                                            AVERAGE      AVERAGE
TYPE:                             NUMBER       RENT       RENT
-----                             ------       ----       ----
1 bedroom                              25   $ 1,650      $ 1,363
2 bedroom                              31   $ 2,200      $ 1,833
                                       --   -------      -------
TOTAL/WEIGHTED AVERAGE                 56   $ 1,954      $1,623

OCCUPANCY:                    94.8% (as of 8/31/02)

DATE OF FIRST OCCUPANCY:      11/22/2000

HISTORICAL NOI:
                   2002:      $ 1,566,871 (TTM 07/31/02)

UW NOI:                       $ 2,360,570

UW NET CASH FLOW:             $ 2,274,478

APPRAISED VALUE (AS OF):      $ 29,300,000 (6/13/01)

ADDITIONAL DEBT (TYPE):       NAP

LOAN PURPOSE:                 Refinance

--------------------------------------------------------------------------------


          [PICTURE OF THE MORTGAGED             [PICTURE OF THE MORTGAGED
                PROPERTY OMITTED]                     PROPERTY OMITTED]



                                    16 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
          CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
              DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                            GREENWICH PARK APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ---------------     ---------------
PRINCIPAL BALANCE:              $ 22,000,000        $ 21,978,099

% OF POOL BY IPB:               2.1 %

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               10/21/02

INTEREST RATE:                  6.0000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:

The borrowing entity is GREC Greenwich, Ltd. The sponsors for the loan are Miguel Poyastro, Augustin Herran and James Dorsy. Mr. Poyastro has been involved in multifamily property management for almost 20 years and has managed over 3,000 rental and condominium units. Mr. Herran founded the General Real Estate Corporation (GREC) in 1966. Since its founding, the firm has purchased or developed 12 apartment complexes totaling 1,400 units, 14 single family subdivisions totaling 2,297 homes and 1,025,000 square feet of commercial retail space. Mr. Dorsy has over 12 years of real estate experience.

MATURITY DATE:                  11/1/12

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(25)/Def(90)/O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes       $ 431,978     $ 33,229
                                Insurance     100,119       13,964
                                CapEx         108,636        8,777
                                           ----------- ------------
                                TOTAL       $ 640,733     $ 55,970

CUT-OFF DATE LOAN/UNIT:         $54,672

CUT-OFF DATE LTV:               75.9%

MATURITY LTV:                   64.4%

UW DSCR:                        1.44x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:     Single Asset

TITLE:                        Fee

PROPERTY TYPE:                Multifamily

UNITS:                        402

LOCATION:                     North Miami, Florida

YEAR BUILT:                   1989

COLLATERAL:

The subject property is a Class A, 402 unit mid-rise multifamily apartment complex located in North Miami, Florida. The subject contains six buildings with studio, one and two bedroom apartment units. The subject property is located one mile west of downtown North Miami.

APARTMENT TYPES:                                     MARKET
                                          AVERAGE    AVERAGE
SIZE                           NUMBER       RENT       RENT
----                           ------       ----       ----
Studio                             6        $575       $625
1 Bedroom                        236        $738       $780
2 Bedroom                        160        $954       $975
                                 ---        ----       ----
TOTAL/WEIGHT AVERAGE             402        $822       $855

OCCUPANCY:                    96.3% (as of 8/16/02)




HISTORICAL NOI:
                    2000:     $2,235,244
                    2001:     $2,573,631
                    2002:     $2,384,899

UW NOI:                       $2,385,716

UW NET CASH FLOW:             $2,280,392

APPRAISED VALUE (AS OF):      $28,950,000 (8/16/02)

ADDITIONAL DEBT:              NAP

LOAN PURPOSE:                 Refinance

--------------------------------------------------------------------------------


             [PICTURE OF THE MORTGAGED             [PICTURE OF THE MORTGAGED
                  PROPERTY OMITTED]                     PROPERTY OMITTED]



                                    17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                      SIMON PORTFOLIO II AMORTIZATION TABLE

               SIMON POOLED COMPONENT                                 SIMON NON-POOLED COMPONENT
               ----------------------                                 --------------------------
                                                  TOTAL                                                     TOTAL
    DATE    PRINCIPAL ($)   INTEREST ($)     PAYMENT ($)       DATE   PRINCIPAL ($)  INTEREST ($)     PAYMENT ($)
    ----    -------------   ------------     -----------       ----   -------------  -----------      -----------
 1/10/03        94,938.84     636,349.12      731,287.96    1/10/03       15,584.60   104,459.32      120,043.92
 2/10/03        95,445.71     635,842.25      731,287.96    2/10/03       15,667.80   104,376.12      120,043.92
 3/10/03       157,439.09     573,848.87      731,287.96    3/10/03       25,844.27    94,199.65      120,043.92
 4/10/03        96,795.83     634,492.13      731,287.96    4/10/03       15,889.43   104,154.49      120,043.92
 5/10/03       117,763.43     613,524.53      731,287.96    5/10/03       19,331.35   100,712.57      120,043.92
 6/10/03        97,941.34     633,346.62      731,287.96    6/10/03       16,077.47   103,966.45      120,043.92
 7/10/03       118,877.90     612,410.06      731,287.96    7/10/03       19,514.30   100,529.62      120,043.92
 8/10/03        99,098.92     632,189.04      731,287.96    8/10/03       16,267.49   103,776.43      120,043.92
 9/10/03        99,627.99     631,659.97      731,287.96    9/10/03       16,354.34   103,689.58      120,043.92
10/10/03       120,518.86     610,769.10      731,287.96   10/10/03       19,783.67   100,260.25      120,043.92
11/10/03       100,803.33     630,484.63      731,287.96   11/10/03       16,547.28   103,496.64      120,043.92
12/10/03       121,662.36     609,625.60      731,287.96   12/10/03       19,971.38   100,072.54      120,043.92
 1/10/04       101,991.05     629,296.91      731,287.96    1/10/04       16,742.25   103,301.67      120,043.92
 2/10/04       102,535.57     628,752.39      731,287.96    2/10/04       16,831.63   103,212.29      120,043.92
 3/10/04       143,612.34     587,675.62      731,287.96    3/10/04       23,574.56    96,469.36      120,043.92
 4/10/04       103,849.72     627,438.24      731,287.96    4/10/04       17,047.36   102,996.56      120,043.92
 5/10/04       124,626.22     606,661.74      731,287.96    5/10/04       20,457.91    99,586.01      120,043.92
 6/10/04       105,069.53     626,218.43      731,287.96    6/10/04       17,247.60   102,796.32      120,043.92
 7/10/04       125,812.98     605,474.98      731,287.96    7/10/04       20,652.72    99,391.20      120,043.92
 8/10/04       106,302.19     624,985.77      731,287.96    8/10/04       17,449.94   102,593.98      120,043.92
 9/10/04       106,869.73     624,418.23      731,287.96    9/10/04       17,543.10   102,500.82      120,043.92
10/10/04       127,564.41     603,723.55      731,287.96   10/10/04       20,940.22    99,103.70      120,043.92
11/10/04       108,121.34     623,166.62      731,287.96   11/10/04       17,748.56   102,295.36      120,043.92
12/10/04       128,782.12     602,505.84      731,287.96   12/10/04       21,140.11    98,903.81      120,043.92
 1/10/05       109,386.15     621,901.82      731,287.96    1/10/05       17,956.18   102,087.73      120,043.92
 2/10/05       109,970.14     621,317.82      731,287.96    2/10/05       18,052.05   101,991.87      120,043.92
 3/10/05       170,627.98     560,659.98      731,287.96    3/10/05       28,009.28    92,034.64      120,043.92
 4/10/05       111,468.22     619,819.74      731,287.96    4/10/05       18,297.97   101,745.95      120,043.92
 5/10/05       132,038.33     599,249.63      731,287.96    5/10/05       21,674.63    98,369.29      120,043.92
 6/10/05       112,768.28     618,519.68      731,287.96    6/10/05       18,511.38   101,532.54      120,043.92
 7/10/05       133,303.17     597,984.79      731,287.96    7/10/05       21,882.26    98,161.66      120,043.92
 8/10/05       114,082.03     617,205.93      731,287.96    8/10/05       18,727.03   101,316.89      120,043.92
 9/10/05       114,691.10     616,596.86      731,287.96    9/10/05       18,827.01   101,216.91      120,043.92
10/10/05       135,173.89     596,114.07      731,287.96   10/10/05       22,189.35    97,854.57      120,043.92
11/10/05       116,025.10     615,262.86      731,287.96   11/10/05       19,046.00   100,997.92      120,043.92
12/10/05       136,471.75     594,816.21      731,287.96   12/10/05       22,402.40    97,641.52      120,043.92
 1/10/06       117,373.15     613,914.81      731,287.96    1/10/06       19,267.29   100,776.63      120,043.92
 2/10/06       117,999.80     613,288.16      731,287.96    2/10/06       19,370.15   100,673.77      120,043.92
 3/10/06       177,919.29     553,368.67      731,287.96    3/10/06       29,206.18    90,837.74      120,043.92
 4/10/06       119,579.68     611,708.28      731,287.96    4/10/06       19,629.49   100,414.43      120,043.92
 5/10/06       139,930.03     591,357.93      731,287.96    5/10/06       22,970.09    97,073.83      120,043.92
 6/10/06       120,965.17     610,322.79      731,287.96    6/10/06       19,856.93   100,186.99      120,043.92
 7/10/06       141,277.99     590,009.97      731,287.96    7/10/06       23,191.36    96,852.56      120,043.92
 8/10/06       122,365.25     608,922.71      731,287.96    8/10/06       20,086.76    99,957.16      120,043.92
 9/10/06       123,018.55     608,269.41      731,287.96    9/10/06       20,194.00    99,849.92      120,043.92
10/10/06       143,275.74     588,012.22      731,287.96   10/10/06       23,519.30    96,524.62      120,043.92
11/10/06       124,440.27     606,847.69      731,287.96   11/10/06       20,427.38    99,616.54      120,043.92
12/10/06       144,658.94     586,629.02      731,287.96   12/10/06       23,746.36    96,297.56      120,043.92
 1/10/07       125,876.96     605,411.00      731,287.96    1/10/07       20,663.22    99,380.70      120,043.92
 2/10/07       126,549.00     604,738.96      731,287.96    2/10/07       20,773.54    99,270.38      120,043.92
 3/10/07       185,682.38     545,605.58      731,287.96    3/10/07       30,480.52    89,563.40      120,043.92
 4/10/07       128,215.97     603,071.99      731,287.96    4/10/07       21,047.18    98,996.74      120,043.92
 5/10/07       148,332.36     582,955.61      731,287.96    5/10/07       24,349.36    95,694.55      120,043.92
 6/10/07       129,692.43     601,595.53      731,287.96    6/10/07       21,289.54    98,754.38      120,043.92
 7/10/07       149,768.81     581,519.15      731,287.96    7/10/07       24,585.17    95,458.75      120,043.92
 8/10/07       131,184.45     600,103.52      731,287.96    8/10/07       21,534.46    98,509.45      120,043.92
 9/10/07       131,884.82     599,403.14      731,287.96    9/10/07       21,649.44    98,394.48      120,043.92
10/10/07       151,901.81     579,386.15      731,287.96   10/10/07       24,935.31    95,108.61      120,043.92
11/10/07       133,399.92     597,888.04      731,287.96   11/10/07       21,898.15    98,145.77      120,043.92
12/10/07       153,375.87     577,912.09      731,287.96   12/10/07       25,177.28    94,866.64      120,043.92
 1/10/08       134,930.99     596,356.97      731,287.96    1/10/08       22,149.48    97,894.44      120,043.92
 2/10/08       135,651.37     595,636.59      731,287.96    2/10/08       22,267.73    97,776.19      120,043.92
 3/10/08       174,757.04     556,530.92      731,287.96    3/10/08       28,687.09    91,356.83      120,043.92

                     SIMON PORTFOLIO II AMORTIZATION TABLE

               SIMON POOLED COMPONENT                                 SIMON NON-POOLED COMPONENT
               ----------------------                                 --------------------------
                                                  TOTAL                                                     TOTAL
    DATE    PRINCIPAL ($)   INTEREST ($)     PAYMENT ($)       DATE   PRINCIPAL ($)  INTEREST ($)     PAYMENT ($)
    ----    -------------   ------------     -----------       ----   -------------  -----------      -----------
 4/10/08       137,308.61     593,979.35      731,287.96    4/10/08       22,539.77    97,504.15      120,043.92
 5/10/08       157,178.66     574,109.30      731,287.96    5/10/08       25,801.52    94,242.40      120,043.92
 6/10/08       138,880.84     592,407.12      731,287.96    6/10/08       22,797.86    97,246.06      120,043.92
 7/10/08       158,708.30     572,579.66      731,287.96    7/10/08       26,052.62    93,991.30      120,043.92
 8/10/08       140,469.64     590,818.32      731,287.96    8/10/08       23,058.67    96,985.25      120,043.92
 9/10/08       141,219.59     590,068.37      731,287.96    9/10/08       23,181.78    96,862.14      120,043.92
10/10/08       160,983.69     570,304.27      731,287.96   10/10/08       26,426.13    93,617.79      120,043.92
11/10/08       142,833.02     588,454.94      731,287.96   11/10/08       23,446.63    96,597.29      120,043.92
12/10/08       162,553.41     568,734.55      731,287.96   12/10/08       26,683.81    93,360.11      120,043.92
 1/10/09       144,463.44     586,824.52      731,287.96    1/10/09       23,714.27    96,329.65      120,043.92
 2/10/09       145,234.72     586,053.24      731,287.96    2/10/09       23,840.87    96,203.05      120,043.92
 3/10/09       202,649.91     528,638.05      731,287.96    3/10/09       33,265.81    86,778.11      120,043.92
 4/10/09       147,092.04     584,195.92      731,287.96    4/10/09       24,145.76    95,898.16      120,043.92
 5/10/09       166,697.04     564,590.92      731,287.96    5/10/09       27,364.00    92,679.92      120,043.92
 6/10/09       148,767.32     582,520.64      731,287.96    6/10/09       24,420.77    95,623.15      120,043.92
 7/10/09       168,326.94     562,961.02      731,287.96    7/10/09       27,631.56    92,412.36      120,043.92
 8/10/09       150,460.25     580,827.71      731,287.96    8/10/09       24,698.67    95,345.25      120,043.92
 9/10/09       151,263.54     580,024.42      731,287.96    9/10/09       24,830.53    95,213.39      120,043.92
10/10/09       170,755.54     560,532.42      731,287.96   10/10/09       28,030.22    92,013.70      120,043.92
11/10/09       152,982.77     578,305.19      731,287.96   11/10/09       25,112.75    94,931.17      120,043.92
12/10/09       172,428.19     558,859.77      731,287.96   12/10/09       28,304.79    91,739.13      120,043.92
 1/10/10       154,720.10     576,567.86      731,287.96    1/10/10       25,397.94    94,645.98      120,043.92
 2/10/10       155,546.13     575,741.83      731,287.96    2/10/10       25,533.54    94,510.38      120,043.92
 3/10/10       212,013.16     519,274.80      731,287.96    3/10/10       34,802.83    85,241.09      120,043.92
 4/10/10       157,508.49     573,779.47      731,287.96    4/10/10       25,855.67    94,188.25      120,043.92
 5/10/10       176,831.30     554,456.66      731,287.96    5/10/10       29,027.58    91,016.34      120,043.92
 6/10/10       159,293.49     571,994.47      731,287.96    6/10/10       26,148.68    93,895.24      120,043.92
 7/10/10       178,567.95     552,720.01      731,287.96    7/10/10       29,312.66    90,731.26      120,043.92
 8/10/10       161,097.30     570,190.66      731,287.96    8/10/10       26,444.78    93,599.14      120,043.92
 9/10/10       161,957.38     569,330.58      731,287.96    9/10/10       26,585.97    93,457.95      120,043.92
10/10/10       181,159.66     550,128.30      731,287.96   10/10/10       29,738.10    90,305.82      120,043.92
11/10/10       163,789.24     567,498.72      731,287.96   11/10/10       26,886.68    93,157.24      120,043.92
12/10/10       182,941.90     548,346.06      731,287.96   12/10/10       30,030.66    90,013.26      120,043.92
 1/10/11       165,640.40     565,647.56      731,287.96    1/10/11       27,190.55    92,853.37      120,043.92
 2/10/11       166,524.74     564,763.22      731,287.96    2/10/11       27,335.72    92,708.20      120,043.92
 3/10/11       221,982.26     509,305.70      731,287.96    3/10/11       36,439.30    83,604.62      120,043.92
 4/10/11       168,598.93     562,689.03      731,287.96    4/10/11       27,676.21    92,367.71      120,043.92
 5/10/11       187,621.29     543,666.67      731,287.96    5/10/11       30,798.80    89,245.12      120,043.92
 6/10/11       170,500.75     560,787.21      731,287.96    6/10/11       27,988.40    92,055.52      120,043.92
 7/10/11       189,471.58     541,816.38      731,287.96    7/10/11       31,102.54    88,941.38      120,043.92
 8/10/11       172,422.60     558,865.36      731,287.96    8/10/11       28,303.88    91,740.04      120,043.92
 9/10/11       173,343.15     557,944.81      731,287.96    9/10/11       28,454.99    91,588.93      120,043.92
10/10/11       192,236.98     539,050.98      731,287.96   10/10/11       31,556.49    88,487.43      120,043.92
11/10/11       175,294.95     555,993.02      731,287.96   11/10/11       28,775.38    91,268.53      120,043.92
12/10/11       194,135.90     537,152.06      731,287.96   12/10/11       31,868.20    88,175.72      120,043.92
 1/10/12       177,267.30     554,020.66      731,287.96    1/10/12       29,099.15    90,944.77      120,043.92
 2/10/12       178,213.70     553,074.26      731,287.96    2/10/12       29,254.51    90,789.41      120,043.92
 3/10/12       214,785.99     516,501.97      731,287.96    3/10/12       35,258.00    84,785.92      120,043.92
 4/10/12       180,311.88     550,976.08      731,287.96    4/10/12       29,598.94    90,444.98      120,043.92
 5/10/12       199,016.92     532,271.04      731,287.96    5/10/12       32,669.44    87,374.48      120,043.92
 6/10/12       182,337.08     548,950.88      731,287.96    6/10/12       29,931.38    90,112.54      120,043.92
 7/10/12       200,987.25     530,300.71      731,287.96    7/10/12       32,992.88    87,051.04      120,043.92
 8/10/12       184,383.60     546,904.36      731,287.96    8/10/12       30,267.33    89,776.59      120,043.92
 9/10/12       185,368.01     545,919.95      731,287.96    9/10/12       30,428.92    89,615.00      120,043.92
10/10/12   102,068,108.89     527,351.89  102,595,460.79   10/10/12   16,754,898.91    86,566.98   16,841,465.88

                                                                         ANNEX E

                   75/101 FEDERAL STREET AMORTIZATION SCHEDULE
                   -------------------------------------------

                  --------------------------------------------
                  Balance                     $100,000,000.00
                  Rate                               4.85930%
                  Term                                    120
                  First Due Date                      12/1/02
                  --------------------------------------------

                                                 NOTE A
               DAYS IN        LAST DAY         PRINCIPAL
  PERIOD        MONTH         OF MONTH          PAYMENT       NOTE A BALANCE
--------------------------------------------------------------------------------
     0                                                        100,000,000.00
     1           30           11/30/02         119,149.70      99,880,850.30
     2           31           12/31/02         105,652.36      99,775,197.94
     3           31           01/31/03         106,111.38      99,669,086.56
     4           28           02/28/03         148,478.27      99,520,608.30
     5           31           03/31/03         107,217.49      99,413,390.81
     6           30           04/30/03         121,616.09      99,291,774.72
     7           31           05/31/03         108,211.69      99,183,563.03
     8           30           06/30/03         122,582.41      99,060,980.62
     9           31           07/31/03         109,214.41      98,951,766.22
    10           31           08/31/03         109,688.90      98,842,077.31
    11           30           09/30/03         124,018.18      98,718,059.13
    12           31           10/31/03         110,704.28      98,607,354.85
    13           30           11/30/03         125,005.07      98,482,349.78
    14           31           12/31/03         111,728.36      98,370,621.42
    15           31           01/31/04         112,213.78      98,258,407.65
    16           29           02/29/04         140,243.14      98,118,164.51
    17           31           03/31/04         113,310.61      98,004,853.90
    18           30           04/30/04         127,538.29      97,877,315.61
    19           31           05/31/04         114,357.02      97,762,958.59
    20           30           06/30/04         128,555.34      97,634,403.26
    21           31           07/31/04         115,412.39      97,518,990.87
    22           31           08/31/04         115,913.81      97,403,077.06
    23           30           09/30/04         130,068.46      97,273,008.60
    24           31           10/31/04         116,982.52      97,156,026.08
    25           30           11/30/04         131,107.18      97,024,918.90
    26           31           12/31/04         118,060.38      96,906,858.51
    27           31           01/31/05         118,573.31      96,788,285.20
    28           28           02/28/05         159,783.11      96,628,502.09
    29           31           03/31/05         119,782.67      96,508,719.42
    30           30           04/30/05         133,828.79      96,374,890.63
    31           31           05/31/05         120,884.53      96,254,006.11
    32           30           06/30/05         134,899.73      96,119,106.38
    33           31           07/31/05         121,995.82      95,997,110.56
    34           31           08/31/05         122,525.85      95,874,584.71
    35           30           09/30/05         136,495.00      95,738,089.70
    36           31           10/31/05         123,651.20      95,614,438.50
    37           30           11/30/05         137,588.79      95,476,849.71
    38           31           12/31/05         124,786.20      95,352,063.51
    39           31           01/31/06         125,328.35      95,226,735.16
    40           28           02/28/06         165,910.94      95,060,824.21

                   75/101 FEDERAL STREET AMORTIZATION SCHEDULE
                   -------------------------------------------

                                                 NOTE A
               DAYS IN        LAST DAY         PRINCIPAL
  PERIOD        MONTH         OF MONTH          PAYMENT       NOTE A BALANCE
--------------------------------------------------------------------------------
    41           31           03/31/06         126,593.69      94,934,230.53
    42           30           04/30/06         140,448.72      94,793,781.80
    43           31           05/31/06         127,753.89      94,666,027.91
    44           30           06/30/06         141,576.38      94,524,451.53
    45           31           07/31/06         128,924.04      94,395,527.49
    46           31           08/31/06         129,484.17      94,266,043.33
    47           30           09/30/06         143,258.12      94,122,785.21
    48           31           10/31/06         130,669.14      93,992,116.07
    49           30           11/30/06         144,409.84      93,847,706.23
    50           31           12/31/06         131,864.26      93,715,841.97
    51           31           01/31/07         132,437.16      93,583,404.81
    52           28           02/28/07         172,359.70      93,411,045.11
    53           31           03/31/07         133,761.40      93,277,283.71
    54           30           04/30/07         147,415.36      93,129,868.35
    55           31           05/31/07         134,983.01      92,994,885.34
    56           30           06/30/07         148,602.70      92,846,282.64
    57           31           07/31/07         136,215.09      92,710,067.54
    58           31           08/31/07         136,806.90      92,573,260.64
    59           30           09/30/07         150,375.42      92,422,885.22
    60           31           10/31/07         138,054.61      92,284,830.61
    61           30           11/30/07         151,588.13      92,133,242.49
    62           31           12/31/07         139,313.00      91,993,929.48
    63           31           01/31/08         139,918.27      91,854,011.21
    64           29           02/29/08         166,272.85      91,687,738.37
    65           31           03/31/08         141,248.56      91,546,489.80
    66           30           04/30/08         154,692.48      91,391,797.32
    67           31           05/31/08         142,534.32      91,249,263.00
    68           30           06/30/08         155,942.17      91,093,320.83
    69           31           07/31/08         143,831.10      90,949,489.73
    70           31           08/31/08         144,456.00      90,805,033.74
    71           30           09/30/08         157,809.93      90,647,223.80
    72           31           10/31/08         145,769.24      90,501,454.57
    73           30           11/30/08         159,086.33      90,342,368.24
    74           31           12/31/08         147,093.73      90,195,274.51
    75           31           01/31/09         147,732.80      90,047,541.72
    76           28           02/28/09         186,235.13      89,861,306.58
    77           31           03/31/09         149,183.77      89,712,122.81
    78           30           04/30/09         162,405.08      89,549,717.74
    79           31           05/31/09         150,537.51      89,399,180.22
    80           30           06/30/09         163,720.84      89,235,459.38
    81           31           07/31/09         151,902.86      89,083,556.52
    82           31           08/31/09         152,562.82      88,930,993.70
    83           30           09/30/09         165,689.33      88,765,304.37
    84           31           10/31/09         153,945.52      88,611,358.85
    85           30           11/30/09         167,033.24      88,444,325.61
    86           31           12/31/09         155,340.06      88,288,985.56
    87           31           01/31/10         156,014.95      88,132,970.60
    88           28           02/28/10         193,748.29      87,939,222.31
    89           31           03/31/10         157,534.55      87,781,687.75
    90           30           04/30/10         170,521.59      87,611,166.16
    91           31           05/31/10         158,959.84      87,452,206.32
    92           30           06/30/10         171,906.89      87,280,299.43

                   75/101 FEDERAL STREET AMORTIZATION SCHEDULE
                   -------------------------------------------

                                                 NOTE A
               DAYS IN        LAST DAY         PRINCIPAL
  PERIOD        MONTH         OF MONTH          PAYMENT       NOTE A BALANCE
--------------------------------------------------------------------------------
    93           31           07/31/10         160,397.34      87,119,902.08
    94           31           08/31/10         161,094.21      86,958,807.87
    95           30           09/30/10         173,981.39      86,784,826.48
    96           31           10/31/10         162,550.00      86,622,276.48
    97           30           11/30/10         175,396.33      86,446,880.15
    98           31           12/31/10         164,018.26      86,282,861.89
    99           31           01/31/11         164,730.86      86,118,131.03
   100           28           02/28/11         201,654.93      85,916,476.10
   101           31           03/31/11         166,322.68      85,750,153.43
   102           30           04/30/11         179,063.18      85,571,090.25
   103           31           05/31/11         167,823.26      85,403,266.99
   104           30           06/30/11         180,521.66      85,222,745.33
   105           31           07/31/11         169,336.70      85,053,408.64
   106           31           08/31/11         170,072.40      84,883,336.23
   107           30           09/30/11         182,707.71      84,700,628.52
   108           31           10/31/11         171,605.11      84,529,023.41
   109           30           11/30/11         184,197.42      84,344,826.00
   110           31           12/31/11         173,150.95      84,171,675.05
   111           31           01/31/12         173,903.23      83,997,771.82
   112           29           02/29/12         198,203.35      83,799,568.47
   113           31           03/31/12         175,519.90      83,624,048.57
   114           30           04/30/12         188,002.38      83,436,046.18
   115           31           05/31/12         177,099.28      83,258,946.91
   116           30           06/30/12         189,537.45      83,069,409.45
   117           31           07/31/12         178,692.19      82,890,717.27
   118           31           08/31/12         179,468.54      82,711,248.72
   119           30           09/30/12         191,840.25      82,519,408.47
   120           31           10/31/12         181,081.75      82,338,326.73

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                                           ANNEX F
ABN AMRO                                                                                          Statement Date:
LaSalle Bank N.A.                                                                                 Payment Date:
135 S. LaSalle Street   Suite 1625      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    Prior Payment:
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Next Payment:
                                                           SERIES 2001-C1                         Record Date:

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id: JPMC02C2                      REMIC Certificate Report                              Closing Date:
Monthly Data:                           Bond Interest Reconciliation                          First Payment Date:
File Name: JPMC02C2_YYYYMM_3.zip        Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================


                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
             UNDERWRITER: J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and, ABN AMRO Incorporated
                                             MASTER SERVICER: Wachovia Bank, National Association
                                                SPECIAL SERVICER: ARCap Special Servicing, Inc.
                                               RATING AGENCY: Standard & Poor's Ratings Services

                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     LaSalle Bulletin Board                      (714) 282-3990
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================
  01/00/00
------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg  #REF!    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------



























======================  ========================  ======================================  ================  ======  ================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)



[J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]



             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                              ------------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o   direct obligations of the United States or other government agencies;
         or

     o   a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               November 13, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                               TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT INFORMATION                                  Some Certificates May Not be
   PRESENTED IN THIS PROSPECTUS AND                                    Appropriate for ERISA Plans ..................   18
   EACH ACCOMPANYING PROSPECTUS                                     Certain Federal Tax Considerations
   SUPPLEMENT ......................................   ii              Regarding Residual Certificates ..............   18
SUMMARY OF PROSPECTUS ..............................    1           Certain Federal Tax Considerations
RISK FACTORS .......................................    9              Regarding Original Issue Discount ............   19
   Your Ability to Resell Certificates may be                       Bankruptcy Proceedings Could Adversely
      Limited Because of Their Characteristics          9              Affect Payments on Your Certificates .........   19
   The Assets of the Trust Fund may not be                          Book-Entry System for Certain Classes
      Sufficient to Pay Your Certificates ..........   10              May Decrease Liquidity and Delay
   Prepayments of the Mortgage Assets will                             Payment ......................................   20
      Affect the Timing of Your Cash Flow                           Delinquent and Non-Performing
      and May Affect Your Yield ....................   10              Mortgage Loans Could Adversely
   Ratings Do Not Guarantee Payment and                                Affect Payments on Your Certificates .........   20
      Do Not Address Prepayment Risks ..............   11        DESCRIPTION OF THE TRUST FUNDS .....................   21
   Commercial and Multifamily Mortgage                              General .........................................   21
      Loans Have Risks that May Affect                              Mortgage Loans ..................................   21
      Payments on Your Certificates ................   12           MBS .............................................   25
   Borrowers May Be Unable to Make                                  Certificate Accounts ............................   26
      Balloon Payments .............................   14           Credit Support ..................................   26
   Credit Support May Not Cover Losses .............   15           Cash Flow Agreements ............................   26
   Assignment of Leases and Rents May Be                         YIELD AND MATURITY CONSIDERATIONS ..................   27
      Limited By State Law .........................   15           General .........................................   27
   Failure to Comply with Environmental                             Pass-Through Rate ...............................   27
      Law May Result in Additional Losses ..........   15           Payment Delays ..................................   27
   Hazard Insurance May Be Insufficient to                          Certain Shortfalls in Collections of
      Cover all Losses on Mortgaged                                    Interest .....................................   27
      Properties ...................................   16           Yield and Prepayment Considerations .............   28
   Poor Property Management                                         Weighted Average Life and Maturity ..............   30
      May Adversely Affect the Performance                          Controlled Amortization Classes and
      of the Related Mortgaged Property ............   16              Companion Classes ............................   30
   One Action Jurisdiction May Limit the                            Other Factors Affecting Yield, Weighted
      Ability of the Servicer to Foreclose on a                        Average Life and Maturity ....................   31
      Mortgaged Property ...........................   17        THE DEPOSITOR ......................................   34
   Rights Against Tenants may be Limited if                      USE OF PROCEEDS ....................................   34
      Leases are not Subordinate to                              DESCRIPTION OF THE CERTIFICATES ....................   35
      Mortgage or do not Contain                                    General .........................................   35
      Attornment Provisions ........................   17           Distributions ...................................   35
   If Mortgaged Properties are not in                               Distributions of Interest on the
      Compliance with Current Zoning Laws                              Certificates .................................   36
      Restoration Following a Casualty Loss                         Distributions of Principal on the
      may be Limited ...............................   17              Certificates .................................   37
   Inspections of the Mortgaged Properties                          Distributions on the Certificates in
      will be Limited ..............................   17              Respect of Prepayment Premiums or in
   Compliance with Americans with                                      Respect of Equity Participations .............   38
      Disabilities Act may result in Additional                     Allocation of Losses and Shortfalls .............   38
      Losses .......................................   18           Advances in Respect of Delinquencies ............   38
   Litigation Concerns .............................   18
   Property Insurance ..............................   18


   Reports to Certificateholders ....................    39           Types of Mortgage Instruments ....................    59
   Voting Rights ....................................    40           Leases and Rents .................................    59
   Termination ......................................    41           Personalty .......................................    59
   Book-Entry Registration and Definitive                             Foreclosure ......................................    59
      Certificates ..................................    41           Bankruptcy Laws ..................................    63
DESCRIPTION OF THE POOLING                                            Environmental Risks ..............................    66
   AGREEMENTS .......................................    43           Due-on-Sale and Due-on-Encumbrance ...............    67
   General ..........................................    43           Subordinate Financing ............................    68
   Assignment of Mortgage Loans;                                      Default Interest and Limitations on
      Repurchases ...................................    43              Prepayments ...................................    68
   Representations and Warranties;                                    Applicability of Usury Laws ......................    68
      Repurchases ...................................    44           Soldiers' and Sailors' Civil Relief Act of
   Collection and Other Servicing                                        1940 ..........................................    69
      Procedures ....................................    45           Type of Mortgaged Property .......................    69
   Sub-Servicers ....................................    46           Americans with Disabilities Act ..................    70
   Special Servicers ................................    46           Forfeiture For Drug, RICO and Money
   Certificate Account ..............................    46              Laundering Violations .........................    70
   Modifications, Waivers and Amendments                           CERTAIN FEDERAL INCOME TAX
      of Mortgage Loans .............................    49           CONSEQUENCES .....................................    71
   Realization Upon Defaulted Mortgage                                Federal Income Tax Consequences for
      Loans .........................................    50              REMIC Certificates ............................    71
   Hazard Insurance Policies ........................    50              General .......................................    71
   Due-on-Sale and Due-on-Encumbrance                                    Status of REMIC Certificates ..................    71
      Provisions ....................................    51              Qualification as a REMIC ......................    72
   Servicing Compensation and Payment of                                 Taxation of Regular Certificates ..............    74
      Expenses ......................................    51              Taxation of Residual Certificates .............    82
   Evidence as to Compliance ........................    52              Taxes That May Be Imposed on the
   Certain Matters Regarding the Master                                     REMIC Pool .................................    90
      Servicer and the Depositor ....................    52              Liquidation of the REMIC Pool .................    91
   Events of Default ................................    52              Administrative Matters ........................    91
   Amendment ........................................    53              Limitations on Deduction of Certain
   List of Certificateholders .......................    53                 Expenses ...................................    91
   The Trustee ......................................    54              Taxation of Certain Foreign Investors .........    92
   Duties of the Trustee ............................    54              Backup Withholding ............................    93
   Certain Matters Regarding the Trustee ............    54              Reporting Requirements ........................    93
   Resignation and Removal of the Trustee ...........    54           Federal Income Tax Consequences for
DESCRIPTION OF CREDIT SUPPORT .......................    56              Certificates as to Which No REMIC
   General ..........................................    56              Election Is Made ..............................    95
   Subordinate Certificates .........................    56              Standard Certificates .........................    95
   Cross-Support Provisions .........................    57              Stripped Certificates .........................    98
   Insurance or Guarantees with Respect to                               Reporting Requirements and Backup
      Mortgage Loans ................................    57                 Withholding ................................   101
   Letter of Credit .................................    57              Taxation of Certain Foreign Investors .........   101
   Certificate Insurance and Surety Bonds ...........    57           STATE AND OTHER TAX CONSIDERATIONS                   102
   Reserve Funds ....................................    57           CERTAIN ERISA CONSIDERATIONS .....................   102
   Credit Support with Respect to MBS ...............    58              General .......................................   102
CERTAIN LEGAL ASPECTS OF MORTGAGE                                        Plan Asset Regulations ........................   103
   LOANS ............................................    58              Administrative Exemptions .....................   103
   General ..........................................    58

      Insurance Company General Accounts .........   103         LEGAL MATTERS .................................   108
      Unrelated Business Taxable Income;                         FINANCIAL INFORMATION .........................   108
         Residual Certificates ...................   104         RATING ........................................   108
   LEGAL INVESTMENT ..............................   104         INDEX OF PRINCIPAL DEFINITIONS ................   109
   METHOD OF DISTRIBUTION ........................   106
   INCORPORATION OF CERTAIN
      INFORMATION BY REFERENCE ...................   107


                [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.

Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.

The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.


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

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                                o may provide for no accrual of interest or for
                                  accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                o may provide for level payments to maturity or
                                  for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                o may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                o may prohibit prepayments over its term or for
                                  a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                o may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                o private mortgage participations, mortgage
                                  pass-through certificates or other
                                  mortgage-backed securities, or

                                o Certificates insured or guaranteed by any of
                                  the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.


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

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.

C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The


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

                               principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust Funds--Cash Flow Agreements" in this prospectus.

Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                o are senior or subordinate to one or more
                                  other classes of certificates in entitlement to certain distributions on the certificates;

                                o are principal-only certificates entitled to
                                  distributions of principal, with
                                  disproportionately small, nominal or no
                                  distributions of interest;

                                o are interest-only certificates entitled to
                                  distributions of interest, with
                                  disproportionately small, nominal or no
                                  distributions of principal;

                                o provide for distributions of interest on, or
                                  principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                o provide for distributions of principal of the
                                  certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                o provide for distributions based on
                                  collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.


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

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates...............   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; "Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.


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

Distributions of Principal of the
 Certificates...............   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                                o be made at a rate that is faster, and, in
                                  some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o or may be made at a rate that is slower, and,
                                  in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o not commence until the occurrence of certain
                                  events, such as the retirement of one or more other classes of certificates of the same series;

                                o be made, subject to certain limitations,
                                  based on a specified principal payment
                                  schedule resulting in a controlled
                                  amortization class of certificates; or

                                o be contingent on the specified principal
                                  payment schedule for a controlled
                                  amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the


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                               prospectus supplement for a series of
                               certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.


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

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.

Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.


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

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


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THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and


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

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws and rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o operating the properties;

    o providing building services;

    o establishing and implementing the rental structure;

    o managing operating expenses;

    o responding to changes in the local market; and

    o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC

Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

   1. various types of multifamily or commercial mortgage loans,

   2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

   3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of


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

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for


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

payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.


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

   Payment Provisions of the Mortgage Loans. In general, each mortgage loan

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.


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

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.


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

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

    o the availability of mortgage credit,

    o the relative economic vitality of the area in which the Mortgaged Properties are located,

    o the quality of management of the Mortgaged Properties,

    o the servicing of the mortgage loans,

    o possible changes in tax laws and other opportunities for investment,

    o the existence of Lock-out Periods,

    o requirements that principal prepayments be accompanied by Prepayment Premiums, and

    o by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

   1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

   2. Excess Funds, or

   3. any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

   1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

   2. equal to the principal balances of one or more other classes of certificates of the same series, or

   3. an amount or amounts specified in the applicable prospective supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

    o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

    o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

   1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

   2. applicable law, and

   3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

   1. to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

   1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

   2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
      (1), without the consent of the holders of all certificates of that class, or

   3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be


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

covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.


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

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in


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

one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans


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

current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.


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

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents


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

and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the


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

lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an


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automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the


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courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit


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the enforcement of due-on-sale clauses by providing among other matters, that
"due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be


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

construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


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

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement, and

   3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in


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the same proportion that the assets of the REMIC Pool would be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:


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

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is


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

issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest,


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

in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity


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

of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.


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

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

    (a)   one or more "qualified floating rates,"

    (b)   a single fixed rate and one or more qualified floating rates,

    (c)   a single "objective rate," or

    (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is


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

subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage


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

loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the

Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss


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

with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest


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and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible


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

acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated


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

above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. Section 593 institutions ("thrift institutions") are not permitted to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural


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

      areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,
(3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1),
(2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for:

    (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

    (b)   foreclosure, default or imminent default of a qualified mortgage,

    (c)   bankruptcy or insolvency of the REMIC Pool, or

    (d)   a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3. the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.


Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from


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foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not


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deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts


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distributed to Residual Certificateholders may qualify as "portfolio interest,"
subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


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     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning


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       of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the


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sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
       Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates --General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage


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Pool containing variable-rate mortgage loans, in the opinion of Cadwalader,
Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable


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

to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of


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   1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount


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

recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to the Plan.


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

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

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   1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                         PAGE
                                                                         ----
1998 Policy Statement ................................................    106
401(c) Regulations ...................................................    104
Accrual Certificates .................................................     36
Accrued Certificate Interest .........................................     36
ADA ..................................................................     70
Amendments ...........................................................    103
ARM Loans ............................................................     24
Available Distribution Amount ........................................     36
Bankruptcy Code ......................................................     61
Book-Entry Certificates ..............................................     35
Cash Flow Agreement ..................................................     27
CERCLA ...............................................................     66
Certificate Owner ....................................................     42
certificateholder ....................................................     71
Code .................................................................     40
Cooperatives .........................................................     21
CPR ..................................................................     30
Debt Service Coverage Ratio ..........................................     22
defective obligation .................................................     73
Definitive Certificates ..............................................     35
Depositor ............................................................     21
Determination Date ...................................................     27
Direct Participants ..................................................     41
Disqualified Organization ............................................     86
Distribution Date Statement ..........................................     39
DOL ..................................................................    103
DTC ..................................................................     35
Due Dates ............................................................     24
Due Period ...........................................................     27
EDGAR ................................................................    108
electing large partnership ...........................................     87
Equity Participation .................................................     24
Excess Funds .........................................................     33
excess inclusion .....................................................     85
excess servicing .....................................................     97
Exemptions ...........................................................    103
FAMC .................................................................     25
FHLMC ................................................................     25
FNMA .................................................................     25
foreclosure ..........................................................     63
Garn Act .............................................................     67
GNMA .................................................................     25
holder ...............................................................     71
Indirect Participants ................................................     41
Insurance and Condemnation Proceeds ..................................     47
L/C Bank .............................................................     57
Liquidation Proceeds .................................................     47
Loan-to-Value Ratio ..................................................     23

                                                                        PAGE
                                                                        ----
Lock-out Date .......................................................     24
Lock-out Period .....................................................     24
market discount .....................................................     79
MBS .................................................................     21
MBS Agreement .......................................................     25
MBS Issuer ..........................................................     25
MBS Servicer ........................................................     25
MBS Trustee .........................................................     25
Mortgage Asset Seller ...............................................     21
Mortgage Notes ......................................................     21
Mortgaged Properties ................................................     21
Mortgages ...........................................................     21
mortgages ...........................................................     58
NCUA ................................................................    105
Net Leases ..........................................................     23
Net Operating Income ................................................     22
Non-SMMEA Certificates ..............................................    104
Non-U.S. Person .....................................................     92
Nonrecoverable Advance ..............................................     38
OCC .................................................................    105
OID Regulations .....................................................     75
OTS .................................................................    106
Participants ........................................................     41
Parties in Interest .................................................    102
Pass-Through Entity .................................................     87
Permitted Investments ...............................................     46
Plans ...............................................................    102
Pooling Agreement ...................................................     43
prepayment ..........................................................     30
Prepayment Assumption ...............................................     76
prepayment collar ...................................................     30
Prepayment Interest Shortfall .......................................     28
Prepayment Premium ..................................................     24
Random Lot Certificates .............................................     75
Record Date .........................................................     36
Reform Act ..........................................................     74
Registration Statement ..............................................    108
Regular Certificateholder ...........................................     74
Regular Certificates ................................................     71
Related Proceeds ....................................................     38
Relief Act ..........................................................     69
REMIC ...............................................................      7
REMIC Certificates ..................................................     71
REMIC Pool ..........................................................     71
REMIC Regulations ...................................................     71
REO Property ........................................................     46
Residual Certificateholders .........................................     82
Residual Certificates ...............................................     36
Securities Act ......................................................    107
Senior Certificates .................................................     35

                                                                          PAGE
                                                                          ----
Servicing Standard ....................................................     45
SMMEA .................................................................    104
SPA ...................................................................     30
Standard Certificateholder ............................................     95
Standard Certificates .................................................     95
Startup Day ...........................................................     72
Stripped Certificateholder ............................................    100
Stripped Certificates .................................................     98
Sub-Servicing Agreement ...............................................     46
Subordinate Certificates ..............................................     35
thrift institutions ...................................................     85
Title V ...............................................................     68
Treasury ..............................................................     71
U.S. Person ...........................................................     89
Value .................................................................     23
Warranting Party ......................................................     44

                [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2002-C2.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A, Annex B, Annex D and Annex E to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from information under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.
--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                      -----------------------------------

                               TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT
Summary of Certificates .......................      S-6
Summary of Terms ..............................      S-7
Risk Factors ..................................     S-28
Description of The Mortgage Pool ..............     S-52
Description of The Certificates ...............     S-99
Servicing of The Mortgage Loans ...............    S-132
Yield and Maturity Considerations .............    S-152
Certain Federal Income Tax Consequences .......    S-159
Method of Distribution ........................    S-161
Legal Matters .................................    S-162
Ratings .......................................    S-162
Legal Investment ..............................    S-162
ERISA Considerations ..........................    S-163
Index of Principal Definitions ................    S-166

                        PROSPECTUS
Summary of Prospectus .........................        1
Risk Factors ..................................        9
Description of the Trust Funds ................       21
Yield and Maturity Considerations .............       27
The Depositor .................................       34
Use of Proceeds ...............................       34
Description of the Certificates ...............       35
Descriptionof the Pooling Agreements ..........       43
Description of Credit Support .................       56
Certain Legal Aspects of Mortgage
   Loans ......................................       58
Certain Federal Income Tax
   Consequences ...............................       71
State and Other Tax Considerations ............      102
Certain ERISA Considerations ..................      102
Legal Investment ..............................      104
Method of Distribution ........................      106
Incorporation of Certain Information by
   Reference ..................................      107
Legal Matters .................................      108
Financial Information .........................      108
Rating ........................................      108
Index of Principal Definitions ................      109

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
MARCH   , 2003.

                                  $934,730,000
                                 (APPROXIMATE)


         [J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]
                      J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                               SECURITIES CORP.




                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 2002-C2


                  Class A-1 Certificates     $234,000,000
                  Class A-2 Certificates     $606,612,000
                  Class B Certificates       $ 41,257,000
                  Class C Certificates       $ 10,314,000
                  Class D Certificates       $ 28,364,000
                  Class E Certificates       $ 14,183,000

             -----------------------------------------------------

                             PROSPECTUS SUPPLEMENT

             -----------------------------------------------------






                                    JPMORGAN
                              MERRILL LYNCH & CO.
                             ABN AMRO INCORPORATED
                         BANC OF AMERICA SECURITIES LLC
                              GOLDMAN, SACHS & CO.
                           SALOMON SMITH BARNEY INC.


                                NOVEMBER  , 2002

================================================================================